As filed with the Securities and Exchange Commission on December 16, 2024

Registration No. 333-278562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTTRIP, INC.

(Exact name of registrant as specified in its charter)

Nevada	4724	27-1865814
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(954) 526-9688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Kerby

Chief Executive Officer

NextTrip, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(954) 526-9688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher L. Tinen, Esq. Snell & Wilmer LLP 12230 El Camino Real Suite 300 | San Diego, CA 92130 (858) 910-4809	Ross D. Carmel, Esq. Benjamin E. Sklar, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 16, 2024

Shares of Common Stock

Pre-Funded Warrants

Common Warrants

Shares of Common Stock Underlying the Common Warrants

and Pre-Funded Warrants

of

NextTrip, Inc.

This is a firm commitment public offering of           shares of our common stock, par value $0.001 per share, and warrants to purchase shares of our common stock (the “Common Warrants”), to be sold together with each share of common stock, at an assumed combined public offering price of $            per share and Common Warrant (based upon the last reported sale price of our common stock on the Nasdaq Capital Market on         , 2024). Each Common Warrant will have an exercise price of $         per share (100% of the combined public offering price per share of common stock and Common Warrant), will become exercisable commencing on the date of issuance, and will expire five years from the date of issuance.

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”) in lieu of shares common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. The purchase price of each Pre-Funded Warrant will be equal to the combined public offering price per share of common stock and Common Warrant sold in this offering minus $0.001, the exercise price per share of common stock of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue a Common Warrant for each share of common stock and each Pre-Funded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of shares of common stock and Pre-Funded Warrants sold. The shares of common stock (or Pre-Funded Warrants) and the accompanying Common Warrants can only be purchased together in this offering, but the securities will be immediately separable upon issuance and will be issued separately. The shares of common stock issuable from time to time upon exercise of the Common Warrants and the Pre-Funded Warrants are also being offered by this prospectus.

The actual combined public offering price per share of common stock (or Pre-Funded Warrant) and Common Warrant will be determined between us and the underwriter at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final offering price.

Our common stock is traded on The Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC under the symbol “NTRP”. The last reported sale price of our common stock on the Nasdaq Capital Market on December 13, 2024 was $4.40 per share. There is currently no established trading market for the offered Common Warrants or the Pre-Funded Warrants. We do not intend to list the Common Warrants or Pre-Funded Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants and the Pre-Funded Warrants will be limited.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 11 of this prospectus.

	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds to NextTrip, Inc. before expenses	$		$

(1)	The underwriting discount does not include a non-accountable expense allowance of 1.0% of the gross proceeds of the shares sold in the offering. The registration statement, of which this prospectus is a part, also registers for sale those shares of common stock issuable upon exercise of warrants to purchase shares of our common stock to be issued to the underwriter, or its designated affiliates, in connection with this offering (the “Underwriter’s Warrants”). We have agreed to issue the warrants to the underwriter as a portion of the underwriting compensation payable to the underwriters in connection with this offering. See the section titled “Underwriting” for a description of the compensation payable to the underwriter.

We have granted the underwriter an option for a period of 30 days after the closing date of the offering to purchase up to an additional             shares of our common stock, Pre-Funded Warrants and/or Common Warrants at the combined public offering price, less the underwriting discounts and commissions, solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the securities to purchasers on or about        , 2024.

Sole Bookrunner

The Benchmark Company, LLC

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”). We have not, and the underwriter has not, authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

NextTrip, Inc., the NextTrip logo and other trademarks or service marks of NextTrip appearing in this prospectus are the property of NextTrip, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “NextTrip” refer to NextTrip, Inc. and its subsidiaries.

Business Overview

NextTrip is an early-stage, innovative technology company that is building next generation solutions to power the travel industry. NextTrip, through its subsidiaries, provides travel technology solutions with sales originating in the United States, leisure travel, business travel, groups travel, media and tech. We connect people to new places and discoveries by utilizing digital media engagement, seasoned planning expertise, and unique inventory to curate custom vacations and business travel across the globe. Our proprietary booking engine, branded as NXT2.0, provides travel distributors access to a sizeable inventory.

Our vision is to drive the evolution of the travel industry by merging advanced digital solutions with personalized travel services. Our core technology – a fully integrated travel booking platform – focuses on untapped and underserved sectors of the travel industry, intending to capture new markets. We expect that our future growth will be accelerated by interactive technology, immersive media and unparalleled travel industry expertise.

Presently, NextTrip generates revenue through two core methods: travel bookings and advertising revenue. Each division can independently drive revenue through their respective channels, but we have created exponential value by bringing the divisions together to create an engaging consumer-focused ecosystem. We have created opportunities to seamlessly move customers from one portion of the ecosystem to the next, with the ultimate goal of influencing a travel purchase decision.

For the six months ended August 31, 2024, we recognized revenue of $343,291 and recorded a net loss applicable to common stockholders of $3,534,743. For the fiscal year ended February 29, 2024, we recognized revenue of $458,752 and recorded a net loss applicable to common stockholders of $7,339,276.

We estimate that we will need to raise a minimum of $5.5 million in net proceeds to sustain our operations for the next twelve months. If we fail to raise the minimum amount needed, we will likely need to raise capital from other sources. Other than the Common Stock SPA entered into on September 19, 2024 (and described below), we currently have no arrangement to obtain any additional financing, and there is no assurance as to the amount and availability of any required future financing or the terms thereof. Any such financing, if in the form of equity, may be highly dilutive to our existing stockholders and may otherwise include onerous terms. If in the form of debt, such financing may include covenants and repayment obligations which may be difficult to meet and that could adversely affect our business and operations. To the extent that funds are not available to us, we may be required to delay, limit, or terminate our business and operations and/or lose our Nasdaq listing.

Organizational History

Historical Monaker Group Business

NextTrip’s travel business was the principal business of NextPlay (then, Monaker Group, Inc. (“Monaker”)) until June 30, 2020, when Monaker entered into a share exchange transaction with HotPlay Enterprise Limited (“HotPlay”), resulting in HotPlay becoming a wholly owned subsidiary of Monaker and HotPlay’s business becoming the principal business of Monaker. Prior to this share exchange, the primary focus of Monaker had been its travel business, which included the sale of vacation rentals, and in particular, alternative lodging rentals (“ALRs”), to consumers through its proprietary booking engine. To support its travel offerings, Monaker introduced travelmagazine.com, featuring travel and lifestyle content to appeal to travelers researching destinations and planning future vacations. In January 2023, NextPlay spun the NextTrip business out to its founders to separate it from NextPlay’s primary business. This resulted in NextTrip Group, LLC (“NTG”) operating the NextTrip business which was held in its wholly-owned subsidiary NextTrip Holdings, Inc. (“NTH”).

COVID-era Transition and Technology Development

The spread of the COVID-19 virus globally beginning in January 2020 severely impacted NTH’s historical business. Beginning in March 2020, many U.S. states and foreign countries began issuing “stay-at-home” orders and closed their borders to interstate and international travel. Such restrictions on travel, together with other measures implemented by governments around the world, severely restricted the level of economic activity around the world and had an unprecedented effect on the global travel industry. The public’s ability to travel was severely curtailed through border closures, mandated travel restrictions and limited operations of hotels, airlines, and additional voluntary or mandated closures of travel-related businesses from December 2019 through the beginning of 2022 (and beyond in some jurisdictions). Measures implemented during the COVID-19 pandemic led to unprecedented levels of temporary and permanent business closures, cancellations and limited new travel bookings, having a severe negative impact on our business, financial condition and results of operations.

Due to the significant decrease in demand for the travel related services provided by us during the peak of the COVID-19 pandemic, NTH shifted its focus to developing and enhancing our program offerings. For example, NTH began to develop its online media platform - TravelMagazine.com - allowing consumers to research future travel options as well as enhancing the functionality of its booking engines, including developing a booking engine platform that allows customers to book packaged vacations and wellness programs along with the development of a platform to arrange and manage business travel.

Acquisition of Bookit.com Asset

Following NTH’s separation from NextPlay, NTH’s team focused on the continued technological development of its booking platform. As part of this development, NTH acquired a travel platform, Bookit.com, in June 2022 to help power NTH’s proprietary NXT2.0 booking technology. The intent with this acquisition was to integrate Bookit.com’s technology into NTH’s existing booking platform to create NXT2.0. Pursuant to the terms of Asset Purchase Agreement (the “APA”), in exchange for a cash payment of $600,000, NTH acquired the Bookit.com booking engine, customer lists, all content associated to hotel and destination product in the booking engine, including pictures, hotel descriptions, restaurant descriptions, room descriptions, amenity descriptions, and destination information, and source code related thereto (the “Purchased Assets”). The Purchased Assets included: (i) all permits and licenses related to the purchased assets; (ii) all contracts and agreements oof Bookit.com (the “Assumed Contracts”); and (iii) any goodwill related to the Purchased Assets. Further to the APA, we agreed to assume any obligation or liability of Bookit.com, and any related claims, whether asserted prior to or following the Purchased Assets, with the exception of: (i) all tax obligations and liabilities of any nature arising in connection with or related to Bookit.com and/or the Purchased Assets prior to the Closing Date, and (ii) any post-Closing payment or performance obligations arising under the Assumed Contracts.

Previously, this technology powered the Bookit.com business, a well-established online leisure travel agent generating over $400 million in annual sales as recently as 2019 (pre-pandemic). As part of the acquisition of the assets of Bookit.com, NTH was not only able to acquire a proven technology platform that could be integrated with its core travel sectors, but it was also able to secure the Bookit.com database with millions of past travelers and opt-in consumers.

Since 2022 and the acquisition of the Bookit.com assets, NTH has been focused on the integration of Bookit.com into the NXT2.0 technology platform, which serves as a base for current and future technology projects as well as proprietary system enhancements. Bookit.com had negotiated contracts and created API’s linking it to approximately 250 travel related companies, based on NTH’s diligence in connection with such Bookit.com acquisition. The travel product offerings included conglomerate travel suppliers such as Expedia as well as uniquely contracted rates with airlines, hotel chains, car rental companies, cruise lines, tour operators and travel marketing companies. The contracts were terminated upon the closure of Bookit.com; however, NextTrip was afforded access to the previously developed API’s that gave Bookit access to these significant travel products. The Company has begun the process of contacting these former suppliers in an effort to re-engage with them, and re-negotiate new contracts which were previously in place with Bookit.com. The reactivation of some of these contracts will both increase the Company’s travel product offerings and improve the current pricing, thereby increasing revenues through commissions on sales of product offerings. To-date, through its negotiations, the Company has strategically reactivated 12-15 of these contracts for Phase 1 of its product launch, ensuring top-tier rates and options in premier destinations in Mexico and the Caribbean. NextTrip has also secured a contract with Expedia which represents unique product inventory of more than 3 million lodging, air and tour product suppliers at exceptional rates to over 2,100 destinations in 200+ countries worldwide, based on information from Expedia. Additionally, the Company continues efforts to establish partnerships with additional hotel, air, cruise and excursion suppliers. which is the “supply” or “product” side of the NXT2.0 booking platform.

Through this strategic offering, we will focus on key areas of opportunity in the travel sector and drive enhanced booking conversion rates. Our proprietary technology, when combined with media, product offerings and customer service, provides a unique lane to serve mid- to luxury travelers.

1

Our Integrated Travel Booking Platform

Our direct-to-consumer travel platform, NXT2.0, powers several websites, including our main leisure site, nexttrip.com, our widgets for groups travel and travel agents as well as providing travel booking solutions for our media hubs, travelmagazine.com and Compass.TV. We serve both leisure and business travelers by offering them access to travel blogs, videos and concierge assistance to aid in planning travel, coupled with our proprietary booking platform for the direct purchase of flights, hotels, tours, and other travel products. Our content includes destination guides, maps, and travel tips, designed to help travelers plan memorable trips and book those trips on our travel platform.

Our Travel Products and Services

NextTrip’s offerings span leisure and business travel, alternative lodging, wellness travel, and media solutions, engaging customers throughout their travel journey with both individual and packaged options. Highlights include:

●	NextTrip Leisure – A robust booking engine providing customized vacation packages, flights, hotels, tours, wellness vacations, and group travel options.

●	NextTrip Business – Corporate travel management for small to mid-sized businesses, featuring booking, expense reporting, concierge services, and 24/7 support.

●	NextTrip Solutions – A suite for product management and white-label solutions, including property management, vacation rentals, and a portal to support travel agents.

●	NextTrip Media – Travel Magazine and Compass.TV offering travelers inspiration and information through articles, videos, and immersive digital experiences. This will include customizable travel channels for users to explore and share with friends and family.

Traveler Features

Our marketplace at nexttrip.com offers tools for browsing and comparing flights, hotels, tours and activities. Additionally, we allow travelers to defer payments on select vacation packages with our proprietary FlexPay program. FlexPay allows travelers to purchase travel with a small deposit and make subsequent payments between purchase and the week before travel. Registered NextTrip travelers can manage bookings, receive updates on special offers, and subscribe to newsletters with travel tips and destination highlights. Security is a priority, with rigorous content screening and Payment Card Industry compliance to safeguard customer information.

Platform Evolution

Since COVID-19, we’ve focused on enhancing our booking engine and supplier partnerships. After acquiring Bookit.com’s technology in 2022, we launched our platform in May 2023 with limited listings. Since then, we have scaled to over a million hotel properties globally, now offering a complete leisure travel experience. We will continue to expand our platform to include specialty travel products and services like cruises and travel rewards programs in 2025.

Revenue Strategy and Ecosystem

NextTrip’s strategy focuses on integrating its Media and Travel divisions, offering users a comprehensive ecosystem designed to guide and support them throughout the travel experience. Presently, NextTrip generates revenue through two core methods: travel bookings and advertising revenue.

Travel Bookings

The company generates revenue from the sale of travel products. Product sales can either be structured as a set commission for the sale of a travel product whereby the supplier controls the pricing, or through a negotiated contract between the product supplier and the company that allows the company to set its own retail pricing based upon market forces and a need to maintain a markup above its fixed cost. This flexibility affords the company the opportunity to both run specials that are highly competitive but result in low margins, or to simply adjust pricing to maintain competitiveness within its market. Key factors that affect revenues and profitability include competitive market pressures from other travel suppliers and distributors, marketing budget to create awareness, and seasonality.

Advertising

The company is building its own ecosystem through Compass.tv and Travel Magazine. These media platforms are designed to allow users to explore and educate themselves on travel. As the number of viewers/users grows, it determines the advertising rates the company can charge others to promote travel products and services to our audience. Not only are the advertising dollars generated from our ecosystem expected to become a key driver of higher margin revenue than those earned from travel product sales, but as the audience grows it will provide additional opportunities for NextTrip to promote its own travel offerings to highly targeted viewers, thus lessening the need for spending significant marketing dollars through other mediums to attract consumers. To drive this initiative, the Company has entered into a partnership with Leap Media Group, a respected leader with over 35 years in TV advertising, media planning and buying. Compass.tv is now equipped to deliver branded entertainment content and advertising seamlessly across its platform, supported by targeted media strategy designed to optimize revenue well delivering high quality content to travel enthusiasts.

Though each division can independently drive revenue through their respective channels, we have created additional value by bringing the divisions together to create an engaging consumer-focused ecosystem. Today, we have created opportunities to seamlessly move customers from one portion of the ecosystem to the next, with the ultimate goal of influencing a travel purchase decision. As we move into the future, NextTrip will add additional revenue streams including more diversified, exclusive product from around the world, niche travel segments, technology licensing and enhanced media advertising opportunities.

2

In our current early stage of development, NextTrip travel offers travel product worldwide, but with a targeted initial focus on Mexico and the Caribbean. We intend to strategically expand this as the business scales. Compass.tv offers travel content across a variety of destinations and travel interests with the intent of capturing a broad audience. The audience capture and traffic directly impacts the advertising opportunity on the channel, so we anticipate this broad approach to continue as the business scales.

Key user benefits available today include:

●	Access to relevant travel videos and articles for trip planning.
●	Personalized profiles for saving destinations and activities.
●	Social sharing of travel ideas and communication with others.
●	Concierge support for travel planning.
●	Options to book travel online or via our call center.
●	Proprietary payment solutions like FlexPay
●	Exclusive rates and promotions from targeted suppliers, creating strategic pricing and competitive advantage.
●	Technology for booking groups travel, applicable to both corporate and leisure travel.
●	Continuous customer support from booking through post-travel.

Key user benefits under development for 2025 include:

●	Introduction of a NextTrip Rewards programs for repeat bookings.
●	Introduction of Travel Magazine “My Bucket List” personalized planner.
●	Group chat and sharing platform.
●	AI travel assist to compliment concierge services.
●	Enhanced groups and travel agent widgets.
●	AI video creation for customized travel solutions.
●	Expanded travel product offerings including cruise and wellness vacations.

NextTrip is in the early stages of development and roll out of its comprehensive travel and media model. While the products introduced to date (see above “Key user benefits available today”) are now functional and responsible for the revenue generation of the Company, the corresponding revenue streams are currently both small and unpredictable relative to the established travel industry leaders. Our ability to capitalize on existing travel technology platforms is severely restricted due to the lack of funding to drive marketing programs. Enhancements to the existing platforms along with the introduction of new programs under development (see above “Key user benefits under development for 2025”) are needed to complete the model. The timeline to complete these programs is dependent upon our ability to raise capital; however, we believe that most programs can be delivered within 180 days of completing the Offering. Once fully functioning, we believe the model will deliver accelerated growth as its “conversion technology” focuses on underserved areas in the travel sector utilizing platforms (i.e. FlexPay, Groups Bookings and Travel Agents) that are not well serviced by the major travel industry leaders. Additionally, we have introduced engagement and media solutions (i.e. Compass.TV and Travel Magazine), allowing users to better plan future travel. We believe a natural extension of providing users with media solutions to assist with travel planning will further the development and growth of a NextTrip ecosystem. This ecosystem is expected to assist NextTrip in reducing external marketing expenditures while creating a new revenue channel from targeted and timely advertising designed to assist users in their travel planning. Upon completion of the NextTrip model, the Company expects to drive revenues from travel solutions outside of the focus of major travel competitors as highlighted in the table below.

Technology and Infrastructure

Our websites are hosted using cloud services distributed globally across multiple regions. Our systems architecture has been designed to manage increases in traffic through additional computing power without making software changes. Our cloud services provide our online marketplace with scalable and redundant Internet connectivity and redundant power and cooling to its hosting environments. We use security methods to ensure the integrity of our networks and protection of confidential data collected and stored on our servers. We have developed and use internal policies and procedures to protect the personal information of our travelers using our websites that we collect and use as part of our normal operations. Access to NextTrip’s networks, and the servers and databases, on which confidential data is stored, is protected by industry standard firewall and encryption technology. Physical access to our servers and related equipment is secured by limiting access to the data center to operations personnel only.

Competition

The U.S. travel market is highly competitive and rapidly evolving. The markets are dominated by a few key distributors, which has caused suppliers to look for viable alternatives that would diversify their business mix.

Our competition, which is strong and increasing, includes online and offline travel companies that target leisure and corporate travelers, including travel agencies, tour operators, travel supplier direct websites and their call centers, consolidators and wholesalers of travel products and services, large online portals and search websites, certain travel metasearch websites, mobile travel applications, social media websites, as well as traditional consumer eCommerce and group buying websites. These companies include Expedia, Booking.com, TripAdvisor, Sabre Corp., TravelZoo and AirBnb. We are an early-stage company with nominal revenues. Though we do consider these companies competitors, they are all much larger and more advanced in development than our current offerings and we may be unable to raise sufficient capital or develop our technology at such a rate to compete for meaningful market share. In some cases, competitors are offering more favorable terms and improved interfaces to suppliers and travelers, which makes competition increasingly difficult. Also, in some cases, we offer larger, conglomerate product offerings like Expedia on our site for booking at a lower commission, which is common in the industry. We also face competition for customer traffic on internet search engines and metasearch websites, which impacts our customer acquisition and marketing costs.

3

Seasonality

We experience seasonal fluctuations in the demand for our travel products and services. For example, traditional leisure travel bookings are generally the highest in the first three quarters as travelers plan and book their spring, summer and winter holiday travel. The number of bookings typically decreases in the fourth quarter. Because revenue for most of our travel products is recognized when the travel takes place rather than when it is booked, revenue typically lags bookings by several weeks to several months. As a result, although travel bookings through our platforms tend to be highest from the period from January to June, moderate from July through September and low from October through December, the majority of revenue is recognized in the summer months (June, July, and August), and during the winter holidays (November and December).

Intellectual Property

Our intellectual property includes the content of our websites, registered domain names, registered and unregistered trademarks, business plan, business strategies and trade secrets, proprietary and acquired software platforms and related assets, licensed software platforms, and customer and third-party supplier lists. We believe that our intellectual property is an essential asset of our business and that our registered domain names and our technology infrastructure will give us a competitive advantage in the online market and arrangements with attractions and tour operators. We rely on a combination of trademark, copyright and trade secret laws in the United States, as well as contractual provisions, to protect our proprietary technology and our brands. We also rely on copyright laws to protect the appearance and design of our sites and applications. We have registered numerous Internet domain names related to our business in order to protect our proprietary interests.

Our key proprietary software platforms and systems include our booking engine, NXT2.0 which we enhanced through our acquisition and subsequent integration of the Bookit.com assets, the group travel booking platform, which allows for efficient and streamlined travel planning and booking for travel groups of five or more, FlexPay technology, which allows travelers to book a trip for as little as $1.00 down and pay over time with no interest, TravelMagazine, which offers tools to create personalized travel using video, blogs, reviews, tourism boards and AI planner and our recently launched FAST TV channel, Compass.TV, which aims to inspire audiences by highlighting the world’s best travel experiences and offering viewers a rich source of inspiration for planning their next journey.

Regulation

Our ability to provide our services and any future services is affected by legal regulations of governments and regulatory authorities around the world, many of which are evolving and subject to revised interpretations. Violations of any laws or regulations could result in fines, penalties, and criminal sanctions against us, our officers or employees, and prohibitions on how or where we conduct our business, which could damage our reputation, brands, global expansion efforts, ability to attract and retain employees and business partners, business, and operating results. Even if we comply with these laws and regulations, doing business in certain jurisdictions or violations of these laws and regulations by the parties with which we conduct business runs the risk of harming our reputation and our brands. Regulations that impact our business or our industry include in the areas of data protection and privacy, payment processing and travel-related regulations on “overtourism” and climate-related issues.

Recent Developments

Non-binding Letter of Intent to Acquire Luxury Travel Company Five Star Alliance

On November 5, 2024, we announced that we had signed a non-binding Letter of Intent (LOI) to acquire Five Star Alliance, an online luxury travel agency founded in 2004 and renowned for its curated collection of five-star luxury hotels and resorts worldwide. Five Star Alliance specializes in helping travelers discover and book the world’s top luxury hotels, offering personalized recommendations, competitive rates, and is known for world-class customer service. With a proprietary search engine that secures the best rates for thousands of 5-star hotels globally, the company also handles group travel bookings and high-end cruises.

Negotiations and due diligence with Five Star Alliance are ongoing and while the transaction is progressing, as of December 13, 2024 the parties have not yet agreed on definitive terms and it is uncertain as to whether such agreement will occur.

Acquisition of NextTrip Holdings, Inc.

On October 12, 2023, the Company (formerly known as Sigma Additive Solutions, Inc.) entered into a Share Exchange Agreement with NextTrip Holdings, Inc. (“NTH”), NextTrip Group, LLC (“NTG”) and William Kerby (the “NTH Representative”), pursuant to which the Company acquired NTH (the “Acquisition”) in exchange for shares of our common stock, which we refer to as the Exchange Shares. The Acquisition was consummated on December 29, 2023. As a result, NTH became a wholly owned subsidiary of the Company.

Upon the closing of the Acquisition, the shareholders of NTG, which we refer to collectively as the NTG Sellers, were issued a number of Exchange Shares equal to 19.99%, or 156,007 shares, of our issued and outstanding shares of common stock immediately prior to the closing. Under the Share Exchange Agreement, the NTG Sellers will be entitled to receive additional shares of our common stock, referred to as the Contingent Shares, subject to NTH’s achievement of future business milestones specified in the Share Exchange Agreement as follows:

Milestone	Date Earned	Contingent Shares	Status as of November 30, 2024
Launch of NTH’s leisure travel booking platform by either (i) achieving $1,000,000 in cumulative sales under its historical “phase 1” business, or (ii) commencement of its marketing program under its enhanced “phase 2” business.	As of a date six months after the closing date	1,450,000 Contingent Shares	Achieved. Marketing program under “phase 2” has commenced.

Launch of NTH’s group travel booking platform and signing of at least five (5) entities to use the groups travel booking platform.	As of a date nine months from the closing date (or earlier date six months after the closing date)	1,450,000 Contingent Shares	Achieved. Five groups have been contracted to use the groups travel booking platform.

Launch of NTH’s travel agent platform and signing up of at least 100 travel agents to the platform (which calculation includes individual agents of an agency that signs up on behalf of multiple agents).	As of a date 12 months from the closing date (or earlier date six months after the closing date)	1,450,000 Contingent Shares	Not achieved. Three travel agencies which employ more than 100 travel agents have been identified but not yet engaged as the technology platform continues to be under development.

Commercial launch of FlexPay technology in the NXT2.0 system.	As of a date 15 months after the closing date (or earlier date six months after the closing date)	1,650,000 Contingent Shares, less the Exchange Shares issued at the closing of the Acquisition	Achieved. FlexPay has been commercially launched.

4

Alternatively, independent of the aforementioned milestones, for each month during the fifteen (15) month period following the closing date that in which $1,000,000 or more in gross travel bookings are generated by the combined company, to the extent not previously issued, the Contingent Shares will be issuable up to the maximum Contingent Shares issuable under the Share Exchange Agreement.

The Contingent Shares, together with the shares of our common stock issued at the closing, will not exceed 6,000,000 shares of our common stock, or approximately 90.2% of our issued and outstanding shares of common stock immediately prior to the closing. Assuming all the business milestones are achieved, historical Company shareholders will retain 9.8% of the Company’s outstanding shares.

As noted above, as of November 30, 2024, three of the four business milestones have been achieved. As a result, 4,393,993 of the contingent shares are eligible to be issued. The remaining 1,450,000 Contingent Shares will be eligible for issuance upon the launch of the Company’s Travel Agent platform,

Despite having achieved three of the four business milestones, the Company cannot issue the Contingent Shares without risk of the Company’s common stock being suspended from trading and delisted until Nasdaq approves the Company’s initial listing application, which is pending with Nasdaq. The Company has been advised by Nasdaq that issuing the contingent shares prior to approval of the application will result in the immediate delisting of the Company, as provided in Nasdaq Listing Rule 5110(a).

To date, NextTrip Holdings has not provided formal notice as required under the Share Exchange Agreement because, as described in more detail below, the issuance of said shares prior to Nasdaq approval of an initial listing application would result in the Company’s delisting and suspension of trading. In addition, no board appointment rights related to the Contingent Shares have been exercised. Notwithstanding the foregoing, on December 9, 2024, due to the indefinite nature of some of the recent delays and pressure from NTG Sellers, NTH and the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) whereby NTH agreed to forebear from providing notice under the Share Exchange Agreement for the issuance of the Contingent Shares until January 31, 2025 in exchange for the Company acknowledging that 3 of the 4 milestones have been met and that it does not dispute that the Contingent Shares are earned and that the Company will, if the Nasdaq initial listing application is not approved on or before January 31, 2025, that the Company will (i) issue all such earned Contingent Shares within five (5) business days of January 31, 2025 and (ii) all such board appointment rights will be exercised and such members will be approved within five (5) business days of January 31, 2025. The Company has filed the Forbearance Agreement with the Commission pursuant to a Form 8-K filed on December 13, 2024 and has filed it as an Exhibit to this Registration Statement.

The Share Exchange Agreement provided that William Kerby, the Chief Executive Officer and co-founder of NTH, was appointed as Chief Executive Officer of the Company and Donald P. Monaco was appointed as a director of the Company as of the closing of the Acquisition. The NTH Representative (Mr. Kerby) will be entitled to designate a replacement for one additional director of the Company upon achievement of each of the milestones under the Share Exchange Agreement.

Asset Sale to Divergent

On October 6, 2023, the Company entered into an Asset Purchase Agreement with Divergent Technologies, Inc., or Divergent, pursuant to which the Company agreed to sell to Divergent, and Divergent agreed to purchase from us, certain legacy assets of the Company consisting primarily of patents, software code and other intellectual property for a purchase price of $1,626,242, including a $37,000 earnest-money deposit previously paid to us by Divergent. In the interim, between the signing date and closing date of the Asset Purchase Agreement, we granted Divergent a non-exclusive, non-transferable, non-sublicensable (except to Divergent customers and affiliates), limited, irrevocable (except in connection with the termination of the Asset Purchase Agreement in certain circumstances as described below), worldwide, royalty-free license to the “Licensed IP” (as defined) for testing, evaluation, and commercialization purposes.

The Asset Purchase Agreement closed on January 12, 2024. As a result, the NTH business became the primary business of the Company.

Name Change and Increase in Authorized Shares

Following the closing of the NTH Acquisition and the asset sale of the legacy Company assets to Divergent, the Company sought and obtained stockholder approval to change the name of the Company to NextTrip, Inc. and to increase the authorized shares from 1,200,000 shares of common stock to 250,000,000 shares of common stock. The name change and increase in authorized shares were approved by the Company’s stockholders at a Special Meeting of Stockholders held on March 8, 2024.

On March 11, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Charter Amendment”), as amended to date (the “Current Articles”), with the Secretary of State of the State of Nevada, pursuant to which effective as of 12:01 a.m. Pacific time on March 13, 2024, (i) the Company’s corporate name was changed from Sigma Additive Solutions, Inc. to “NextTrip, Inc.”, and (ii) the number of shares of Company common stock authorized for issuance under the Current Articles will be increased from 1,200,000 shares to 250,000,000 shares.

5

In connection with the name change, effective as of the open of the market on March 13, 2024, the Company’s common stock began trading on the Nasdaq Capital Market under the new ticker symbol “NTRP”.

Promethean TV License Agreement

On January 26, 2024 (the “Effective Date”), the Company and NTH, now a wholly owned subsidiary of the Company, entered into a Perpetual License Agreement (the “License Agreement”) with Promethean TV, Inc. (“Promethean”), pursuant to which Promethean (i) sold NTH the code for the Licensed Software (as defined in the License Agreement) and (ii) granted NTH an irrevocable, worldwide, perpetual right and non-exclusive license to forever retain and use the code and each executable copy of the Licensed Software for the commercial exploitation by NTH in the travel solutions industry, subject to certain limitations set forth in the License Agreement (the “Perpetual License”). Promethean is the owner and developer of the Ignite TV interactive video platform used for driving engagement and commerce.

As consideration for the Perpetual License and the other rights granted pursuant to the License Agreement, the Company issued Promethean 100,000 restricted shares of its Series G Convertible Preferred Stock (“Series G Preferred”), and NTH waived all past debts to NTH previously incurred by Promethean. For a period of six months from the Effective Date, the Company has the right to repurchase up to fifty percent of the Series G Preferred issued to Promethean, or the shares of Company common stock underlying the Series G Preferred if converted during such period, for $1.00 as consideration for any breaches of representations and warranties or indemnities of Promethean pursuant to certain provisions of the License Agreement.

The Company did not exercise its option to repurchase up to 50% of the Series G Preferred Stock, and all such shares were converted to common stock by Promethean on March 15, 2024.

Nasdaq Compliance

On September 18, 2024, the Company received a notification letter (the “Notice”) from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity has fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1). The Notice also noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, and therefore, the Company no longer complies with Nasdaq’s Listing Rules.

Under Nasdaq Listing Rules, the Company has until November 4, 2024 to provide Nasdaq with a specific plan to achieve and sustain compliance. If Nasdaq accepts the Company’s plan to regain compliance, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If Nasdaq does not accept the Company’s plan to regain compliance, the Company will have the opportunity to appeal the decision to a Nasdaq Hearings Panel. A hearing request will stay the suspension and delisting of the Company’s securities pending the Nasdaq Hearings Panel’s decision. The Company has, as of November 4, 2024, submitted said compliance plan to Nasdaq as required and is awaiting a response from Nasdaq.

The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

6

Reverse Stock Split

On September 22, 2023, the Company effected a reverse stock split (the “Reverse Split”) of the issued and outstanding shares of our common stock and the number of shares of common stock that we are authorized to issue. The Reverse Split combined each 20 shares of the issued and outstanding common stock into one share of common stock. No fractional shares were issued in connection with the Reverse Split, and any fractional shares resulting from the Reverse Split were rounded up to the nearest whole share. All stock options, warrants, shares issuable upon conversion of the Company’s preferred stock and stock awards of the Company outstanding immediately prior to the Reverse Split were adjusted in accordance with their terms. All share and earnings per share information presented in this prospectus have been adjusted for the Reverse Split.

Securities Purchase Agreement

On September 19, 2024, the Company entered into a securities purchase agreement (the “Note & Warrant SPA”) with Alumni Capital LP (“Alumni Capital”) for the sale of a short-term promissory note (the “Alumni Note”) and warrants (“Warrants”) to Alumni Capital for total consideration of $250,000. After deducting commissions, net proceeds to the Company were $230,000.

The Alumni Note is in the principal amount of $300,000 with an original issue discount of $50,000 and guaranteed interest on the principal amount of ten percent (10%) per annum which shall be due and payable on December 19, 2024. In the event of a failure to re-pay the Alumni Note on or before December 19, 2024, the interest rate will increase to the lesser of twenty-two percent (22%) per annum or the maximum amount permitted under law from the due date thereof until the same is paid. The Alumni Note is convertible into common stock of the Company only upon an event of default.

On September 19, 2024, the Company also entered into a Common Stock Securities Purchase Agreement (the “Common Stock SPA”) with Alumni Capital. Pursuant to the Common Stock SPA, the Company has the right, but not the obligation to cause Alumni Capital to purchase up to $10 million shares of common stock (the “Commitment Amount”) at the Purchase Price (defined below) during the period beginning on the execution date of the Common Stock SPA and ending on the earlier of (i) the date on which Alumni Capital has purchased $10 million shares of common stock pursuant to the Common Stock SPA or (ii) December 31, 2025. Pursuant to the Common Stock SPA, the “Purchase Price” means the lowest traded price of Company common stock during the five (5) business days prior a closing date multiplied by eighty nine percent (89%). No Purchase Notice will be made without an effective registration statement and no Purchase Notice will be in an amount greater than $500,000. See Risk Factors – “If we raise additional capital through the sale of shares of our common stock, convertible securities or debt in the future, your ownership in us could be diluted and restrictions could be imposed on our business and “Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Common Stock SPA” for more information.

Corporate Information

We were incorporated as Messidor Limited in Nevada on December 23, 1985, and changed our name to Framewaves Inc. in 2001. On September 27, 2010, we changed our name to Sigma Labs, Inc. On May 17, 2022, we began doing business as Sigma Additive Solutions, and on August 9, 2022, changed our name to Sigma Additive Solutions, Inc. On March 13, 2024, we changed our name to NextTrip, Inc.

Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our telephone number is (954) 526-9688. Our website address is www.nexttrip.com. Unless expressly noted, none of the information on our corporate website is part of this prospectus or any prospectus supplement.

Risk Factor Summary

Below is a summary of the principal factors that make an investment in our securities speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below and should be carefully considered, together with other information included in this prospectus.

We face risks and uncertainties related to our business, many of which are beyond our control. In particular, risks associated with our business include:

● Uncertainty and illiquidity in credit and capital markets can impair our ability to obtain credit and financing on acceptable terms and can adversely affect the financial strength of our business partners;

● The Company will need to raise a minimum of $5.5 million in net proceeds to support its operations, which funding may not be available on favorable terms, if at all;

● The Company’s operations have been negatively affected by, and have experienced material declines as a result of, COVID-19 and the governmental responses thereto, additional future government shutdowns or travel restrictions may have a material adverse impact on our business and financial condition;

● The Company’s operations are subject to uncertainties and risks outside of its control, including third party delays in submissions of listings and failures to maintain such rental listings, integrations of such listings and the renewal of such listings;

● The Company is subject to extensive government regulations and rules, the failure to comply which may have a material adverse effect on the Company;

● There is no assurance that we will continue to satisfy the listing requirements of The Nasdaq Capital Market;

● The success of the Company is subject to the development of new products and services over time;

● The Company is subject to competition with competitors who have significantly more resources, more brand recognition and a longer operating history than the Company;

7

● The Company is subject to risks associated with failures to maintain intellectual property and claims by third parties relating to an allegation that the Company violated such third parties’ intellectual property rights;

● The Company relies on third party service providers and the failure of such third parties to provide the services contracted for, on the terms contracted, or otherwise, could have a material adverse effect on the Company;

● The Company relies on the internet and internet infrastructure for its operations and in order to generate revenues;

● The Company’s ability to raise funding, and dilution caused by such fundings, anti-dilution rights included in outstanding warrants;

● Our business depends substantially on suppliers renewing their listings;

● The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors;

● If we are unable to adapt to changes in technology, our business could be harmed;

● We have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all;

● There is no public market for the Pre-Funded Warrants or the Common Warrants being offered in this offering;

● We may not receive any additional funds upon the exercise of the Common Stock Warrants or the Pre-Funded Warrants; and

● Those discussed under the caption “Risk Factors” of this Registration Statement.

8

THE OFFERING

Common stock outstanding before this	1,454,492 shares.
offering

Common stock offered by us	shares.

Common Warrants offered by us	Common Warrants to purchase up to shares of our common stock. Each Common Warrant will have an exercise price of $ per share, will be exercisable commencing on the date of issuance and will expire five (5) years from the date of issuance. The shares of common stock and Common Warrants will be sold together, with each share of common stock to be sold together in a fixed combination with a Common Warrant to purchase a share of common stock. This offering also relates to the shares of common stock issuable upon exercise of Common Warrants sold in this offering. To better understand the terms of the Common Warrants, you should carefully read the section of the prospectus entitled “Description of Securities We Are Offering–Common Warrants.” You should also read the form of Common Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Pre-Funded Warrants offered by us

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-Funded Warrants in lieu of shares common stock that would otherwise result in such purchaser’s beneficial ownership exceeding

4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrant sold in this offering.

For each Pre-Funded Warrant that we sell, the number of shares of common stock that we are offering will be decreased on a one-for-one basis.

The purchase price of each Pre-Funded Warrant will be equal to the combined public offering price per share of common stock and Common Warrant sold in this offering minus $0.001, the exercise price per share of common stock of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. To better understand the terms of the Pre-Funded Warrants, you should carefully read the section of the prospectus entitled “Description of Securities We Are Offering–Pre-Funded Warrants.” You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Option to purchase additional shares	We have granted the underwriter an option, exercisable for 30 days after closing of this offering, to purchase up to additional shares of Common Stock, Pre-Funded Warrants and/or Common Warrants from us at the combined public offering price per share less the underwriting discounts and commissions, solely to cover over-allotments, if any.

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriter exercises its over-allotment option in full), assuming no sales of Pre-Funded Warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and no exercise of Common Warrants sold in this offering or Underwriter’s Warrants issued in connection with this offering.

Use of proceeds

We estimate that our net proceeds from the sale of the shares of common stock (or Pre-Funded Warrants in lieu thereof) and accompanying Common Warrants we are offering under this prospectus will be approximately $        million (or approximately $       million if the underwriter exercises its option to purchase additional shares in full), assuming a public offering price of $      per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds we receive from this offering for general corporate purposes, including operating expenses, capital expenditures and working capital. See the section titled “Use of Proceeds” for additional information.

Underwriter’s Warrants	We have agreed to issue to the underwriter warrants to purchase up to a total of shares of our common stock (or shares assuming the over-allotment option is exercised in full), representing seven percent (7%) of the aggregate number of shares of our common stock and Pre-Funded Warrants (if any) sold in this offering. The warrants will be exercisable, at a price per share equal to 100% of the combined public offering price per share of common stock and Common Warrant, at any time and from time to time, in whole or in part, from 180 days after the commencement of sales in this offering to the fifth anniversary thereof. The registration statement of which this prospectus is a part also registers for sale the number of shares of common stock issuable upon exercise of the Underwriter’s Warrants. Please see “Underwriting – Underwriter’s Warrants” for a description of these warrants.

Risk factors	You should read the “Risk Factors” section of this prospectus beginning on page 11 and the other information in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Market symbol and trading	Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “NTRP”. We do not intend to apply for a listing of the Pre-Funded Warrants or the Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

The number of shares of our common stock to be outstanding after this offering, as set forth above, is based on 1,454,492 shares of our common stock outstanding as of December 13, 2024. The number of shares of our common stock to be outstanding after this offering, as set forth above, excludes the following:

●	78,867 shares of our common stock subject to outstanding options having a weighted-average exercise price of $58.19 per share;

●	719,737 shares of our common stock subject to outstanding warrants having a weighted-average exercise price of $6.34 per share;

●	3,310 shares of our common stock issuable upon conversion of our Series E Convertible Preferred Stock;

●	33,000 shares of our common stock issuable upon conversion of our Series H Convertible Preferred Stock;

●	192,204 shares of our common stock issuable upon conversion of our Series I Convertible Preferred Stock;

●	shares of our common stock issuable upon exercise of the Common Warrants being offered hereunder; and

●	shares of common stock (or shares assuming the over-allotment option is exercised in full), issuable upon exercise of Underwriter’s Warrants to be issued to the underwriter or its designees as compensation in connection with this offering at an exercise price equal to 100% of the combined public offering price of the shares of common stock (or Pre-Funded Warrants in lieu thereof) and Common Warrants being offered hereunder.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriter of its option to purchase additional shares from us.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	the sale and issuance by us of all shares of common stock (or Pre-Funded Warrants in lieu thereof) and accompanying Common Warrants being offered hereunder;

●	no exercise of the Common Warrants being offered hereunder;

●	no exercise of the Underwriter’s Warrants to be issued upon consummation of this offering;

●	no exercise of outstanding options or warrants; and

●	no exercise by the underwriters of their option to purchase up to additional shares of our Common Stock, Pre-Funded Warrants and/or Common Warrants from us to cover over-allotments, if any.

To the extent that any outstanding options, warrants, and convertible securities are exercised or converted, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

9

SUMMARY FINANCIAL DATA

The following tables summarize our historical financial data for the periods ended on and as of the dates indicated. We have derived the statements of operations data for the years ended February 29, 2024 and February 28, 2023 from our audited financial statements and related notes included elsewhere in this prospectus.

We have derived the unaudited financial data as of and for the six months ended August 31, 2024 and 2023 from our unaudited condensed financial statements included elsewhere in this prospectus, which have been prepared in accordance with generally accepted accounting principles in the United States of America on the same basis as the annual audited financial statements and, in the opinion of management, the unaudited data reflects all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial information in those statements.

Our historical results are not necessarily indicative of results that may be expected in the future, and results for the period ended August 31, 2024 are not necessarily indicative of the results to be expected for the full year ending February 28, 2025.

You should read the following summary financial data together with our financial statements and the related notes appearing elsewhere in this prospectus, as well as with the information in the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(in thousands, except per share data)	Year Ended February 29 and 28,		Six Months Ended August 31,
	2024	2023	2024	2023
		(unaudited)		(unaudited)
Revenue	$459	$383	$343	$47
Cost of revenue	$398	$355	$329	$41
Operating expenses:
General and administrative	$3,788	$3,566	$2,845	$1,364
Sales and marketing	$484	$707	$208	$91
Depreciation and amortization	$1,469	$707	$383	$668
Total operating expenses	$5,741	$4,980	$3,436	$2,123
Other income (expense)	$(977)	$(82)	$(99)	$(139)
Gain (loss) from discontinued operations	$(675)	$—	$8	$—
Provision for income taxes	$—	$—	$—	$—
Preferred dividends	(7)	—	(21)
Net loss applicable to common shareholders	$(7,339)	$(5,034)	$(3,534)	$(2,256)
Net loss per share – basic and diluted	$(32.12)	$(70.32)	$(1.07)	$(27.06)
Basic and diluted weighted average number of common shares	228	72	3,277	83

(in thousands)	As of August 31, 2024
	Actual	As Adjusted (1)
	(unaudited)	(unaudited)

Balance Sheet Data:
Cash and cash equivalents	$102	$
Current Assets	$1,358	$
Total Assets	$4,889	$
Current Liabilities	$5,023	$
Total Liabilities	$5,023	$
Accumulated Deficit	$(27,686)	$
Total Stockholders’ Equity (Deficit)	$(134)	$

(1)	As adjusted balance sheet data gives effect to our sale of shares of common stock in this offering at a public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. As adjusted balance sheet data is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. Each $0.10 increase (decrease) in the combined public offering price per share of common stock and Common Warrant would increase (decrease) the amount of cash and cash equivalents, working capital, total assets, and total stockholders’ equity by approximately $ million, assuming no sale of Pre-Funded Warrants, that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions, estimated offering expenses payable by us. We may also increase or decrease the number of shares of common stock and Common Warrants to be issued in this offering. Each increase (decrease) of 500,000 shares of common stock and Common Warrants offered by us would increase (decrease) the as adjusted amount of cash and cash equivalents, working capital, total assets and total stockholders’ deficit by approximately $ million, assuming no sale of Pre-Funded Warrants, that the combined public offering price per share of common stock remains the same, and after deducting underwriting discounts and commissions, and estimated offering expenses payable by us.

10

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and/or growth prospects. The risks described below are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as competition, labor relations, general economic conditions, inflation, supply chain constraints, geopolitical changes, and international operations. We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. The risks described below could cause our actual results to differ materially from those contained in the forward-looking statements we have made in this prospectus, the information incorporated herein by reference, and those forward-looking statements we may make from time to time. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties.

Risks Related to Our Business

Our revenue is derived from the global travel industry, and a prolonged or substantial decrease in global travel, particularly air travel, could adversely affect our operating results.

Our revenue is derived from the global travel industry and would be significantly impacted by declines in, or disruptions to, travel activity, particularly air travel. Global factors over which we have no control, but which could impact our clients’ willingness to travel and, depending on the scope and duration, cause a significant decline in travel volumes include, among other things:

● widespread health concerns, epidemics or pandemics, such as the COVID-19 pandemic, the Zika virus, H1N1 influenza, the Ebola virus, avian flu, SARS or any other serious contagious diseases;

● global security concerns caused by terrorist attacks, the threat of terrorist attacks, or the precautions taken in anticipation of such attacks, including elevated threat warnings or selective cancellation or redirection of travel;

● cyber-terrorism, political unrest, the outbreak of hostilities or escalation or worsening of existing hostilities or war, such as Russia’s invasion of Ukraine and the military conflict in Israel, resulting sanctions imposed by the U.S. and other countries and retaliatory actions taken by sanctioned countries in response to such sanctions;

● natural disasters or severe weather conditions, such as hurricanes, flooding and earthquakes;

● climate change-related impact to travel destinations, such as extreme weather, natural disasters and disruptions, and actions taken by governments, businesses and supplier partners to combat climate change;

● the occurrence of travel-related accidents or the grounding of aircraft due to safety concerns;

● the impact of macroeconomic conditions and labor shortages on the cost and availability of airline travel; and

● adverse changes in visa and immigration policies or the imposition of travel restrictions or more restrictive security procedures.

11

Any decrease in demand for consumer or business travel could materially and adversely affect our business, financial condition and results of operations.

We need additional capital, which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.

As of August 31, 2024, we had $4.9 million in total assets, $5.0 million in total liabilities, negative working capital of $3.7 million and a total accumulated deficit of $27.7 million. We had a net loss of $7.3 million for the fiscal year ended February 29, 2024 and $3.5 million for the six months ended August 31, 2024.

We are subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. Due to the absence of a long-standing operating history and the emerging nature of the markets in which it competes, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. Our revenue model is new and evolving, and we cannot be certain that it will be successful. The potential profitability of this business model is unproven. We may never achieve profitable operations or generate significant revenues. Our future operating results depend on many factors, including demand for our products, the level of competition, and the ability of our officers to manage our business and growth. Additional development expenses may delay or negatively impact our ability to generate profits. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth, achieve, or sustain profitability, or continue as a going concern.

The Company believes that, in the aggregate, it could require several millions of dollars to support and expand the marketing and development of its products, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing the business, and cover other operating costs until its planned revenue streams from all products are fully implemented and begin to offset its operating costs. At a minimum, we estimate that we will need to raise $5.5 million in net proceeds to sustain our operations for the next twelve months. If we fail to raise the minimum amount needed, we will likely need to raise capital from other sources.

In the event the Company is unable to raise adequate funding in the future for its operations and to pay its outstanding debt obligations, the Company may be forced to scale back its business plan and/or liquidate some or all of its assets or may be forced to seek bankruptcy protection.

We have outstanding indebtedness, which could adversely affect our business and financial condition.

Risks relating to its indebtedness include:

●	increasing our vulnerability to general adverse economic and industry conditions;

●	requiring us to dedicate a portion of our cash flow from operations to principal and interest payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

●	making it more difficult for us to optimally capitalize and manage the cash flow for our businesses;

●	limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

●	possibly placing us at a competitive disadvantage compared to our competitors that have less debt; and

●	limiting our ability to borrow additional funds or to borrow funds at rates or on other terms that we find acceptable.

12

If distributors are unable to drive customers to our websites and/or we are unable to drive visitors to our websites, from search engines or otherwise, this could negatively impact transactions on the websites of our distributors as well as our own websites and consequently cause our travel revenue to decrease.

Many visitors find the distributors and NextTrip’s websites by searching for vacation information through Internet search engines. A critical factor in attracting visitors to NextTrip’s websites, and those of our distributors, is how prominently our distributors and NextTrip are displayed in response to search queries. Accordingly, we utilize search engine marketing, or SEM, as a means to provide a significant portion of our visitor acquisition. SEM includes both paid visitor acquisition (on a cost-per-click basis) and unpaid visitor acquisition, which is often referred to as organic search.

We plan to employ search engine optimization, or SEO, to acquire visitors. SEO involves developing NextTrip’s websites in order to rank highly in relevant search queries. In addition to SEM and SEO, we may also utilize other forms of marketing to drive visitors to our websites, including branded search, display advertising and email marketing.

The various search engine providers, such as Google and Bing, employ proprietary algorithms and other methods for determining which websites are displayed for a given search query and how highly websites rank. Search engine providers may change these methods in a way that may negatively affect the number of visitors to our distributors’ websites as well as our own websites and may do so without public announcement or detailed explanation. Therefore, the success of our SEO and SEM strategy depends, in part, on our ability to anticipate and respond to such changes in a timely and effective manner.

In addition, websites must comply with search engine guidelines and policies. These guidelines and policies are complex and may change at any time. If we or our distributors fail to follow such guidelines and policies properly, the search engine may cause our content to rank lower in search results or could remove the content altogether. If we or our distributors fail to understand and comply with these guidelines and policies and ensure their websites’ compliance, our SEO and SEM strategy may not be successful.

Unfavorable changes in, or interpretations of, government regulations or taxation of the evolving product offerings, Internet and e-commerce industries could harm our travel division operating results.

We have contracted for products in markets throughout the world, in jurisdictions which have various regulatory and taxation requirements that can affect our travel division operations or regulate the activity of travel suppliers.

Compliance with laws and regulations of different jurisdictions imposing different standards and requirements is very burdensome because each region has different regulations with respect to licensing and other requirements. Our online marketplaces are accessible by travelers in many states and foreign jurisdictions. Compliance requirements that vary significantly from jurisdiction to jurisdiction impose added costs and increased liabilities for compliance deficiencies. In addition, laws or regulations that may harm our business could be adopted, or interpreted in a manner that affects our activities, including but not limited to the regulation of personal and consumer information and real estate licensing requirements. Violations or new interpretations of these laws or regulations may result in penalties, negatively impact our operations and damage our reputation and business.

In addition, many of the fundamental statutes and regulations that impose taxes or other obligations on travel and lodging companies were established before the growth of the Internet and e-commerce, which creates a risk of these laws being used, in ways not originally intended, that could burden travel suppliers or otherwise harm our business. These and other similar new and newly interpreted regulations could increase costs for, or otherwise discourage, suppliers from partnering with NextTrip, which could harm its business and operating results.

Furthermore, as we expand or change the products and services that we offer or the methods by which we offer them, we may become subject to additional legal regulations, tax requirements or other risks. Regulators may seek to impose regulations and requirements on us even if we utilize third parties to offer the products or services. These regulations and requirements may apply to payment processing, insurance products or the various other products and services we may now or in the future offer or facilitate through our marketplace. Whether we comply with or challenge these additional regulations, our costs may increase, and our business may otherwise be harmed.

13

If we are not able to maintain and enhance our NextTrip brand and the brands associated with each of our websites, our reputation and business may suffer.

It is important for NextTrip to maintain and enhance its brand identity in order to attract and retain travel suppliers and customers. The successful promotion of our brands will depend largely on our marketing and public relations efforts. We expect that the promotion of our brands will require us to make substantial investments, and, as its market becomes more competitive, these branding initiatives may become increasingly difficult and expensive. In addition, we may not be able to successfully build our NextTrip brand identity without losing value associated with, or decreasing the effectiveness of, our other brand identities. If we do not successfully maintain and enhance our brands, we could lose traveler traffic, which could, in turn, cause suppliers to discontinue their distribution with us. In addition, our brand promotion activities may not be successful or may not yield revenue sufficient to offset their cost, which could adversely affect our reputation and business.

Our long-term success depends, in part, on our ability to expand our supplier and traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations.

We have limited operating and e-commerce experience in many foreign jurisdictions and are making significant investments to build our international operations. We plan to continue our efforts to expand globally, including potentially acquiring international businesses and conducting business in jurisdictions where we do not currently operate. Managing a global organization is difficult, time-consuming and expensive and any international expansion efforts that we undertake may not be profitable in the near or long term or otherwise be successful. In addition, conducting international operations subjects the Company to risks that include:

●	the cost and resources required to localize its services, which requires the translation of our websites and their adaptation for local practices and legal and regulatory requirements;

●	adjusting the products and services we provide in foreign jurisdictions, as needed, to better address the needs of distributors and travelers, and the threats of local competitors;

●

being subject to foreign laws and regulations, including those laws governing Internet activities, email messaging, collection and use of personal information, ownership of intellectual property, taxation and other activities important to our online business practices, which may be less developed, less predictable, more restrictive, and less familiar, and which may adversely affect financial results in certain regions;

●	competition with companies that understand the local market better than we do or who have pre-existing relationships with suppliers, distributors and travelers in those markets;

●	legal uncertainty regarding our liability for the transactions and content on our websites, including online bookings, property listings and other content provided by suppliers, including uncertainty resulting from unique local laws or a lack of clear precedent of applicable law;

●	lack of familiarity with and the burden of complying with a wide variety of other foreign laws, legal standards and foreign regulatory requirements, including invoicing, data collection and storage, financial reporting and tax compliance requirements, which are subject to unexpected changes;

●	laws and business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses;

●	challenges associated with joint venture relationships and minority investments;

●	adapting to variations in foreign payment forms;

14

●	difficulties in managing and staffing international operations and establishing or maintaining operational efficiencies;

●	difficulties in establishing and maintaining adequate internal controls and security over our data and systems;

●	currency exchange restrictions and fluctuations in currency exchange rates;

●	potentially adverse tax consequences, which may be difficult to predict, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;

●	political, social and economic instability abroad, war, terrorist attacks and security concerns in general;

●	the potential failure of financial institutions internationally;

●	reduced or varied protection for intellectual property rights in some countries; and

●	higher telecommunications and Internet service provider costs.

Operating in international markets also requires significant management attention and financial resources. We cannot guarantee that our international expansion efforts in any or multiple territories will be successful. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability and could instead result in increased costs.

The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors.

The market to provide listing, search and marketing services for the travel industry is very competitive and dominated by key players, such as Expedia and Booking.com. In addition, the barriers to entry are low and new competitors may enter. All of the services that we plan to provide to travelers are provided separately or in combination by current or potential competitors. Our competitors may adopt aspects of our business model, which could reduce our ability to differentiate our services. Additionally, current or new competitors may introduce new business models or services that we may need to adopt or otherwise adapt to in order to compete, which could reduce our ability to differentiate our business or services from those of our competitors.

In addition, most of our current or potential competitors are larger and have more resources than we do. Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition in their markets, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. In addition, our current or potential competitors may have access to larger traveler bases. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or distribution or traveler requirements. For all of these reasons, the Company may not be able to compete successfully against its current and future competitors.

If we are unable to introduce new or upgraded products, services or features that distributors, travelers or agents recognize as valuable, we may fail to: (i) drive additional travelers to our websites, (ii) retain existing distributors, and/or (iii) attract new distributors. Our efforts to develop new and upgraded services and products could require us to incur significant costs.

In order to attract travelers to our distributors, as well as our own online marketplace while retaining, and attracting new suppliers, we will need to continue to invest in the development of new products, services and features that both add value for travelers and suppliers and differentiate us from our competitors. The success of new products, services and features depends on several factors, including the timely completion, introduction and market acceptance of the product, service or feature. If travelers, or suppliers do not recognize the value of our new services or features, they may choose not to utilize our products or make their inventory available through our channels.

15

Attempting to develop and deliver these new or upgraded products, services or features involves inherent hazards and difficulties, and is costly. Efforts to enhance and improve the ease of use, responsiveness, functionality and features of our existing websites have inherent risks, and we may not be able to manage these product developments and enhancements successfully. We may not succeed in developing new or upgraded products, services or features or new or upgraded products, services or features may not work as intended or provide value. In addition, some new or upgraded products, services or features may be difficult for us to market and may also involve unfavorable pricing. Even if we succeed, we cannot guarantee that our suppliers will respond favorably.

In addition to developing our own improvements, we may choose to license or otherwise integrate applications, content and data from third parties. The introduction of these improvements imposes costs on the Company and creates a risk that it may be unable to continue to access these technologies and content on commercially reasonable terms, or at all. In the event we fail to develop new or upgraded products, services or features, the demand for our services and ultimately our results of operations may be adversely affected.

We are exposed to fluctuations in currency exchange rates.

Because we plan to conduct a significant portion of our business outside the United States, but report our results in U.S. dollars, we face exposure to adverse movements in currency exchange rates, which may cause our revenue and operating results to differ materially from expectations. In addition, fluctuation in our mix of U.S. and foreign currency denominated transactions may contribute to this effect as exchange rates vary. Moreover, as a result of these exchange rate fluctuations, revenue, cost of revenue, operating expenses and other operating results may differ materially from expectations when translated from the local currency into U.S. dollars upon consolidation. For example, if the U.S. dollar strengthens relative to foreign currencies our non-U.S. revenue would be adversely affected when translated into U.S. dollars. Conversely, a decline in the U.S. dollar relative to foreign currencies would increase our non-U.S. revenue when translated into U.S. dollars. We may enter into hedging arrangements in order to manage foreign currency exposure, but such activity may not completely eliminate fluctuations in our operating results, and there are costs associated with such hedging activities.

If we fail to protect confidential information against security breaches, or if distributors or travelers are reluctant to use our online marketplace because of privacy or security concerns, we might face additional costs, and activity on our websites could decline.

We collect and use personally identifiable information of distributors and travelers in the operation of our business. Our systems may be vulnerable to computer viruses or physical or electronic break-ins that our security measures may not detect. Anyone that is able to circumvent our security measures could misappropriate confidential or proprietary information, cause an interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and business. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches of our systems, or the systems of third parties we rely upon, such as credit card processors, could damage our reputation and expose us to litigation and possible liability under various laws and regulations. Concern among distributors and travelers regarding our use of personal information collected on our websites could keep them from using, or continuing to use, our online marketplace.

There are risks of security breaches both on our systems and on third party systems which store our information as we increase the types of technology that we use to operate our marketplace, such as mobile applications. New and evolving technology systems and platforms may involve security risks that are difficult to predict and adequately guard against. In addition, third parties that process credit card transactions between NextTrip and travelers maintain personal information collected from them. Such information could be stolen or misappropriated, and we could be subject to liability as a result. Our distributors and travelers may be harmed by such breaches, and we may in turn be subject to costly litigation or regulatory compliance costs, and harm to our reputation and brand. Moreover, distributors and travelers may cease using our marketplace altogether.

16

The laws of some states and countries require businesses that maintain personal information about their residents in electronic databases to implement reasonable measures to keep that information secure. Our practice is to encrypt all sensitive information, but we do not know whether our current practice will be challenged under these laws. In addition, under certain of these laws, if there is a breach of our computer systems and we know or suspect that unencrypted personal data has been stolen, we are required to inform any user whose data was stolen, which could harm our reputation and business. Complying with the applicable notice requirements in the event of a security breach could result in significant costs. We may also be subject to contractual claims, investigation and penalties by regulatory authorities, and claims by persons whose information was disclosed.

Compounding these legal risks, many states and countries have enacted different and often contradictory requirements for protecting personal information collected and maintained electronically. Compliance with these numerous and contradictory requirements is particularly difficult for us because we collect personal information from users in multiple jurisdictions. While we intend to comply fully with these laws, failure to comply could result in legal liability, cause the Company to suffer adverse publicity and lose business, traffic and revenue. If we were required to pay any significant amount of money in satisfaction of claims under these or similar laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully, our business, operating results and financial condition could be adversely affected.

Cyber-attacks and system vulnerabilities could lead to sustained service outages, data loss, reduced revenue, increased costs, liability claims, or harm to our competitive position.

We may experience targeted and organized malware, phishing, and account takeover attacks and other forms of attack such as ransomware, SQL injection (where a third party attempts to insert malicious code into its software through data entry fields in its websites in order to gain control of the system) and attempts to use our websites as a platform to launch a denial-of-service attack on another party. Our existing security measures may not be successful in preventing attacks on our systems. Our existing IT business continuity and disaster recovery practices are less effective against certain types of attacks such as ransomware, which could result in our services being unavailable for an extended period of time, nullify our data, expose our payment card and personal data, or expose the Company to an extortion attempt.

Reductions in the availability and response time of our online services could cause loss of substantial business volumes during the occurrence of a cyber-attack on our systems and measures we may take to divert suspect traffic in the event of such an attack could result in the diversion of bona fide customers. These issues are more difficult to manage during any expansion of the number of places where we operate and the variety of services we offer, and as the tools and techniques used in such attacks become more advanced. We use sophisticated technology to identify cybersecurity threats; however, a cyberattack may go undetected for a period of time resulting in harm to our computer systems and the loss of data. This could result in financial penalties being imposed by the regulators and reputational harm. Our insurance policies have coverage limits and may not be adequate to reimburse us for all losses caused by security breaches. Successful attacks could result in significant interruptions in our operations, severe damage to our information technology infrastructure, negative publicity, damage our reputation, and prevent consumers from using our services during the attack, any of which could cause consumers to use the services of our competitors, which would have a negative effect on the value of our brands, market share, business, and results of operations.

17

If our systems cannot cope with the level of demand required to service our consumers and accommodations, we could experience unanticipated disruptions in service, slower response times, decreased customer service and customer satisfaction, and delays in the introduction of new services.

As an online business, we are dependent on the Internet and maintaining connectivity between itself and consumers, sources of Internet traffic, such as Google, and our travel service providers and restaurants. As consumers increasingly turn to mobile and other smart devices, we also depend on consumers’ access to the Internet through mobile carriers and their systems. Disruptions in internet access, especially if widespread or prolonged, could materially adversely affect our business and results of operations. While we maintain redundant systems and hosting services, it is possible that we could experience an interruption in our business, and we do not carry business interruption insurance sufficient to compensate us for all losses that may occur. We have computer hardware for operating our services located in hosting facilities around the world. We do not have a comprehensive disaster recovery plan in every geographic region in which we conduct business, and these systems and operations are vulnerable to damage or interruption from human error, misconduct, or catastrophic events. In the event of any disruption of service at such facilities or the failure by such facilities to provide our required data communications capacity, we may not be able to switch to back-up systems immediately and it could result in lengthy interruptions or delays in our services. We have taken and continue to take steps to increase the reliability and redundancy of our systems. These steps are expensive, may reduce our margins, and may not be successful in reducing the frequency or duration of unscheduled downtime.

Loss or material modification of our credit card acceptance privileges could have a material adverse effect on our business and operating results.

The loss of our credit card acceptance privileges could significantly limit the availability and desirability of our products and services. Moreover, if we fail to fully perform our contractual obligations, we could be obligated to reimburse credit card companies for refunded payments that have been contested by the cardholders. In addition, even when we are in compliance with these obligations, we bear other expenses including those related to the acceptance of fraudulent credit cards. As a result of all of these risks, credit card companies may require us to set aside additional cash reserves, may increase the transaction fees they charge us, or may even refuse to renew our acceptance privileges.

In addition, credit card networks, such as Visa, MasterCard and American Express, have adopted rules and regulations that apply to all merchants who process and accept credit cards and include the Payment Card Industry Data Security Standards, or the PCI DSS. Under these rules, we are required to adopt and implement internal controls over the use, storage and security of card data. We assess our compliance with the PCI DSS rules on a periodic basis and makes necessary improvements to our internal controls. Failure to comply may subject us to fines, penalties, damages and civil liability and could prevent us from processing or accepting credit cards. However, we cannot guarantee that compliance with these rules will prevent illegal or improper use of our payment systems or the theft, loss or misuse of the credit card data.

The loss of, or the significant modification of, the terms under which we obtain credit card acceptance privileges could have a material adverse effect on our business, revenue and operating results.

We currently rely on a small number of third-party service providers to host and deliver a significant portion of our services, and any interruptions or delays in services from these third parties could impair the delivery of our services and harm our business.

We rely on third-party service providers for numerous products and services, including payment processing services, data center services, web hosting services, insurance products for customers and travelers and some customer service functions. We rely on these companies to provide uninterrupted services and to provide their services in accordance with all applicable laws, rules and regulations.

We use a combination of third-party data centers to host our websites and core services. We do not control the operation of any of the third-party data center facilities we use. These facilities may be subject to break-ins, computer viruses, denial-of-service attacks, sabotage, acts of vandalism and other misconduct. They are also vulnerable to damage or interruption from power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes and similar events. We currently do not have a comprehensive disaster recovery plan in place nor do our systems provide complete redundancy of data storage or processing. As a result, the occurrence of any of these events, a decision by our third-party service providers to close their data center facilities without adequate notice or other unanticipated problems could result in loss of data as well as a significant interruption in our services and harm to our reputation and brand.

18

If our third party service providers experience difficulties and are not able to provide services in a reliable and secure manner, if they do not operate in compliance with applicable laws, rules and regulations and, with respect to payment and card processing companies, if they are unable to effectively combat the use of fraudulent payments on our websites, our results of operations and financial positions could be materially and adversely affected. In addition, if such third-party service providers were to cease operations or face other business disruption either temporarily or permanently, or otherwise face serious performance problems, we could suffer increased costs and delays until we find or develop an equivalent replacement, any of which could have an adverse impact on our business and financial performance.

If we do not adequately protect our intellectual property, our ability to compete could be impaired.

Our intellectual property includes the content of our websites, registered domain names, as well as registered and unregistered trademarks. we believe that our intellectual property is an essential asset of our business and that our domain names and our technology infrastructure currently give us a competitive advantage in the online market for travel. If we do not adequately protect our intellectual property, our brand, reputation and perceived content value could be harmed, resulting in an impaired ability to compete effectively.

To protect our intellectual property, we rely on a combination of copyright, trademark, patent and trade secret laws, contractual provisions and our user policy and restrictions on disclosure. Upon discovery of potential infringement of our intellectual property, we promptly take action we deem appropriate to protect our rights. We also enter into confidentiality agreements with our employees and consultants and seek to control access to and distribution of our proprietary information in a commercially prudent manner. The efforts hawse have taken to protect our intellectual property may not be sufficient or effective, and, despite these precautions, it may be possible for other parties to copy or otherwise obtain and use the content of our websites without authorization. We may be unable to prevent competitors from acquiring domain names or trademarks that are similar to, infringe upon or diminish the value of our domain names, service marks and our other proprietary rights. Even if we do detect violations and decide to enforce our intellectual property rights, litigation may be necessary to enforce our rights, and any enforcement efforts we undertake could be time-consuming, expensive, distracting and result in unfavorable outcomes. A failure to protect our intellectual property in a cost-effective and meaningful manner could have a material adverse effect on our ability to compete.

Effective trademark, copyright and trade secret protection may not be available in every country in which our offerings are available over the Internet. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and still evolving.

We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

Companies in the Internet and technology industries, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of our technologies, content, branding or business methods. Any intellectual property claims against us, regardless of merit, could be time-consuming and expensive to settle or litigate and could divert management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in the Company having to stop using technology, content, branding or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. If we cannot license or develop technology, content, branding or business methods for any allegedly infringing aspect of our business, we may be unable to compete effectively. Even if a license is available, we could be required to pay significant royalties, which could increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding or business methods, which could require significant effort and expense and be inferior. Any of these results could harm our operating results.

19

If the businesses and/or assets that we have acquired or invested in do not perform as expected or we are unable to effectively integrate acquired businesses, our operating results and prospects could be harmed.

Our future mergers and acquisitions, if any, will involve numerous risks, including the following:

●

difficulties in integrating and managing the combined operations, technologies, technology platforms and products of the acquired companies and realizing the anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems;

●	legal or regulatory challenges or post-acquisition litigation, which could result in significant costs or require changes to the businesses or unwinding of the transaction;

●	failure of the acquired company or assets to achieve anticipated revenue, earnings or cash flow;

●	diversion of management’s attention or other resources from our existing business;

●	our inability to maintain key distributors and business relationships, and the reputations of acquired businesses;

●	uncertainty resulting from entering markets in which we have limited or no prior experience or in which competitors have stronger market positions;

●	our dependence on unfamiliar affiliates and partners of acquired businesses;

●	unanticipated costs associated with pursuing acquisitions;

●

liabilities of acquired businesses, which may not be disclosed to us or which may exceed our estimates, including liabilities relating to non-compliance with applicable laws and regulations, such as data protection and privacy controls;

●	difficulties in assigning or transferring to us or our subsidiaries intellectual property licensed to companies we acquired;

●	potential loss of key employees of the acquired companies;

●	difficulties in complying with antitrust and other government regulations;

●

challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with U.S. generally accepted accounting principles; and

●

potential accounting charges to the extent intangibles recorded in connection with an acquisition, such as goodwill, trademarks, customer relationships or intellectual property, are later determined to be impaired and written down in value.

Moreover, we rely heavily on the representations and warranties provided to us by the sellers of acquired companies and assets, including as they relate to creation, ownership and rights in intellectual property, existence of open-source software and compliance with laws and contractual requirements. If any of these representations and warranties are inaccurate or breached, such inaccuracy or breach could result in costly litigation and assessment of liability for which there may not be adequate recourse against such sellers, in part due to contractual time limitations and limitations of liability.

20

Failure to obtain adequate insurance coverage could put us at risk for uninsured losses.

Some or all of our customers may require insurance as a requirement to conduct business with us. Although we currently have product liability insurance, we may be unable to obtain or maintain adequate liability insurance on acceptable terms, if at all, and there is a risk that our insurance will not provide adequate coverage against our potential losses. Additionally, there are certain types of losses that may not be insurable at a cost that we can afford, and insurance may not be available at any cost with respect to certain losses. Claims or losses in excess of any insurance coverage we may obtain, or the lack of insurance coverage, could put us at risk of uninsured loss, which would have a material adverse effect on our business and financial condition.

We are dependent on key personnel, and the loss of any of these individuals could harm our business.

We depend on key industry and other personnel. The loss of any of these individuals could harm our business and significantly delay or prevent the achievement of our business objectives. In addition, our delivery of services will be labor-intensive: when we are awarded a contract, we may need to quickly hire project leaders and project management personnel. The additional staff may also create a concurrent demand for increased administrative personnel. The success of our business will require that we attract, develop, motivate and retain:

●	experienced and innovative executive officers;

●	senior managers who have successfully managed or designed programs in the public sector; and

●	information technology professionals who have designed or implemented complex information technology projects.

Innovative, experienced and technically proficient individuals are in great demand and are likely to remain a limited resource. We may be unable to continue to attract and retain desirable executive officers, senior managers, and technology professionals. Our inability to hire sufficient personnel on a timely basis or the loss of significant numbers of executive officers and senior managers could adversely affect our business.

Our bylaws contain provisions for indemnifying our officers and directors.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses actually and reasonably incurred by an officer or director paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been one of our directors or officers. To the extent that our directors’ and officers’ insurance policy does not provide reimbursement for such costs, charges, expenses and other amounts, we may incur substantial expenses in satisfying our indemnification obligations.

Our operating costs could be significantly higher than we expect, and this could reduce our future profitability.

In addition to general economic conditions, market fluctuations and international risks, significant increases in operating, development and implementation costs could adversely affect us due to numerous factors, many of which are beyond our control.

21

Risks Related to Our Securities

The price of our securities is subject to volatility related or unrelated to our operations, which could result in substantial losses for our stockholders.

Between March 1, 2023 and December 13, 2024, the closing price of our common stock has ranged from a low of $1.495 to a high of $12.40 and could be subject to wide fluctuations in the future in response to various factors, some of which are beyond our control. These factors include those discussed previously in this “Risk Factors” section and others, such as:

●	delays or failures in the commercialization of our current or future products and services;

●	quarterly variations in our results of operations or those of our competitors;

●	changes in our earnings estimates or recommendations by securities analysts or adverse publicity about us or our products or services;

●	announcements by us or our competitors of new products and services, significant contracts, commercial relationships, acquisitions or capital commitments;

●	adverse developments with respect to our intellectual property rights;

●	commencement of litigation involving us or our competitors;

●	any major changes in our Board of Directors or management;

●	market conditions in our industry; and

●	general economic conditions in the United States and abroad.

In addition, the stock market, in general, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our securities.

We could be subject to securities class action litigation.

Any sudden decline in the market price of our securities could trigger securities class action lawsuits against us. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we are found to be at fault in connection with a decline in our market price of our securities.

Historically, there has been a limited trading market in our common stock, and you may therefore have difficulty selling your securities at a price that you determine is satisfactory.

Our common stock is listed on The Nasdaq Capital Market. Historically, there has been a limited trading market for our common stock. There is no assurance that our common stock will actively trade in the public market at or above a price that you consider acceptable. If an active market for our common stock is not maintained, it may be difficult for you to sell your shares of common stock when you wish to sell them or at a price that you consider satisfactory. An inactive trading market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire other companies or technologies by using our securities as consideration.

There is no assurance that we will satisfy the continued listing requirements of The Nasdaq Capital Market.

On August 17, 2023, the Company received a letter from Nasdaq notifying the Company that it no longer complied with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain minimum stockholders’ equity of $2,500,000 (the “Minimum Stockholder Equity Requirement”), and did not meet the alternatives of market value of listed securities or net income from continuing operations. On October 2, 2023, the Company submitted its plan to regain compliance to Nasdaq and requested an extension to February 13, 2024 to regain compliance with the Minimum Stockholder Equity Requirement. On October 23, 2023, Nasdaq granted the requested extension and provided the Company until February 13, 2024 to demonstrate compliance. Nasdaq further informed the Company that if the Company fails to show compliance upon filing its next periodic report with the SEC and Nasdaq, the Company may be subject to delisting.

Since submitting its plan to Nasdaq, the Company has completed the following transactions, which the Company believes has resulted in the Company regaining compliance with the Minimum Stockholder Equity Requirement:

●	On December 29, 2023, the Company acquired 100% of the outstanding equity interests of NextTrip Holdings, Inc. (“NextTrip”) pursuant to a share exchange agreement by and among the Company, NextTrip and certain other parties (the “Acquisition”). As consideration for the Acquisition, at closing the Company issued 156,007 restricted shares of its common stock, constituting 19.99% of its issued and outstanding shares of common stock immediately prior to execution of the share exchange agreement, and agreed to issue up to an aggregate of 5,843,993 shares as further consideration upon NextTrip’s achievement of certain milestones set forth in the exchange agreement.

●	On January 16, 2024, the Company completed the sale of certain assets, consisting primarily of patents, software code and other intellectual property, to Divergent Technologies, Inc. for a purchase price of $1,626,242, resulting in net proceeds to the Company of $1,533,563.

●	In October 2023, the Company sold an aggregate of 128,887 shares of its common stock under its existing at-the-market agreement, resulting in net proceeds to the Company of approximately $772,468.

An unaudited condensed combined pro-forma balance sheet of the Company as of September 30, 2023, which presents the combination of the financial information of the Company and NextTrip adjusted to give effect to completion of the Acquisition and the Asset Sale, is filed as Exhibit 99.3 of a Current Report on Form 8-K filed by the Company with the SEC on January 10, 2024, and reflects total stockholders’ equity of approximately $5.4 million.

22

On February 12, 2024, the Company filed a Current Report on Form 8-K with the SEC disclosing that the Company believes it had regained compliance with the Minimum Stockholder Equity Requirement based upon the specific transactions and events referenced above. Nasdaq will continue to monitor the Company’s ongoing compliance with Minimum Stockholder Equity Requirement and, if at the time of its next periodic report the Company does not show compliance, the Company may be subject to delisting.

On June 17, 2024, the Company received a notification letter (the “Initial Notice”) from Nasdaq advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended February 29, 2024 (the “Form 10-K”).

On July 17, 2024, the Company received an additional notification letter (the “Additional Notice,” and together with the Initial Notice, the “Notices”) from Nasdaq stating that, because the Company has not filed its Quarterly Report on Form 10-Q for the quarter ended May 31, 2024 (the “Form 10-Q”), and because the Company remains delinquent in filing the Form 10-K, the Company remains noncompliant with the Rule.

Neither of the Notices have an immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Notices require the Company to either file the delinquent Form 10-K and Form 10-Q with the Commission or submit a plan to regain compliance with the Rule by August 16, 2024. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the Form 10-K’s due date, or until December 10, 2024, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel under Nasdaq Listing Rule 5815.

On August 16, 2024, the Company submitted a plan to Nasdaq regain compliance with the Rule, including the steps the Company will take to promptly file the Form 10-K and Form 10-Q and regain compliance. The Company requested an extension until September 30, 2024.

The Company filed its Annual Report on Form 10-K for the fiscal year ended February 29, 2024 on September 4, 2024, its Quarterly Report on Form 10-Q for the quarter ended May 31, 2024 on September 16, 2024, and its Quarterly Report on Form 10-Q for the quarter ended August 31, 2024 on October 15, 2024.

On September 18, 2024, the Company received a notification letter (the “Notice”) from Nasdaq notifying the Company that its amount of stockholders’ equity has fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1). The Notice also noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, and therefore, the Company no longer complies with Nasdaq’s Listing Rules.

Under Nasdaq Listing Rules, the Company has until November 4, 2024 to provide Nasdaq with a specific plan to achieve and sustain compliance.

The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

On November 4, 2024, the Company submitted its plan to Nasdaq to achieve and sustain compliance with Nasdaq Listing Rule 5550(b)(1) and is awaiting their response. There can be no assurance that the Company will regain compliance with Nasdaq Listing Rule 5550(b)(1) or that the Company will be able meet the continued listing requirements during any compliance period that may be granted by Nasdaq.

On September 18, 2024, the Company also received a letter from the Staff of Nasdaq indicating that the Staff has determined that the Company has regained compliance with the periodic filing requirements set forth in Nasdaq Listing Rule 5250(c)(1) because the Company filed its Annual Report on Form 10-K for the fiscal year ended February 29, 2024 and the Quarterly Report on Form 10-Q for the quarter ended May 31, 2024.

Accordingly, the Company has regained full compliance with the periodic filing requirement deficiency, which the Company disclosed in those Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 21, 2024 and July 19, 2024, and Nasdaq has informed the Company in writing that the matter is now closed.

If we fail to satisfy a Nasdaq requirement for continued listing, Nasdaq could provide notice that our common stock will become subject to delisting. In such event, Nasdaq rules would permit us to appeal the decision to reject our proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. If our securities are de-listed from The Nasdaq Capital Market, our stockholders could incur material adverse consequences such as reduced liquidity for their securities and reduced market prices for their securities. Following such de-listing, we could encounter increased difficulty in issuing additional securities at an attractive price, or at all, in order to fund our operations. See also “Nasdaq Compliance” on page 6.

23

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we may sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share that you paid for our securities in this offering.

We have broad discretion in the use of the net proceeds of our securities offerings and may not use them effectively.

We intend to use our cash for the development of our products and services, and to pursue a possible strategic investment or other transaction. Our management has broad discretion in the use of cash and will have the right to use our cash in ways that differ substantially from our current plans. Management may spend our cash in ways that do not improve our results of operations or enhance the value of our securities. The failure by management to apply funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the market price of our securities to decline.

Our outstanding warrants may result in further dilution to our stockholders.

Certain of our outstanding warrants to purchase a total of up to approximately 580,837 shares of our common stock contain so-called full-ratchet anti-dilution adjustments in the event we sell or issue shares of common stock or common stock equivalents at an effective price less than the exercise price of such warrants, subject to certain exceptions. Of these warrants, warrants with an aggregate exercise price of $956,015 also provide for a ratable increase in the number of shares purchasable upon exercise of the warrants in the event the exercise price per share of the warrants is reduced. The anti-dilution adjustments of our outstanding warrants would be triggered by future issuances of shares of our common stock at a price per share below the then-exercise price of such warrants, which adjustments would have a further dilutive effect on our stockholders.

We do not intend to pay dividends on our common stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our securities.

We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our common stock. Since we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our securities. There is no assurance that our securities will appreciate in price.

If securities or industry analysts do not publish research or reports about us, or if they issue adverse or misleading opinions regarding us or our securities, the market price of our securities and their trading volume could decline.

If we do not obtain and maintain research coverage by securities and industry analysts, the market price for our securities may be adversely affected. The market price of our securities also may decline if any analyst who covers us issues an adverse or erroneous opinion regarding us, our business model, our intellectual property or our performance. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the market price of our securities and their trading volume to decline and possibly adversely affect our ability to engage in future financings.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

As of December 13, 2024, we had 1,454,492 outstanding shares of common stock. Future sales of a large number of our shares or shares issuable upon exercise of our outstanding warrants and stock options, or the perception that a large number of shares may be sold, could have a material adverse effect on the trading price of our common stock. In addition, there are 5,843,993 contingent shares issuable upon the achievement of certain business milestones in connection with the NextTrip acquisition as described elsewhere in this Registration Statement. Such shares, if and when issued, will become immediately saleable and the sale of a substantial number of contingent shares in the public market could have a material adverse effect on the trading price of our common stock.

24

We will incur significant costs to ensure compliance with U.S. and Nasdaq reporting and corporate governance requirements.

We incur significant costs associated with compliance with our SEC public company reporting requirements and with applicable U.S. and Nasdaq corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002. These rules and regulations may also make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

If we fail to maintain effective internal control over financial reporting, the market price of our securities may be adversely affected.

As a public reporting company, we are required to establish and maintain effective internal control over financial reporting. Failure to establish such internal control, or any failure of such internal control once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of our internal control over financial reporting could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting (including those weaknesses identified in our periodic reports), or disclosure of management’s assessment of our internal control over financial reporting may have an adverse impact on the price of our securities.

Provisions in our articles of incorporation and bylaws could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

Our articles of incorporation and bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our Board of Directors. These provisions include the following:

●	a classified Board of Directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our Board of Directors;

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board of Directors;

●	the ability of our Board of Directors to alter our bylaws without obtaining stockholder approval;

●	the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the chairman of the Board of Directors, the chief executive officer, the president (in the absence of a chief executive officer) or the Board of Directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

25

These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.

We could issue one or more additional series of shares of preferred stock with the effect of diluting existing stockholders and impairing their voting and other rights.

Our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock and may determine the terms of future preferred stock offerings without further action by our stockholders. If we issue preferred stock, it could affect your rights or reduce the value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion, and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party. As of December 13, 2024, 225,520 shares of our preferred stock are outstanding, consisting of 316 shares of Series E Preferred Stock, 33,000 shares of Series H Preferred Stock and 192,204 shares of Series I Preferred Stock. Please see the section of this prospectus entitled “Description of our Capital Stock” for additional information regarding the series of our preferred stock of which there are currently shares issued and outstanding. As a result, there is a possible negative effect on the market price of our common shares resulting from the public sale or perceived sale of common shares issuable upon conversion or exercise of these securities.

Risks Related to this Offering

Resales of our shares of our common stock in the public market by investors in this offering may cause the market price of our shares of our common stock to fall.

We are registering shares          of common stock offered under this prospectus, as well as an aggregate of            shares of common stock issuable upon exercise of Common Warrants being offered under this prospectus and Underwriter’s Warrants to be issued upon consummation of this offering. Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of common stock. The issuance of new shares of common stock in this offering or in the future could result in sales of shares of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities exercisable or convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the shares of common stock you purchase in this offering.

Because the price per share being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering. Assuming a combined public offering price of $         per share and Common Warrant, which is the last reported sales price of our shares of common stock on the Nasdaq on          , 2024, if you purchase shares of common stock in this offering, you will experience an immediate decrease of approximately $          per share in the net tangible book value of the shares of common stock as of November 30, 2024. In addition, if previously issued options or warrants to acquire shares of our common stock are exercised at prices below the offering price, you will experience further dilution. See the section of this prospectus entitled “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

There is no public market for the Pre-Funded Warrants or Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

Holders of the Pre-Funded Warrants or the Common Warrants will have no rights as holders of Common Stock until such warrants are exercised.

Until you acquire shares of common stock upon exercise of your Pre-Funded Warrants or the Common Warrants, you will have no rights with respect to the shares of common stock issuable upon exercise of your Pre-Funded Warrants or Common Warrants. Upon exercise of your Pre-Funded Warrants or the Common Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants and Common Warrants are speculative in nature.

The Pre-Funded Warrants and Common Warrants offered hereby do not confer any rights of ownership of our shares of common stock on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire shares of common stock issuable upon exercise of such warrants at an exercise price of $0.001 per share of common stock and holders of Common Warrants may acquire shares of common stock issuable upon exercise of such warrants at an exercise price of $      per share of common stock. Moreover, following this offering, the market value of the Pre-Funded Warrants and Common Warrants is uncertain, and there can be no assurance that the market value of the Pre-Funded Warrants or Common Warrants will equal or exceed the combined public offering price.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants. The net proceeds to the Company from the purchase of Pre-Funded Warrants will be immediately available to the Company.

Holders of the Pre-Funded Warrants and Common Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire shares of our common stock.

Until holders of the Pre-Funded Warrants and Common Warrants acquire shares of our common stock upon exercise thereof, holders of such Pre-Funded Warrants and Common Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants and Common Warrants. Upon exercise of the Pre-Funded Warrants and Common Warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

26

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If we raise additional capital through the sale of shares of our common stock, convertible securities or debt in the future, your ownership in us could be diluted and restrictions could be imposed on our business.

In addition to this offering, we may issue shares of our common stock or securities convertible into our common stock to raise additional capital in the future. To the extent we issue such securities, our stockholders may experience substantial dilution and the trading price of our common stock could decline. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, such debt or preferred securities could have rights senior to your rights as a common stockholder, which could impair the value of our common stock.

As further described in “Liquidity and Capital Resources” on page 42, on September 19, 2024, the Company issued a warrant to purchase up to 96,774 shares of common stock at an exercise price of $3.10 per share in connection with entering into a securities purchase agreement (the “Note & Warrant SPA”) with Alumni Capital LP (“Alumni Capital”) for the sale of a short-term promissory note. Also on September 19, 2024, the Company entered into a Common Stock Securities Purchase Agreement (the “Common Stock SPA”) with Alumni Capital, pursuant which the Company has the right, but not the obligation to cause Alumni Capital to purchase up to $10 million shares of common stock.

On October 1, 2024, the Company entered into a securities purchase agreement with an investor for the sale of 66,225 shares of Series I Convertible Preferred Stock at $3.02 per share, for total consideration of $200,000.

On November 1, 2024, in connection with the sale of a short-term promissory note, the Company issued a warrant to an investor to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $3.25, and on December 3, 2024, in connection with the sale of a second short-term promissory note to the same investor, the Company issued a warrant to purchase up to 40,000 shares of the Company’s common stock at an exercise price of $3.25.

To the extent that any of the warrants are exercised or the Company elects to cause Alumni Capital to purchase up to $10 million shares of common stock, you will experience significant dilution, and the trading price of our common stock could decline.

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Common Stock SPA.

The sale of our common stock to Alumni Capital in accordance with the Common Stock SPA will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we elect to sell shares to Alumni Capital under the Common Stock SPA, the more shares of our common stock we will have to issue to Alumni Capital. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering. Dilution will be further increased by the discount provided to Alumni Capital under the Purchase Agreement, which will vary.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock and Common Warrants offered hereby will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. We, along with our directors and executive officers, have agreed that for a period of 90 days after the date of this prospectus, subject to specified exceptions, we or they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock.

If the price of our common stock fluctuates significantly, your investment could lose value.

The trading price of our common stock could be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In particular, the trading prices for biopharmaceutical companies have been highly volatile as a result of supply chain disruptions and the COVID-19 pandemic. These factors include those in this “Risk Factors” section and elsewhere in this prospectus or the documents incorporated by reference herein.

In addition, the stock markets in general, and the markets for biopharmaceutical stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock.

We might not be able to maintain the listing of our securities on The Nasdaq Capital Market.

We have listed our common stock on The Nasdaq Capital Market. We might not be able to maintain the listing standards of that exchange, as evidenced by recent deficiencies, which standards include requirements that we maintain our shareholders’ equity, total value of shares held by unaffiliated shareholders, market capitalization above certain specified levels and minimum bid requirement of $1.00 per common share. We do not expect to become profitable for some time and, as our shareholders’ equity has fallen below the $2.5 million level required by Nasdaq, we may not be able to raise it to remedy such deficiency. If we do not maintain compliance with the minimum bid requirement or our shareholders’ equity does not get back above $2.5 million, it will cause us to fail to conform to the Nasdaq listing requirements, which in turn could cause our common stock to cease to trade on the Nasdaq exchange, and be required to move to the Over the Counter Bulletin Board or the “pink sheets” exchange maintained by OTC Markets Group, Inc. The OTC Bulletin Board and the “pink sheets” are generally considered to be markets that are less efficient, and to provide less liquidity in the shares, than the Nasdaq market.

27

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company and its subsidiaries, volatility of stock price, commercial viability of our product candidates and any other factors discussed in this and other registrant filings with the SEC.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward- looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

●	our anticipated needs for working capital;

●	our ability to secure additional financing;

●	our ability to continue as a going concern;

●	we have incurred significant losses since our inception and anticipate that we will continue to incur losses in the future;

●	regulatory or legal developments in the United States and other countries;

●	the level of expenses related to our product development and operations; and

●	our efforts to expand our products and our business.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

28

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of the shares of common stock (or Pre-Funded Warrants in lieu thereof) and Common Warrants that we are offering of approximately $      million (or approximately $       million if the underwriter exercises its option to purchase additional shares in full) based on the combined public offering price of $       per share of common stock and Common Warrant, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants and Common Warrants.

A $0.10 increase (decrease) in the assumed combined public offering price of $        per share of common stock and Common Warrant, would increase (decrease) the net proceeds to us from this offering by approximately $     million, assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions, assuming no sale of Pre-Funded Warrants. Similarly, each increase (decrease) of 500,000 shares in the number of shares of common stock and Common Warrants offered by us would increase (decrease) the net proceeds to us from this offering by approximately $       million, based on the public offering price of $      per share and Common Warrant, and after deducting estimated underwriting discounts and commissions, and assuming no sale of Pre-Funded Warrants.

We currently intend to use the net proceeds we receive from this offering for general corporate purposes, including operating expenses, capital expenditures and working capital. We cannot specify with certainty all of the particular uses for the net proceeds to us from this offering.

Notwithstanding the foregoing, we currently estimate that we will use the net proceeds from this offering, together with our existing cash and cash equivalents, as follows:

Proceeds:
Gross Proceeds	$10,000,000
Underwriting Discounts and Commissions	(800,000)
Estimated Fees and Expenses	(550,000)
Net Proceeds	$8,650,000

Use of Proceeds:
Compass.TV:
AI generated video creation platform	500,000
Marketing/viewership acceleration	500,000

NextTrip Travel:
NXT 2.0 (technology enhancements to groups, widget, and travel agent platforms)	400,000
Expanded Staffing (customer support)	1,000,000
Expanded marketing programs	700,000
Upgrading Technology Infrastructure - NXT 3.0	1,000,000

Travel Magazine Marketing:
Marketing for expanded user base	400,000
My Bucket List	100,000

Other:
Acquisitions	2,700,000
General working capital	1,042,000
Repayment of short term promissory note	308,000

Total Use of Proceeds	$8,650,000

On September 19, 2024, the Company entered into a securities purchase agreement (the “Note & Warrant SPA”) with an investor for the sale of a short-term promissory note (“Alumni Note”) and warrants (“Warrants”) to Investor for total consideration of $250,000. The Alumni Note has a principal amount of $300,000 with an original issue discount of $50,000 and guaranteed interest on the principal amount of ten percent (10%) per annum which shall be due and payable on December 19, 2024 (the “Maturity Date”). In the event of a failure to re-pay the Alumni Note on or before the Maturity Date, the interest rate will increase to the lesser of twenty-two percent (22%) per annum or the maximum amount permitted under law from the due date thereof until the same is paid. In addition, while any portion of the Alumni Note is outstanding, if the Company receives net cash proceeds in excess of $1,000,000 but less than $2,000,000, the Investor is entitled to receive up to 50% of the outstanding amounts under the Alumni Note and, for such net cash proceeds in excess of $2,000,000, Investor is entitled to repayment in full. As such the above Use of Proceeds assumes a full repayment of the Alumni Note.

On November 1, 2024, the Company sold a short-term promissory note (“November 2024 Note”) to an investor for a total consideration of $250,000. The November 2024 Note has a principal amount of $287,500 with an original issue discount of $37,500. There is no additional stated interest. The November 2024 Note is due and payable in full on May 1, 2025 (“Maturity Date”), and may be prepaid by the Company at any time prior to the Maturity Date without penalty. In the event of default by the Company, the November 2024 Note shall become immediately due and payable. In connection with the November 2024 Note, the Company issued a warrant to the investor for up to 100,000 shares of the Company’s common stock. The warrant has an exercise price of $3.25 and expires on November 1, 2027.

As outlined in the table above, we may also use a portion of the net proceeds to acquire complementary businesses, products, services, or technologies. However, we do not have agreements or commitments to enter into any acquisitions at this time.

Our expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot predict with any certainty our use of the net proceeds from this offering or the amounts that we will actually spend on each area of use set forth above. Our management will retain broad discretion over the allocation of the net proceeds from this offering, including, but not limited to, increasing the repayment amount of related-party loans, which decision, to the extent not limited by the terms of the offering, shall be subject to review and approval by the Audit Committee and the Board of Directors Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering. See “Risk Factors—Risks Related to our Securities and this Offering.”

We estimate that we will need to raise a minimum of $5.5 million in net proceeds to sustain our operations for the next twelve months. If we fail to raise the minimum amount needed, we will likely need to raise capital from other sources. Other than the Common Stock SPA entered into on September 19, 2024, we currently have no arrangement to obtain any additional financing, and there is no assurance as to the amount and availability of any required future financing or the terms thereof. Any such financing, if in the form of equity, may be highly dilutive to our existing stockholders and may otherwise include onerous terms. If in the form of debt, such financing may include covenants and repayment obligations which may be difficult to meet and that could adversely affect our business and operations. To the extent that funds are not available to us, we may be required to delay, limit, or terminate our business and operations and/or lose our Nasdaq listing.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

29

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock, par value $0.001 per share, is listed on the Nasdaq Capital Market under the ticker symbol “NTRP”.

There is currently no established trading market for the offered Pre-Funded Warrants or Common Warrants. We do not intend to list the Pre-Funded Warrants or Common Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre- Funded Warrants and Common Warrants will be limited.

Holders

As of December 13, 2024, there were approximately 600 holders of record of our common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares are held by banks, brokers, and other financial institutions.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs. Investors should not purchase our common stock with the expectation of receiving cash dividends.

30

CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2024:

●	on an actual basis; and

●	on an adjusted basis, after giving effect to our sale of shares of common stock and Common Warrants to purchase an aggregate of shares of our common stock in this offering at a combined public offering price of $ per share of common stock and accompanying Common Warrant, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted figures assume no sale of Pre-Funded Warrants, and excludes the proceeds, if any, from the exercise of any Common Warrants and Underwriter’s Warrants to be issued in this offering.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company,” and our audited and unaudited financial statements and the notes to those financial statements included elsewhere in this prospectus.

As of August 31, 2024
	Actual	As Adjusted (1)
	(unaudited)	(unaudited)
	(in thousands, except share and per share amounts)
Cash and Cash Equivalents	$102	$
Total Current Liabilities	$5,023	$
Total Liabilities	$5,023	$
Stockholders’ Equity (Deficit):
Preferred Stock; par value $0.001, 10,000,000 authorized, 63,494 issued and outstanding	—
Common Stock: par value $0.001, 250,000,000 authorized, 1,388,641 issued and outstanding	$1	$
Additional Paid-in Capital	$27,550	$
Accumulated Deficit	$(27,685)	$
Total Stockholders’ Equity (Deficit)	$(134)	$

(1)	This as adjusted information is illustrative only and will depend on the actual public offering price and other terms of this offering determined at pricing.

(2)	Each $0.10 increase (decrease) in the combined public offering price of $ per share of common stock and Common Warrant would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by approximately $ million, assuming that the number of shares of common stock and Common Warrants offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no sale of Pre-Funded Warrants. Similarly, an increase (decrease) of 500,000 shares of common stock and Common Warrants offered by us would increase (decrease) the as adjusted amounts of each of our cash, cash equivalents, and short-term investments, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $ million, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no sale of Pre-Funded Warrants.

The above discussion and table are based on 1,388,641 shares outstanding as of August 31, 2024. The discussion and table do not include, as of that date:

●	78,877 shares of our common stock subject to outstanding options having a weighted-average exercise price of $58,19 per share;

●	484,063 shares of our common stock subject to outstanding warrants having a weighted-average exercise price of $8.58 per share;

●	96,238 shares of our common stock issuable upon conversion of our Series E, H, and I Convertible Preferred Stock; and

●	728 shares of our common stock issuable upon exercise of Unit Purchase Options to acquire up to 560 units, at an exercise price of $350.00 per unit, consisting of 560 shares of common stock, and warrants to purchase up to 168 shares of common stock at an exercise price of $322.00.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriter of its option to purchase additional shares from us.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	the sale and issuance by us of all shares of common stock (or Pre-Funded Warrants in lieu thereof) and accompanying Common Warrants being offered hereunder;

●	no exercise of the Common Warrants being offered hereunder;

●	no exercise of Underwriter’s Warrants to be issued upon consummation of this offering;

●	no exercise of outstanding options or warrants; and

●	no exercise by the underwriters of their option to purchase up to additional shares of our Common Stock, Pre-Funded Warrants and/or Common Warrants from us to cover over-allotments, if any.

To the extent that any outstanding options, warrants, and convertible securities are exercised or converted, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

31

DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the combined public offering price per share of our common stock and Common Warrant in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the per share offering price of our common stock is substantially in excess of the net tangible book value per share attributable to our existing stockholders.

As of August 31, 2024, we had a historical net tangible book value of $(3,612,835), or $(2.60) per share of common stock, based on 1,388,641 shares of our common stock outstanding. Our historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding as of August 31, 2024.

Our pro-forma net tangible book value as of August 31, 2024 was $(3,612,835), or $(0.50) per share of common stock. Pro-forma net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding as of August 31, 2024 plus the total contingent shares to be issued of 5,843,993 shares, on a pro forma basis. As of August 31, 2024, three of the four business milestones had been achieved as further described in our August 31, 2024 Form 10-Q in Note 2 to the financial statements under “Loss Per Share”. As a result, 4,393,993 of the contingent shares were eligible to be issued. The remaining 1,450,000 contingent shares will be eligible for issuance upon the launch of the Company’s Travel Agent platform. As such, the total contingent shares of 5,843,993 shares are included in the calculation of pro-forma net tangible book value.

After giving further effect to the sale and issuance by us of the shares of our common stock (and assuming no sale of Pre-Funded Warrants) and Common Warrants in this offering at the combined public offering price of $       per share and accompanying Common Warrant, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro-forma as adjusted net tangible book value as of August 31, 2024, would be approximately $       million, or approximately $       per share of common stock. This represents an immediate increase in pro-forma as adjusted net tangible book value to our existing stockholders of approximately $       per share and an immediate dilution to new investors participating in this offering of approximately $        per share.

Dilution per share to new investors is determined by subtracting pro-forma as adjusted net tangible book value per share after this offering from the combined public offering price per share and Common Warrant paid by new investors. The following table illustrates this dilution on a per share basis (without giving effect to any exercise by the underwriter of its option to purchase additional shares):

Public offering price per share		$
Pro-forma net tangible book value per share as of August 31, 2024	$
Increase in pro-forma net tangible book value per share attributable to new investors in this offering
Pro-forma as adjusted net tangible book value per share after this offering
Dilution per share to new investors in this offering		$

Each $0.10 increase (decrease) in the combined public offering price of $     per share of common stock and Common Warrant, would increase (decrease) our pro-forma as adjusted net tangible book value per share by approximately $     and the dilution in pro-forma as adjusted net tangible book value per share to new investors in this offering, assuming no sale of Pre-Funded Warrants by approximately $       , assuming (i) that the number of shares outstanding immediately prior to this offering remains        shares, and (ii) the deduction of estimated underwriting discounts and commissions. Similarly, each increase (decrease) of 500,000 shares in the number of shares of common stock and Common Warrants offered by us would increase (decrease) our pro-forma as adjusted net tangible book value per share by approximately $        , assuming no sale of Pre-Funded Warrants and decrease the dilution in pro-forma as adjusted net tangible book value per share to new investors in this offering by approximately $        , after deducting estimated underwriting discounts and commissions.

If the underwriter exercises its option to purchase additional shares of our common stock in full, the pro-forma as adjusted net tangible book value per share after this offering would be $        , the increase in pro-forma net tangible book value per share attributable to new investors in this offering would be $         and the dilution per share to new investors in this offering would be $        , in each case assuming a combined public offering price of $         per share.

32

The following table sets forth, as of August 31, 2024, on the as adjusted basis described above, the differences between the existing stockholders and the new investors purchasing shares in this offering with respect to the number of shares of common stock and common warrants purchased from us, the total consideration paid, which includes net proceeds received from the issuance of common stock and Common Warrants and assumes no sale of Pre-Funded Warrants, cash received from the exercise of stock options, and the value of any capital stock issued for services, and the average price per share of our common stock paid by existing stockholders. The calculation with respect to shares of common stock and Common Warrants purchased by new investors in this offering reflects the issuance of shares of our common stock and Common Warrants in this offering at a combined public offering price of $        per share and Common Warrant, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of Pre-Funded Warrants.

(amounts in thousands, except share and per	Shares and Common Warrants purchased			Total consideration			Average price per
share amounts, and percentages)	Number	Percent		Amount	Percent		share
Existing stockholders(1)			%	$		%	$
New investors
Total			%	$		%	$

(1)	The presentation in this table regarding ownership by existing stockholders does not give effect to any purchases that existing stockholders may otherwise purchase in this offering.

If the underwriter exercises its option to purchase additional shares of our common stock in full, the number of shares of our common stock held by new investors will increase to      % of the total number of shares of our common stock outstanding after this offering.

The number of shares of common stock to be outstanding after this offering is based on an aggregate of ________________ shares outstanding as of August 31, 2024 which includes          shares to be sold by us in the offering, but excludes:

●	78,877 shares of our common stock subject to outstanding options having a weighted-average exercise price of $58.19 per share;

●	484,063 shares of our common stock subject to outstanding warrants having a weighted-average exercise price of $8.58 per share;

●	96,238 shares of our common stock issuable upon conversion of our Series E, H, and I Convertible Preferred Stock; and

●	728 shares of our common stock issuable upon exercise of Unit Purchase Options to acquire up to 560 units, at an exercise price of $350.00 per unit, consisting of 560 shares of common stock, and warrants to purchase up to 168 shares of common stock at an exercise price of $322.00;

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	the sale and issuance by us of all shares of common stock (or Pre-Funded Warrants in lieu thereof) and accompanying Common Warrants being offered hereunder;

●	no exercise of the Common Warrants being offered hereunder;

●	no exercise of Underwriter’s Warrants to be issued upon consummation of this offering;

●	no exercise of outstanding options or warrants; and

●	no exercise by the underwriters of their option to purchase up to additional shares of our Common Stock, Pre-Funded Warrants and/or Common Warrants from us to cover over-allotments, if any.

To the extent that any outstanding options, warrants, and convertible securities are exercised or converted, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

33

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with “Summary Financial Data” and the financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward- looking statements as a result of various factors, including those set forth under the section of this prospectus entitled “Risk Factors” or in other parts of this prospectus. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Business Overview

NextTrip is an early-stage, innovative technology company that is building next generation solutions to power the travel industry. NextTrip through its subsidiaries, provides travel technology solutions with sales originating in the United States, with a primary emphasis on accommodations, hotels, flights, wellness, and all-inclusive travel packages. Its proprietary booking engine, branded as NXT2.0, provides travel distributors access to a sizeable inventory. NextTrip’s NXT2.0 booking technology was built upon a platform acquired in June 2022, which previously powered the Bookit.com business, a well-established online leisure travel agent generating over $400 million in annual sales as recently as 2019 (pre-pandemic).

Since 2022, NextTrip has been focused on the holistic integration of the NXT2.0 technology platform, which will serve as a base for current and future technology projects as well as proprietary system enhancements. Through this strategic offering, NextTrip will focus on key areas of opportunity in the travel sector and drive enhanced booking conversion rates. NextTrip’s proprietary technology, when combined with media, product offerings and customer service, provides a unique lane to serve mid- to luxury travelers.

The spread of the COVID-19 virus globally beginning in January 2020, severely impacted NextTrip’s business. Beginning in March 2020, many U.S. states and foreign countries began issuing “stay-at-home” orders and closed their borders to interstate and international travel. Such restrictions on travel, together with other measures implemented by governments around the world, severely restricted the level of economic activity around the world and had an unprecedented effect on the global travel industry. The public’s ability to travel was severely curtailed through border closures, mandated travel restrictions and limited operations of hotels, airlines, and additional voluntary or mandated closures of travel-related businesses from December 2019 through the beginning of 2022 (and beyond in some jurisdictions). Measures implemented during the COVID-19 pandemic led to unprecedented levels of temporary and permanent business closures, cancellations and limited new travel bookings, having a severe negatively impacted on NextTrip’s business, financial condition and results of operations.

Due to the significant decrease in demand for the travel related services provided by NextTrip during the peak of the COVID-19 pandemic, NextTrip shifted its focus to developing and enhancing its program offerings. For example, it enhanced the functionality of its booking engines, including developing a booking engine platform that allows customers to book packaged vacations and cruises along with a platform to arrange and manage business travel.

Prior to the reverse acquisition transaction with the Company under that certain Share Exchange Agreement dated October 12, 2023, NextTrip Holdings, Inc. (“NTH”) was a wholly owned subsidiary of NextTrip Group, LLC (“NTG”), which in turn, was previously a wholly owned subsidiary of NextPlay Technologies, Inc. (“NextPlay”). All of the business operations of NTG were conducted through its subsidiaries. On January 25, 2023, NextPlay and NTG entered into an Amended and Restated Separation Agreement (“Separation Agreement”), Amended and Restated Operating Agreement (“Operating Agreement”), and Exchange Agreement (“Exchange Agreement”), together the Agreements (“Agreements”), whereby NextPlay transferred their interest in the travel business to NTG and its principals. Pursuant to the Exchange Agreement, NextPlay exchanged 1,000,000 Membership Units of NTG for 400,000 Preferred Units of NTG, with a value of $10 per unit. Prior to the exchange for Preferred Units, NTG had an intercompany payable due to NextPlay of $17,295,873, representing cash advances and payment of expenses by NextPlay on behalf of NTG, while NextPlay had offsetting obligations to provide ongoing support to NTG. Such liability was settled by the issuance of the NTG Preferred Units and the waiver of all of NextPlay’s ongoing support obligations except for a $1.5 million advance remaining under a promissory note and as such NTG recorded the payable as contributed capital.

NTH completed the reverse acquisition with the Company on December 29, 2023. The Company previously traded on Nasdaq as SASI which has had a name change to NextTrip, Inc. and now trades as NTRP on Nasdaq.

34

As a result of the consummation of the Share Exchange Agreement by and between the Company, NTG, NTH and the NTH Representative, the 400,000 Preferred Units held by NextPlay in NTG were exchanged for up to 500,000 shares of common stock in the Company, as follows: (i) 13,001 shares of Company common stock, or Closing Shares, were issued to NextPlay on December 29, 2023, and (ii) NextPlay has the right to receive up to 486,999 Contingent Shares when and if the business milestones are achieved in the Share Exchange Agreement.

The Company has accounted for the reverse merger as NTH being the accounting acquirer and will report the financial results as such on a going forward basis. The capital section reflected in the financial statements are that of NextTrip, Inc. and the operating results are that of NextTrip Holdings, Inc.’s (the accounting acquirer) financials. All assets, liabilities and results of operations assumed in the transaction are the basis of the financial information discussed in this Management’s Discussion and Analysis of Financial Conditions and Results of Operations, as well as the financial statements of NextTrip included elsewhere in this Report.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported assets, liabilities, sales and expenses in the accompanying financial statements. Critical accounting policies are those that require the most subjective and complex judgments, often employing the use of estimates about the effect of matters that are inherently uncertain. By their nature, changes in these assumptions and estimates could significantly affect our financial position or results of operations. Significant accounting estimates that may materially change in the near future are revenue recognition, impairment of long-lived assets, values of stock compensation awards and stock equivalents granted as offering costs, and allowance for bad debts. Such critical accounting policies, including the assumptions and judgments underlying them, are disclosed in Note 1 to the Financial Statements included in this prospectus. However, we do not believe that there are any alternative methods of accounting for our operations that would have a material effect on our financial statements.

The critical accounting policies and estimates addressed below reflect our most significant judgements and estimates used in the preparation of our financial statements.

Basis of Presentation and Principles of Consolidation

NextTrip’s financial statements and related disclosures are prepared pursuant to the rules and regulations of the SEC for annual financial statements, as applicable. The Financial Statements have been prepared using the accrual basis of accounting in accordance with GAAP.

The financial statements of NextTrip have been prepared on a consolidated basis with those of its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These differences could have a material effect on NextTrip’s future results of operations and financial position. Significant items subject to estimates and assumptions include the carrying amounts of intangible assets, depreciation and amortization.

Information about key assumptions and estimation uncertainty that has a significant risk of resulting in a material adjustment to the carrying amounts of NextTrip’s assets and liabilities within the next financial year are referenced in the notes to the financial statements as follows:

●	The assessment of NextTrip’s ability to continue as a going concern;
●	The measurement and useful life of intangible assets and property and equipment; and
●	Recoverability of long-lived assets

Receivables

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable.

35

The Company considers trade accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Trade accounts receivable balances as of February 29, 2024 and February 28, 2023, were $34,082 and $0, respectively.

Receivables from NextPlay under the promissory note as described in NOTE 1 – Business Description and Going Concern were $2,567,665 and $1,933,908 respectively. Management has determined that, since NextPlay is in default under the terms of the promissory note, collectability of the entire related party receivable as of February 29, 2024 is uncertain, and has therefore established an allowance for doubtful accounts of $1,567,665. As of February 28, 2023, no allowance for doubtful accounts was established.

Intangible Assets

NextTrip measures separately acquired intangible assets at cost less accumulated amortization and impairment losses. NextTrip recognizes internally developed intangible assets when it has determined that the completion of such is technically feasible, and it has sufficient resources to complete the development. Subsequent expenditures are capitalized when they increase the future economic benefits of the associated asset. All other expenditures are recorded in profit or loss as incurred.

NextTrip assesses whether the life of intangible assets is finite or indefinite. NextTrip reviews the amortization method and period of use of its intangible assets at least annually. Changes in the expected useful life or period of consumption of future economic benefits associated with the asset are accounted for prospectively by changing the amortization method or period as a change in accounting estimates in profit or loss. NextTrip has assessed the useful life of its trademarks as indefinite.

The estimated useful lives for NextTrip’s finite life intangible assets are as follows:

Category	Method	Estimated useful life
Software	Straight line	3 years
Software licenses	Straight line	0.5 - 4 years

Software Development Costs

NextTrip capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25” Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the straight-line method over the remaining estimated economic life of the product.

Impairment of Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, NextTrip assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors it considers important, which could trigger an impairment review include the following:

1. Significant underperformance compared to historical or projected future operating results;

2. Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When NextTrip determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, NextTrip records an impairment charge. NextTrip measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Intangible assets that have finite useful lives are amortized over their useful lives.

36

Leases

NextTrip adopted ASU 2016-02 (Topic ASC 842) Leases, which requires a lessee to recognize a lease asset and a leases liability for operating leases arrangements greater than twelve months.

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Revenue Recognition

NextTrip recognizes revenue in accordance with ASC 606 which involves identifying the contracts with customers, identifying performance obligations in the contracts, determining transactions price, allocating transaction price to the performance obligation, and recognizing revenue when the performance obligation is satisfied.

NextTrip recognizes revenue when the customer has purchased the product, the occurrence of the earlier of date of travel or the date of cancellation has expired, as satisfaction of the performance obligation, the sales price is fixed or determinable and collectability is reasonably assured. Revenue for customer travel packages purchased directly from NextTrip are recorded gross (the amount paid to NextTrip by the customer is shown as revenue and the cost of providing the respective travel package is recorded to cost of revenues).

NextTrip generates revenues from sales directly to customers as well as through other distribution channels of tours and activities at destinations throughout the world.

NextTrip controls the specified travel product before it is transferred to the customer and is therefore a principal, including but not limited to, the following:

●	NextTrip is primarily responsible for fulling the promise to provide such travel product.
●	NextTrip has inventory risk before the specified travel product has been transferred to a customer or after transfer of control to a customer.
●	NextTrip has discretion in establishing the price for the specified travel product.

Payments for tours or activities received in advance of services being rendered are recorded as deferred revenue and recognized as revenue at the earlier of the date of travel or the last date of cancellation (i.e., the customer’s refund privileges lapse).

From time to time, payments are made to suppliers in advance of customer bookings as required by hotels. These payments are recognized as costs of goods at the earlier of the date of travel or the last date of cancellation.

Stock-Based Compensation

We measure the compensation costs of stock-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Stock-based compensation arrangements may include stock options, grants of shares of common stock with and without restrictions, performance-based awards, share appreciation rights and employee share purchase plans. Stock-based compensation is measured on the date of grant at its fair value.

37

Equity instruments issued to non-employees are recorded on the basis of the grant date fair value of the instruments. In general, the measurement date is either (a) when a performance commitment, as defined, is reached or (b) the earlier of the date that (i) the non-employee performance requirement is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant.

The grant date fair value of stock-based compensation and other equity instruments is calculated using the Black Scholes valuation model, and requires estimates of several inputs to the model, including risk-free interest rates, dividends, and expected volatility of our stock price.

Results of Operations

Three Months Ended August 31, 2024 and August 31, 2023

During the three months ended August 31, 2024, we recognized revenue of $154,498, as compared to $27,663 in the same period in 2023, an increase of $126,835, or 459%. The increase was primarily due to the implementation of the Bookit.com assets as well as the integration of Expedia into our booking engine, NXT 2.0. The Company’s initial focus was to negotiate direct connectivity and fixed base pricing contracts allowing it to set its own pricing and margins. This flexibility affords the company the opportunity to both run specials that are highly competitive or simply adjust pricing to maintain competitiveness within its market. To supplement the supply of inventory, the Company has also negotiated contracts and enacted API links with Expedia and other established suppliers to provide significant additional content and product into our booking engine. The Expedia contract significantly increased our product offering, allowing us to cover other parts of the world, adding hotel properties worldwide, alternative lodging accommodations and Bed and Breakfast facilities resulting in roughly 3 million lodging accommodations. By integrating the products into our booking engine, the Company has the ability to set its own pricing by reducing its margins. While sales of these supplemental products through the NXT 2.0 booking engine carry lower margins versus directly contracted products, they greatly increase the NextTrip global offerings. These products help support the growth of specialty travel services like NextTrip’s Groups Bookings (i.e. destination weddings, conferences and conventions) which require additional concierge support and services that fall outside of typical online travel offerings.

Our cost of revenue for the three months ended August 31, 2024 was $155,455, as compared to $23,734 for the same period in 2023, an increase of $131,721, or 555%. The increase was primarily attributable to a rise in sales from the launch of NXT 2.0 in the second quarter of 2024 as compared to the second quarter of 2023.

Our total operating expenses for the three months ended August 31, 2024 were $1,468,335, as compared to $1,090,930 for the same period in 2023, an increase of $377,405, or 35%. The increase was primarily attributable to the relaunch of the NXT 2.0 booking engine in March of 2024, as well as the integration of Sigma Additive Solutions, and the transition to public company status.

Salary and benefits costs were $628,759 for the three months ended August 31, 2024, as compared to $360,947 for the same period in 2023, an increase of $267,812, or 74%. The increase was comprised of an increase in salaries and benefits of $234,255 due to the conversion of booking engine contractors to employees and the addition of new accounting staff, an increase in taxes and benefits of $30,672, and an increase in stock appreciation rights of $2,885.

Stock-based compensation was $13,841 for the three months ended August 31, 2024, as compared to $0 for the same period in 2023, an increase of $13,841. This increase was a result of the assumption of employee stock options in connection with the reverse acquisition of Sigma Additive Solutions in December 2023.

We incurred general and administrative costs of $21,677 during the three months ended August 31, 2024, as compared to $128,955 in the same period in 2023, a decrease of $107,278, or 83%. The decrease was primarily the result of a decrease in rent expense in 2023 of $34,587, a decrease in broker fees of $36,746, a decrease in administrative services fees of $27,784, a decrease in travel expense of $3,469 and a decrease in telephone expense of $5,150.

We incurred marketing costs of $51,347 during the three months ended August 31, 2024, as compared to $49,758 during the same period in 2023. The increase of $1,589, or 3%, was primarily due to an increase of $25,475 in third party contractor expenses associated with the relaunch of the NXT 2.0 booking engine in March of 2024. Partially offsetting the increase was a decrease in marketing and advertising expenses of $9,656, and expenses associated with Travel Magazine of $14,230 as resources were shifted towards NXT 2.0.

We incurred technology costs of $141,022 during the three months ended August 31, 2024, as compared to $83,786 during the same period in 2023. The increase of $57,236, or 68%, was primarily attributable to an increase in dues and subscription services for external travel services used in connection with our booking engine, and cloud database and software expenses to host the booking engine.

Professional service fees incurred during the three months ended August 31, 2024 were $372,027, as compared to $125,934 incurred during the same period in 2023, an increase of $246,093, or 195%. This increase was a result of: (a) an increase in investor relations expenses of $88,458; (b) an increase in accounting fees of $85,448 for audit and related financial services; (c) an increase in consultants contracted for services of $82,602 for management and administrative services related to the company’s media initiatives, special projects including establishing travel related partnerships, and maintenance and bug fixes with the booking engine. Partially offsetting the increases was a decrease in legal expenses of $10,415.

Organizational costs for the three months ended August 31, 2024 were $80,452, as compared to $0 for the same period in 2023, an increase of $80,452. The increase resulted primarily from directors’ compensation, and shareholder services expenses including transfer agent fees, and filing services.

Depreciation and amortization expense for the three months ended August 31, 2024 was $95,414, as compared to $331,549 for the same period in 2023, a decrease of $236,135, or 71%. The decrease was primarily due to no new equipment purchases and an increase in fully amortized intangible assets as compared to the same period in 2023.

38

Other operating expenses were $63,796 for the three months ended August 31, 2024, as compared to $ 10,001 for the same period in 2023. The $53,795 increase was primarily due to an increase in insurance expense of $35,921, and an increase in bank and merchant processing fees of $17,873.

In the three months ended August 31, 2024, we realized net other expense of $64,227, as compared to net other expense of $73,762 in the same period in 2023. The decrease in net other income of $9,535 was primarily due to a decrease in interest expense associated with convertible loans as a result of their conversion in December 2023.

Preferred dividends for the three months ended August 31, 2024 were $10,688, as compared to $0 for the same period in 2023. The increase was due to dividends associated with outstanding shares of Series E convertible preferred stock assumed in the reverse acquisition of Sigma.

In the three months ended August 31, 2024, the net loss from continuing operations totaled $1,533,519 as compared to a net loss from continuing operations of $1,160,763 for the same period in 2023. The operating loss component increased by $382,291 in 2024, partially offset by a decrease in the other loss component of $9,535.

The net loss from discontinued operations of $1,131 for the three months ended August 31, 2024 was attributable to the termination of an annual contract of $4,131 from a legacy Sigma subscription. Partially offsetting the loss was a gain of $3,000 from the final payment due from a legacy Sigma customer.

Our net loss applicable to common stockholders for the three months ended August 31, 2024, was $1,545,338, as compared to $1,160,763 for the same period in 2023, an increase of $384,575, or 33%. The increase was primarily attributable to an increase in operating loss from continued operations of 382,291, an increase in preferred dividends of $10,688, and a loss from discontinued operations of $1,131, partially offset by a decrease in other expense of $9,535.

Six Months Ended August 31, 2024 and August 31, 2023

During the six months ended August 31, 2024, we recognized revenue of $343,291, as compared to $47,225 in the same period in 2023, an increase of $296,066, or 627%. The increase was primarily due to the implementation of the BookIt asset as well as the integration of Expedia into our booking engine, NXT 2.0. The Company’s initial focus was to negotiate direct connectivity and fixed base pricing contracts allowing it to set its own pricing and margins. This flexibility affords the company the opportunity to both run specials that are highly competitive or simply adjust pricing to maintain competitiveness within its market. To supplement the supply of inventory, the Company has also negotiated contracts and enacted API links with Expedia and other established suppliers to provide significant additional content and product into our booking engine. The Expedia contract significantly increased our product offering, allowing us to cover other parts of the world, adding hotel properties worldwide, alternative lodging accommodations and Bed and Breakfast facilities resulting in roughly 3 million lodging accommodations. By integrating the products into our booking engine, the Company has the ability to set its own pricing by reducing its margins. While sales of these supplemental products through the NXT 2.0 booking engine carry lower margins versus directly contracted products, they greatly increase the NextTrip global offerings. These products help support the growth of specialty travel services like NextTrip’s Groups Bookings (i.e. destination weddings, conferences and conventions) which require additional concierge support and services that fall outside of typical online travel offerings.

Our cost of revenue for the six months ended August 31, 2024 was $329,036, as compared to $41,452 for the same period in 2023, an increase of $287,584, or 694%. The increase was primarily attributable to the increase in sales from the launch of NXT 2.0 in the second quarter of 2024 as compared to the second quarter of 2023.

Our total operating expenses for the six months ended August 31, 2024 were $3,435,948, as compared to $2,122,756 for the same period in 2023, an increase of $1,313,192, or 62%. The increase was primarily attributable to the relaunch of the NXT 2.0 booking engine in March of 2024, as well as the integration of Sigma, and the transition to public company status.

Salary and benefits costs were $1,255,511 for the six months ended August 31, 2024, as compared to $768,555 for the same period in 2023, an increase of $486,956, or 63%. The increase was comprised of an increase in salaries and benefits of $446,629 due to the conversion of contractors to employees and new accounting staff, and an increase in taxes and benefits of $59,824. Partially offsetting the increase was a decrease in SAR expense of $19,497 due to the revaluation in March of 2024.

Stock-based compensation was $30,235 for the six months ended August 31, 2024, as compared to $0 for the same period in 2023, an increase of $30,235. This increase was a result of the assumption of employee stock options in connection with the reverse acquisition of Sigma in December 2023.

We incurred general and administrative costs of $49,231 during the six months ended August 31, 2024, as compared to $198,058 in the same period in 2023, a decrease of $148,827, or 75%. The decrease was primarily the result of a decrease in rent expense of $68,027, broker fees of $36,746, administrative fees of $34,860, telephone expenses of $8,772 and travel expenses of $4,859. Partially offsetting the decrease was an increase in licenses and filing fees of $4,437.

39

We incurred marketing costs of $207,536 during the six months ended August 31, 2024, as compared to $90,539 during the same period in 2023. The increase of $116,997, or 129%, was primarily due to the relaunch of our NXT 2.0 booking engine in March of 2024 and ongoing maintenance with Travel Magazine. Marketing and advertising expenses increased by $40,870, third party contracted marketing services increased by $74,590, and Travel Magazine costs increased by $1,537.

We incurred technology costs of $325,691 during the six months ended August 31, 2024, as compared to $119,680 during the same period in 2023. The increase of $206,011, or 172%, was primarily attributable to an increase in dues and subscription services of $157,621 for external travel services used in connection with our booking engine, and an increase cloud database and software expenses of $48,790 to host the booking engine.

Professional service fees incurred in the six months ended August 31, 2024 were $895,900, as compared to $260,304 incurred during the same period in 2023, an increase of $635,596, or 244%. This increase was a result of: (a) an increase in investor relations expenses of $209,946; (b) an increase in legal expense of $163,495 due to the reverse acquisition and associated transactions; (c) an increase in accounting fees of $110,510 for audit and related financial services; and (d) an increase in consultants contracted for services of $151,645 for management and administrative services related to the company’s media initiatives, special projects including establishing travel related partnerships,

Organizational costs for the six months ended August 31, 2024, were $109,189, as compared to $0 for the same period in 2023, an increase of $109,189. The increase resulted primarily from directors compensation, and shareholder services expenses including transfer agent fees, and filing services.

Depreciation and amortization expense for the six months ended August 31, 2024 was $383,000, as compared to $667,889 for the same period in 2023, a decrease of $284,889, or 43%. The decrease was primarily due to no new equipment purchases and an increase in fully amortized intangible assets as compared to the same period in 2023.

Other operating expenses were $179,655 for the six months ended August 31, 2024, as compared to $17,731 for the same period in 2023. The $161,924 increase was primarily due to the additional cost for insurance of $124,079, an increase in merchant processing fees of $33,765, and an increase in filing and other fees of $4,080.

In the six months ended August 31, 2024, we realized net other expense of $99,452, as compared to net other expense of $139,151 in the same period in 2023. The decrease in net other income of $39,699 was primarily due to a decrease in interest expense associated with convertible loans due to their conversion in December 2023.

Preferred dividends for the six months ended August 31, 2024 were $21,376, as compared to $0 for the same period in 2023. The increase was due to dividends associated with outstanding shares of Series E Preferred Stock assumed in the reverse acquisition of Sigma.

In the six months ended August 31, 2024, the net loss from continuing operations totaled $3,521,145, as compared to a net loss from continuing operations of $2,256,134 for the same period in 2023. The operating loss component increased by $1,304,710 in 2024, partially offset by a decrease in the other loss component of $39,699.

The net gain from discontinued operations of $7,778 for the six months ended August 31, 2024 consisted primarily of revenue of $14,731 from legacy Sigma customers, and a gain of $6,011 from the settlement of a trade accounts payable at a discount, partially offset by expenses of $12,964 consisting of legal expenses, termination of a subscription contract, and Sigma’s legacy investor relations website.

Our net loss applicable to common stockholders for the six months ended August 31, 2024 was $3,534,743, as compared to $2,256,134 for the same period in 2023, an increase of $1,278,609, or 57%. The increase was primarily attributable to an increase in operating loss from continued operations of $1,304,710 and an increase in preferred dividends of $21,376, partially offset by a gain from discontinued operations of $7,778, and a decrease in other expense of $39,699.

Year Ended February 29, 2024 and February 28, 2023

Revenue

During the year ended February 29, 2024, NextTrip recognized revenue of $458,752 as compared to $382,832 in the same period in 2023, an increase of $75,920, or 19.8%. The increase was a result of the continued implementation of the company’s booking engine.

Cost of Revenue

Cost of revenue for the year ended February 29, 2024, was $397,532 as compared to $354,921 for the same period in 2023, an increase of $42,611, or 12%. The increase was attributable to the increase in revenue in the year ended February 29, 2024, as compared to the same period in 2023.

Operating Expenses

Operating expenses totaled $5,740,577 for the year ended February 29, 2024, versus $4,979,766 for the year ended February 28, 2023. The increase of $760,811, or 15.3% was due to an increase in professional service fees of $806,076, an increase in depreciation and amortization of $761,524, an increase in other operating expenses of $91,838, stock based compensation of $116,512, and organization costs of $25,000. Partially offsetting these increases were a decrease in salaries and benefits of $519,809, a decrease in general and administrative expenses of $57,455, a decrease in sales and marketing expenses of $222,887, and a decrease in technology expenses of $239,988.

40

Salaries and Benefits

Salaries & Stock based compensation expenses were $1,604,487 for the year ended February 29, 2024, as compared to $2,124,296 for the same period in 2023. The decrease of $519,809 or 24.5% was the result of a reduction in the number of employees which was offset by the increase in professional contracted staff.

Stock Based Compensation

Stock based compensation totaled $116,512 for the year ended February 29, 2024, versus $0 for the year ended February 28, 2023. The increase was attributable to expense associated with the assumption of Sigma’s outstanding stock options upon completion of the reverse merger transaction.

Loss on Promissory Note Receivable.

The loss of $1,567,665 on the promissory note receivable for the year ended February 29, 2024 is attributable to the establishment of a reserve taken on the total outstanding balance due from NextPlay of $2,567,665. Management has determined that, since NextPlay is in default under the terms of its promissory note, collectability of the entire related party receivable as of February 29, 2024 is uncertain. As of February 28, 2023, no allowance for doubtful accounts was established.

General and Administrative Expense

General and administrative expense for the year ended February 29, 2024 was $152,106, versus $209,561, a decrease of $57,455. The decrease was primarily attributable to a reduction in rent expense of $28,000 and a decrease in medical insurance premiums due to fewer employees in fiscal 2024 as compared to fiscal 2023.

Sales and Marketing Expense

Sales and marketing expenses were $484,250 for the year ended February 29, 2024, as compared to $707,137 for the same period in 2023. The decrease of $222,887 or 31.5% was primarily related to reduced marketing costs during the booking engine enhancement upgrade.

Professional Service Fees

Professional Service Fees were $1,421,508 for the year ended February 29, 2024, as compared to $615,432 for the same period in 2023. The increase of $806,076 or 131% was the result of an increase in the number of professional contracted staff and an increase in legal costs associated with various public company filings.

Technology

Technology expenses for the year ended February 29, 2024 were $311,430, as compared to $551,418 for the year ended February 28, 2023. The decrease of $239,988, or 43.5% was primarily attributable to a decrease in website maintenance and bug fixes of $137,258, a decrease in software licensing expenses of $41,215 due to renegotiation of licensing agreements and adoption of more cost-effective solutions, a decrease of $13,420 in cloud database and networking expenses related to optimization of our cloud infrastructure, and a decrease in software hosting expenses of $83,109 due to consolidation of services. Partially offsetting these decreases was an increase in dues and subscriptions of $7,888 in new services to support the Company’s operations, and an increase of $29,341 in expenses associated with maintenance and support of the Company’s technology infrastructure.

Organization Costs

Organization costs were $25,000 for the year ended February 29, 2024, as compared to $0 for 2023. The increase is attributable to compensation expense for our directors subsequent to the reverse acquisition of Sigma on December 29, 2023.

41

Depreciation and Amortization

Depreciation and amortization expense for the year ended February 29, 2024, was $1,468,762 as compared to $707,238 for the same period in 2023, an increase of $761,524 or 107.6%. The increase was primarily the result of amortization of software additions during the year as well as amortizing certain software purchases, in particular the BookIt.com asset, over a shorter period due to its estimated useful life.

Other Expenses

Other expenses totaled $156,522 for the year ended February 29, 2024, as compared to $64,684 for the year ended February 28, 2023. The increase of $91,838, or 142.0% was primarily due to an increase in D&O insurance premiums.

Other Income (Expense)

Other expense was $977,480 for the year ended February 29, 2024, as compared to other expense of $81,641 for the same period in 2023. The increase of $895,839 was primarily due to the loss on the promissory note receivable of $1,567,665, partially offset by other income in the amount of $486,633 of which $479,460 was due to the reversal of accrued expenses. Such reversal was offset by the allocation of expenses to the appropriate expense accounts. Additionally, the gain on the extinguishment of liability in the amount of $166,889 resulted from the exchange of a consulting expense for the issuance of common shares.

The net loss of $14,718 on the disposal of assets was due to a reduction in goodwill of $52,310, partially offset by a gain of $37,592 on the sale of assets to Divergent, and the decrease in interest expense of $23,251 was due to the conversion of convertible notes to common shares on December 29, 2023.

Net Loss From Continuing Operations

In the year ended February 29, 2024, the net loss from continuing operations totaled $6,656,837 as compared to a net loss from continuing operations of $5,033,496 for the year ended February 28, 2023. The operating loss component increased by $727,502 in 2024, and the other loss component increased by $895,839.

Net Loss From Discontinued Operations

The net loss from discontinued operations of $675,314 for the year ended February 29, 2024 consisted primarily of expenses incurred attributable to the legacy business operations of Sigma, and were comprised of $528,930 in retention bonuses paid to former Sigma employees, salaries and benefits of $28,475, severance of $62,500 and organization and other expenses of $60,415. Partially offsetting these expenses was $5,006 in revenue related to a maintenance contract.

Net Loss Applicable to Common Shareholders

The net loss applicable to common shareholders totaled $7,339.276 for the year ended February 29, 2024, as compared to $5,033,496 for the year ended February 28, 2023. Preferred dividends were $7,125 in 2024 and $0 in 2023.

Liquidity and Capital Resources

Our major sources of funding have been proceeds from private offerings of our securities, advances from related parties, and issuance of convertible and non-convertible debt. We will need to raise additional amounts to fund our operations, maintain compliance with the Nasdaq continued listing requirements and implement our business plan.

We estimate that we will need to raise a minimum of $5.5 million in net proceeds to continue operation for the next twelve months. We have based this estimate on assumptions that may prove to be wrong, and we could exhaust our capital resources sooner than we expect, or extend such resources longer than we expect.

Except as otherwise described below, we have no arrangements to obtain any additional financing, and there is no assurance as to the amount and availability of any required future financing or the terms thereof. Any such financing, if in the form of equity, may be highly dilutive to our existing stockholders and may otherwise include onerous terms. If in the form of debt, such financing may include covenants and repayment obligations which may be difficult to meet and that could adversely affect our business and operations. To the extent that funds are not available to us, we may be required to delay, limit, or terminate our business and operations and/or lose our Nasdaq listing. We may be unable to raise the necessary amounts on favorable terms, if at all. If we are unable to raise a minimum of $5.5 million in new proceeds from this offering or from alternative sources of capital, the Company may be forced to scale back its business plan and/or liquidate some or all of its assets or may be forced to seek bankruptcy protection. For further information concerning such risks, refer to our Risk Factors section “ We need additional capital, which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.”

Because of the numerous risks and uncertainties associated with the research, development, and commercialization of our products, we are unable to estimate the exact amount of our working capital requirements. Our future capital requirements will depend on many factors, including:

●	The cost of developing and maintaining our proprietary software and NXT2.0 booking engine;

●	The effect of competing technological and market developments;

●	The revenue from the sales of our existing and future products; and

●	The cost of operating as a public company.

The effects of a U.S. or global recession, while difficult to predict, could result in some customers delaying or

Due to uncertainties regarding our ability to meet our current and future operating and capital expenses, there is substantial doubt about our ability to continue as a going concern for 12 months from the date of the filing of this Report, and the report of our registered independent public accounting firm on our financial statements as of and for the year ended February 29, 2024 contains a going concern qualification.

42

As of August 31, 2024, we had $102,006 in cash and a working capital deficit of $3,664,705, as compared with $323,805 in cash and a working capital deficit of $262,005 as of February 29, 2024. Additionally, at August 31, 2024, the amount due under our notes payable to related parties totaled $2,718,594. As of February 29, 2024, NextTrip had $323,805 in cash and a working capital deficit of $245,005 as compared to $282,475 in cash, and a working capital deficit of $2,310,654 as of February 28, 2023.

On March 15, 2024, the Company’s Board of Directors approved the Company to enter into an unsecured promissory note for a line of credit with Messrs. Monaco and Kerby, the Company’s Chairman of the Board of Directors and Chief Executive Officer, respectively, for the aggregate principal amount of $500,000. Under the terms of the note, advances under the line of credit may be made at the Company’s request until May 31, 2024. The note bears an annual interest rate of 7.5% and matures on February 28, 2025, and may be prepaid by the Company at any time prior to maturity without penalty. As of September 13, 2024, the full principal amount of the note had been advanced to the Company and remains outstanding.

On April 25, 2024, the Company’s Board of Directors approved the Company to enter into a series of unsecured promissory notes with certain related parties, including investors, directors, officers and employees, who shall individually provide funds for the aggregate principal amount of $1,000,000. The notes bear an annual interest rate of 7.5% and shall mature one year from the date of each note’s execution and may be prepaid by the Company at any time prior to maturity without penalty. On August 14, 2024, at a joint meeting of the Audit Committee and the board of directors, the directors unanimously approved an increase in the principal amount of the related party line of credit to $2,000,000 on the same terms and conditions as previously approved. As of September 13, 2024, the total principal amount advanced under the line of credit was $1,441,414.

On September 13, 2024, the Company’s board of directors approved the conversion of up to 100% of the outstanding principal balance of the promissory notes held by Messrs. Kerby and Monaco into shares of a series of non-redeemable convertible preferred stock preferred stock yet to be designated. Messrs. Kerby and Monaco have agreed to initially convert $1,500,000, or 56.3% of their total outstanding principal balance of $2,666,790 into the new series of convertible preferred stock, and, at their discretion, may convert up to the remaining principal balance, or any portion thereof, into additional shares of such convertible preferred stock at a future date. The conversion remains subject to completion of final documentation for the transaction, including the filing of the certificate of designation for the new series of convertible preferred stock with the Nevada Secretary of State.

On September 19, 2024 the Company entered into a securities purchase agreement (the “Note & Warrant SPA”) with Alumni Capital LP (“Alumni Capital”) for the sale of a short-term promissory note (the “Alumni Note”) and warrants (“Warrants”) to Alumni Capital for total consideration of $250,000. After deducting commissions, net proceeds to the Company were $230,000.

The Alumni Note is in the principal amount of $300,000 with an original issue discount of $50,000 and guaranteed interest on the principal amount of ten percent (10%) per annum which shall be due and payable on December 19, 2024. In the event of a failure to re-pay the Alumni Note on or before December 19, 2024, the interest rate will increase to the lesser of twenty-two percent (22%) per annum or the maximum amount permitted under law from the due date thereof until the same is paid. The Alumni Note is convertible into common stock of the Company only upon an event of default.

On September 19, 2024, the Company also entered into a Common Stock Securities Purchase Agreement (the “Common Stock SPA”) with Alumni Capital. Pursuant to the Common Stock SPA, the Company has the right, but not the obligation to cause Alumni Capital to purchase up to $10 million shares of common stock (the “Commitment Amount”) at the Purchase Price (defined below) during the period beginning on the execution date of the Common Stock SPA and ending on the earlier of (i) the date on which Alumni Capital has purchased $10 million shares of common stock pursuant to the Common Stock SPA or (ii) December 31, 2025. Pursuant to the Common Stock SPA, the “Purchase Price” means the lowest traded price of Company common stock during the five (5) business days prior a closing date multiplied by eighty nine percent (89%). No Purchase Notice will be made without an effective registration statement and no Purchase Notice will be in an amount greater than $500,000.

On October 1, 2024, the Company entered into a securities purchase agreement with an investor for the sale of 66,225 shares of Series I Convertible Preferred Stock at $3.02 per share, for total consideration of $200,000.

As of November 30, 2024, the aggregate outstanding principal balance of related party advances as of was $2,970,405, as more fully described under “Certain Relationships and Related Party Transactions” on page 73.

On November 1, 2024, the Company sold a short-term promissory note (“November 2024 Note”) to an investor for a total consideration of $250,000. The November 2024 Note has a principal amount of $287,500 with an original issue discount of $37,500. There is no additional stated interest. The November 2024 Note is due and payable in full on May 1, 2025 (“Maturity Date”), and may be prepaid by the Company at any time prior to the Maturity Date without penalty. In the event of default by the Company, the November 2024 Note shall become immediately due and payable. In connection with the November 2024 Note, the Company issued a warrant to the investor for up to 100,000 shares of the Company’s common stock. The warrant has an exercise price of $3.25 and expires on November 1, 2027.

On December 3, 2024, the Company sold a second short-term promissory note (“December 2024 Note”) to the same investor for a total consideration of $100,000. The December 2024 Note has a principal amount of $115,000 with an original issue discount of $15,000. There is no additional stated interest. The December 2024 Note is due and payable in full on May 29, 2025 (“Maturity Date”), and may be prepaid by the Company at any time prior to the Maturity Date without penalty. In the event of default by the Company, the December 2024 Note shall become immediately due and payable. In connection with the December 2024 Note, the Company issued a warrant to the investor for up to 40,000 shares of the Company’s common stock. The warrant has an exercise price of $3.25 and expires on December 3, 2027.

On December 5, 2024, the Company received $75,000 in proceeds in connection with a partial exercise of its April 2020 outstanding warrants for 25,000 shares of common stock.

For further information concerning potential dilution and other risks related to these issuances, see Risk Factors – “If we raise additional capital through the sale of shares of our common stock, convertible securities or debt in the future, your ownership in us could be diluted and restrictions could be imposed on our business and “Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Common Stock SPA” for more information.

43

Net Cash Used in Operating Activities

Six months ended August 31, 2024 and 2023

Net cash used in operating activities from continuing operations for the six months ended August 31, 2024 totaled $1,960,326, as compared to $1,393,118 during the same period in 2023, an increase of $567,208, or 41%.

During the six months ended August 31, 2024, the net cash used in operating activities was the result of a net loss of $3,521,145 before preferred dividends, partially offset by changes in working capital of $1,147,584, and non-cash expenses of $413,235 related to depreciation and amortization of $383,000 and stock-based compensation of $30,235. Changes in working capital were driven by a decrease in accounts receivable of $22,881, a decrease in prepaid expenses of $96,051, and an increase in accounts payable and accrued expenses of $1,033,506, partially offset by an increase in security deposits of $3,000 and a decrease in deferred revenue of $1,854.

During the six months ended August 31, 2023, the net cash used in operating activities was the result of a net loss of $2,256,134, partially offset by changes inworking capital of $120,279, and non-cash expenses of $742,737 related to depreciation and amortization. Changes in working capital were driven by an increase in accounts payable and accrued expenses of $110,959 and an increase in deferred revenue of $57,156, partially offset by an increase in accounts receivable of $5,000, an increase of $34,114 in prepaid expenses, and a decrease in notes receivable of $8,722.

Year ended February 29, 2024 and February 28, 2023

Net cash used in operating activities from continuing operations during the year ended February 29, 2024, was $5,056,095 as compared to $3,792,600 during the same period in 2023, an increase of $1,263,495 or 33.3%.

During the year ended February 29, 2024, the net cash used in operating activities from continuing operations was the result of a net loss of $6,656,837, partially offset by changes in working capital of $1,400,025 and non-cash expenses of $3,000,767. The non-cash expenses were primarily comprised of depreciation and amortization of $1,468,762 and the loss of $1,567,665 on the related party receivable. Changes in working capital were driven by an increase in accounts receivable of $662,939, an increase in prepaid expenses of $281,506, an increase in security deposits of $27,167, and a decrease in accounts payable and accrued expenses of $531,367, partially offset by an increase in deferred revenue of $102,954.

Net cash used in operating activities from discontinued operations during the year ended February 29, 2024, was $675,314 as compared to $0 during the same period in 2023, and was related to wind down expenses associated with the legacy Sigma business.

As a result, total net cash used in operating activities increased by $1,938,809 during the year ended February 29, 2024, to $5,731,409 as compared to $3,792,600 during the same period in 2023, an increase of 51.1%.

During the year ended February 28, 2023, the net cash used in operating activities was the result of a net loss of $5,033,496, partially offset by changes in working capital of $521,490 and non-cash expenses of $719,406, primarily related to depreciation and amortization. Changes in working capital were driven by a decrease in accounts receivable of $5,503, a decrease in prepaid expenses of $48,796, an increase in accounts payable and accrued expenses of $533,193, a decrease in deferred revenue of $46,855 and an increase in right of use asset in the amount of $18,697.

44

Net Cash Provided (Used) in Investing Activities

Six months ended August 31, 2024 and 2023

Net cash used in investing activities during the six months ended August 31, 2024 was $389,568, which compares to $345,807 of cash used in investing activities during the same period of 2023, an increase of $43,761, or 13%. The increase resulted from an increase in capitalized software development costs during the period.

Year Ended February 29, 2024 and 2023

Net cash provided by investing activities during the year ended February 29, 2024, was $980,936, which compares to net cash used by investing activities of $4,290,930 during the same period of 2023, an increase of $5,271,865. The primary causes for the increase resulted from the reverse acquisition of Sigma, which provided cash of $417,122, and the subsequent sale of Sigma’s legacy assets to a third party, which generated an additional $1,589,241 in cash. Further contributing to the increase were decreases in capitalized software development costs of $1,337,919 and a decrease in the related party promissory note of $1,933,908. These increases were partially offset by an increase in the purchases of equipment of $6,325.

Net Cash Provided by Financing Activities

Six months ended August 31, 2024 and 2023

Net cash provided by financing activities for the six months ended August 31, 2024 was $2,120,317, as compared to $1,562,352 for the same period in 2023. The increase of $557,965, or 36%, was due to an increase in advances from related parties of $1,597,817, the issuance of promissory notes for $140,000 to investors, and the issuance of preferred shares to investors for $90,000, partially offset by a decrease in the issuance of convertible notes of $1,269,852.

Year ended February 29, 2024 and February 28, 2023

NextTrip raised $4,791,804 in net proceeds during the year ended February 29, 2024, consisting of $735,037 from the issuance of convertible notes, $1,905,970 from the issuance of common shares, $1,603,500 from the issuance of preferred shares, and $547,277 from related party advances. For the year ended February 28, 2023, the Company raised $8,134,955 in net proceeds consisting of advances to the company by related parties of $4,901,452 and proceeds from the issuance of convertible notes of $3,233,503.

Inflation, changing prices and rising interest rates have had no material effect on NextTrip’s continuing operations over our two most recent fiscal years.

We have no off-balance sheet arrangements as defined in Item 303(a) of Regulation S-K.

45

BUSINESS

Business Overview

NextTrip, Inc. (“NextTrip,” “we,” or “our”) is an early-stage, technology-driven travel company building next-generation solutions to power the travel industry. With a suite of brands, including NextTrip Vacations, Travel Magazine, and Compass.TV, we aim to inspire and empower travel while curating personalized experiences for both leisure and business travelers. Our proprietary NXT2.0 booking engine offers extensive inventory, supporting both travelers and distributors with a platform for efficient trip planning and booking.

Our mission is to lead the travel industry forward by combining the digital innovation offered in Compass.TV and Travel Magazine with tailored travel services and booking capabilities of NextTrip. This fully integrated platform not only services traditional vacationers travel needs, but also provides users with a solution for more complex travel needs such as conferences, conventions and destination weddings through our groups widget, an under-served and emerging markets. Our growth will leverage interactive technology, immersive media, and our travel expertise to deliver impactful and personalized travel solutions.

Strategy and Ecosystem

NextTrip’s strategy focuses on integrating its Media and Travel divisions, offering users a comprehensive ecosystem designed to guide and support them throughout the travel experience. Presently, NextTrip generates revenue through two core methods: travel bookings and advertising revenue.

Travel bookings currently generate the majority of the Company’s revenues. This includes the sale of travel products such as airline tickets and hotel rooms as well as travel services such as travel insurance and ground activities. In the future the Company plans to supplement its travel offerings by including travel technology products such as its Travel Agent and Business Travel platforms. The Company is in early-stage development but has been able to capitalize on former technology and relationships from its Bookit.com booking engine acquisition. This acquisition allowed the Company to reach out to past contracts and negotiate new travel product supplier agreements.

The Company’s initial focus was to negotiate direct connectivity and fixed base pricing contracts allowing it to set its own pricing and margins for the leisure and vacation travel products. This flexibility affords the company the opportunity to run specials on travel offerings that are highly competitive, but will require additional funding to support comprehensive marketing and awareness campaigns to attract new customers. Until this happens, the Company is working to target customers with low dollar marketing campaigns in the leisure travel spaces, as well as pursuing strategic partnerships and specialized travel offerings (i.e. Groups), while maintaining competitiveness within its marketplace through adjustment of pricing.

To supplement the supply of inventory, the Company has also negotiated contracts and enacted API links with Expedia and other established suppliers to provide significant additional content and product into our booking engine. The Expedia contract along with other contracted groups has significantly increased our product offerings, allowing us to cover other parts of the world, adding hotel properties, as well as resorts, vacation rental homes and bed and breakfast accommodations. Through these API connections, we can gain access to roughly 3 million accommodation properties worldwide. By integrating the products into our booking engine, the Company has the ability to adjust pricing by reducing its margins. While sales of these supplemental products through the NXT 2.0 booking engine carry lower margins versus directly contracted products, they greatly increase the NextTrip global offerings. This expanded product offering will also help support the growth of specialty travel services like NextTrip’s Groups Bookings (i.e. destination weddings, conferences and conventions) and Business Travel platforms. These types of programs require both unique technology and concierge support and services, thus falling outside of the typical online travel agency (“OTA”) business model. However, this expanded supply of travel products from large OTA’s to support our platforms becomes one of mutual benefit to both parties.

Key factors that affect revenues and profitability beyond access to inventory include competitive market pressures from other travel suppliers and distributors, as well as the funding needed to enact a large enough marketing budget to create awareness. To help minimize this significant marketing budget, the company is building its own ecosystem through Compass.tv and Travel Magazine. These media platforms are designed to allow users to explore and educate themselves on future travel. As the number of viewers/users grows, it not only determines the advertising rates the company can charge others to promote their travel products and services to our audience, but it should also provide additional opportunities for NextTrip to promote its own travel offerings to highly targeted viewers, thus lessening the need for spending significant marketing dollars through other mediums to attract consumers.

To drive its advertising initiatives on Compass.tv, the Company has entered into a partnership with Leap Media Group, a respected leader with over 35 years in TV advertising, media planning and buying. Compass.tv is now equipped to deliver branded entertainment content and advertising seamlessly across its platform, supported by targeted media strategy designed to optimize revenue well delivering high quality content to travel enthusiasts. Though each division can independently drive revenue through its respective channel, we have created additional value by bringing the divisions together to create an engaging consumer-focused ecosystem. Today, we have created opportunities to seamlessly move customers from one portion of the ecosystem to the next, with the ultimate goal of influencing a travel purchase decision. As we move into the future, NextTrip will add additional revenue streams including more diversified exclusive product from around the world, niche travel segments, technology licensing and enhanced media advertising opportunities.

In our current state, NextTrip travel offers travel product worldwide, but with a targeted initial focus on Mexico and the Caribbean. We will strategically expand this as the business scales. Compass.tV offers travel content across a variety of destinations and travel interests with the intent of capturing a broad audience. The audience capture and traffic directly impacts the advertising opportunity on the channel, so we anticipate this broad approach to continue as the business scales.

Key user benefits available today include:

●	Access to relevant travel videos and articles for trip planning.
●	Personalized profiles for saving destinations and activities.
●	Social sharing of travel ideas and communication with others.
●	Concierge support for travel planning.
●	Options to book travel online or via our call center.
●	Proprietary payment solutions like FlexPay
●	Exclusive rates and promotions from targeted suppliers, creating strategic pricing and competitive advantage.
●	Technology for booking groups travel, applicable to both corporate and leisure travel.
●	Continuous customer support from booking through post-travel.

Key user benefits under development for 2025 include:

●	Introduction of a NextTrip Rewards programs for repeat bookings.
●	Introduction of Travel Magazine “My Bucket List” personalized planner.
●	Group chat and sharing platform.
●	AI travel assist to compliment concierge services.
●	Enhanced groups and travel agent widgets.
●	AI video creation for customized travel solutions.
●	Expanded travel product offerings including cruise and wellness vacations.

46

NextTrip is in the early stages of development and roll out of its comprehensive travel and media model. While the products introduced to date (see above “Key user benefits available today”) are now functional and responsible for the revenue generation of the Company, the corresponding revenue streams are currently both small and unpredictable relative to the established travel industry leaders. Our ability to capitalize on existing travel technology platforms is severely restricted due to the lack of funding to drive marketing programs. Enhancements to the existing platforms along with the introduction of new programs under development (see above “Key user benefits under development for 2025”) are needed to complete the model. The timeline to complete these programs is dependent upon our ability to raise capital; however, we believe that most programs can be delivered within 180 days of completing the Offering. Once fully functioning, we believe the model will deliver accelerated growth as its “conversion technology” focuses on underserved areas in the travel sector utilizing platforms (i.e. FlexPay, Groups Bookings and Travel Agents) that are not well serviced by the major travel industry leaders. Additionally, we have introduced engagement and media solutions (i.e. Compass.TV and Travel Magazine), allowing users to better plan future travel. We believe a natural extension of providing users with media solutions to assist with travel planning will further the development and growth of a NextTrip ecosystem. This ecosystem is expected to assist NextTrip in reducing external marketing expenditures while creating a new revenue channel from targeted and timely advertising designed to assist users in their travel planning. Upon completion of the NextTrip model, the Company expects to drive revenues from travel solutions outside of the focus of major travel competitors as highlighted in the table below (see “NextTrip Revenue Channels vs. Competitors”).

Key Pillars of the NextTrip Ecosystem

1.	NextTrip Vacations: Our core platform, powered by NXT2.0, delivers seamless booking and customizable travel options across airlines, hotels, ground activities, and more. NextTrip provides travelers with curated packages and detailed trip planning information through an intuitive booking system.

2.	Travel Magazine: Our media hub that inspires global travelers with engaging stories, practical tips, and diverse travel perspectives. Coming soon is “My Bucket List,” a platform where travelers can create and share personalized travel lists, supported by booking features and local insights.

3.	Compass.TV: Launched in fall 2024, Compass.TV is a Free Ad-supported Streaming TV (FAST) channel offering over 1,200 hours of travel content and has engaged influencer with millions of followers. In 2025 these followers will begin to receive access to travel promotions and specially designed vacation products that benefit the influencer through shared advertising and travel overrides. Additionally, the company plans to launch the Compass.TV Apps with Apple, Android, Fire Stick as well as expansion onto major platforms like Roku and YouTube. Using AI, Compass.TV will personalize content, convert blogs into videos, and enable users to create their own custom travel channels.

4.	PrometheanTV: Our influencer-led video platform will drive ad revenue and content-to-commerce integration. The company purchased a perpetual license from Promethean TV, Inc. and is integrating this platform into Compass.TV and Travel Magazine’s video content with interactive overlays that allow users to book travel directly from their screens.

Comprehensive Travel Solutions

By integrating our booking platform across all media and travel offerings, NextTrip supports users from initial planning through post-travel. Our ecosystem spans leisure, wellness, and business travel, alternative lodging, and tech and media solutions. NextTrip has negotiated over 250 direct relationships ensuring top-tier rates and options in premier destinations in Mexico and the Caribbean. In 2025 we will expand our relationships into the United States and Europe. Unlike traditional pre-packaged offerings, NextTrip approach is to offer flexibility for users to create personalized experiences, fostering a thriving ecosystem that promotes travel transactions and targeted ad revenue while enhancing customer engagement and satisfaction.

47

Organizational History

Early Travel Business with Monaker Group

NextTrip’s travel business began as the primary business of NextPlay Technologies, Inc. (formerly Monaker Group, Inc.) until June 2020, when Monaker acquired HotPlay Enterprise Limited, shifting its focus to digital entertainment. Prior to this, Monaker’s core business was travel, primarily offering vacation rentals and Alternative Lodging Rentals (ALRs) through its booking platform. To support its travel services, Monaker also launched TravelMagazine.com, providing travel content for destination research. In January 2023, NextPlay spun off the NextTrip business, returning it to its founders to focus exclusively on travel. This resulted in NextTrip Group, LLC (“NTG”) operating the NextTrip travel business which was held in its wholly-owned subsidiary NextTrip Holdings, Inc. (“NTH”).

Impact of COVID and Technology Shift

The COVID-19 pandemic severely impacted travel, leading to widespread travel restrictions, border closures, and a steep decline in bookings. With travel operations halted, NTH concentrated on technology development, enhancing NTH’s booking engines, and expanding NTH’s online media platform, TravelMagazine.com, to help travelers research future trips. NTH also developed new features, including a platform for packaged vacations, wellness programs, and business travel management.

Acquisition of Bookit.com Asset

After separating from NextPlay, NTH acquired the technology assets of Bookit.com in June 2022 to strengthen our NXT2.0 booking platform. Before the pandemic, Bookit.com was a popular online travel platform, generating over $400 million in sales, but ceased to operate during the pandemic. Through this acquisition, NTH not only gained a proven booking technology but also a database of millions of opt-in users, key staff and relationships with hotel groups anxious to reopen this distribution channel.

Since 2022 and the acquisition of the Bookit.com assets, NTH has been focused on the integration of Bookit.com into the NXT2.0 technology platform, which serves as a base for current and future technology projects as well as proprietary system enhancements. Bookit.com had negotiated contracts and created API’s linking it to approximately 250 travel related companies, based on NTH’s diligence in connection with such Bookit.com acquisition. The travel product offerings included conglomerate travel suppliers such as Expedia as well as uniquely contracted rates with airlines, hotel chains, car rental companies, cruise lines, tour operators and travel marketing companies. The contracts were terminated upon the closure of Bookit.com; however, NextTrip was afforded access to the previously developed API’s that gave Bookit access to these significant travel products. The Company has begun the process of contacting these former suppliers in an effort to re-engage with them, and re-negotiate new contracts which were previously in place with Bookit.com. The reactivation of some of these contracts will both increase the Company’s travel product offerings and improve the current pricing, thereby increasing revenues through commissions on sales of product offerings. To-date, through its negotiations, the Company has strategically reactivated 12-15 of these contracts for Phase 1 of its product launch, ensuring top-tier rates and options in premier destinations in Mexico and the Caribbean. NextTrip has also secured a contract with Expedia which represents unique product inventory of more than 3 million lodging, air and tour product suppliers at exceptional rates to over 2,100 destinations in 200+ countries worldwide, based on information from Expedia. Additionally, the Company continues efforts to establish partnerships with additional hotel, air, cruise and excursion suppliers. which is the “supply” or “product” side of the NXT2.0 booking platform.

Through this strategic offering, we will focus on key areas of opportunity in the travel sector and drive enhanced booking conversion rates. Our proprietary technology, when combined with media, product offerings and customer service, provides a unique lane to serve mid- to luxury travelers.

Our strategy positions us to capitalize on key opportunities within the travel industry, combining proprietary technology with media, service offerings, and exceptional customer support to cater to mid- to luxury-level travelers.

Recent Developments

Non-binding Letter of Intent to Acquire Luxury Travel Company Five Star Alliance

On November 5, 2024, we announced that we had signed a non-binding Letter of Intent (LOI) to acquire Five Star Alliance, an online luxury travel agency founded in 2004 and renowned for its curated collection of five-star luxury hotels and resorts worldwide. Five Star Alliance specializes in helping travelers discover and book the world’s top luxury hotels, offering personalized recommendations, competitive rates, and is known for world-class customer service. With a proprietary search engine that secures the best rates for thousands of 5-star hotels globally, the company also handles group travel bookings and high-end cruises.

Negotiations and due diligence with Five Star Alliance are ongoing and while the transaction is progressing, as of December 13, 2024 the parties have not yet agreed on definitive terms and it is uncertain as to whether such agreement will occur.

Acquisition by Sigma Additive Solutions, Inc.; Name Change

In December 2023, the Company acquired 100% of the outstanding equity interests in NTH, which resulted in NTH becoming a wholly-owned subsidiary of a public company and the principal business of the Company moving forward. To align the new business with NTH’s travel-focused business model, the Company recently changed its name to “NextTrip, Inc.”

Acquisition of Promethean FAST TV Exclusive License

NTH entered into a perpetual license agreement with Promethean TV, Inc. for the Ignite TV interactive video platform, which will power our Free Ad-supported Streaming TV (FAST) channel, Compass.TV, allowing for targeted advertising via video overlays, allowing the viewer to purchase travel from their screen. This integrated technology is intended to boost engagement with customers, driving ad-supported revenue and travel transactions. The integration of Promethean is targeted to be completed in late November.

48

Our Fully Integrated Travel Booking Platform

Our main leisure site, NextTrip.com, and media platform, TravelMagazine.com, are powered by our NXT2.0 booking engine. We offer booking for airlines, hotels, rental cars, tours, and event tickets, with content on destinations, maps, and travel tips. TravelMagazine.com also inspires travelers with articles, videos, and podcasts, supported by advertising and direct booking options.

Travel Products and Services

With the launch of Compass.TV and Travel Magazine, we have created the foundation for building a NextTrip travel ecosystem that will become a source of both advertising and travel booking revenues. Initial traffic for our ecosystem will be driven by our multimillion-person email list and through partnerships with travel influencers that boast millions of followers. As users engage, they will be able to research travel from thousands of hours of video content and articles helping them to build their trip, share with others and then book through NextTrip’s booking engine. Our offerings currently cover leisure, wellness, business, and alternative lodging, supported by concierge services and competitive rates worldwide. Our main offerings include:

●	NextTrip Travel: A booking engine for custom travel packages, wellness trips, and business/group travel. We are also developing a travel agent portal to enhance brand loyalty.

●	NextTrip Solutions: Technology for product management, inventory, and white-label services, offering NextTrip products under other brands.

●	NextTrip Media: Travel Magazine and Compass.TV offer immersive content and destination information for travelers in the planning stage. This FAST channel allows users to explore and customize vacation options before booking.

Products and Services for Travelers

●	Search and Compare: NextTrip.com lets travelers easily search and filter travel options like flights, accommodations, activities, and transportation by criteria like location, dates, amenities, price, and more and purchase directly on our website.

●	Traveler Login: Travelers can create accounts to track bookings and access exclusive rates and discounts.

●	Travel Blog: TravelMagazine.com features travel guides, videos, images, and articles to inspire travelers.

●	Security: We use technology and human review to ensure listing accuracy and prevent fraud. Our platform is PCI-compliant for secure credit card transactions.

●	Communication: Account holders receive regular updates on destinations, special offers, new listings, and newsletters with travel tips and new locations to explore.

Since the COVID-19 pandemic, we’ve focused on building our booking engine and expanding our inventory. We integrated Bookit.com’s technology in 2022, fully launching our site in May 2024 with over one million hotel listings globally.

49

Key Revenue Drivers

Our current revenue comes from commissions on travel products like hotels, flights, and vacation packages booked on our website and/or through our call center. We have also started to leverage Bookit.com’s database to boost sales. In 2025, we anticipated increases in revenues from travel product commissions, affiliate sales, ads, and sponsored content as the Compass.TV and Travel Magazine ecosystem grow. Additionally, our tech solutions will be available for licensing with a SaaS model in development.

Future Growth through R&D

To capture underserved markets, we are expanding our booking platforms and investing in new technology.

Compass.TV: Launched with the support of the Dooya Media Group, Compass.TV is an owned and operated FAST (Free Ad-Supported Television) travel discovery platform that seamlessly translates content into commerce opportunities.

Compass TV is a vital component in the NextTrip ecosystem. It aims to inspire audiences by highlighting the world’s best travel experiences and offering viewers a rich source of inspiration for planning their next journey. When coupled with NextTrip’s unique website, tools and exclusive resort deals, the platform provides the perfect showcase to drive travel bookings and deliver commissions at a fraction of the marketing costs incurred by competitors.

Compass.TV currently includes close to 1,200 hours of curated travel material, featuring a variety of documentaries, shows, and influencer-driven experiences.

By focusing on categorization by destination, Compass.TV is positioning itself as a premier discovery tool for prospective travelers. Our unique Content Creator Program incentivizes travel influencers to distribute their content on the platform and promote it to their millions of followers. Influencers are, in return, able to benefit from a revenue-sharing model designed to provide better and broader earnings than existing platforms like YouTube, including commissions on bookings and a portion of sponsorships.

By broadcasting on FAST networks, Compass.TV enhances partner brand visibility and drives high CPM advertising revenue. Crucially, Compass.TV leads the way in FAST 2.0 innovation, setting a new standard for travel discovery and engagement. The platform features content-to-commerce funnels, combining targeted advertising with high-conversion affiliate commerce for travel. By integrating an exclusive license for the Promethean.tv interactive overlays, the platform aims to increase Click Though Rates by up to 10 times the industry average. This innovative approach offers viewers direct access to travel offers related to the content they are engaging with, driving strong results for commerce partners and advertisers alike.

Initially we will use our NextTrip customer list and engage with influencers boasting millions of followers to build out our ecosystem. Compass.TV is designed to offer curated & personalized content to viewers, learning from their preferences and plans to ensure they see the most relevant and enticing videos. We will enhance our offerings with future development that uses AI to customize travel content and allow users to create personalized travel channels with integrated booking. Strategic partnerships will enhance content, distribution, and tech capabilities.

Travel Magazine: Relaunched in mid-2024, this platform offers targeted ads through Promethean’s tech and is expanding with My Bucket List, a private platform for its users that offers tools to create personalized travel using video, blogs, reviews, tourism boards and AI planner. It will also allow for chat amongst fellow travelers and be linked to NextTrip booking and concierge services, ensuring a well thought out vacation solution. Plans are to launch the platform in the spring of 2025.

50

Technology and Infrastructure

Our websites are hosted using cloud services distributed globally across multiple regions. Our systems architecture has been designed to manage increases in traffic through additional computing power without making software changes. Our cloud services provide our online marketplace with scalable and redundant Internet connectivity and redundant power and cooling to our hosting environments. We use security methods to ensure the integrity of our networks and protection of confidential data collected and stored on our servers, and we have developed and use internal policies and procedures to protect the personal information of travel suppliers and customers using our websites that we collect and use as part of our normal operations. Access to our networks, and the servers and databases, on which confidential data is stored, is protected by industry standard firewall and encryption technology. Physical access to our servers and related equipment is secured by limiting access to the data center to operations personnel only.

Competition

The U.S. travel market is highly competitive and rapidly evolving. The markets are dominated by a few key distributors, which has caused suppliers to look for viable alternatives that would diversify their business mix.

Our competition, which is strong and increasing, includes online and offline travel companies that target leisure and corporate travelers, including travel agencies, tour operators, travel supplier direct websites and their call centers, consolidators and wholesalers of travel products and services, large online portals and search websites, certain travel metasearch websites, mobile travel applications, social media websites, as well as traditional consumer eCommerce and group buying websites. These companies include Expedia, Booking.com, TripAdvisor, Sabre Corp., and TravelZoo. We are an early-stage company with nominal revenues. Though we do consider these companies competitors, they are all much larger and more advanced in development than our current offerings and we may be unable to raise sufficient capital or develop our technology at such a rate to compete for meaningful market share. In some cases, competitors are offering more favorable terms and improved interfaces to suppliers and travelers, which make competition increasingly difficult. Also, in some cases, we offer larger, conglomerate product offerings like Expedia on our site for booking at a lower commission, which is common in the industry. We also face competition for customer traffic on internet search engines and metasearch websites, which impacts our customer acquisition and marketing costs.

Seasonality

We experience seasonal fluctuations in the demand for our travel products and services. For example, traditional leisure travel bookings are generally the highest in the first three quarters as travelers plan and book their spring, summer and winter holiday travel. The number of bookings typically decreases in the fourth quarter. Because revenue for most of our travel products is recognized when the travel takes place rather than when it is booked, revenue typically lags bookings by several weeks to several months. As a result, although travel bookings through NextTrip’s platforms tend to be highest from the period from January to June, moderate from July through September and low from October through December, the majority of revenue is recognized in the summer months (June, July, and August), and during the winter holidays (November and December).

Intellectual Property

Our intellectual property includes the content of our websites, registered domain names, registered and unregistered trademarks, business plan, business strategies and trade secrets, proprietary and acquired software platforms and related assets, licensed software platforms, and customer and third-party supplier lists. We believe that our intellectual property is an essential asset of our business and that our registered domain names and our technology infrastructure will give us a competitive advantage in the online market and arrangements with attractions and tour operators. We rely on a combination of trademark, copyright and trade secret laws in the United States, as well as contractual provisions, to protect our proprietary technology and our brands. We also rely on copyright laws to protect the appearance and design of our sites and applications. We have registered numerous Internet domain names related to our business in order to protect our proprietary interests.

Our key proprietary software platforms and systems include our booking engine, NXT2.0 which we enhanced through our acquisition and subsequent integration of the Bookit.com assets, the group travel booking platform, which allows for efficient and streamlined travel planning and booking for travel groups of five or more, FlexPay technology, which allows travelers to book a trip for as little as $1.00 down and pay over time with no interest, TravelMagazine, which offers tools to create personalized travel using video, blogs, reviews, tourism boards and AI planner and our recently launched FAST TV channel, Compass.TV, which aims to inspire audiences by highlighting the world’s best travel experiences and offering viewers a rich source of inspiration for planning their next journey.

Regulation

Our ability to provide our services and any future services is affected by legal regulations of governments and regulatory authorities around the world, many of which are evolving and subject to revised interpretations. Violations of any laws or regulations could result in fines, penalties, and criminal sanctions against us, our officers or employees, and prohibitions on how or where we conduct our business, which could damage our reputation, brands, global expansion efforts, ability to attract and retain employees and business partners, business, and operating results. Even if we comply with these laws and regulations, doing business in certain jurisdictions or violations of these laws and regulations by the parties with which we conduct business runs the risk of harming our reputation and our brands. Regulations that impact our business or our industry include:

● Data Protection and Privacy: We have policies and a global governance framework to comply with privacy laws that apply to our business, meet evolving stakeholder expectations, and support business innovation and growth. In the European Union, the General Data Protection Regulation (the “GDPR”) imposes significant compliance obligations and costs. In the United States, the California Consumer Privacy Act (the “CCPA”) and the California Privacy Rights Act (“CPRA”) impose privacy requirements and rights for consumers in California that will result in additional compliance complexity, risks, and costs. Other U.S. states and jurisdictions globally have adopted or may adopt similar data protection regulations. Some data protection and privacy laws afford consumers a private right of action against companies like ours for certain statutory violations.

51

● Regulation of the Travel Industry: Our business is impacted by travel-related regulations such as local regulation of the use of alternative accommodations. Local jurisdictions around the world have instituted a variety of measures to address the issues of “overtourism” and the impact of tourism on the climate. As our business evolves, we expect to become subject to existing and new regulations. For example, some parts of our business are already subject to certain requirements of the US Department of Transportation (DOT), and as our offerings continue to diversify and expand, we may become subject to additional requirements of regulatory agencies across the world.

● Payments: As we expand our payments services to consumers and business partners, we are subject to additional regulations, such as financial services regulations and license requirements, which has resulted in increased compliance costs and complexities, including those associated with the implementation of new or advanced internal controls. We are also subject to payment card association rules and obligations under our contracts with payment card processors, including the Payment Card Industry Data Security Standard, compliance with which is complex and costly.

Facilities

Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507. The lease has a 6-month term which ends on December 31, 2024. The landlord can terminate the lease upon 30 days written notice and NextTrip can terminate the lease upon 45 days written notice.

Human Capital Resources

As of August 31, 2024, we had 14 full-time employees and 13 independent contractors, We use independent contractors and temporary personnel to supplement our workforce, particularly in the software development and technology tasks. Our employees are not represented by a labor union, and we consider our employee relations to be very good. Competition for qualified personnel in its industry has historically been intense, particularly for software engineers, developers, and other technical staff. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees. We strive to provide competitive compensation and benefits to our employees. Our benefit programs include bonuses, stock-based compensation awards, a 401(k) plan with employer matching, healthcare and insurance benefits, flexible paid time off and other employee assistance programs.

The principal purposes of our equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

All employees are responsible for upholding the NextTrip Code of Ethics and Business Conduct, which is important in delivering on our strategy. We maintain a compliance hotline for the confidential reporting of any suspected policy violations or unethical business conduct on the part of our businesses, employees, officers, directors, suppliers, or customers.

Legal Proceedings

We are not currently a party to any material legal proceedings. We may, however, in the ordinary course of business face various claims brought by third parties, and we may, from time to time, make claims or take legal actions to assert our rights, including intellectual property rights as well as claims relating to employment matters. Any of these claims could subject us to costly litigation. If this were to happen, the payment of any such awards could have a material adverse effect on our business, financial condition and results of operations. Additionally, any such claims, whether or not successful, could damage our reputation and business.

Corporate Information

The Company was initially incorporated as Messidor Limited in Nevada on December 23, 1985, and changed its name to Framewaves Inc. in 2001. On September 27, 2010, the name was changed to Sigma Labs, Inc. On May 17, 2022, Sigma Labs, Inc. began doing business as Sigma Additive Solutions, and on August 9, 2022, changed its name to Sigma Additive Solutions, Inc. On March 13, 2024, we changed our name to NextTrip, Inc.

Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our current telephone number at that address is (954) 526-9688. Our website address is www.nexttrip.com. The Company’s annual reports, quarterly reports, current reports on Form 8-K and amendments to such reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other information related to the Company, are available, free of charge, on that website as soon as we electronically file those documents with, or otherwise furnish them to, the SEC. The Company’s website and the information contained therein, or connected thereto, are not and are not intended to be incorporated into this prospectus.

52

MANAGEMENT

The following table sets forth the names, ages, and positions of our executive officers and directors:

Name	Age	Position
William Kerby	67	Chief Executive Officer
Lyndsey North	42	President
Frank Orzechowski	64	Chief Financial Officer, Treasurer and Corporate Secretary
Donald P. Monaco	72	Chair of the Board
Dennis Duitch	80	Director
Kent Summers	66	Director
Jacob Brunsberg	38	Director
Salvatore Battinelli	83	Director

Executive Officers

William Kerby has served as our Chief Executive Officer since December 29, 2023. Mr. Kerby has over two decades of experience in the travel and media industries, and approximately a decade of experience in the financial industry. He acted as the architect of the NextTrip model, overseeing the development and operations of the Travel, Real Estate and Television Media divisions of the company. From January 25, 2023 to December 29, 2023, Mr. Kerby was the Chief Executive Officer of NextTrip Group, LLC. Mr. Kerby served as the Co-Chief Executive Officer of NextPlay Technologies, Inc. (formerly Monaker Group, Inc.) from September 16, 2021 to January 25, 2023. From July 2008 to September 16, 2021, Mr. Kerby was the Chief Executive Officer of Monaker Group, Inc. During that time, Mr. Kerby also served as Chief Executive Officer of NextPlay Media from 2009 through 2020 as well as being the CEO of the Company’s real estate holding Verus International, Inc., formerly Realbiz Media Group, Inc., from October 2012 until August 2015 and on the board of directors until April of 2016. From April 2002 to July 2008, Mr. Kerby served as the Chief Executive Officer of various media and travel entities that ultimately became part of Extraordinary Vacations Group. Operations included Cruise & Vacation Shoppes, Maupintour Extraordinary Vacations, Attaché Travel and the Travel Magazine - a TV series of 160 travel shows. From February 1999 to April 2002, Mr. Kerby founded and managed Travelbyus, a publicly- traded company on the TSX and Nasdaq Small Cap Market. The launch included an intellectually patented travel model that utilized technology-based marketing to promote its travel services and products. Mr. Kerby negotiated the acquisition and financing of 21 companies encompassing multiple tour operators, 2,100 travel agencies, media that included print, television, outdoor billboard and wireless applications and leading-edge technology in order to build and complete the Travelbyus model. The company had over 500 employees, gross revenues exceeding $3 billion and a market cap of over $900 million. From June 1989 to January 1999, Mr. Kerby founded and grew Leisure Canada – a company that included the Master Franchise for Thrifty Car Rental British Columbia, TravelPlus (a nationwide Travel Agency), Bluebird Holidays (an international tour company with operations in the U.S., Canada, Great Britain, France, South Africa and the South Pacific) and Canadian Traveler (a travel magazine). Leisure Canada was acquired in May 1998 by Wilton Properties, a Canadian company developing hotel and resort properties in Cuba. From October 1980 through June 1989, Mr. Kerby worked in the financial industry as an investment advisor. Mr. Kerby graduated from York University with a Specialized Honors Economics degree.

Lyndsey North has served as our President since July 2023. With more than 15 years of experience in leisure tour and travel technology, Ms. North is responsible for all aspects of the NextTrip leisure, business and technology products including development of the World1 Metaverse. Prior to joining NextTrip, Ms. North led the Supplier Strategy & Investment division at Apple Leisure Group (ALG). Here she lead global partnership marketing and strategic relationships across the ALG Vacations and VAX VacationAccess brands including Apple Vacations, Funjet Vacations, United Vacations, Southwest Vacations, CheapCaribbean.com, and Travel Impressions. Ms. North joined the team at The Mark Travel Corporation (TMTC) in 2003, and served in a variety of marketing and engagement capacities. Prior to the merger with ALG, Ms. North was appointed to lead the Supplier Strategy & Investment efforts for all TMTC and Trisept Solutions brands in 2014. During her tenure with the company Ms. North was involved in the development of many new business relationships and was part of the leadership team for both TMTC and Trisept Solutions. Ms. North holds a Bachelor’s degree in Marketing from Marquette University.

Frank D. Orzechowski has served as our Chief Financial Officer, Treasurer, principal accounting officer, principal financial officer, and Corporate Secretary since July 1, 2019. Prior to joining the Company, Mr. Orzechowski served as the Chief Financial Officer of StormHarbour Partners LP, an independent global markets and financial advisory firm since September 2013. From May 2013 to August 2013, Mr. Orzechowski served as a contract Chief Financial Officer for Etouches Inc., a cloud-based event management software company, to assist with financial matters in connection with that company’s planned equity financing. Prior to that, he served as President and Owner/Operator of Four-O Technologies Inc. from August 2009 to December 2012, where he successfully launched and guided operations for two Cartridge World franchise units in Connecticut. From February 2006 to July 2009, Mr. Orzechowski served as President and Chief Financial Officer of Nikko Americas Holding Company Inc., where he was responsible for managing all of the support and infrastructure for that company’s U.S. business, as well as investment manager selection and due diligence functions for its World Series Platform. Mr. Orzechowski began his career at Coopers & Lybrand in 1982, received his CPA certification in 1984 and received his Bachelor of Science in Business Administration with a major in Accounting from Georgetown University in 1982.

53

Directors

Donald P. Monaco has been the Chairman of the Board of Directors since December 29, 2023. Mr. Monaco has approximately three decades of experience as an international information technology and business management consultant. Mr. Monaco is the founder and owner of Monaco Air Duluth, LLC, a full service, fixed-base operator aviation services business at Duluth International Airport in Duluth, Minnesota, serving airline, military, and general aviation customers since November 2005. Since January 2009, he has been appointed and reappointed by Minnesota Governors to serve as a Commissioner of the Metropolitan Airports Commission in Minneapolis-St. Paul, Minnesota, and currently serves as Chairman of the Operations, Finance and Administration Committee. Mr. Monaco is also the President and Chairman of the Monaco Air Foundation, Treasurer of Honor Flight Northland, Treasurer of the Duluth Aviation Institute, and a member of the Duluth Chamber of Commerce Military Affairs Committee. Mr. Monaco previously worked as an international information technology and business management consultant with Accenture in Chicago, Illinois for 28 years, and as a partner and senior executive for 18 of such years. From August 2011 to January 2023, Mr. Monaco served as a member of the board of directors of NextPlay (known as Monaker prior to June 2020), where he served as chairman of the board of directors from August 2018 to June 2021 and as co-chairman of the board from June 2021 to December 2021. He previously served as a director at Republic Bank in Duluth, Minnesota from May 2015 until October 2019. He also served on the Verus International, Inc., formerly RealBiz Media Group, Inc., board of directors from October 2012 until April 2016, serving as chairman of the board from August 2015 to April 2016. Mr. Monaco holds Bachelor’s and Master’s degrees in Computer Science Engineering from Northwestern University. Our Board of Directors believes that Mr. Monaco is qualified to serve as a member of our Board on the basis of his deep understanding of information technology, early-stage business growth strategies, and business acquisitions, as well as his background and extensive company management and leadership experience.

Dennis Duitch was appointed to our Board of Directors on August 8, 2017. Mr. Duitch has served as Managing Director of Duitch Consulting Group, a private consulting company, since 2003. Prior to that time, he practiced public accounting, business management, mediation and consultancy nationally, with expertise in strategic and operations management, finance, accounting, strategic planning and business operations for a wide spectrum of companies, including technology, manufacturing and distribution, marketing, real estate, entertainment, and professional practices. He has served in executive officer roles and as a director of public and private companies, not-for-profit organizations, including as Vice-Chairman for Accountants Global Network, and as a top-level advisor for public companies, closely held businesses, families and high-wealth individuals for over thirty years. Mr. Duitch began his career with the international CPA firm Grant Thornton in its Chicago, San Francisco and Beverly Hills offices before founding Duitch & Franklin LLP, which evolved to become one of Southern California’s largest independent CPA/Business Management/Consultancy practices, and which was acquired by a public company in 1998. He subsequently served as President for a consumer products company with direct responsibility for marketing, retail, and fulfillment operations, until forming Duitch Consulting Group in 2003 to serve clients in advisory, C-level, and board of director roles. Mr. Duitch is a Certified Family Business and Estate Advisor, and mediator for matters including partner/stockholder agreements and disputes, business and marital property dissolution, and dysfunctional executive teams and boards of directors. He has lectured extensively in management, financial and accounting areas for the California CPA Foundation, business and professional groups, has instructed at several colleges and universities, and has authored technical articles in management and taxation for regional and national publications. Mr. Duitch earned a B.B.A degree in Accounting from the University of Iowa and a Master of Business Administration in Finance from Northwestern University. Our Board of Directors believes that Mr. Duitch is qualified to serve as a member of the board because of his extensive public accounting experience, which will assist the Board and the Audit Committee in addressing the numerous accounting-related issues, regulations and SEC reporting requirements to which we are subject, as well as his expertise in business management, finance and strategic planning.

54

Kent Summers was appointed to our Board of Directors on January 18, 2018. Mr. Summers was also appointed to serve as a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Mr. Summers currently divides his time among a number of independent activities which focus on early-stage technology company formation and development strategies, and sales planning and execution needs for emerging- and mid-market technology companies located primarily in the Boston metropolitan area, including: management consultant to private and family-owned businesses; volunteer Mentor and Instructor with the Massachusetts Institute of Technology Venture Mentoring Services program; regular lectures on enterprise, business-to-business sales to company founders and students enrolled at the Massachusetts Institute of Technology Sloan School of Management, the Harvard MBA Program, the Wharton School at the University of Pennsylvania, and a number of domestic and international entrepreneurship support organizations; and consultant to Fellows enrolled in the Harvard Advanced Leadership Initiative. Mr. Summers has served in those roles at various times from 2003 to the present. From 2009 to the present, Mr. Summers has served as the non-executive Chairman of CADNexus, Inc., and from 2017 to the present, as a director and Chairman of the Compensation Committee with iQ3 Connect, Inc. Mr. Summers also currently serves as Chairman, Board of Managers, Massachusetts Materials Technologies LLC. From 2005 to 2017, Mr. Summers served as Managing Partner at Practical Computer Applications, Inc., a Boston-based database consulting and engineering services firm, where he was responsible for sales planning and execution activities. Prior to Practical Computer Applications, from 2001 to 2005, Mr. Summers provided independent merger & acquisition advisory services to support the sale of privately-owned companies. Over a prior 14-year period, Mr. Summers served in leadership roles at several software and internet start-ups, including: Chairman and CEO of Collego Corporation (acquired by MRO Software), founder and CEO of MyHelpDesk, Inc. (acquired by Support.com), founder of PCMovingVan.com (acquired by a PE firm), and Vice President of Marketing at Electronic Book Technologies, Inc. (acquired by INSO Corporation, formerly listed on Nasdaq). Prior to the software industry, Mr. Summers served as Technology Analyst at Electronic Joint Venture Partners LLC and Associate Program Trader on the Options Trading Desk at Bear Stearns & Co. In 1986, Mr. Summers received a BA in English from the University of Houston. Our Board of Directors believes that Mr. Summers is qualified to serve as a member of our Board on the basis of his deep understanding of early-stage business growth strategies, enterprise sales, business acquisitions, as well as his background and extensive company management and leadership experience.

Jacob Brunsberg was appointed to our Board of Directors on April 1, 2022. He was appointed Senior Vice President of Product Management and Strategic Relationships on September 20, 2021, on February 16, 2022, he was named President and Chief Operating Officer, and on April 1, 2022, he was named President and Chief Executive Officer, of the Company. He resigned from his executive roles with the Company on December 29, 2023. Prior to joining the Company, Mr. Brunsberg was a P&L leader for General Electric’s Binder Jet Technology unit, with management responsibility for strategy, development, commercialization, and overall business performance. Mr. Brunsberg holds a Bachelor of Science degree in Material Science and Engineering from the University of Wisconsin-Madison. Our Board of Directors believes that Mr. Brunsberg is qualified to serve as a member of the board because of his experience in leading early-stage growth companies.

Salvatore Battinelli was appointed to our Board of Directors on August 16, 2017. Mr. Battinelli is currently the President and Chief Executive Officer of Bello e Preciso Co., a manufacturer and wholesaler of Italian-made fashion watches and has served in those roles since early 2017. Prior to joining Bello e Preciso Co., from 2011 to 2013, Mr. Battinelli served as Vice President of Development and Long-Term Strategy of North American Management Corporation, a wealth management firm based in Boston, Massachusetts with over $2 billion in assets under management. From 1987 to 2011, Mr. Battinelli served as Executive Vice President and acting Chief Executive Officer and Chief Operating Officer of Faneuil Hall Associates, Inc., a concierge boutique family office devoted to five interrelated ultra-high net-worth families. Mr. Battinelli’s primary responsibilities while at Faneuil Hall Associates included providing planning and investment advice, the management of approximately 30 asset portfolios and more than 65 individual business entities; and assisting the families in their various business ventures worldwide while working closely with law, accounting and banking functions. During his tenure at Faneuil Hall Associates, Mr. Battinelli served as an executive officer or director for certain of the family-owned entities and successfully managed several portfolio company IPOs, as well as serving as CEO and COO for Designhouse International, a Scandinavian furniture company operating out of Atlanta, Georgia, which was previously listed on NASDAQ in 1983. From 1970 to 1974, Mr. Battinelli served as Audit Manager for Deloitte & Touche (formally Touche Ross), where he specialized in management information systems. From 2002 to 2011, Mr. Battinelli also served as the Chairman of the Board of Directors of HealthLink Europe, BV, a logistics and services company that serves the healthcare industry. Mr. Battinelli is a Certified Public Accountant and received a BS in accounting and an MBA with an emphasis in international economics and accounting, both from Babson College. Our Board of Directors believes that Mr. Battinelli is qualified to serve as a member of the board on the basis of his deep understanding of business acquisitions and sales, as well as his background and extensive company management and integration experience.

55

Corporate Governance

Director Independence

Our Board currently consists of five members. As a result of his previous service as our Chief Executive Officer, Mr. Brunsberg is not considered an independent director. Our Board of Directors has determined that our other directors, Salvatore Battinelli, Dennis Duitch and Kent Summers, constituting a majority of our directors, are “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq marketplace rules. Pursuant to Nasdaq rules, our board must consist of a majority of independent directors.

The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to Messrs. Battinelli, Duitch and Summers, our independent directors, that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Classified Board of Directors

In accordance with our amended and restated bylaws, our Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are classified as follows:

●	the Class I director is Donald P. Monaco, with a term expiring at our 2024 annual meeting of stockholders;

●	the Class II directors are Salvatore Battinelli and Jacob Brunsberg, with terms expiring at our 2025 annual meeting of stockholders; and

●	the Class III directors are Dennis Duitch and Kent Summers, with terms expiring at our 2026 annual meeting of stockholders.

Our amended and restated bylaws provide that the authorized number of directors may be changed by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.

Leadership Structure of the Board

Any director or our Board of Directors as a whole may be removed with or without cause at any meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. Our amended and restated bylaws provide our Board of Directors with flexibility in its discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer. Our Board of Directors believes it is important to select the Company’s Chairman and Chief Executive Officer in the manner it considers in the best interests of the Company at any given time. Our Board of Directors believes that the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals, as determined by our Board of Directors based on circumstances then in existence.

The Chairman of the Board presides at all meetings of our Board of Directors and exercises and performs such other powers and duties as may be assigned to him from time to time by the Board or prescribed by our amended and restated bylaws. The Chairman of the Board is appointed by our Board of Directors on an annual basis.

56

Our Board of Directors has no established policy on whether it should be led by a Chairman who is also the Chief Executive Officer, and in the past has combined the roles of Chairman and Chief Executive Officer. Our Board currently is committed to the separation of the offices of Chairman and Chief Executive Officer. However, our Board of Directors continually evaluates our leadership structure and could, in the future, decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of our Company and our stockholders.

Board Meetings and Committees

During our fiscal year ended February 29, 2024, the Board of Directors held 25 meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period he was a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he served during the periods that he served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Each of our then current directors attended our 2023 Annual Meeting of Stockholders.

Our Board of Directors has established three standing committees–audit, compensation, and nominating and corporate governance, each of which operates under a written charter that has been approved by our Board of Directors. Each committee charter has been posted on the Investors section of our website at www.nexttrip.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Audit Committee

The Audit Committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures;

●	establishing procedures for the receipt, retention and treatment of accounting related complaints and concerns;

●	meeting independently with our registered public accounting firm and management;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the Audit Committee report required by SEC rules.

The members of our Audit Committee are Messrs. Duitch, Battinelli and Summers, and Mr. Duitch serves as the chairperson of the committee. Our Board of Directors has determined that each of Messrs. Duitch, Battinelli and Summers is an independent director under the applicable Nasdaq rules and under SEC Rule 10A-3. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board of Directors has determined that each member of our Audit Committee is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. The Audit Committee met four times during 2022.

57

Compensation Committee

The Compensation Committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives applicable to CEO compensation;

●	determining our CEO’s compensation;

●	reviewing and approving, or making recommendations to our Board of Directors with respect to the compensation of our other executive officers;

●	overseeing an evaluation of our senior executives;

●	overseeing and administering our equity incentive plans;

●	reviewing and making recommendations to our Board of Directors with respect to director compensation; and

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” when it is required by SEC rules to be included in our Proxy Statements.

The members of our Compensation Committee are Messrs. Duitch, Battinelli and Summers, and Mr. Battinelli serves as the chairperson of the committee. Our Board of Directors has determined that each of Messrs. Duitch, Battinelli and Summers is independent under the applicable Nasdaq rules and regulations and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying individuals qualified to become board members;

●	recommending to our board the persons to be nominated for election as directors and to each of the board’s committees; and

●	overseeing an annual evaluation of the board.

The members of our Nominating and Corporate Governance Committee are Messrs. Duitch, Battinelli and Summers, and Mr. Duitch serves as the chairperson of the committee. Our Board of Directors has determined that each of Messrs. Duitch, Battinelli and Summers is independent under the applicable Nasdaq rules and regulations.

Code of Ethics and Business Conduct

The Company has a code of ethics that applies to all employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer, as well as to the members of the Board of Directors. The code is available on our website at www.nexttrip.com. The Company intends to disclose any changes in, or waivers from, this code by posting such information on the same website or by filing a Current Report on Form 8-K, in each case to the extent such disclosure is required by the rules of the SEC or Nasdaq. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

58

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all board of director and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also will consider these and other factors as it oversees the annual Board of Director and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.

The Company currently does not meet the diversity objectives of Rule 5605(f)(2)(C). Our Nominating and Corporate Governance Committee is committed to ensuring that our Board’s composition appropriately reflects the current and anticipated needs of our Board of Directors and the Company and believes that our current directors are well-suited to serve as directors based on the expertise and experience. Our Nominating and Corporate Governance Committee, however, has and will continue to consider diverse candidates for membership on our Board of Directors.

Stockholder Recommendations for Nominations to the Board of Directors

Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders so long as such recommending stockholder was a stockholder of record both at the time of giving notice and at the time of the annual meeting, and such recommendations comply with our amended and restated articles of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with suitable backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact the Secretary in writing. Our Nominating and Corporate Governance Committee has the discretion to decide which individuals to recommend for nomination as directors.

Any nomination should be sent in writing to our Corporate Secretary at NextTrip, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through standing committees of the Board of Directors that will address risks inherent in their respective areas of oversight. In particular, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves of any related-person transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines that we may adopt or amend from time to time. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking by our management.

59

EXECUTIVE AND DIRECTOR COMPENSATION

Unless otherwise indicated, share and per share information in this section gives retroactive effect to the 1-for-20 reverse stock split effected on September 22, 2023.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee and is involved in the determination of compensation for the respective executive officers that report to him. Our Chief Executive Officer does not determine his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions (or makes recommendations to the Board) as to total compensation for each executive officer as well as each individual compensation component.

The following table sets forth compensation for services rendered in all capacities to the Company: (i) for each person who served as the Company’s Chief Executive Officer at any time during the past fiscal year and (ii) for our two most highly compensated executive officers, other than our Chief Executive Officer, who were employed with the Company on February 29, 2024 (the foregoing executives are herein collectively referred to as the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)		All Other Compensation ($) (1)		Total ($)
Bill Kerby – Chief Executive Officer	2024	400,000	-	-	-		42,000	(5)	441,995
	2023	400,000	-	-	-		17,500	(6)	417,500

Jacob Brunsberg – Former President and Chief Executive Officer and Current Director	2024	214,333	-	-	-		267,011	(7)	481,344
	2023	250,000	-	-	477,861	(3)	-		727,861

Frank Orzechowski - Chief Financial Officer	2024	200,000	-	-	-		109,073	(8)	309,073
	2023	200,000	-	-	260,976	(4)	-		460,976

Lyndsey North, President	2024	200,000	-	-	-		-		200,000
	2023	151,995	-	-	-		-		151,995

(1)	Actual amounts paid or accrued.

(2)	Includes option awards and stock appreciation rights awards. Stock appreciation rights awards are only payable in cash. As such, no shares of common stock were reserved in connection with the awards since no shares will be issued pursuant to exercise. The Fair Value of option and SARs awards are calculated in accordance with FASB ASC Topic 718. The amount recognized for all awards is calculated using the Black Scholes pricing model. No options or SARs were awarded during the twelve months ended February 29, 2024.

60

(3)	On July 1, 2022, we granted Mr. Brunsberg: (i) an option to purchase up to 2,490 shares of common stock, with an exercise price of $50.00, and a grant date fair value of $46,367; (ii) an option to purchase up to 760 shares of common stock, with an exercise price of $50.00, and a grant date fair value of $14,152; (iii) 9,747 SARs, with an exercise price of $50.00 and a grant date fair value of $181,503; and (iv) 9,098 SARs in connection with his employment retention agreement. The SARs have an exercise price of $26.00 and had a grant date fair value of $187,530. On January 26, 2023, we granted Mr. Brunsberg an option to purchase up to 5,457 shares of common stock, with an exercise price of $11.60 and a grant date fair value of $48,295. In connection with Mr. Brunsberg’s resignation from the Company, on February 29, 2024, the Compensation Committee of the Board of Directors approved (i) the accelerated vesting of all unvested options and SARs as of his resignation of December 29, 2023; and (ii) such options and SARs be and remain outstanding and exercisable for the full duration of the options. Notwithstanding the forgoing, as of February 29, 2024, all of Mr. Brunsberg’s vested options to purchase shares of our common stock were subject to an exercisability waiver until such time as we received shareholder approval to increase our authorized common shares from 1,200,000 to 250,000,000 shares. Such approval was obtained at a special meeting of stockholders on March 8, 2024.

(4)	On July 1, 2022, we granted Mr. Orzechowski: (i) an option to purchase up to 797 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price of $50.00 and vests as follows: 25% on the date of the grant, and the remaining 75% in equal monthly installments over the subsequent thirty-six months. As of February 29,2024, 521 shares were vested. The option had a grant date fair value of $14,841; (ii) an option to purchase up to 2,609 shares of our common stock with an exercise price of $50.00 and vests as follows: 25% on the date of the grant, and the remaining 75% in equal monthly installments over the subsequent thirty-six months. As of February 29, 2024, 1,691 shares were fully vested. The option had a grant date fair value of $48,583; (iii) 3,474 SARs with an exercise price of $50.00 and vests as follows: 25% on the date of the grant, and the remaining 75% in equal monthly installments over the subsequent thirty-six months. As of February 29, 2024, 2,249 SARs were fully vested and exercisable. The SARs had a grant date fair value of $64,691; and (iv) 4,852 SARs in connection with his employment retention agreement. The SARs have an exercise price of $26.00 and will vest and become exercisable on March 15, 2025 if Mr. Orzechowski remains an employee of the Company on that date. The SARs had a grant date fair value of $100,017. On January 26, 2023, we granted Mr. Orzechowski an option to purchase up to 3,711 shares of common stock. The option has an exercise price of $11.60 and vests as follows: 50% on the date of the grant, and the remaining 50% in equal monthly installments over the subsequent 23 months. As of February 29, 2024, 2,909 shares were fully vested. The option had a grant date fair value of $32,843. As of February 29, 2024, all of Mr. Orzechowski’s vested options to purchase shares of our common stock were subject to an exercisability waiver until such time as we received shareholder approval to increase our authorized common shares from 1,200,000 to 250,000,000 shares. Such approval was obtained at a special meeting of stockholders on March 8, 2024.

(5)	In fiscal year 2024, we paid Mr. Kerby $24,000 in connection with various personal financial guarantees, and a personal car allowance of $18,000 pursuant to the terms of his employment agreement.

(6)	In fiscal year 2023, we paid Mr. Kerby $10,000 in connection with various personal financial guarantees, and a personal car allowance of $7,500 pursuant to the terms of his employment agreement.

(7)	In fiscal year 2024, we paid Mr. Brunsberg a retention bonus of $204,511 and severance of $62,500 in connection with his resignation from the Company pursuant to the terms of his Retention and Separation Agreement. In addition, Mr. Brunsberg is entitled to receive an award of 31,250 shares of Restricted Stock or Restricted Stock Units, or a stock option to Purchase up to 31,250 shares of the Company’s common stock as determined by the 2023 Equity Incentive Plan Administrator. Such award has not been granted as of February 29, 2024.

(8)	In fiscal year 2024, we paid Mr. Orzechowski a retention bonus of $109,073 pursuant to the terms of his Retention Bonus and Separation Agreement.

61

Named Executive Officer Employment Agreements

William Kerby

In connection with this appointment as Chief Executive Officer of Company on December 29, 2023, the Company and Mr. Kerby entered into an employment letter agreement, dated as of December 29, 2023. Under the employment agreement, Mr. Kerby will be entitled to receive an annual base salary of $400,000, which is subject to increase (but not decrease) in the discretion of the Compensation Committee of our Board of Directors based on an annual or special case assessments of his performance and other factors. At the discretion of our Board of Directors, Mr. Kerby will also be eligible to earn a discretionary, annual fiscal end-of-year incentive bonus in an amount of up to 100% of his base annual salary. The exact amount of the incentive bonus will be dependent on the achievement of Company milestones and profitability, and such other milestones as the Board deems appropriate. Mr. Kerby will have the option of receiving some or all of his base annual salary and any incentive bonus in cash or in shares of our common stock valued for this purpose as set forth in his employment agreement and will be eligible to receive equity compensation at the discretion and in an amount to be determined by our Board of Directors.

During his employment, Mr. Kerby will be entitled to an automobile allowance of $1,500 per month and to receive all benefits under any and all deferred compensation plans, retirement plans, life, disability, health, accident and other insurance programs, and similar employee benefit plans and programs, sick leave and vacation time that the Company elects, in its sole discretion, to provide from time to time to its executive officers, and to earn four weeks of paid time off in accordance with the Company’s PTO policy.

Mr. Kerby has entered into various personal guarantees with the Airline Reporting Commission, sellers of travel, merchant providers, financial institutions, associations and service providers for the benefit of NextTrip, in consideration of which the Company agrees in his employment agreement to pay him a $2,000 per month guarantee fee for so long as the employment agreement and the guarantees remain in place. In the event Mr. Kerby resigns for “Good Reason” (as defined in the employment agreement), or his employment is terminated by the Company for any reason, the Company will immediately eliminate any and all guarantees failing which, for each month the guarantees remain in place, the monthly guarantee fee will rise to $10,000 per month after 30 days in the event the Company is unable to assume the guarantees during such 30-day period.

The term of Mr. Kerby’s employment under his employment agreement will continue from month-to-month until terminated by either party with 30 days’ prior written notice, unless sooner terminated in accordance with the terms thereof. Should the Company notice the termination of Mr. Kerby’s employment agreement (other than as a result of death, “Disability” or “Cause,” as defined therein), he will be entitled to payment of an amount equal to 12 months of his base annual salary in a lump sum payment upon termination and the continuation of his health care coverage, at the Company’s expense, for up to 12 months following the termination (collectively, the “Kerby Severance Payments”). In addition, in the event that Mr. Kerby’s agreement is terminated by the Company for any reason within 12 months from the date of closing of the Acquisition, Mr. Kerby will be entitled to receive the Kerby Severance Payments and the Contingent Shares will automatically accelerate and be issuable in full if not yet earned or issued.

Jacob Brunsberg

On September 7, 2021, we entered into an “at-will” employment letter agreement with Jacob Brunsberg, effective as of September 20, 2021 (the “Brunsberg Effective Date”), pursuant to which Mr. Brunsberg agreed to serve as Senior Vice-President, Product Management and Strategic Relationships on an “at-will” basis. As of February 16, 2022, Mr. Brunsberg was appointed President and Chief Operating Officer, and as of April 1, 2022, Mr. Brunsberg was appointed President, Chief Executive Officer, and Principal Executive Officer of the Company. Additionally, Mr. Brunsberg was appointed to serve as a member of our Board of Directors, effective as of April 1, 2022, with a term expiring at the 2025 annual meeting of stockholders.

Under the employment letter agreement. Mr. Brunsberg is entitled to (i) an annual base salary of $200,000, which was increased to $250,000 effective February 16, 2022, and (ii) all benefits that we elect in our sole discretion to provide from time to time to our other executive officers, and received a grant of a five-year stock option to purchase up to 5,000 shares of common stock of the Company, which has an exercise price equal to the closing price of the Company’s common stock on the Brunsberg Effective Date, and vested and became exercisable in full on the Brunsberg Effective Date. The option is on such other terms and provisions as are contained in the Company’s standard form nonqualified stock option agreement.

Additionally, during the term of his employment, Mr. Brunsberg is eligible to receive one or more bonuses relating to each fiscal year in recognition of his achievement of individual and Company goals established by the Board of Directors from time to time. However, the decision to provide any such bonuses and the amount and terms of any such bonuses is in the sole discretion of the Board of Directors. On January 24, 2022, Mr. Brunsberg was awarded a performance bonus of $19,876 for 2021. On December 29, 2023, Mr. Brunsberg resigned as President and Chief Executive Officer but remains a member of our Board of Directors.

Lyndsey North

On June 17, 2022, we entered into an “at will” employment agreement, with Lyndsey North under which she was engaged to serve as Vice President of Marketing of the Company. As of September 28, 2022, Ms. North was appointed President of the Company. Under the terms of Ms. North’s employment agreement, she was entitled to receive an annual base salary of $155,000, which was increased to $200,000 effective September 28, 2022. Pursuant to the employment agreement, Ms. North was granted 4,000 Stock Appreciation Rights (“SARs”) at an exercise price of $7.00, which will vest over a period of three years, with one-third of the award vesting each year on her employment anniversary date. At the discretion of the Board of Directors, and subject to the achievement of certain performance goals, Ms. North is also eligible for a performance bonus consisting of a cash award of up to 30% of base salary, which was increased to 50% of base salary, and a SAR award of up to 25% of base salary. Ms. North is eligible to participate in the Company’s group benefit plans, including medical, dental, and vision plans, as well as a 401K plan.

Frank D. Orzechowski

On July 1, 2019, we entered into an “at-will” employment agreement, with Frank Orzechowski under which he was engaged to serve as our Chief Financial Officer, Treasurer, Principal Accounting Officer and Corporate Secretary of the Company. Under Mr. Orzechowski’s employment agreement, he was entitled to receive an annual base salary of $135,000, which was increased to $155,000 effective March 1, 2020, which was increased to $180,000 on January 1, 2021, and which was increased to $200,000 on October 1, 2021. Pursuant to the employment agreement, Mr. Orzechowski was granted (i) a stock option to purchase up to 13 shares of common stock of the Company, at an exercise price equal to $280.00 per share, which was the closing market price of the Company’s common stock on July 1, 2019 (the “Orzechowski Effective Date”), and (ii) to purchase up to 300 shares of common stock of the Company, with an exercise price of $280.00, and will vest and become exercisable as follows: 20 shares vested and became exercisable on the one-year anniversary of the Orzechowski Effective Date, 45 shares vested and became exercisable on the second-year anniversary of the Orzechowski Effective Date, 71 shares will vest and become exercisable on the third-year anniversary of the Orzechowski Effective Date, and 164 shares will vest and become exercisable on the fourth-year anniversary of the Orzechowski Effective Date, provided, in each case, that Mr. Orzechowski remains an employee of the Company through such vesting dates. Further, Mr. Orzechowski is eligible to participate in the Company’s 2013 Equity Incentive Plan, and is eligible to receive medical and dental benefits, life insurance, short and long-term disability coverage, and to participate in the Company’s Section 125 cafeteria plan, vision plan and 401K plan.

62

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth outstanding stock options granted under our 2013 Equity Incentive Plan and SARs under our 2020 Stock Appreciation Rights Plan that are held by our named executive officers as of February 29, 2024:

	Option Awards(1)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Jacob Brunsberg(2)	-	5,000	$63.60	9/20/2026
	-	3,500	$50.00	2/16/2027
	1,500	-	$50.00	2/16/2027
	-	760	$50.00	7/1/2027
	-	2,490	$50.00	7/1/2027
	9,747	-	$50.00	7/1/2027
	9,098	-	$26.00	7/1/2027
	-	5,457	$11.60	1/25/2028

Frank Orzechowski(3)	-	13	$280.00	7/1/2024
	-	300	$280.00	7/1/2024
	-	1,750	$50.00	6/14/2025
	902	-	$52.60	6/22/2025
	-	2,429	$68.40	8/11/2026
	1,620	809	$68.40	8/11/2026
	-	797	$50.00	7/1/2027
	-	2,609	$50.00	7/1/2027
	2,249	1,225	$50.00	7/1/2027
	-	4,852	$26.00	7/1/2027
	-	3,711	$11.60	1/25/2028

(1) On June 23, 2020, we adopted the 2020 Stock Appreciation Rights Plan. The Plan provides for incentive awards in the form of SARs payable in cash. No shares of common stock were reserved in connection with the adoption of the Plan since no shares will be issued pursuant to the Plan. Awards issued under the Plan are included in the table.

(2) On September 20, 2021, in conjunction with the hiring of Jacob Brunsberg, the Company’s current President and Chief Executive Officer, the Company granted to Mr. Brunsberg an option to purchase 5,000 shares of our common stock with an exercise price of $63.60, which was fully vested on the date of the grant. On February 16, 2022, the Company granted an option to Mr. Brunsberg to purchase up to 3,500 shares of common stock with an exercise price of $50.00, which as of February 29, 2024, was fully vested. Also on February 16, 2022, the Company granted 1,500 SARs to Mr. Brunsberg, with an exercise price of $50.00, which as of February 29, 2024, was fully vested and exercisable. On July 1, 2022, we granted Mr. Brunsberg: (i) an option to purchase up to 760 shares of our common stock with an exercise price of $50.00, which as of February 29, 2024, was fully vested; (ii) an option to purchase up to 2,490 shares of our common stock with an exercise price of $50.00, which as of February 29, 2024, was fully vested; (iii) 9,747 SARs with an exercise price of $50.00, which as of February 29, 2024, was fully vested and exercisable; and (iv) 9,098 SARs in connection with his employment retention agreement. The SARs have an exercise price of $26.00 and as of February 29, 2024, were fully vested and exercisable. On January 26, 2023, we granted Mr. Brunsberg an option to purchase up to 5,457 shares of common stock with an exercise price of $11.60, which as of February 29, 2024 was fully vested. As of February 29, 2024, all of Mr. Brunsberg’s vested options to purchase shares of our common stock were subject to an exercisability waiver until such time as we received shareholder approval to increase our authorized common shares from 1,200,000 to 250,000,000 shares. Such approval was obtained at a special meeting of stockholders on March 8, 2024.

(4) On July 1, 2019, in conjunction with the hiring of Frank Orzechowski, our Chief Financial Officer, the Company granted to Mr. Orzechowski (i) an option to purchase 13 shares of our common stock with an exercise price of $280.00, which fully vested on July 1, 2019; and (ii) an option to purchase up to 300 shares of our common stock, with an exercise price of $280.00, which as of February 29, 2024was fully vested. On May 28, 2020, we granted Mr. Orzechowski an option to purchase 1,750 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price of $50.00, which as of February 29, 2024 was fully vested. On June 23, 2020, pursuant to our 2020 Stock Appreciation Rights Plan, we granted Mr. Orzechowski 902 SARs. The SARs have an exercise price of $52.60 which as of February 29, 2024 were fully vested and exercisable. On August 11, 2021, we granted Mr. Orzechowski an option to purchase 2,429 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price of $68.40 and as of February 29, 2024, 2,129 shares were fully vested, and the remaining 300 shares will vest in equal monthly installments over the next eight months. On August 11, 2021, pursuant to our 2020 Stock Appreciation Rights Plan, we granted Mr. Orzechowski 2,429 SARs. The SARs have an exercise price of $68.40 and will vest and become exercisable in three equal installments on each of the first, second, and third anniversaries of the grant date. As of February 29, 2024, 1,620 SARs were fully vested and exercisable. On July 1, 2022, we granted Mr. Orzechowski: (i) an option to purchase up to 797 shares of our common stock with an exercise price of $50.00. As of February 29, 2024, 521 were fully vested, and the remaining 276 shares will vest in equal monthly installments over the next sixteen months; (ii) an option to purchase up to 2,609 shares of our common stock with an exercise price of $50.00. As of February 29, 2024, 1,691 shares were fully vested and the remaining 918 shares will vest in equal monthly installments over the next sixteen months; (iii) 3,474 SARs with an exercise price of $50.00. As of February 29, 2024, 2,249 SARs were fully vested and exercisable, and the remaining 1,225 SARs will vest in equal monthly installments over the next sixteen months; and (iv) 4,852 SARs in connection with his employment retention agreement. The SARs have an exercise price of $26.00 and will vest and become exercisable on March 15, 2025 if Mr. Orzechowski remains an employee of the Company on that date. On January 26, 2023, we granted Mr. Orzechowski an option to purchase up to 3,711 shares of our common stock, with an exercise price of $11.60. As of February 29, 2024, 2,909 shares were fully vested, and the remaining 802 shares will vest in equal monthly installments over the next ten months. As of February 29, 2024, all of Mr. Orzechowski’s vested options to purchase shares of our common stock were subject to an exercisability waiver until such time as we received shareholder approval to increase our authorized common shares from 1,200,000 to 250,000,000 shares. Such approval was obtained at a special meeting of stockholders on March 8, 2024.

Equity Awards

We offer stock options, stock appreciation rights, and stock awards to certain of our employees, including our executive officers, as the long-term incentive component of our compensation program. We generally grant equity awards to new hires upon their commencing employment with us. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Our stock appreciation rights allow employees to receive a cash payment for the difference between the market price of our common stock on the date of exercise and the strike price. We sometimes also offer stock options, stock appreciation rights and stock awards to our consultants in lieu of cash. Our stock options allow consultants to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and are not intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Our stock appreciation rights allow consultants to receive a cash payment for the difference between the market price of our common stock on the date of exercise and the strike price. Stock options, stock appreciation rights, and stock awards granted to our executive officers may be subject to accelerated vesting in certain circumstances.

63

Retirement Plans

We maintain two qualified 401(k) plans, in which all eligible employees may participate. We make safe harbor contributions to both plans: one plan matches 100% of each participant’s contribution up to 3% of salary, and 50% of the next 2% of salary contributed, and the other plan makes a 3% non-elective contribution for all eligible participants. Safe harbor contributions are 100% vested. We may also elect, on an annual basis, to make a discretionary contribution to the plan, but have not done so to date. Our elective matches and elective contributions vest to participant accounts as follows: 20% after two years of service, and 20% per year thereafter until the participant reaches 6 years of service, at which time, employer contributions vest 100%. As a tax-qualified retirement plan, contributions to the 401(k) plans and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plans.

No Tax Gross-Ups

We do not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our Company.

2023 Equity Incentive Plan

On November 19, 2023, our Board of Directors adopted the Sigma Additive Solutions, Inc. 2023 Equity Incentive Plan, which we refer to as the “2023 Plan.”

Our Board of Directors believes that the grant of options and other stock awards is an important incentive for the Company’s employees, officers and directors. Previously, we issued options and stock awards pursuant to our 2013 Equity Incentive Plan, which plan expired according to the terms thereof in March 2023.

A summary of the 2023 Plan is set forth below.

Purpose

Our Board of Directors adopted the 2023 Plan to (1) encourage selected employees, officers, directors, consultants and advisers to improve our operations and increase our profitability, (2) encourage selected employees, officers, directors, consultants and advisers to accept or continue employment or association with us, and (3) increase the interest of selected employees, officers, directors, consultants and advisers in our welfare through participation in the growth in value of our common stock. All of our current employees, directors and consultants are eligible to participate in the 2023 Plan.

Administration

The 2023 Plan is to be administered by the Board of Directors or by a committee to which administration of the 2023 Plan, or of part of thereof, is delegated by the Board of Directors. The 2023 Plan is currently administered by our Compensation Committee, which we refer to below as the “Administrator.” The Administrator is responsible for selecting the officers, employees, directors, consultants and advisers who will receive Options, Stock Appreciation Rights and Stock Awards. Subject to the requirements imposed by the 2023 Plan, the Administrator is also responsible for determining the terms and conditions of each Option and Stock Appreciation Right award, including the number of shares subject to the Option, the exercise price, expiration date and vesting period of the Option and whether the option is an Incentive Option or a Non-Qualified Option. Subject to the requirements imposed by the 2023 Plan, the Administrator is also responsible for determining the terms and conditions of each Stock Award, including the number of shares granted, the purchase price (if any), and the vesting, transfer and other restrictions imposed on the stock. The Administrator has the power, authority and discretion to make all other determinations deemed necessary or advisable for the administration of the 2023 Plan or of any award under the 2023 Plan.

The 2023 Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a qualified pension, profit sharing or bonus plan under Section 401(a) of the Internal Revenue Code.

Stock Subject to the 2023 Plan

The aggregate number of shares of common stock set aside and reserved for issuance under the 2023 Plan is 7,000,000 shares.

If awards granted under the 2023 Plan expire or otherwise terminate or are cancelled without being exercised in full, the shares of common stock not acquired pursuant to such awards will again become available for issuance under the 2023 Plan. If shares of common stock issued pursuant to awards under the 2023 Plan are forfeited to or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2023 Plan.

If shares of common stock subject to an award are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an Option, or the issuance of shares under a Stock Award, or the award is exercised through a reduction of shares subject to the award (“net exercised”), then the number of shares that are not delivered will not again be available for issuance under the 2023 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2023 Plan.

Eligibility

All directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under the 2023 Plan. Incentive Options may only be granted under the 2023 Plan to a person who is a full-time officer or employee of the Company or a subsidiary. The Administrator will determine from time-to-time which directors, employees, consultants and advisers will be granted awards under the 2023 Plan.

Terms of Awards

Maximum Grant

The maximum number of shares of Common Stock subject to a Stock Award granted during a single Fiscal Year to any Non-Employee Director (together with any cash fees paid to such Non-Employee Director during the Fiscal Year) is not permitted to exceed a total value of $500,000. The value of the Stock Award is based on the fair value for financial reporting purposes on the grant date.

64

Written Agreement

Each award under the 2023 Plan will be evidenced by an agreement in a form approved by the Administrator.

Exercise Price; Base Value

The exercise price for a Non-Qualified Option or an Incentive Option may not be less than 100% of the fair market value of the Common Stock on the date of the grant of the Non-Qualified Option or Incentive Option. With respect to an Option holder who owns stock possessing more than 10% of the total voting power of all classes of our stock, the exercise price for an Incentive Option may not be less than 110% of the fair market value of the Common Stock on the date of the grant of the Incentive Option. The base value of a Stock Appreciation Right shall also be no less than 100% of the Common Stock on the date of the grant of the Stock Appreciation Right. The 2023 Plan does not specify a minimum exercise price for Stock Awards.

Vesting

Each Option, Stock Appreciation Right or Stock Award will become exercisable or non-forfeitable (that is, “vest”) under conditions specified by the Administrator at the time of grant. Vesting typically is based upon continued service as a director or employee but may be based upon any performance criteria and other contingencies that are determined by the Administrator. Shares subject to Stock Awards may be subject to specified restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator.

Expiration Date

Each Option or Stock Appreciation Right must be exercised by a date specified in the award agreement, which may not be more than ten years after the grant date. Except as otherwise provided in the relevant agreement, an Option or Stock Appreciation Right ceases to be exercisable ninety days after the termination of the holder’s employment with us.

Transfers of Options

Unless otherwise determined by the Administrator, Options are not transferable except by will or the laws of descent and distribution.

Purchase Price Payment

Unless otherwise determined by the Administrator, the purchase price of Common Stock acquired under the 2023 Plan is payable by cash or check at the time of an Option exercise or acquisition of a Stock Award. The Company does not charge participants any fees or commissions in connection with their acquisition of Common Stock under the 2023 Plan. The Administrator also has the discretion to accept the following types of payment from participants: shares of Common Stock, cash or a combination thereof.

Withholding Taxes

At the time of his or her exercise of an Option or Stock Appreciation Right, an employee is responsible for paying all applicable federal and state withholding taxes. A holder of Stock Awards is responsible for paying all applicable federal and state withholding taxes once the shares covered by the award cease to be forfeitable or at any other time required by applicable law.

Securities Law Compliance

Shares of Common Stock will not be issued pursuant to the exercise of an Option or the receipt of a Stock Award unless the Administrator determines that the exercise of the Option or receipt of the Stock Award and the issuance and delivery of such shares will comply with all relevant provisions of law, including, without limitation, the Securities Act, applicable state and foreign securities laws and the requirements of any stock exchange on which our Common Stock is traded.

Effects of Change of Control

Except as otherwise provided in an Award Agreement, in the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units.

With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

In general, a “Change of Control” means:

●	A sale of all or substantially all of our assets;
●	Our liquidation or dissolution;
●	A purchase or other acquisition of 51% or more of our Common Stock
●	Our merger or consolidation with or into another corporation.

Other Adjustment Provisions

If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Administrator, in its discretion, in (1) the number and class of shares of stock subject to the 2023 Plan and each Option and grant of Stock Awards outstanding under the 2023 Plan, and (2) the purchase price of each outstanding Option and (if applicable) Stock Award. For example, if an Option is for 1,000 shares for $20.00 per share and there is a 2-for-1 stock split, the Option would be adjusted to be exercisable for 2,000 shares at $10.00 per share.

65

Amendment or Termination of the Plan

The Board of Directors may at any time amend, discontinue or terminate the 2023 Plan. With specified exceptions, no amendment, suspension or termination of the Plan may adversely affect outstanding Options or Stock Appreciation Rights or the terms that are applicable to outstanding Stock Awards. No amendment, suspension or termination of the Plan requires stockholder approval unless such approval is required under applicable law or under the rules of any stock exchange on which our Common Stock is traded. Unless terminated earlier by the Board of Directors, the 2023 Plan will terminate on the tenth anniversary of the date of the 2023 Plan’s adoption by the Board.

Federal Income Tax Consequences

The following discussion is a summary of the federal income tax provisions relating to the grant and exercise of awards under the 2023 Plan and the subsequent sale of Common Stock acquired under the 2023 Plan. The tax effect of awards may vary depending upon the circumstances, and the income tax laws and regulations change frequently. This summary is not intended to be exhaustive and does not constitute legal or tax advice.

General. A recipient of an award of Options or Stock Appreciation Rights under the 2023 Plan will realize no taxable income at the time of grant if the exercise price is not less than the fair market value of our Common Stock on the date of the grant. The recipient generally will realize no taxable income at the time of a grant of a Stock Award so long as the Stock Award is not vested (that is, remains subject to forfeiture and is not transferable) and an election under Section 83(b) of the Internal Revenue Code is not made.

Non-Qualified Options. The holder of a Non-Qualified Option will recognize ordinary income at the time of the Non-Qualified Option exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. This taxable income will be subject to payroll tax withholding if the holder is an employee.

When a holder disposes of shares acquired upon the exercise of a Non-Qualified Option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon on the holding period of the shares.

Incentive Options. The holder of an Incentive Option will not recognize taxable income upon exercise of the Incentive Option. In order to retain this tax benefit, the holder must make no disposition of the shares so received for at least one year from the date of exercise and for at least two years from the date of grant of the Incentive Option. The holder’s compliance with the holding period requirement and other applicable tax provisions will result in the realization of long-term capital gain or loss when he or she disposes of the shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition.

If a holder disposes of shares acquired by exercise of an Incentive Option before the expiration of the required holding period, the gain, if any, arising from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent of the lesser of (1) the excess of the fair market value of the shares over the exercise price on the date the Incentive Option was exercised or (2) the excess of the amount realized over the exercise price upon such disposition. Any amount realized in excess of the fair market value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

For purposes of the alternative minimum tax, the holder will recognize as an addition to his or her tax base, upon the exercise of an Incentive Option, an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. If the holder makes a disqualifying disposition in the year of exercise, the holder will recognize taxable income for purposes of the regular income tax and the holder’s alternative minimum tax base will not be additionally increased.

Stock Appreciation Rights. The holder of a Stock Appreciation Right will recognize ordinary income at the time that it is exercised in an amount equal to the excess of the fair market value of the number of shares of Common Stock as to which it is exercised on the date of exercise over their value at the date of grant. This taxable income will be subject to payroll tax withholding if the holder is an employee.

Stock Awards. The recipient of a Stock Award will recognize ordinary income when the stock vests in an amount equal to the excess of the fair market value of the shares at the time of vesting over the purchase price for the shares, if any, subject to payroll tax withholding if the holder is an employee. When the recipient sells a Stock Award that has vested, any amount received in excess of the fair market value of the shares on the date of vesting will be treated as long-term or short-term capital gain, depending upon the holding period of the shares (after vesting has occurred), and if the amount received is less than the fair market value on the date of vesting, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares. Dividends paid on Stock Awards that have not vested and that have not been the subject of an election under Section 83(b) of the Internal Revenue Code are treated as compensation income, subject to payroll tax withholding with respect to an employee.

Section 83(b) of the Internal Revenue Code permits the recipient to elect, not more than thirty days after the date of receipt of a Stock Award, to include as ordinary income the difference between the fair market value of the Stock Award on the date of grant and its purchase price (rather than being taxed as the shares vest). If such an election is made, the holding period for long-term capital gain or loss treatment will commence on the day following the receipt of the Stock Award, dividends on the Stock Award will be treated as such and not as compensation, and the tax basis of the shares will be their fair market value at the date of grant.

66

Deduction for the Company. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient of an award is considered to have realized ordinary income as a result of the award, assuming that the limitation under Section 162(m) of the Internal Revenue Code is not applicable. Assuming that the holder of shares received on exercise of an Incentive Option disposes of the shares after compliance with the holding period requirement described above, the Company will not be entitled to a federal income tax deduction since the holder will not have realized any ordinary income in the transaction.

Prior to the Tax Cuts and Jobs Act of 2017 (“TCJA”), Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to publicly held companies for compensation paid to certain executive officers in excess of $1 million per officer in any year that did not qualify as performance-based. Under the TCJA, the performance-based exception has been repealed and the $1 million deduction limit now applies to anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the top three other highest compensated executive officers serving at any fiscal year-end.

Stock Subject to the 2023 Plan

As of August 31, 2024, there were no shares previously issued or subject to outstanding awards under the 2023 Plan. All 7,000,000 shares are available for future issuance under the 2023 Plan.

New Plan Benefits

Other than with respect to certain future awards that may be made to our directors as described in “Director Compensation” and the award to Mr. Brunsberg described in Note 7 to the Summary Compensation Table, the amount and timing of awards under the 2023 Plan to executive officers, other employees and directors are not determinable at this time.

2013 Equity Incentive Plan

Plan Purpose

Our Board of Directors adopted the 2013 Plan, which terminated on March 15, 2023, to (1) encourage selected employees, officers, directors, consultants and advisers to improve our operations and increase our profitability, (2) encourage selected employees, officers, directors, consultants and advisers to accept or continue employment or association with us, and (3) increase the interest of selected employees, officers, directors, consultants and advisers in our welfare through participation in the growth in value of our common stock. All of our current employees, officers, directors and consultants were eligible to participate in the 2013 Plan.

Administration

The 2013 Plan is administered by the Board or by a committee to which administration of the Plan, or of part of thereof, is delegated by the Board. The 2013 Plan is currently administered by our Compensation Committee, which we refer to below as the “Administrator.” The Administrator is responsible for selecting the officers, employees, directors, consultants and advisers who will receive Options, Stock Appreciation Rights and Stock Awards. Subject to the requirements imposed by the 2013 Plan, the Administrator is also responsible for determining the terms and conditions of each Option and Stock Appreciation Right award, including the number of shares subject to the Option, the exercise price, expiration date and vesting period of the Option and whether the option is an Incentive Option or a Non-Qualified Option. Subject to the requirements imposed by the 2013 Plan, the Administrator is also responsible for determining the terms and conditions of each Stock Award, including the number of shares granted, the purchase price (if any), and the vesting, transfer and other restrictions imposed on the stock. The Administrator has the power, authority and discretion to make all other determinations deemed necessary or advisable for the administration of the 2013 Plan or of any award under the 2013 Plan.

The 2013 Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a qualified pension, profit sharing or bonus plan under Section 401(a) of the Internal Revenue Code.

Stock Subject to the 2013 Plan

As of August 31, 2024, there were 78,877 shares previously issued or subject to outstanding awards under the 2013 Plan. The plan expired on March 15, 2023 and therefore there are no shares available for future issuance under the 2013 Plan.

Vesting

Each Option, Stock Appreciation Right or Stock Award will become exercisable or non-forfeitable (that is, “vest”) under conditions specified by the Administrator at the time of grant. Vesting typically is based upon continued service as a director or employee but may be based upon any performance criteria and other contingencies that are determined by the Administrator. Shares subject to Stock Awards may be subject to specified restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator.

67

Expiration Date

Each Option or Stock Appreciation Right must be exercised by a date specified in the award agreement, which may not be more than ten years after the grant date. Except as otherwise provided in the relevant agreement, an Option or Stock Appreciation Right ceases to be exercisable ninety days after the termination of the holder’s service with us.

Transfers of Options

Unless otherwise determined by the Administrator, Options are not transferable except by will or the laws of descent and distribution.

Purchase Price Payment

Unless otherwise determined by the Administrator, the purchase price of common stock acquired under the 2013 Plan is payable by cash or check at the time of an Option exercise or acquisition of a Stock Award. The Company does not charge participants any fees or commissions in connection with their acquisition of common stock under the 2013 Plan. The Administrator also has discretion to accept the following types of payment from participants:

●	A secured or unsecured promissory note, provided that this method of payment is not available to a participant who is a director or an executive officer;

●	Shares of our Common Stock already owned by the Option or Stock Award holder as long as the surrendered shares have a fair market value that is equal to the acquired stock and have been owned by the participant for at least six months;

●	The surrender of shares of Common Stock then issuable upon exercise of an Option; and

●	A “cashless” option exercise in accordance with applicable regulations of the SEC and the Federal Reserve Board.

Withholding Taxes

At the time of his or her exercise of an Option or Stock Appreciation Right, an employee is responsible for paying all applicable federal and state withholding taxes. A holder of Stock Awards is responsible for paying all applicable federal and state withholding taxes once the shares covered by the award cease to be forfeitable or at any other time required by applicable law.

Securities Law Compliance

Shares of common stock will not be issued pursuant to the exercise of an Option or the receipt of a Stock Award unless the Administrator determines that the exercise of the Option or receipt of the Stock Award and the issuance and delivery of such shares will comply with all relevant provisions of law, including, without limitation, the Securities Act, applicable state and foreign securities laws and the requirements of any stock exchange on which our common stock is traded.

68

Effects of Certain Corporate Transactions

Except as otherwise determined by the Administrator, in the event of a “corporate transaction,” all previously unexercised Options and Stock Appreciation Rights will terminate immediately prior to the consummation of the corporate transaction and all unvested Restricted Stock awards will be forfeited immediately prior to the consummation of the corporate transaction. The Administrator, in its discretion, may permit exercise of any Options or Stock Appreciation Rights prior to their termination, even if those awards would not otherwise have been exercisable, or provide that outstanding awards will be assumed or an equivalent Option or Stock Appreciation Right substituted by a successor corporation. The Administrator, in its discretion, may remove any restrictions as to any Restricted Stock awards or provide that all outstanding Restricted Stock awards will participate in the corporate transaction with an equivalent stock substituted by the successor corporation subject to the restrictions. In general, a “corporate transaction” means:

●	Our liquidation or dissolution;

●	Our merger or consolidation with or into another corporation as a result of which we are not the surviving corporation;

●	A sale of all or substantially all of our assets; or

●	A purchase or other acquisition of more than 50% of our outstanding stock by one person, or by more than one person acting in concert.

Other Adjustment Provisions

If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Administrator, in its discretion, in (1) the number and class of shares of stock subject to the 2013 Plan and each Option and grant of Stock Awards outstanding under the 2013 Plan, and (2) the purchase price of each outstanding Option and (if applicable) Stock Award.

Termination of the Plan

The 2013 Plan terminated automatically on March 15, 2023, which was the tenth anniversary of the date of the 2013 Plan’s adoption by our Board of Directors.

2020 Stock Appreciation Rights Plan

On June 23, 2020, our Board of Directors adopted the Sigma Labs, Inc. 2020 Stock Appreciation Rights Plan (the “Plan”). The purposes of the Plan are to: (i) enable the Company to attract and retain the types of employees, consultants, and directors (collectively, “Service Providers”) who will contribute to the Company’s long-range success; (ii) provide incentives that align the interests of Service Providers with those of the stockholders of the Company; and (iii) promote the success of the Company’s business. The Plan only provides for incentive awards that are only made in the form of stock appreciation rights payable in cash (“SARs”). No shares of common stock were reserved in connection with the adoption of the Plan since no shares will be issued pursuant to the Plan.

Administration

The Plan will be administered by the Compensation Committee of the Board or, in the Board’s sole discretion, by the Board. The Compensation Committee will have the authority to, among other things, (i) construe and interpret the Plan and apply its provisions; (ii) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) delegate its authority to one or more persons who is an officer of the Company within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder with respect to SARs that do not involve “insiders” within the meaning of Section 16 of the Exchange Act; (iv) determine when SARs are to be granted under the Plan and the applicable grant date; (v) prescribe the terms and conditions of each SAR, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the SAR Agreement relating to such grant; (vi) amend any outstanding SARs, subject, in certain cases, to the participant’s consent; and (vii) make all other determinations which may be necessary or advisable for the administration of the Plan.

69

Eligible Participants

SARs may be granted only to persons who are Service Providers, and those persons whom the Committee determines are reasonably expected to become Service Providers following the grant date. The Committee may from time to time designate those Service Providers, if any, to be granted SARs under the Plan, the number of SARs which will be granted to each such person, and any other terms or conditions relating to SARs as it may deem appropriate to the extent consistent with the provisions of the Plan. A participant who has been granted a SAR may, if otherwise eligible, be granted additional incentive awards at any time.

Grant. The Committee may grant SARs to any Service Provider. An SAR is the right to receive an amount equal to the Spread with respect to a share of the Company’s common stock upon the exercise of the SAR. The “Spread” is the difference between the exercise price per share specified in a SAR agreement on the date of grant and the fair market value per share on the date of exercise of the SAR.

General Provisions. The terms and conditions of each SAR will be evidenced by a SAR agreement. The exercise price per share will not be less than 100% of the fair market value of a Share on the date of grant of the SAR. The term of the SAR will be determined by the Committee but may not be greater than ten years from the date of grant.

Exercise. SARs are exercisable subject to such terms and conditions as the Committee may specify in the SAR agreement for the SAR. A SAR may be exercised by the delivery of a signed written notice of exercise to the Company, which must be received and accepted by the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice must set forth the number of SARs being exercised, together with any additional documents the Company may require.

Settlement. Upon exercise of a SAR, the Grantee will receive an amount equal to the Spread. The Spread, less applicable withholdings, will be payable only in cash. In no event may any SAR be settled in any manner other than by delivery of a cash payment from the Company.

Form of SAR Agreement

Each participant to whom a SAR is granted will be required to enter into a SAR agreement with the Company, in such a form as is provided by the Committee. The SAR agreement will contain specific terms as determined by the Committee, in its discretion, with respect to the participant’s particular SAR. Such terms need not be uniform among all participants or any similarly situated participants. The SAR agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular participant’s SAR, as well as, for example, provisions to the effect that the participant must abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee. A SAR will include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any participant.

The Committee may specify in a SAR agreement that the participant’s rights, payments, and benefits with respect to a SAR will be subject to forfeiture upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the incentive award. Such events may include, but are not limited to, termination with cause or other conduct by the participant that is detrimental to the business or reputation of the Company.

Termination of Employment

Unless otherwise expressly provided in the participant’s SAR agreement, if the participant’s employment is terminated for any reason other than due to cause, death or disability, any non-vested portion of any outstanding SAR at the time of such termination will automatically expire and terminate and no further vesting will occur after the termination date. In such event, except as otherwise expressly provided in the SAR agreement, the participant will be entitled to exercise such participant’s rights only with respect to the portion of the SAR that was vested as of the termination date for a period that will end on the earlier of (i) the expiration date set forth in the SAR agreement or (ii) ninety days after the date of termination.

70

Termination for Cause

Unless otherwise expressly provided in the participant’s SAR agreement, in the event of the termination of a participant’s employment for cause, all vested and non-vested SARs granted to such participant will immediately expire and will not be exercisable to any extent.

Disability or Death

Unless otherwise expressly provided in the participant’s SAR agreement, upon termination of employment as a result of the participant’s disability or death, (i) any non-vested portion of any outstanding SAR will immediately terminate upon termination and no further vesting will occur, and (ii) any vested SAR will expire on the earlier of either (A) the expiration date set forth in the SAR agreement or (B) 12 months following the participant’s termination of employment.

Continuation

Subject to the conditions and limitations of the Plan and applicable law, in the event that a participant ceases to be an employee, outside director or consultant, as applicable, for whatever reason, the Committee and participant may mutually agree with respect to any outstanding SAR then held by the participant (i) for an acceleration or other adjustment in any vesting schedule applicable to the SAR award; (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such SAR; or (iii) to any other change in the terms and conditions of the SAR. In the event of any such change to an outstanding SAR, a written amendment to the participant’s SAR agreement will be required. No amendment to a participant’s SAR will be made to the extent compensation payable pursuant thereto as a result of such amendment would be considered deferred compensation that is not excepted from taxation or penalties under Code Section 409A, unless otherwise determined by the Committee.

SARs granted under the Plan are not transferable other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution.

Change in Control

Unless otherwise provided in a SAR Agreement, notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined in the Plan), all outstanding SARs will become 100% vested and immediately exercisable. The closing of the Acquisition will not result in an immediate Change in Control under the Plan. Depending on the achievement of future milestones under the Exchange Agreement and other changes in the outstanding shares of our common stock, the issuance of the Contingent Shares might constitute a Change in Control at that time.

Amendment

The Board at any time, and from time to time, may amend or terminate the Plan. The Committee at any time, and from time to time, may amend the terms of any one or more SAR agreements, except that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any SAR unless the participant consents in writing.

As of August 31, 2024, there were 40,223 SARs outstanding under the 2020 Plan, giving effect the 1-for-20 reverse stock split effected on September 22, 2023.

71

Director Compensation

We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our Board of Directors. Our cash compensation policies are designed to encourage frequent and active interaction between directors and our executives both during and between formal meetings as well as compensate our directors for their time and effort. Further, we believe it is important to align the long-term interests of our non-employee directors (i.e., directors who are not employed by us as officers or employees) with those of the Company and its stockholders, and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment. Directors who are also employees of our company do not receive compensation for their service on our Board of Directors.

Under our director compensation program for fiscal year 2024, each non-employee director received annual compensation of $25,000, and an option to purchase 655 shares of our common stock, which is fully vested. All cash fees are paid quarterly. Also, each non-employee director may be reimbursed for his reasonable expenses incurred in the performance of his duties as a director as our Board of Directors determines from time to time. Our Compensation Committee intends to evaluate our director compensation program and determine whether any changes should be recommended to the Board.

The following table sets forth certain information concerning the compensation paid to non-employee directors in fiscal year 2024 for their services as directors of the Company. The compensation of Mr. Brunsberg, who serves as a director and our former President and Chief Executive Officer, is described in the Summary Compensation Table of Executive Officers. Our non-employee directors do not receive fringe or other benefits.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(6)(7)	Total ($)
Mark K. Ruport(1)	25,000	5,797	30,797
Donald P. Monaco (2)	-	-	-
Salvatore Battinelli(3)	25,000	5,797	30,797
Dennis Duitch(4)	25,000	5,797	30,797
Kent Summers(5)	25,000	5,797	30,797

(1)	The fees shown were paid to Mr. Ruport for services as director. On January 26, 2023, the Company granted Mr. Ruport an option to purchase up to 655 shares of the Company’s common stock in connection with his service as a director. The exercise price of the option is equal to $11.60 per share, is fully vested, and had a grant date fair value of $5,797. Mr. Ruport resigned as chairman on December 29, 2023, pursuant to the Share Exchange agreement between NextTrip and Sigma Additive Solutions, Inc.
(2)	Mr. Monaco was appointed chairman as of December 29, 2023 pursuant to the Share Exchange agreement between NextTrip and Sigma Additive Solutions, Inc., and did not receive any compensation for his services in fiscal year 2024.
(3)	The fees shown were paid to Mr. Battinelli for services as a director. On January 26, 2023, the Company granted Mr. Battinelli an option to purchase up to 655 shares of the Company’s common stock in connection with his service as a director. The exercise price of the option is equal to $11.60 per share, is fully vested, and had a grant date fair value of $5,797.
(4)	The fees shown were paid to Mr. Duitch for services as a director. On January 26, 2023, the Company granted Mr. Duitch an option to purchase up to 555 shares of the Company’s common stock in connection with his service as a director. The exercise price of the option is equal to $11.60 per share, is fully vested, and had a grant date fair value of $5,797.
(5)	The fees shown were paid to Mr. Summers for services as a director. On January 26, 2023, the Company granted Mr. Summers an option to purchase up to 655 shares of the Company’s common stock in connection with his service as a director. The exercise price of the option is equal to $11.60 per share, is fully vested, and had a grant date fair value of $5,797.
(6)	These columns represent the aggregate grant date fair value of stock awards and stock options computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.
(7)	As of February 29, 2024, all outstanding vested Option Awards granted to directors were subject to an exercisability waiver until such time as we received shareholder approval to increase our authorized common shares from 1,200,000 to 250,000,000 shares. Such approval was obtained at a special meeting of stockholders on March 8, 2024.

72

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Except as described below in this section, since the beginning of our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were a party other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation” above:

●	in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

●	in which any director, executive officer, or other stockholder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Related Party Loans to Company

On February 29, 2024, NextTrip Holdings, Inc., a wholly owned subsidiary of the Company, issued an unsecured promissory note, in the principal amount of $391,776.54 (the “Promissory Note”), to William Kerby, to memorialize the terms and conditions of certain working capital advances made by Mr. Kerby to NextTrip. The Promissory Note accrues interest at a rate equal to 7.5% simple interest per annum, and will automatically mature and become due and payable in full on February 28, 2025, subject to certain limited exceptions. The Promissory Note, or any portion thereof, may be prepaid by NextTrip Holdings, Inc. without any penalty. Mr. Kerby serves as Chief Executive Officer of both the Company and NextTrip. The Promissory Note was approved by the Company’s Board of Directors, including all independent members thereof. As of November 30, 2024, the total principal amount outstanding under this note was $348,109.

On March 18, 2024, the Company’s wholly-owned subsidiary, NextTrip, entered into an unsecured promissory note for a line of credit with Donald Monaco and William Kerby, the Company’s Chairman of the board of directors and Chief Executive Officer, respectively, for the aggregate principal amount of $500,000 with an initial advance of $125,000, provided that the aggregate principal amount of the note does not exceed $500,000 at any time. Under the terms of the note, advances under the line of credit may be made at the Company’s request until August 31, 2024. The note bears an annual interest rate of 7.5% and matures on February 28, 2025, and may be prepaid by the Company at any time prior to maturity without penalty. As of September 26, 2024, the full principal amount of the note had been advanced to the Company and was outstanding as of November 30, 2024. The Promissory Note was approved by the Company’s Board of Directors, including the independent members thereof.

On April 23, 2024, the Company’s board of directors approved the Company’s wholly-owned subsidiary, NextTrip, to enter into a series of unsecured promissory notes with certain related parties, including investors, directors, officers and employees, who may individually provide funds for the aggregate principal amount of $1,000,000. The notes bear an annual interest rate of 7.5% and shall mature one year from the date of each note’s execution, and may be prepaid by the Company at any time prior to maturity without penalty. On August 14, 2024, at a joint meeting of the Audit Committee and the board of directors, the directors unanimously approved an increase in the principal amount of the related party line of credit to $2,000,000 on the same terms and conditions as previously approved. As of November 30, 2024, the total principal amount advanced under the line of credit was $1,717,296.

On May 21, 2024, NextTrip issued an unsecured promissory note, in the principal amount of $455,000 (the “Promissory Note”), to Mr. Monaco. As of November 30, 2024, the outstanding principal balance of the Line of Credit Promissory Note was $405,000. The Promissory Note accrues interest at a rate equal to 7.5% simple interest per annum, and will automatically mature and become due and payable in full on February 28, 2025, subject to certain limited exceptions. The Promissory Note, or any portion thereof, may be prepaid by NextTrip without any penalty. The Promissory Note was approved by the Company’s Board of Directors, including the independent members thereof.

The following table summarizes the principal amounts outstanding by promissory note date and related party:

Promissory Note Date	Name	Title	Principal Amount Outstanding at November 30, 2024
February 29, 2024	William Kerby	Chief Executive Officer	$348,109

March 18, 2024	William Kerby	Chief Executive Officer	$225,000
	Donald P. Monaco	Chairman	$275,000
			$500,000

April 23, 2024	William Kerby	Chief Executive Officer	$21,515
	Donald P. Monaco	Chairman	$1,605,000
	Gregory Miller	Executive Vice-President	$90,781
			$1,717,296

May 21, 2024	Donald P. Monaco	Chairman	$405,000

Total			$2,970,405

The repayment of related party loans, to the extent not limited by the terms of this or any subsequent offering, is subject to review and approval by the Audit Committee which consists of independent directors which are not parties to the aforementioned related party loans.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in the right of us, arising out of the person’s services as a director or executive officer, including in connection with the Acquisition and related matters.

Policies and Procedures for Related Person Transactions

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons (other than compensation-related matters, which should be reviewed by our Compensation Committee), in accordance with its Charter and the Nasdaq marketplace rules. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

73

PRINCIPAL STOCKHOLDERS

The following tables set forth certain information regarding beneficial ownership of our common stock, Series H Preferred and Series I Preferred as of December 13, 2024 (a) by each person known by us to own beneficially 5% or more of the outstanding shares of each class of the outstanding securities, (b) by our named executive officers and each of our directors (and director nominees) and (c) by all executive officers and directors of the Company as a group.

As of December 13, 2024, there were 5,848,485 shares of Company common stock outstanding, after giving effect to the proposed issuance of 4,393,993 earned Contingent Shares expected to occur just prior to or concurrent with this offering, 33,000 shares of Series H Preferred outstanding, and 192,204 shares of Series I Preferred outstanding.

In addition to the foregoing, as of December 13, 2024 there were 316 shares of the Company’s Series E Preferred Stock (“Series E Preferred”) outstanding, which, including accrued dividends thereon, were convertible into an aggregate of 3,310 shares of Company common stock. The Series E Preferred do not have any voting rights and therefore are not included in a separate table below.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options, warrants, convertible preferred stock or other rights held by such person that are currently convertible or exercisable or will become convertible or exercisable within 60 days of December 13, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Common Stock

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Named Executive Officers and Directors:
William Kerby(2)	1,016,570	14.9%
Frank Orzechowski(3)	11,306	*
Donald P. Monaco(4)	1,057,130	15.4%
Jacob Brunsberg(5)	17,302	* %
Salvatore Battinelli(6)	6,069	*
Dennis Duitch(7)	5,767	*
Kent J. Summers(8)	5,730	*
All executive officers and directors as a group (7 persons)(9)	2,108,489	26.7%
5% Stockholders:
NextPlay Technologies, Inc. (10)	379,167	6.1%
David Jiang	633,914	9.9%
Swel5, LLC (11)	351,014	5.7%

*Less than 1%.

(1)	Based on 5,848,485 shares outstanding at December 13, 2024, after giving effect to the proposed issuance of 4,393,993 earned Contingent Shares.
(2)	Includes (i) 966,559 Contingent Shares; and (2) 11,386 shares held by Travel and Media Tech, LLC (“TMT”). Mr. Kerby is a 50% member of TMT, and is deemed to beneficially own the shares held by TMT. Mr. Kerby disclaims beneficial ownership of all securities held by TMT in excess of his pecuniary interest, if any.
(3)	Includes 11,258 shares issuable upon the exercise of stock options.

74

(4)	Includes (i) 1,015,385 Contingent Shares; (ii) 1,733 shares held by Monaco Investment Partners, LP (“MIP”); (iii) 28,626 shares held by the Donald P. Monaco Insurance Trust (the “Trust”); and (iv) 11,386 shares held by TMT. Mr. Monaco is the managing general partner of MI Partners, is the trustee of the Trust and is a 50% member of TMT, and as such is deemed to beneficially own the securities held by the MI Partners, Trust and TMT, respectively. Mr. Monaco disclaims beneficial ownership of all securities held by MIP, the Trust and TMT in excess of his pecuniary interest, if any.
(5)	Includes 17,207 shares issuable upon the exercise of stock options.
(6)	Includes (i) 5,105 shares issuable upon the exercise of stock options, (ii) 175 shares issuable upon the conversion of shares of the Company’s Series E Preferred Stock, and (iii) 122 shares issuable upon exercise of Class A Warrants.
(7)	Includes 5,105 shares issuable upon the exercise of stock options.
(8)	Includes 5,105 shares issuable upon the exercise of stock options.
(9)	Includes (i) 1,981,944 Contingent Shares; (ii) 43,780 shares issuable upon the exercise of stock options, (iii) 175 shares issuable upon the conversion of the shares of the Company’s Series E Preferred Stock, (iv) 11,386 shares held by TMT and (v) 122 shares issuable upon exercise of Class A Warrants.
(10)	Includes 366,166 Contingent Shares.
(11)	Includes 338,978 Contingent Shares

Series H Preferred

None of the Company’s officers or directors beneficially own any shares of the outstanding shares of Series H Preferred, and therefore have been excluded from the following table.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
5% Beneficial Owners:
Procopio Cory Hargreaves & Savitch LLP c/o NextTrip, Inc.	33,000	100.0%

(1)	Based on 33,000 shares of Series H Preferred outstanding at December 13, 2024.

Series I Preferred

None of the Company’s officers or directors beneficially own any shares of the outstanding shares of Series I Preferred, and therefore have been excluded from the following table.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
5% Beneficial Owners:
David Jiang c/o NextTrip, Inc.	96,403	50.2%

(1)	Based on 192,204 shares of Series I Preferred outstanding at December 13, 2024.

75

DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our common stock and preferred stock does not purport to be complete. You should refer to our articles of incorporation and bylaws, which are included as exhibits to the registration statement on Form S-1 of which this prospectus is a part for additional information about our common stock and preferred stock.

We are currently authorized to issue 250,000,000 shares of common stock, $0.001 par value per share, of which 1,454,492 shares were outstanding as of December 13, 2024. We are currently authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share, of which 225,520 shares are outstanding, including 316 shares of our Series E Convertible Preferred Stock, 33,000 shares of our Series H Convertible Preferred Stock and 192,204 shares of our Series I Convertible Preferred Stock.

Share and per share data included in this “Description of Capital Stock” has, where applicable, been retrospectively adjusted to reflect the 1-for-20 reverse stock split of our common stock, which was effected on September 22, 2023.

Common Stock

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

We will not issue any shares of preferred stock as part of this offering.

As of December 13, 2024, we had 225,520 shares of preferred stock outstanding, including 316 shares of our Series E Convertible Preferred Stock, 33,000 shares of our Series H Convertible Preferred Stock and 192,204 shares of our Series I Convertible Preferred Stock.

Series E Convertible Preferred Stock

Under the Certificate of Designations for the Series E Preferred Stock, the Series E Preferred Shares have an initial stated value of $1,500 per share (the “Stated Value”). Dividends at the initial rate of 9% per annum will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series E Preferred Stock by said amount. The holders of the Series E Preferred Shares have the right at any time to convert all or a portion of the Preferred Shares (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s Common Stock at an initial conversion rate determined by dividing the Conversion Amount by the Conversion Price ($0.13 above the consolidated closing bid price for the trading day prior to the execution of the relates stock purchase agreement). The Conversion Amount is the sum of the Stated Value of the Series E Preferred Shares then being converted plus any other unpaid amounts payable with respect to the Series E Preferred Shares being converted plus the “Make Whole Amount” (the amount of any dividends that, but for the conversion, would have accrued at the dividend rate for the period through the third anniversary of the initial issuance date). The Conversion Rate is also subject to adjustment for stock splits, dividends recapitalizations and similar events.

Series H Convertible Preferred Stock

On January 26, 2024, the Company filed a Certificate of Designation of Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 150,000 shares of the Company’s preferred stock as Series H Preferred Stock, par value $0.001 per share.

The terms and conditions set forth in the Series H Certificate of Designation are summarized below:

Ranking. The Series H Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series H Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Company’s Charter or as otherwise required by the Nevada Revised Statutes, holders of Series H Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series H Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series H Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series H Preferred or alter or amend the Series H Certificate of Designation, (ii) amend its Charter or other charter documents in any manner that adversely effects any rights of the holders of the Series H Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Charter to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding Series H Preferred, each outstanding share of Series H Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series H Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series H Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Series H Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

76

 Series I Convertible Preferred Stock

On February 22, 2024, the Company filed a Certificate of Designation of Series I Convertible Preferred Stock (the “Series I Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 331,124 shares of the Company’s preferred stock as Series I Convertible Preferred Stock, par value $0.001 per share.

The terms and conditions set forth in the Series I Certificate of Designation are summarized below:

Ranking. The Series I Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series I Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Charter, or as otherwise required by the Nevada Revised Statutes, holders of Series I Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series I Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series I Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series I Preferred or alter or amend the Series I Certificate of Designation, (ii) amend its Charter or other charter documents in any manner that adversely effects any rights of the holders of the Series I Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Charter to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding shares of Series I Preferred, each outstanding share of Series I Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series I Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series I Preferred will be entitled to participate, on an as-converted-to-common stock basis calculated based on the Series I Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

Outstanding Options

As of December 13, 2024, we had outstanding options under our 2013 Equity Incentive Plan to purchase an aggregate of 76,367 shares of our common stock at a weighted-average exercise price of $57.76 per share, and outstanding inducement options to purchase an aggregate of 2,500 shares of our common stock at an exercise price of $225.00 per share.

On December 27, 2023, our stockholders approved our 2023 Equity Incentive Plan which has reserved for issuance 7,000,000 shares of common stock for equity awards of which 0 shares have been issued or granted thereunder to date.

Outstanding Warrants

As of December 13, 2024, we had outstanding warrants to purchase an aggregate of 719,737 shares of our common stock at a weighted-average exercise price of $6.34 per share.

Certain of our outstanding warrants contain so-called full-ratchet anti-dilution adjustments in the event we sell or issue shares of common stock or common stock equivalents at an effective price less than the exercise price of such warrants, subject to certain exceptions. Of these warrants, warrants with an aggregate exercise price of $956,015 also provide for a ratable increase in the number of shares purchasable upon exercise of the warrants in the event the exercise price per share of the warrants is reduced. The anti-dilution adjustments of our outstanding warrants would be triggered by future issuances of shares of our common stock at a price per share below the then-exercise price of such warrants, which adjustments would have a further dilutive effect on our stockholders.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws contain provisions that could have the effect of delaying or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to discourage certain types of takeover proposals that are considered coercive or inadequate. These provisions are also intended to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those that may be priced at a premium above the market price of our common stock, because, among other reasons, we may be able to improve the terms of any such proposals by negotiation.

Our articles of incorporation and bylaws include the following provisions:

● a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

● no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

● the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

● the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

● the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

● the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

● a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

● the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

● advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “NTRP”.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Issuer Direct Corporation. The address of our transfer agent and registrar is 1981 Murray Holladay Road, Suite 100 Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

77

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering              shares of our common stock and/or Pre-Funded Warrants to purchase shares of our common stock. Our shares of Common Stock and/or Pre-Funded Warrants are being offered together with Common Warrants to purchase           shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants offered hereby.

These securities are being issued pursuant to an underwriting agreement between us and the underwriter. You should review the underwriting agreement filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to this offering.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.001 per share of common stock. The Pre-Funded Warrants will be exercisable immediately, and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting shares of our common stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of common stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with Beneficial Ownership Limitation of 4.99%, upon notice to use and effective 61 days after the date such notice is delivered to us may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, at any time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants, which generally provides for a number of shares of common stock equal to (A)(1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on d ay that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of common stock the Pre-Funded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole shares of common stock.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently listed on The Nasdaq Capital Market under the symbol “NTRP”.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of the underlying shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of shares of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

78

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of our common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price equal to $          per share. The Common Warrants will be immediately exercisable and will expire on the fifth anniversary of the initial exercise date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of common stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Common Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of ordinary shares outstanding immediately after exercise; provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective 61 days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants, which generally provides for a number of shares of common stock equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of common stock the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of the Common Warrants are currently listed on The Nasdaq Capital Market under the symbol “NTRP.”

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying shares of common stock, the holders of the Common Warrants do not have the rights or privileges of holders of shares of our common Stock, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of shares of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of our common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Common Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Common Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Common Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Common Warrants. The consideration paid to the holder will be the same type or form of consideration that was offered and paid to the holders of ordinary shares in connection with the fundamental transaction; provided that if no such consideration was offered or paid, the holders of ordinary shares will be deemed to have received ordinary shares of the successor entity in such fundamental transaction for purposes of this provision of the Common Warrants.

79

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of our common stock, including shares issued upon the exercise of outstanding options or warrants or settlement of restricted stock units, in the public market after the completion of this offering, or the perception that those sales may occur, could adversely affect the prevailing market price for our common stock from time to time or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after the completion of this offering due to contractual and legal restrictions on resale described below. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Upon the closing of this offering, a total of            shares of our common stock will be outstanding, assuming the underwriter does not exercise its option to purchase additional shares. Of these outstanding shares,            shares of our common stock sold in this offering (excluding any exercise of the underwriter’s over-allotment option and assuming no exercise of Pre-Funded Warrants or Common Warrants) will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining outstanding shares of our common stock will be deemed “restricted securities” as that term is defined under Rule 144. Restricted securities may be sold in the public market only if their offer and sale is registered under the Securities Act or if the offer and sale of those securities qualify for an exemption from registration, including exemptions provided by Rules 144 and 701 under the Securities Act, which are summarized below.

This includes up to 5,843,993 shares of our common stock issuable as Contingent Shares in the Acquisition with NextTrip which are eligible to be issued on or after June 29, 2024, which Contingent Shares are “restricted securities” as that term is defined under Rule 144 which are expected to be eligible to be sold in the public market Rule 144 following issuance.

Standstill and Lock-up Agreements

We have agreed that, without the prior written consent of the underwriter, we will not, for a period of six (6) months after the closing of this offering, subject to certain exceptions, (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any of our equity securities or any securities convertible into or exercisable or exchangeable for our equity securities; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any of our equity securities or any securities convertible into or exercisable or exchangeable for our equity securities; or (c) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (a) or (c) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or enter into any agreement or announce the intention to effect any of the actions described above.

Our directors, executive officers, employees and principal stockholders (holding 5% or more of the common stock of the Company) have agreed that, without the prior written consent of the underwriter, we and they will not, subject to certain exceptions, during the period ending six (6) months after the date of this prospectus, offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock. For additional information, see “Underwriting.”

Following the lock-up periods set forth in the agreements described above, substantially all of the shares of our common stock will be eligible for sale in the public market in compliance with Rule 144 or another exemption under the Securities Act or pursuant to the registration statement of which this prospectus forms a part.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of common stock may be sold in some other manner outside the United States without requiring registration in the United States.

Equity Incentive Plans

We intend to file with the SEC a registration statement under the Securities Act covering the shares of common stock that are outstanding or reserved for issuance under the 2013 Plan and 2023 Plan. Once such registration statement become effective, shares registered thereunder will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up agreements described above, if applicable.

80

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the shares of Common Stock, Pre-Funded Warrants and Common Warrants acquired pursuant to this Offering but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder of our Common Stock, Pre-Funded Warrants and Common Warrants. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our Common Stock, Pre-Funded Warrants and Common Warrants.

We assume in this discussion that each holder holds shares of our Common Stock, Pre-Funded Warrants and Common Warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a particular holder’s individual circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons holding our Common Stock, Common Warrants or Pre-Funded Warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	regulated investment companies or real estate investment trusts;

●	brokers, dealers or traders in securities or currencies;

●	controlled foreign corporations, “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our Common Stock, Common Warrants or Pre-Funded Warrants under the constructive sale provisions of the Code;

●	persons for whom our Common Stock, Common Warrants or Pre-Funded Warrants constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock or Common Warrants being taken into account in an “applicable financial statement” (as defined in the Code);

●	persons who hold or receive our Common Stock, Common Warrants or Pre-Funded Warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans; and

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interest of which are held by qualified foreign pension funds.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, Pre-Funded Warrants or Common Warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock, Pre-Funded Warrants or Common Warrants, and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, PRE-FUNDED WARRANTS, AND COMMON WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of our Common Stock, Pre-Funded Warrants, or Common Warrants that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The term “non-U.S. holder” means any beneficial owner of our Common Stock, Pre-Funded Warrants or Common Warrants that is not a U.S. holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this discussion, U.S. holders and non-U.S. holders are referred to collectively as “holders.”

81

General Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock as described below. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of a Unit pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Allocation of Purchase Price Between Share of Common Stock and Accompanying Warrant to Purchase Our Common Stock

For U.S. federal income tax purposes, each Unit and Pre-Funded Unit should be treated as an “investment unit” consisting of one share of Common Stock or one Pre-Funded Warrant, as applicable, and a Warrant to acquire one share of our Common Stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each investment unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of Common Stock or Pre-Funded Warrant, as applicable, and the Warrant included in each investment unit. The separation of the Common Stock or Pre-Funded Warrant, as applicable, and the Warrant included in each investment unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for an investment unit.

U.S. Holders

Exercise or Expiration of Common Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant, except to the extent the U.S. holder receives a cash payment for any fractional share of Common Stock that would otherwise have been issuable upon exercise of the Warrant, which will be treated as a sale subject to the rules described under “Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants” below. The U.S. holder will take a tax basis in the shares acquired on the exercise of a Warrant equal to the exercise price of the Warrant, increased by the U.S. holder’s adjusted tax basis in the Warrant exercised (as determined pursuant to the rules discussed above) and decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issuable upon exercise of the Warrant. The U.S. holder’s holding period in the shares of our Common Stock acquired on exercise of the Warrant will begin on the date of exercise of the Warrant, and will not include any period for which the U.S. holder held the Warrant.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of Common Warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of Common Warrants into our Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants.

The lapse or expiration of a Warrant will be treated as if the U.S. holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. holder’s tax basis in the Warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to Common Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock issued on the exercise of the Common Warrants, or an adjustment to the exercise price of the Common Warrants, may be treated as a constructive distribution to a U.S. holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of Common Warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our Common Stock after the issuance of the Common Warrants, then we may make a corresponding distribution to a Warrant holder. The taxation of a distribution received with respect to a Warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below in “Distributions.” U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Common Warrants and any distributions with respect to the Common Warrants.

Distributions

We do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock or Pre-Funded Warrants to a U.S. holder, such distributions of cash or property generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. holder’s adjusted tax basis in our Common Stock or Pre-Funded Warrant, as applicable. Any remaining excess will be treated as gain realized on the sale or exchange of our Common Stock or Pre-Funded Warrant as described below under the subsection titled “Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants.”

Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants

Upon a sale or other taxable disposition of our Common Stock, Pre-Funded Warrants or Common Warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock, Pre-Funded Warrants or Common Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock, Pre-Funded Warrants or Common Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of our Common Stock, Pre-Funded Warrants or Common Warrants should consult their own tax advisors regarding the tax treatment of such losses.

82

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the Common Stock, Pre-Funded Warrants and Common Warrants and to the proceeds of a sale or other disposition of Common Stock, Pre-Funded Warrants and Common Warrants paid by us to a U.S. holder unless such U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

Exercise and Expiration of Common Warrants

In general, a non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Common Warrants into shares of Common Stock, except to the extent the non-U.S. holder receives a cash payment for any fractional share of Common Stock that would otherwise have been issuable upon exercise of the Warrant, which will be treated as a sale subject to the rules described under “Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants” below. The U.S. federal income tax treatment of a cashless exercise of Common Warrants into our Common Stock is unclear. A non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants.

The expiration of a Warrant will be treated as if the non-U.S. holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. holder’s tax basis in the Warrant. However, a non-U.S. holder will not be able to utilize a loss recognized upon expiration of a Warrant against the non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the non-U.S. holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to Common Warrants

As described under “U.S. Holders - Certain Adjustments to Common Warrants,” an adjustment to the Common Warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Common Warrants.

Distributions

As discussed above, we do not anticipate declaring or paying dividends in the foreseeable future. However, if we do make distributions on our Common Stock or Pre-Funded Warrants, such distributions of cash or property generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock or Pre-Funded Warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Common Stock, Pre-Funded Warrants or Common Warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder (collectively, “FACTA”), dividends paid to a non-U.S. holder of our Common Stock or Pre-Funded Warrants that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty). In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described below), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated rates. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and regarding any applicable treaties that may provide for different rules.

If you hold our Common Stock, Pre-Funded Warrants or Common Warrants through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. You may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

83

Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants

In general, subject to the discussions below on backup withholding, information reporting and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock, Pre-Funded Warrants or Common Warrants unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Common Stock constitutes U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or their holding period for, our Common Stock or Common Warrants.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual non-U.S. holder is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we will not become a USRPHC in the future. Even if we are determined to be or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Common Stock, Pre-Funded Warrants or Common Warrants will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. Special rules may apply to the determination of the 5% threshold in the case of a holder of a Pre-Funded Warrant or Warrant. Non-U.S. holders are urged to consult their own tax advisors regarding the effect of holding our Pre-Funded Warrants or Common Warrants on the calculation of such 5% threshold. If we are a USRPHC and either our Common Stock is not regularly traded on an established securities market or a non-U.S. holder holds, or is treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, such non-U.S. holder’s gain on the disposition of shares of our Common Stock, Pre-Funded Warrants or Common Warrants generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC and our Common Stock is not regularly traded on an established securities market, a non-U.S. holder’s proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Prospective investors are encouraged to consult their tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS the amount of distributions (including constructive distributions) on our Common Stock, Pre-Funded Warrants or Common Warrants paid to each non-U.S. holder, their name and address, and the amount of tax withheld, if any. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Payments of dividends (including constructive dividends) or of proceeds on the disposition of our Common Stock, Pre-Funded Warrants or Common Warrants made to a non-U.S. holder may be subject to information reporting and backup withholding at a current rate of 24% unless the non-U.S. holder establishes an exemption, for example, by properly certifying their non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our Common Stock, Pre-Funded Warrants or Common Warrants effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed and appropriate IRS Form W-8 or otherwise meets documentary evidence requirements for establishing non- U.S. holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

FATCA generally imposes withholding tax at a rate of 30% on dividends (including constructive dividends) on our Common Stock, Pre-Funded Warrants or Common Warrants, and certain other withholding payments, if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Common Stock, Pre-Funded Warrants or Common Warrants, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

The preceding discussion of material U.S. federal tax considerations is for general information purposes only. It is not tax advice. Prospective investors should consult their tax advisors regarding the particular U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of our Common Stock, Pre-Funded Warrants or Common Warrants, including the consequences of any proposed changes in applicable laws.

84

UNDERWRITING

We intend to enter into an underwriting agreement with The Benchmark Company, LLC, or the underwriter, with respect to the securities subject to this offering.

Subject to certain conditions, we have agreed to sell to the underwriter such securities listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Per Share of Common Stock and Accompanying Common Warrant	Per Pre-Funded Warrant Accompanying Common Warrant	Total
The Benchmark Company, LLC
Total

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock and Common Warrants offered by this prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock and Warrants offered hereby other than those covered by the over-allotment option described below. The underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriter an option to buy up to an additional       shares of common stock, Pre-Funded Warrants and/or Common Warrants from us at the combined public offering price less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriter may exercise this option at any time, in whole at any time or in part from time to time, during the 30-day period after the date of this prospectus.

Discounts, Commissions and Expenses

The underwriter proposes to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $       per share. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

In connection with the sale of the common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriting commissions and discounts will be 7.0% of the gross proceeds of this offering, or $      per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus. We have also agreed to pay a non-accountable expense allowance to the underwriter equal to 1.0% of the gross proceeds received by the Company in this offering.

We will be responsible for and will pay all expenses relating to the offering, including without limitation, all reasonable out-of-pocket expenses incurred by the underwriter in connection with the offering up to a maximum amount of $150,000, including the fees and disbursements of counsel to the underwriter of up to $125,000 on a non-accountable basis. Additionally, we will be responsible for the costs of background checks on members of our senior management in an amount not to exceed $7,500. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions and the 1.0% non-accountable expense allowance, will be approximately $      million, all of which are payable by us.

85

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriter of the over-allotment option:

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions and non-accountable expense allowance (8.0%)	$	$	$
Proceeds to us, before fees and expenses	$	$	$

We estimate the total expenses payable by us for this offering to be approximately $      million, which amount includes (i) the underwriting discount and non-accountable expense allowance of approximately $     , (ii) legal expenses incurred by the underwriter in connection with the offering of $      and (iii) other estimated Company expenses of approximately $     , which includes legal, accounting, printing costs and various fees associated with the registration of our securities.

Indemnification

We have also agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed that, for a period of six (6) months after the closing of this offering, without the prior written consent of the underwriter, and subject to certain exceptions, neither we nor any of our subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents or file any registration statement or amendment or supplement thereto, other than (i) the adoption of an equity incentive plan and the grant of awards pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8 relating to such a plan, (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities, and (iii) the issuance of equity securities upon the exercise or conversion of options, warrants or other convertible securities outstanding prior to this offering.

In addition, each of our directors, officers and 5% or more stockholders has agreed to enter into a lock-up agreement with the underwriter. Under the lock-up agreements, without the prior written consent of the underwriter, the foregoing persons may not offer, sell, contract to sell, lend, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, by such person or any affiliate or any person in privity with such person), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, for a period of six (6) months from the date of this prospectus. These restrictions on future dispositions by our directors and executive officers are subject to certain exceptions for transfers of beneficially owned shares, including, but not limited to, transfers (i) as a bona fide gift or gifts, (ii) to any immediate family member or to any trust for the direct or indirect benefit of such person or the immediate family of the transferor; (iii) to any corporation, partnership, limited liability company, or other business entity, all of the equity holders of which consist of the transferor and/or the immediate family of the transferor; (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the transferor or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the transferor; (v) if the undersigned is a trust, to the beneficiary of such trust, (vi) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the transferor, and (vii) by operation of law, such as pursuant to qualified domestic order or in connection with a divorce settlement.

86

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the Common Warrants being sold together with the shares of common stock (or Pre-Funded Warrants in lieu thereof) that we are offering, were negotiated between us and the underwriter based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the combined public offering price of the securities we are offering, as well as the exercise price of the Common Warrants that we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Underwriter’s Warrant

We have agreed to issue to the underwriter, or its designated affiliates, warrants to purchase up to shares of common stock (representing 7% of the aggregate number of shares of common stock and Pre-Funded Warrants (if any) sold in this offering, including the number of shares of common stock issuable upon exercise of the over-allotment option). The Underwriters’ Warrants will be non-exercisable for six (6) months after the commencement of sales under the registration statement of which this prospectus forms a part and will expire five (5) years after the commencement of sales. The Underwriter’s Warrants will be exercisable at a price equal to 100% of the initial combined public offering price in connection with this offering. The Underwriter’s Warrants shall not be redeemable.

The Underwriter’s Warrants and the shares issuable upon exercise thereof are deemed to be underwriting compensation by FINRA, and, therefore, will be subject to a lock-up period in accordance with FINRA Rule 5110(e)(1). The Underwriter’s Warrants and the shares of common stock issuable upon exercise of the Underwriter’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days following the commencement of sales under the registration statement of which this prospectus forms a part, except that they may be assigned, in whole or in part, to any officer or partner of the underwriter.

The Underwriter’s Warrants may be exercised as to all or a lesser number of shares of common stock for a period of four and one half years, commencing six (6) months after the commencement of sales under the registration statement of which this prospectus forms a part, and will provide for cashless exercise in the event an effective registration statement for the shares of common stock issuable upon exercise of the Underwriter’s Warrants is not available. The Underwriter’s Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares issuable upon exercise of such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) when the public stockholders have been proportionally affected and otherwise in compliance with FINRA Rule 5110(f)(2)(G)(vi). However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price. The Underwriter’s Warrants also provide for a one-time demand registration right and unlimited “piggyback” registration rights with respect to the registration of the shares issuable upon exercise of the Underwriter’s Warrants. In accordance with FINRA Rule 5110(g)(8)(C) and (D), each of the demand registration right and the “piggyback” registration rights will have a duration of five (5) years from the commencement of sales of the public offering. The shares issuable upon exercise of the Underwriter’s Warrants are being registered under this registration statement.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriter’s website or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as the underwriter, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Nasdaq Capital Market Listing

Our common stock trades on The Nasdaq Capital Market under the symbol “NTRP”. On December 13, 2024, the closing price of our common stock was $4.40 per share.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

● Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

● Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase pursuant to the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that the underwriter may purchase pursuant to the over-allotment option. The underwriter may close out any covered short position by either exercising the over-allotment option and/or purchasing shares in the open market.

● Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriter sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

● Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions

87

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

88

Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

● to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

● to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

● to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

● in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

89

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

● to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

● in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

● made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

● in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

90

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors”  (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors”  (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

91

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors”  (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

92

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Snell & Wilmer LLP, San Diego, California. Certain legal matters relating to this offering will be passed upon for the underwriter by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

Haynie and Company, NextTrip’s independent registered public accounting firm, has audited our financial statements at February 29, 2024 and February 28, 2023, and for the years then ended, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Haynie and Company’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We also maintain a website at www.nexttrip.com. You may access these materials at our corporate website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our corporate website is not a part of this prospectus and the inclusion of our corporate website address in this prospectus is an inactive textual reference only.

93

INDEX TO FINANCIAL STATEMENTS NEXTTRIP

Audited Financial Statements

For the Years Ended February 29, 2024 and February 28, 2023

Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six Months Ended August 31, 2024 and 2023

Interim Condensed Consolidated Balance Sheets as of August 31, 2024 (unaudited) and February 29, 2024	F-33

Interim Condensed Consolidated Statements of Operations for the three and six months ended August 31, 2024 and 2023 (unaudited)	F-34

Interim Condensed Consolidated Statements of Stockholders’ Equity for the three and six months ended August 31, 2024 and 2023 (unaudited)	F-35

Interim Condensed Consolidated Statements of Cash Flow for the six months ended August 31, 2024 and 2023 (unaudited)	F-37

Notes to Interim Condensed Consolidated Financial Statements (unaudited)	F-38

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of NextTrip, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of NextTrip, Inc. (the Company) as of February 29, 2024 and February 28, 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended February 29, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 29, 2024 and February 28, 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended February 29, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a negative working capital that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Reverse Acquisition with Sigma Additive Solutions, Inc. (Sigma)

Description of the Matter

As described in Note 1 of the financial statements, Sigma entered into a share exchange agreement with NextTrip, Inc. whereby the NextTrip, Inc. would exchange all outstanding shares of NextTrip Inc. in exchange for 156,007 of restricted sigma shares, with a right to receive up to an additional 5,843,993 restricted shares. Sigma was considered the legal acquirer and NextTrip Inc. was treated as the accounting acquirer. As such the Company accounted for the transaction as a reverse merger.

This transaction is complex in nature, required management judgment, and required a thorough understanding of the transaction and related accounting guidance.

How We Addressed the Matter

We obtained an understanding of the transaction through discussions with management, review of the underlying agreements, and review of management’s memo in connection with ASC 805 Accounting for Business Combinations. We then tested management’s assumptions used in their analysis, the valuation of the shares issued, and the calculation of goodwill.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah
September 4, 2024
PCAOB #457

We have served as the Company’s auditor since 2024.

F-3

NEXTTRIP, INC. (FORMERLY SIGMA ADDITIVE SOLUTIONS, INC.)

CONSOLIDATED BALANCE SHEETS

As of February 29, 2024 and February 28, 2023

	2024	2023

ASSETS
Cash and cash equivalents	$323,805	$282,475
Promissory note receivable, net	1,000,000	1,933,908
Accounts receivable, net	34,082	-
Prepaid expenses and other current assets	340,921	8,613
Total Current Assets	1,698,808	2,224,996
Non-Current assets
Property and equipment, net	6,642	16,226
Intangible assets, net	2,173,420	2,607,670
Security deposit	42,167	15,000
Goodwill	1,167,805	-
Right of Use Asset	-	1,020,443
Total Non-Current Assets	3,390,034	3,659,339
Total Assets	$5,088,842	$5,884,335

LIABILITIES
Current Liabilities
Accounts payable	$531,847	$519,136
Accrued expenses	460,768	329,922
Convertible Notes	-	3,233,503
Deferred revenue	139,921	22,750
Notes payable - related parties	828,277	281,000
Operating Lease Liability – Short Term	-	149,339
Total Current Liabilities	1,960,813	4,535,650

Non- Current Liabilities
Operating Lease Liability – Long Term	$-	$864,575
Total Non-Current Liabilities	-	864,575
Total Liabilities	1,960,813	5,400,225

Commitments and Contingencies	-	-

Stockholder’s Equity
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 472,996 and 0 shares issued and outstanding, respectively	474	-
Common Stock, par value $0.001, 1,200,000 shares authorized, 936,430 and 83,371 shares issued and outstanding, respectively (*)	936	83
Additional Paid in Capital (*)	27,277,758	17,295,890
Accumulated deficit	(24,151,139)	(16,811,863)
Total Stockholders’ Equity	3,128,029	484,110
Total Liabilities and Stockholders’ Equity	$5,088,842	$5,884,335

*	On December 29, 2023, Sigma Additive Solutions, Inc. acquired NextTrip in a reverse acquisition. NextTrip Group, LLC was issued 83,371 shares of Sigma Additive Solutions, Inc. common stock in exchange for 100% of the issued and outstanding capital stock of NextTrip at the time of the reverse acquisition. The Company has reflected this transaction retroactively in these financial statements.

See accompanying notes to financial statements

F-4

NEXTTRIP, INC. (FORMERLY SIGMA ADDITIVE SOLUTIONS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED FEBRUARY 29, 2024 AND FEBRUARY 28, 2023

	February 29, 2024	February 28, 2023

Revenue	$458,752	$382,832
Cost of revenue (exclusive of depreciation and amortization, shown separately below)	(397,532)	(354,921)
Gross profit	61,220	27,911

Operating Expenses
Salaries and benefits	1,604,487	2,124,296
Stock based compensation	116,512	-
General and administrative	152,106	209,561
Sales and marketing	484,250	707,137
Professional Service Fees	1,421,508	615,432
Technology	311,430	551,418
Organization Costs	25,000	-
Depreciation and amortization	1,468,762	707,238
Other expenses	156,522	64,684
Total Operating Expenses	5,740,577	4,979,766
Operating loss	(5,679,357)	(4,951,855)

Other Income/(Expenses)
Loss on disposal of assets	(14,718)	-
Gain on extinguishment of liability	166,890	-
Loss on promissory note receivable	(1,567,665)	-
Interest income (expense), net	(48,620)	(71,871)
Other Income (expense)	486,633	(9,770)
Total other income (expense)	(977,480)	(81,641)
Net loss from continuing operations before taxes	(6,656,837)	(5,033,496)
Provision for income taxes	-	-
Net loss from continuing operations	$(6,656,837)	$(5,033,496)
Net loss from discontinued operations, net of taxes	(675,314)	-
Net loss	(7,332,151)	(5,033,496)
Preferred Dividends	(7,125)	-
Net Loss Applicable to Common Stockholders	$(7,339,276)	$(5,033,496)
Basic and diluted loss per common share from continuing operations(*)	$(29.16)	$(70.32)
Basic and diluted loss per common share from discontinued operations (*)	$(2.96)	$-
Basic and diluted loss per common share (*)	$(32.12)	$(70.32)
Basic and diluted weighted average number of common shares (*)	228,274	71,581

*	On December 29, 2023, Sigma Additive Solutions, Inc. acquired NextTrip in a reverse acquisition. NextTrip Group, LLC was issued 83,371 shares of Sigma Additive Solutions, Inc. common stock in exchange for 100% of the issued and outstanding capital stock of NextTrip at the time of the reverse acquisition. The Company has reflected this transaction retroactively in these financial statements.

See accompanying notes to financial statements

F-5

NEXTTRIP, INC. (FORMERLY SIGMA ADDITIVE SOLUTIONS, INC.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED FEBRUARY 29, 2024 AND FEBRUARY 28, 2023

	Preferred		Common		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, February 28, 2022 (*)	-	$-	70,370	$70	$30	$(11,778,367)	$(11,778,267)
Issuance of Common Shares	-	-	13,001	13	17,295,860	-	17,295,873
Net Loss	-	-	-	-	-	(5,033,496)	(5,033,496)
Balance, February 28, 2023 (*)	-	$-	83,371	$83	$17,295,890	$(16,811,863)	$484,110

Issuance of Preferred Shares	472,680	473	-	-	1,603,027	-	1,603,500
Conversion of Convertible Notes	-	-	52,818	53	3,968,507	-	3,968,560
Purchases of Common Shares	-	-	15,481	16	1,905,954	-	1,905,970
Issuance of Common Shares for Services	-	-	4,337	4	13,106	-	13,110
Reverse Acquisition of Sigma Additive Solutions, Inc.	316	1	780,423	780	2,367,637	-	2,368,418
Stock Compensation	-	-	-	-	116,512	-	116,512
Preferred Stock Dividends	-	-	-	-	7,125	(7,125)	-
Net Loss						(7,332,151)	(7,332,151)
Balance, February 29, 2024 (*)	472,996	$474	936,430	$936	$27,277,758	$(24,151,139)	$3,128,029

*	On December 29, 2023, Sigma Additive Solutions, Inc. acquired NextTrip in a reverse acquisition. NextTrip Group, LLC was issued 83,371 shares of Sigma Additive Solutions, Inc. common stock in exchange for 100% of the issued and outstanding capital stock of NextTrip at the time of the reverse acquisition. The Company has reflected this transaction retroactively in these financial statements.

See accompanying notes to financial statements

F-6

NEXTTRIP, INC. (FORMERLY SIGMA ADDITIVE SOLUTIONS, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED FEBRUARY 29, 2024 AND FEBRUARY 28, 2023

	February 29, 2024	February 28, 2023

Cash Flows from Operating Activities:
Net Loss from continuing operations	$(6,656,837)	$(5,033,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization – property and equipment and intangibles	1,468,762	707,238
Depreciation of right of use asset	-	12,168
Loss on promissory note receivable	1,567,665	-
Stock based compensation	116,512	-
Gain on extinguishment of liability	(166,890)	-
Loss on sale of intangible assets	14,718	-
Changes in operating assets and liabilities:
Accounts receivable	(662,939)	5,053
Prepaid expenses	(281,506)	48,796
Security deposit	(27,167)	-
Right of use lease liability	-	(18,697)
Accounts payable and accrued expenses	(531,367)	533,193
Deferred revenue	102,954	(46,855)
Net cash used in operating activities from continuing operations	(5,056,095)	(3,792,600)
Net cash used in operating activities from discontinued operations	(675,314)	-
Net cash used in operating activities	(5,731,409)	(3,792,600)

Cash Flows from Investing activities:
Purchase of equipment	(9,253)	(2,928)
Capitalized software development costs	(1,016,175)	(2,354,094)
Promissory note – related party	-	(1,933,908)
Reverse acquisition of Sigma Additive Solutions, Inc.	417,122	-
Sale of Sigma Additive Solutions, Inc. assets	1,589,241	-
Net cash provided (used) in investing activities	980,935	(4,290,930)

Cash Flows from Financing Activities:
Proceeds from notes payable - related party	-	281,000
Proceeds from issuance of convertible notes	735,057	3,233,503
Proceeds from issuances of common shares	1,905,970	-
Proceeds from issuances of preferred shares	1,603,500	-
Advances from related party, net	547,277	4,620,452
Net cash provided by financing activities	4,791,804	8,134,955

Increase in cash	41,330	51,425
Cash - beginning of the period	282,475	231,050
Cash - end of the period	$323,805	$282,475

Supplemental cash flow information
Cash paid for interest	$4,381	$1,769
Cash paid for taxes	$-	$-

Non-Cash Financing Transactions
Issuance of preferred shares for services	$569,000	$-
Issuance of preferred shares for perpetual software license	$362,000	$-
Conversion of convertible notes	$3,968,507	$-
Preferred stock dividends	$7,125	$-
Issuance of common shares for services	$13,106	$-

See accompanying notes to financial statements

F-7

NEXTTRIP, INC. (FORMERLY SIGMA ADDITIVE SOLUTIONS, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 29, 2024 AND FEBRUARY 28, 2023

NOTE 1 - Business Description and Going Concern

Sigma Additive Solutions, Inc. (“Sigma”), the legal acquiror of NextTrip, was initially incorporated as Messidor Limited in Nevada on December 23, 1985, and changed its name to Framewaves Inc. in 2001. On September 27, 2010, the name was changed to Sigma Labs, Inc. On May 17, 2022, Sigma Labs, Inc. began doing business as Sigma Additive Solutions, and on August 9, 2022, changed its name to Sigma Additive Solutions, Inc.

On March 11, 2024, Sigma filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation, as amended to date, with the Secretary of State of the State of Nevada, pursuant to which, effective as of 12:01 a.m. Pacific time on March 13, 2024, among other things, Sigma’s corporate name was changed from Sigma Additive Solutions, Inc. to “NextTrip, Inc.”

The Company’s corporate office is located at 3900 Paseo del Sol, Santa Fe NM 87507 The consolidated financial statements include the accounts of the Company’s wholly owned subsidiaries, NextTrip Holdings Inc. incorporated October 22, 2015, and Extraordinary Vacations USA, Inc., incorporated on June 24, 2002.

Prior to the Share Exchange Agreement as described below, NextTrip Holdings, Inc. (“NextTrip”) was a wholly owned subsidiary of NextTrip Group, LLC (“Group”), which in turn, was a wholly owned subsidiary of NextPlay Technologies, Inc. (“NextPlay”). All of the business operations of Group were conducted through its subsidiaries. On January 25, 2023, NextPlay and Group entered into an Amended and Restated Separation Agreement (“Separation Agreement”), Amended and Restated Operating Agreement (“Operating Agreement”), and Exchange Agreement (“Exchange Agreement”), together the Agreements (“Agreements”), whereby NextPlay transferred their interest in the travel business to Group. Pursuant to the Exchange Agreement, NextPlay exchanged 1,000,000 Membership Units of Group for 400,000 Preferred Units of Group, with a value of $10 per unit. Prior to the exchange for Preferred Units, Group had a payable due to NextPlay of $17,295,873, representing cash advances and payment of expenses by NextPlay on behalf of Group, while NextPlay had obligations to provide ongoing support to NextTrip. Such liability was settled by the issuance of the Preferred Units and the waiver of all of NextPlay’s ongoing support obligations except for a $1.5 million advance remaining under a promissory note and as such NextTrip recorded the payable as contributed capital.

The Company provides travel technology solutions with sales originating in the United States, with a primary emphasis on hotels, air, and all-inclusive travel packages. Our proprietary booking engine, branded as NextTrip 2.0, provides travel distributors access to a sizeable inventory.

The Company owns 50% of Next Innovation LLC (Joint Venture) and this entity is in the process of a first structure plan. No activities nor operations occurred in 2023 or 2024 and NextTrip, Inc. does not have control of the company and therefore no minority interest was recorded.

Reverse Acquisition

On October 12, 2023, Sigma entered into a Share Exchange Agreement (as amended, the “Exchange Agreement”) with NextTrip, Group, and William Kerby (the “NextTrip Representative”). Under the terms of the Exchange Agreement, the parties agreed that Group would sell and transfer to Sigma all of the issued and outstanding shares of NextTrip in exchange for 156,007 restricted shares of Sigma common stock (the “Closing Shares”), issuable at closing, and the right to receive up to an additional 5,843,993 restricted shares of Sigma common stock upon satisfaction of certain milestones set forth in the Exchange Agreement (the “Contingent Shares,” and together with the Closing Shares, the “Restricted Shares”), which Restricted Shares are issuable to the members of Group, on a pro rata basis, under the terms of the Exchange Agreement, subject to certain closing conditions (the “Acquisition”). Upon the closing of the Acquisition on December 29, 2023, NextTrip became a wholly owned subsidiary of Sigma.

F-8

The Contingent Shares, together with the Closing Shares, will not exceed 6,000,000 shares of Sigma common stock, or approximately 90.2% of the issued and outstanding shares of Sigma common stock immediately prior to the closing. The Acquisition will likely result in a change of control, with the members of Group receiving an aggregate number of shares that exceeds the number of shares that held by the legacy shareholders of Sigma. As a result, the Acquisition is accounted for as a reverse acquisition of NextTrip by Sigma, whereby Sigma is treated as the legal acquirer and NextTrip is treated as the accounting acquirer. As a result, the historical financial information presented is that of NextTrip.

In accordance with ASC 805-40-45-1, the consolidated financial statements prepared following a reverse acquisition are issued under the name of the legal parent (NextTrip, Inc., f/k/a Sigma Additive Solutions, Inc.) but described in the notes to the financial statements as a continuation of the financial statements of the legal subsidiary (NextTrip), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree. That adjustment is required to reflect the capital of the legal parent. Comparative information presented in the consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent.

Under ASC 805-40-45-2, the consolidated financial statements represent the continuation of the legal subsidiary except for the capital structure, as follows:

(a)	The assets and liabilities of the legal subsidiary recognized and measured at their pre-combination carrying amounts;
(b)	The assets and liabilities of the legal parent recognized and measured in accordance with the guidance in this topic applicable to business combinations (ASC 805);
(c)	The retained earnings and other equity balances of the legal subsidiary before the business combination;
(d)	The amount required to be recognized as issued equity interests in the consolidated financial statements determined by adding the issued equity interest of the legal subsidiary outstanding immediately before the business combination to the fair value of the legal parent determined in accordance with the guidance in ASC 805 applicable to business combinations. However, the equity structure reflects the equity structure of the legal parent, including the equity interests the legal parent issued to affect the combination. Accordingly, the equity structure of the legal subsidiary is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent issued in the reverse acquisition.

The assets and liabilities of Sigma Additive Solutions, Inc. were recognized at fair value under ASC 805 as described in NOTE 8 – Goodwill.

Going Concern

As of February 29, 2024, and February 28, 2023, the Company had an accumulated deficit of $24,151,139 and $16,811,863 respectively, and working capital deficit of $262,005 and $2,310,654, respectively, and has incurred losses since incorporation. The Company will need to raise additional funds through equity or debt financings to support the on-going operations, increase market penetration of our products, expand the marketing and development of our travel and technology driven products, provide capital expenditures for additional equipment and development costs, payment obligations, and systems for managing the business including covering other operating costs until the planned revenue streams are fully implemented and begin to offset our operating costs. In the event the Company is unable to raise adequate funding in the future for its operations and to pay its outstanding debt obligations, the Company may be forced to scale back its business plan and/or liquidate some or all of its assets or may be forced to seek bankruptcy protection.

In light of the foregoing, there is substantial doubt about our ability to continue as a going concern for 12 months from the date of the filing of this prospectus.

F-9

Recent Issues Surrounding the COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, leading to an economic downturn.

The duration and severity of the COVID-19 pandemic impeded global economic activity for an extended period of time, even as restrictions have been lifted in many jurisdictions (including the United States) and vaccines are being made available, leading to decreased per capita income and disposable income, increased and sustained unemployment or a decline in consumer confidence, all of which significantly reduced discretionary spending by individuals and businesses on travel and may create a recession in the United States or globally. In turn, that could have a negative impact on demand for our services. We also cannot predict the long-term effects of the COVID-19 pandemic on our partners and their business and operations or the ways that the pandemic may fundamentally alter the travel industry. The aforementioned circumstances could result in a material adverse impact on our business, financial condition, results of operations and cash flows, potentially for a prolonged period.

Although we currently cannot predict the full impact of the COVID-19 pandemic on our fiscal 2025 financial results relating to our operations, we anticipate an increase in year-over-year revenue as compared to fiscal year 2023. However, the ultimate extent of the COVID-19 pandemic and its impact on global travel and overall economic activity is constantly changing and impossible to predict currently. However, the Company is seeing the return to normal operations.

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

The financial statements have been prepared on a consolidated basis with those of the Company’s wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Functional and presentation currency

These financial statements are presented in United States dollars (“USD”), which is the Company’s functional and reporting currency. All financial information has been rounded to the nearest dollar except where otherwise indicated.

F-10

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These differences could have a material effect on the Company’s future results of operations and financial position. Significant items subject to estimates and assumptions include the carrying amounts of intangible assets, depreciation and amortization.

Information about key assumptions and estimation uncertainty that has a significant risk of resulting in a material adjustment to the carrying amounts of the Company’s assets and liabilities within the next financial year are referenced in the notes to the financial statements as follows:

●	The assessment of the Company to continue as a going concern;
●	The assessment of the allowance on the related party promissory note receivable;
●	Estimates of purchase price allocation;
●	The measurement and useful life of intangible assets and property and equipment
●	Estimates of fair value of equity instruments;
●	Recoverability of long lived assets

Loss Per Share – The computation of loss per share is based on the weighted average number of shares outstanding during the period in accordance with ASC Topic No. 260, “Earnings Per Share.” Shares underlying the Company’s outstanding warrants, options or note conversion features were excluded due to the anti-dilutive effect they would have on the computation. At February 29, 2024 and February 28, 2023, the Company had the following common shares underlying these instruments:

	Year Ended February 29 and 28,
	2024	2023
Warrants	486,165	-
Stock Options	85,300	-
Preferred Stock	475,835	-
Total Underlying Common Shares	1,047,300	-

Cash and Cash Equivalents

Cash consists of amounts denominated in US dollars. The Company has not experienced any losses on such accounts. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of February 29, 2024, or February 28, 2023.

Prepaids

The Company records cash paid in advance for goods and/or services to be received in the future as prepaid expenses. Prepaid expenses are expensed over time according to the terms of the purchase. Other current assets are recognized when it is probable that the future economic benefits will flow to the Company and the asset has a cost or value that can be measured reliably. It is then charged to expense over the expected number of periods during which economic benefits will be realized.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable.

F-11

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Trade accounts receivable balances as of February 29, 2024 and February 28, 2023, were $34,092, and $0, respectively.

Promissory Note Receivable

Receivables from NextPlay under the promissory note as described in NOTE 1 – Business Description and Going Concern were $2,567,665 and $1,933,908 respectively. Management has determined that, since NextPlay is in default under the terms of the promissory note, collectability of the entire related party receivable as of February 29, 2024 is uncertain, and has therefore established an allowance for doubtful accounts of $1,567,665. As of February 28, 2023, no allowance for doubtful accounts was established.

Property and Equipment

Recognition and measurement

Items of property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. When parts of an item of property and equipment have different estimated useful lives, they are accounted for as separate items within property and equipment. The costs of the ongoing regular repairs and maintenance of property and equipment are recognized in the period in which they are incurred.

Depreciation

Depreciation is recognized in profit or loss over the estimated useful lives of each part of an item of property and equipment in a manner that most closely reflects management’s estimated future consumption of the future economic benefits embodied in the asset. The estimated useful lives for the Company’s property and equipment are as follows:

Category	Method	Estimated useful life
Furniture & Fixtures	Straight line	5 years
Computer & Equipment	Straight line	3 years

Intangible assets

The Company measures separately acquired intangible assets at cost less accumulated amortization and impairment losses. The Company recognizes internally developed intangible assets when it has determined that the completion of such is technically feasible, and the Company has sufficient resources to complete the development. Subsequent expenditures are capitalized when they increase the future economic benefits of the associated asset. All other expenditures are recorded in profit or loss as incurred.

The Company assesses whether the life of intangible asset is finite or indefinite. The Company reviews the amortization method and period of use of its intangible assets at least annually. Changes in the expected useful life or period of consumption of future economic benefits associated with the asset are accounted for prospectively by changing the amortization method or period as a change in accounting estimates in profit or loss. The Company has assessed the useful life of its trademarks as indefinite.

The estimated useful lives for the Company’s finite life intangible assets are as follows:

Category	Method	Estimated useful life
Software	Straight line	1 - 3 years
Software licenses	Straight line	0.5 - 4 years

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25” Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the straight-line method over the remaining estimated economic life of the product.

F-12

Impairment of Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1. Significant underperformance compared to historical or projected future operating results.

2. Significant changes in the manner or use of the acquired assets or the strategy for the overall business, and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Intangible assets that have finite useful lives are amortized over their useful lives.

Leases

The Company adopted ASU 2016-02 (Topic ASC 842) Leases, which requires a lessee to recognize a lease asset and a leases liability for operating leases arrangements greater than twelve (12) months.

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Reclassification

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on the net earnings (loss) or financial position.

F-13

Fair Value of Financial Instruments

The Company follows accounting guidelines on fair value measurements for financial instruments measured on a recurring basis, as well as for certain assets and liabilities that are initially recorded at their estimated fair values. Fair Value is defined as the exit price, or the amount that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants as the measurement date. The Company uses the following three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs to value its financial instruments:

●	Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical instruments.

●	Level 2: Quoted prices for similar instruments that are directly or indirectly observable in the marketplace.

●	Level 3: Significant unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires a significant judgment or estimation.

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires it to make judgments and consider factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed, or initial amounts recorded may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange.

The carrying amounts of the Company’s financial instruments including cash, accounts receivable, accounts payable, accrued expenses, convertible notes and notes payable are of approximately fair value due to the short-term maturities of these instruments.

Concentration of Credit Risk - The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash and cash equivalents.

Stock Based Compensation – The Company recognizes compensation costs to employees under ASC Topic No. 718, “Compensation – Stock Compensation.” Under ASC Topic No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements may include stock options, grants of shares of common stock with and without restrictions, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at its fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option or stock grants.

Equity instruments issued to non-employees are recorded on the basis of the fair value of the instruments, as required by ASC Topic No. 718. In general, the measurement date is either (a) when a performance commitment, as defined, is reached or (b) the earlier of the date that (i) the non-employee performance requirement is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic No. 606. In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that superseded nearly all existing revenue recognition guidance under prior U.S. GAAP and replaced it with a principles-based approach for determining revenue recognition. The core principle of the standard is the recognition of revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In general, we determine revenue recognition by: (1) identifying the contract, or contracts, with our customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to performance obligations in the contract; and (5) recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

F-14

The Company recognizes revenue when the customer has purchased the product, the occurrence of the earlier of date of travel or the date of cancellation has expired, as satisfaction of the performance obligation, the sales price is fixed or determinable and collectability is reasonably assured. Revenue for customer travel packages purchased directly from the Company are recorded gross (the amount paid to the Company by the customer is shown as revenue and the cost of providing the respective travel package is recorded to cost of revenues).

The Company generates revenues from sales directly to customers as well as through other distribution channels of tours and activities at destinations throughout the world.

The Company controls the specified travel product before it is transferred to the customer and is therefore a principal, based on but not limited to, the following:

●	The Company is primarily responsible for fulling the promise to provide such travel product.
●	The Company has inventory risk before the specified travel product has been transferred to a customer or after transfer of control to a customer.
●	The Company has discretion in establishing the price for the specified travel product.

Payments for tours or activities received in advance of services being rendered are recorded as deferred revenue and recognized as revenue at the earlier of the date of travel or the last date of cancellation (i.e., the customer’s refund privileges lapse).

Sales and Marketing

Selling and administration expenses consist primarily of marketing and promotional expenses, expenses related to our participation in industry conferences, and public relations expenses.

Sales and marketing expenses are charged to expense as incurred and are included in selling and promotions expenses in the accompanying consolidated financial statements. Sales and marketing expense for the years ended February 29, 2024, and February 28, 2023 was $484,250 and $707,137, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic No. 740, “Accounting for Income Taxes.”

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

The Company has no tax positions at February 29, 2024 and 2023 for which the ultimate deductibility is highly uncertain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the years ended February 29, 2024 and February 28, 2023, the Company recognized no interest and penalties. All tax years starting with 2019 are open for examination.

F-15

Recently adopted accounting pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40). The FASB issued this ASU to address issues identified as a result of the complexity associated with GAAP for certain financial instruments with characteristics of liabilities and equity. Complexity associated with the accounting is a significant contributing factor to numerous financial statement restatements and results in complexity for users attempting to understand the results of applying the current guidance. In addressing the complexity, the FASB focused on amending the guidance on convertible instruments and the guidance on the derivatives scope exception for contracts in an entity’s own equity. For convertible instruments, the FASB decided to reduce the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The FASB concluded that eliminating certain accounting models simplifies the accounting for convertible instruments, reduces complexity for preparers and practitioners, and improves the decision usefulness and relevance of the information provided to financial statement users. In addition to eliminating certain accounting models, the FASB also decided to enhance information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance on the basis of feedback from financial statement users. The FASB decided to amend the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. The FASB observed that the application of the derivatives scope exception guidance results in accounting for some contracts as derivatives while accounting for economically similar contracts as equity. The FASB also decided to improve and amend the related EPS guidance. The amendments in this ASU are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The FASB specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The FASB decided to allow entities to adopt the guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company adopted ASU 2020-06 on March 1, 2022 on a prospective basis. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. ASU 2021-04 requires accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. The recognition of the modification depends on the nature of the transaction in which the equity-classified written call option is modified. If there is more than one element in a transaction (for example, if the modification involves both a debt modification and an equity issuance), then the guidance requires allocating the effect of the option modification to each element. ASU 2021-04 is effective for the Company beginning in the first quarter of 2022. ASU 2021-04 should be applied prospectively to modifications or exchanges occurring on or after the effective date of the amendments. The Company adopted ASU 2021-04 on March 1, 2022 on a prospective basis. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

In March 2022, the FASB issued ASU 2022-02, ASC Subtopic 326 “Credit Losses”: Troubled Debt Restructurings and Vintage Disclosures. Since the issuance of Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Board has provided resources to monitor and assist stakeholders with the implementation of Topic 326. Post-Implementation Review (PIR) activities have included forming a Credit Losses Transition Resource Group, conducting outreach with stakeholders of all types, developing educational materials and staff question-and-answer guidance, conducting educational workshops, and performing an archival review of financial reports. ASU No. 2022-02 is effective for annual and interim periods beginning after December 15, 2022. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

F-16

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

NOTE 3 – Discontinued Operations

During the fiscal year ended February 29, 2024, the Company completed the sale of certain assets of Sigma Additive Solutions, Inc., which has been classified as discontinued operations in accordance with ASC 205-20, “Presentation of Financial Statements – Discontinued Operations.”

On October 6, 2023, the Company entered into a definitive asset purchase agreement (“APA”) with Divergent Technologies, Inc., (“Divergent”), pursuant to which the Company agreed to sell to Divergent, and Divergent agreed to purchase from us, certain assets consisting primarily of patents, software code and other intellectual property for a purchase price of $1,626,242, including a $37,000 earnest-money deposit previously paid to us by Divergent. The closing under the Asset Purchase Agreement occurred subsequent to the closing of the reverse acquisition with NextTrip on January 12, 2024. The parties’ respective obligations to close were subject to the accuracy of the parties’ respective representations and warranties and performance of their respective covenants and satisfaction or waiver of other customary conditions specified in the Asset Purchase Agreement. In the interim, between the signing date and closing date or termination of the Asset Purchase Agreement, Sigma granted Divergent a non-exclusive, nontransferable, non-sublicensable (except to Divergent customers and affiliates), limited, irrevocable (except in connection with the termination of the Asset Purchase Agreement), worldwide, royalty-free license to the “Licensed IP” (as defined) for testing, evaluation, and commercialization purposes. A gain of $30,515 was recognized in the asset disposition transaction.

During the year ended February 29, 2024, the Company recorded a loss of $675,314 from discontinued operations as follows:

February 29, 2024
Revenue	$5,006
Cost of revenue	-
Gross Profit	5,006

Salaries and benefits	28,475
Retention bonuses	528,930
Severance	62,500
Organization costs	63,600
Other income	(3,185)
Total Expenses	680,320

Loss from Discontinued Operations	$(675,314)

NOTE 4 - Prepaid and Other Current Assets

Prepaid and other current assets consisted of the following as of February 29, 2024 and as of February 28, 2023:

	February 29, 2024	February 28, 2023
Prepaid marketing expenses	$100	$100
Prepaid other expenses	298,274	8,513
Prepaid cost of sales	42,547	-
Total	$340,921	$8,613

NOTE 5 - Leases

On January 25, 2023, as part of the separation agreement with NextPlay Technologies Inc., the Company assumed control of a lease arrangement for office space in Florida.

The Company adopted ASU 2016-02 (Topic ASC 842) Leases, which requires a lessee to recognize a lease asset and a leases liability for operating leases arrangements greater than twelve (12) months.

We determined that the arrangement was an operating lease at inception and included it in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheet as of February 28, 2023. The office facility was occupied by NextTrip employees through March 16, 2023, when the landlord informed the NextTrip that would not recognize NextTrip as the tenant. The Company continued to negotiate the assumption of the lease with the landlord, but was ultimately unsuccessful, and as a result derecognized the lease in the financial statements as of February 29, 2024. No restatement was made for fiscal year 2023 as the Company had use of the offices at that time and was in negotiations to assume the lease from NextPlay Technologies, Inc. No payments have been made on the lease and no expense has been recognized for the year ended February 29, 2024. Rent expense for the year ended February 28, 2023 was $40,554.

F-17

NOTE 6 - Property and Equipment

Property and equipment as of February 29, 2024, and February 28, 2023 consisted of the following:

	February 29, 2024	February 28, 2023
Furniture and Fixtures	$17,018	$17,018
Computer and Equipment	82,492	73,238
Total	99,510	90,256
Accumulated depreciation	(92,868)	(74,030)
Property and Equipment, net of depreciation	$6,642	$16,226

Depreciation expense for the years ended February 29, 2024, and February 28, 2023 was $18,838 and $30,386, respectively, and is recorded in operating expenses.

During the years ended February 29, 2024, and February 28, 2023, the Company acquired property and equipment of $9,253 and $2,928, respectively.

NOTE 7 - Intangible Assets

Intangible assets as of February 29, 2024, and February 28, 2023 consisted of the following:

	February 29, 2024	February 28, 2023
Software Development	$6,602,028	$5,908,353
Software Licenses	789,576	467,576
Trademark	6,283	6,283
Total	7,397,887	6,382,212
Accumulated amortization	(5,224,467)	(3,774,542)
Intangible assets, net of amortization	$2,173,420	$2,607,670

Amortization expense for the years ended February 29, 2024, and February 28, 2023 was $1,449,925 and $676,853, respectively, and recorded in operating expenses.

During the years ended February 29, 2024, and February 28, 2023, the Company recorded no impairment losses associated with the carrying value exceeding its recoverable amount.

The estimated aggregate amortization expense for each of the succeeding years ending February 28 is as follows:

2025	$660,578
2026	172,152
2027	12,498
Thereafter	-

$845,228

NOTE 8 – Goodwill

As discussed in Note 1, the legal acquisition of NextTrip by Sigma Additive Solutions, Inc. was determined to be a reverse acquisition, with NextTrip as the accounting acquirer, using the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under this method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the transaction.

F-18

The following table presents the allocation of the $2,368,418 million consideration for the acquisition and summarizes the estimated fair values of the Sigma (the accounting acquiree) assets acquired and liabilities assumed for NextTrip (the accounting acquirer). The estimated consideration of approximately $2,368,418 million is based on Sigma’s closing share price of $3.0229 as reported on Nasdaq on December 29, 2023 multiplied by the 780,423 shares outstanding as of that date and the fair value of Series E Preferred Stock into 3,069 common shares.

Fair Value of Net Assets Acquired:

Cash	$417,121
Accounts Receivable, net	4,900
Inventory	257,873
Prepaid expenses and other current assets	50,802
Property and equipment	52,357
Intangible assets	1,277,919
Accounts payable	(837,450)
Accrued expenses	(61,001)
Deferred revenue	(14,218)

Total identifiable net assets acquired	1,148,303

Goodwill	1,220,115

Total Fair Value of Net Assets Acquired	$2,368,418

Total Purchase Consideration	$2,368,418

Pursuant to ASC 350-20, the Company assigned its goodwill to reporting units and is required to test each reporting unit’s goodwill for impairment at least on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The goodwill resulting from the reverse acquisition is primarily attributable to NextTrip’s objective to obtain access to public markets to provide funding wherewithal to fund business growth. NextTrip’s benefit in paying for these synergies in the reverse acquisition transaction are to avoid the time and expense of organizing and executing an Initial Public Offering (“IPO”) transaction. In the reverse acquisition, $52,310 of goodwill was allocated to the Sigma Reporting Unit and $1,167,805 of goodwill was allocated to the NextTrip Reporting Unit under the acquisition method of accounting.

The combined Company consists of two reporting units, Sigma and NextTrip. As the accounting acquirer in the reverse acquisition, NextTrip is considered to be an existing reporting unit and Sigma is considered to be a new reporting unit in that it is not in the same business as NextTrip. Accordingly, the reverse acquisition creates a new reporting unit which holds the Sigma business constituting an asset held for sale as a result of the agreement for the sale of certain Sigma assets to Divergent 3D (“Divergent”) for a sales price of $1,626,242. As such, the fair value of the Sigma Reporting Unit is determined to be $1,626,242 with the difference of $742,176 from the purchase consideration being allocated to the NextTrip Reporting Unit. The assets being sold to Divergent and the liabilities being relieved from the Divergent transaction are assigned to the Sigma Reporting unit with the difference between the net fair value of those assets and liabilities and the Sigma Reporting Unit being assigned to goodwill. The goodwill being assigned to the NextTrip Reporting Unit is determined by the difference between the purchase consideration assigned to the NextTrip Reporting Unit and the net acquired Sigma assets and liabilities assumed that are assigned to the NextTrip Reporting Unit. A gain of $37,592 was recognized in the disposition transaction.

Following is a reconciliation of goodwill as of February 29, 2024:

February 29, 2024
Reverse acquisition of Sigma Additive Solutions, Inc.	$1,220,115
Reduction from sale of assets to Divergent Technologies	(52,310)
Balance, February 29, 2024	$1,167,805

NOTE 9 - Accounts Payable and Accrued Liabilities

As of February 29, 2024, the Company had accounts payable of $531,847 and accrued expenses of $460,768, compared to $519,136 of accounts payable and $329,922 of accrued expenses for the year ended February 28, 2023.

NOTE 10 – Income Taxes

The Company accounts for income taxes in accordance with ASC Topic No. 740. This standard requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. Income tax returns open for examination by the Internal Revenue Service consist of tax years ended December 31, 2020 through 2022.

F-19

The Company had available at February 29, 2024 unused operating loss carryforwards of approximately $43,934,000 which may be applied against future taxable income. Losses incurred between 2010 and 2017, which total $9,820,000 expire in various years through 2038, and the remainder of the losses, which total $34,114,000 can be carried forward indefinitely. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reported purposes are subject to annual limitations. Due to the change in ownership as a result of the reverse acquisition, the Company’s net operating loss carryforwards may be limited as to use in future years, and any such limitation will be determined on a year-to-year basis. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and other temporary differences of approximately $11,250,300 and $8,575,900 at February 29, 2024, and February 28, 2023, respectively, and, therefore, no deferred tax asset has been recognized for the loss carryforwards.

Deferred tax assets are comprised of the following:

	2024	2023
Deferred tax assets:
NOL carryover	$9,226,100	$8,636,900
Related party accruals	173,900	-
Payroll accruals	77,800	-
Deferred tax liabilities:
Depreciation	1,772,500	(61,000)
Valuation allowance	(11,250,300)	(8,575,900)
Net deferred tax asset (liability)	$-	$-

The reconciliation of the provision for income taxes computed at the U.S. federal statutory tax rate (21%) to the Company’s effective tax rate for the years ended February 29, 2024, and February 28, 2023 is as follows:

	2024	2023
Book Loss	$(1,541,200)	$(1,837,400)
Depreciation	270,100	(20,700)
Meals & Entertainment	300	-
Preferred dividends	422,842	-
Stock compensation	24,468	(48,548)
Loss on asset disposal	67,274	-
Accrued payroll	51,857	-
Related party accruals	114,928	-
Change in valuation allowance	589,431	1,906,648
Provision for Income Taxes	$-	$-

NOTE 11 - Convertible Notes

Between March 13, 2023 and June 9, 2023, the Company issued $650,000 in convertible notes upon the receipt of proceeds from several investors. The notes had an interest at a rate of 8% per annum and were convertible into shares and warrants in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”) at a conversion price of $3.00 per common share, subject to certain adjustments.

Between July 27, 2022 and February 21, 2023, the Company issued a total principal amount of $3,012,000 in convertible notes upon the receipt of proceeds from several investors. The notes had an interest at a rate of 8% per annum and were convertible into shares and warrants in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”) at a conversion price of $3.00 per common share, subject to certain adjustments.

On December 29, 2023, in connection with, and contingent upon the acquisition of NextTrip Holdings, Inc. by Sigma Additive Solutions, Inc. (the “Sigma Transaction”), each investor in a convertible note entered into a Debt Assignment and Conversion Agreement (the Agreement”) with NextTrip Group, LLC (“Group”) and NextTrip Holdings, Inc. (“NextTrip”) whereby the notes and the debt represented thereon were assigned from NextTrip to Group and converted into common units of Group with the equivalent value on the terms and conditions as set forth in the Agreements. In exchange for entering into the Agreements, each investor received the right to receive a number of Restricted Sigma Shares, including both Closing Shares and Contingent Shares, to be distributed by the Company to the investor following the consummation of the Sigma Transaction. The shares are issuable at a price of $3.00, and include both principal and accrued interest thereon.

The Sigma Transaction was closed on December 29, 2023, and as a result, the Company issued to investors 52,818 Closing Shares, and the right to receive 1,978,598 Contingent Shares, if issued.

During the years ended February 29, 2024, and February 28, 2023, the Company recorded interest expense of $234,213 and $72,347 respectively, related to the notes.

F-20

NOTE 12 – Share Purchase Agreements

Between August 10, 2023 and November 6, 2023, NextTrip entered into Share Purchase Agreements with several investors to purchase convertible shares in NextTrip in exchange for total proceeds of $1,755,970. Pursuant to the Agreements, the shares were initially convertible into the common shares of a public company at $0.15 per share. The Agreements further provided that contingent upon the consummation of the legal acquisition of NextTrip Holdings, Inc. by Sigma Additive Solutions, Inc., the investors would receive the same number of Sigma shares in lieu of NextTrip common shares.

On December 29, 2023, concurrent with the consummation of the acquisition, each investor entered into an Exchange Agreement with Group and Holdings, whereby such investors exchanged their rights to NextTrip shares for rights to common units of Group of the same value, and Group distributed to investors, that number of Closing Shares as set forth in the Exchange Agreements. Additionally, upon NextTrip’s achievement of each of the milestones as set forth in the Share Exchange Agreement, if ever, Group will further distribute the number of Contingent Shares in accordance with the Share Exchange Agreement.

On September 19, 2022, the Company entered into a Software as a Service Agreement with a third party consultant in which the Company received a $150,000 down payment upon signing of the contract. On December 31, 2022, the Company entered into an amended agreement with the counterparty in which the down payment became a noninterest bearing share issuance obligation in which such amount will be converted to shares in a new public company upon the completion of a merger at a conversion price of $3.00 per common share, subject to adjustments. On December 29, 2023, upon the consummation of the reverse acquisition transaction with Sigma, the counterparty received 1,996 Closing Shares and the right to receive an additional 74,786 Contingent Shares, if issued.

The total number of Closing Shares issued to investors, inclusive of the third party consultant, on December 29, 2023 was 15,481, and the Contingent Shares issuable, if ever, totaled 579,954.

On December 28, 2023, the Company entered into a Consulting Modification Agreement with a third-party consultant which provided for the full settlement of $180,000 in consulting fees by issuing common shares of Sigma contingent upon the closing of the reverse acquisition. The reverse acquisition closed on December 29, 2023, pursuant to which Company issued 4,337 Closing Shares to the consultant, and the right to receive 162,466 Contingent Shares, if issued.

NOTE 13 - Related Party Transactions

On February 28, 2023, the Company entered into an Asset Purchase Agreement with Travel and Media Tech, LLC, (“TMT”), pursuant to which it purchased the right, title and interest in the “Bookit” or “NextTrip 2.0” booking engine, including customer lists, all current content associated with hotel and destination product in the booking engine (pictures, hotel descriptions, restaurant descriptions, room descriptions, amenity descriptions, and destination information.) and source code related thereto. TMT is a related entity owned by Don Monaco, the Company’s Chairman and William Kerby, the Company’s Chief Executive Officer.

Amounts due to related parties in 2024 and 2023 was $828,277 and $281,000, respectively. The amounts due in both years are to William Kerby and Donald Monaco.

The Company recorded a loss of $1,567,665 on the NextPlay related party receivable for the year ended February 29, 2024. The total amount receivable from NextPlay was $2,567,665 at February 29, 2024. NextPlay is in default under the terms of its promissory note and as a result the Company established an allowance for doubtful accounts of $1,567,665 as collectability of the note is uncertain. As of February 28, 2023, no allowance for doubtful accounts was established.

NOTE 14 - Deferred Revenue

Deferred revenue as of the years ended February 29, 2024, and February 28, 2023 was $139,921 and $22,750, respectively.

Deferred revenue consists of travel deposits received from users in advance of revenue recognition. The deferred revenue balance for the years ended February 29, 2024, and February 28, 2023 was driven by cash payments from customers in advance of satisfying our performance obligations.

NOTE 15 - Commitments and Contingencies

The Company is involved, from time to time, in litigation, other legal claims and proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property, employment issues, and other related claims and vendor matters. The Company believes that the resolution of currently pending matters could, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations. However, assessment of the current litigation or other legal claims could change considering the discovery of facts not presently known to the Company or by judges, juries or other finders of fact, which are not in accord with management’s evaluation of the possible liability or outcome of such litigation or claims.

F-21

NOTE 16 – Stockholders’ Equity

Common Stock

The Company has 1,200,000 shares of common stock authorized. For the years ended February 29, 2024 and February 28, 2023, the Company had 936,430 and 83,371 shares of common stock, par value $0.001 issued and outstanding, respectively. All shares have equal voting rights, are fully-paid and non-assessable, and have one vote per share.

On September 22, 2023, we effected a 1-for-20 reverse stock split of the outstanding shares of our common stock and a corresponding decrease in the number of shares of our common stock that we are authorized to issue. In connection with the reverse split, we issued 40,197 common shares to round-up fractional shares to the nearest whole share.

The effects of the reverse stock split have been retroactively reflected in all periods presented.

Fiscal Year Ended February 29, 2024

In September and October 2023, the Company sold 72,721 and 128,887 shares of common stock, respectively, through our ATM Agreement, resulting in net proceeds of $364,555 and $772,468, respectively.

On December 29, 2023, the Company acquired 100% of the outstanding equity interests of NextTrip Holdings, Inc. pursuant to a share exchange agreement by and among the Company, NextTrip and certain other parties (the “Acquisition”). As consideration for the Acquisition, at closing the Company issued 156,007 restricted shares of its common stock, constituting 19.99% of its issued and outstanding shares of common stock immediately prior to execution of the share exchange agreement, and agreed to issue up to an aggregate of 5,843,993 shares as further consideration upon NextTrip’s achievement of certain milestones set forth in the exchange agreement.

Of the 156,007 restricted shares issued at closing, 52,818 shares were issued pursuant to the Debt Assignment and Conversion agreements, 15,481 shares were issued pursuant to the Share Purchase and Exchange Agreements, and 4,337 shares were issued to a third-party consultant. Pursuant to ASC 805-40-45-1,the remaining 83,371 Closing Shares are reflected as a retroactive adjustment to adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree. That adjustment is required to reflect the capital of the legal parent.

Deferred Compensation

During the fiscal years ended February 29, 2024 and February 28, 2023, the Company did not issue any shares of common stock to employees.

F-22

Preferred Stock

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

The Company is authorized to issue 10,000,000 shares of preferred stock, $0.001 par value. 472,996 and 0 shares of preferred stock were issued and outstanding at February 29, 2024 and February 28, 2023. respectively.

Series E Convertible Preferred Stock

Under the Certificate of Designations for the Series E Preferred Stock, the Series E Preferred Shares have an initial stated value of $1,500 per share (the “Stated Value”). Dividends at the initial rate of 9% per annum will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series E Preferred Stock by said amount. The holders of the Series E Preferred Shares have the right at any time to convert all or a portion of the Preferred Shares (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s Common Stock at an initial conversion rate determined by dividing the Conversion Amount by the Conversion Price ($0.13 above the consolidated closing bid price for the trading day prior to the execution of the relates stock purchase agreement). The Conversion Amount is the sum of the Stated Value of the Series E Preferred Shares then being converted plus any other unpaid amounts payable with respect to the Series E Preferred Shares being converted plus the “Make Whole Amount” (the amount of any dividends that, but for the conversion, would have accrued at the dividend rate for the period through the third anniversary of the initial issuance date). The Conversion Rate is also subject to adjustment for stock splits, dividends recapitalizations and similar events.

At February 29, 2024, 316 shares of the issued Series E Convertible Preferred Stock were outstanding, which if converted as of February 29, 2024, including the make-whole dividends, would have resulted in the issuance of 3,155 shares of common stock.

Series F Convertible Preferred Stock

On January 4, 2024, the Company filed a Certificate of Designation of Series F Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 5,843,993 shares of the Company’s preferred stock as Series F Convertible Preferred Stock, par value $0.001 per share (the “Series F Preferred”). The Series F Preferred was designated by the Company in connection with its recent acquisition of NextTrip Holdings, Inc. (“NextTrip”), and, in the event that the Company does not have sufficient shares of common stock available to fulfill its obligations pursuant to the share exchange agreement governing the terms of the acquisition, shares of Series F Preferred shall be issued to the previous equity holders of NextTrip in lieu of shares of Company common stock.

The terms and conditions set forth in the Certificate of Designation are summarized below:

Ranking. The Series F Preferred rank pari passu to the Company’s common stock.

F-23

Dividends. Holders of Series F Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Company’s amended and restated articles of incorporation, as amended (“Articles”) or as otherwise required by the Nevada Revised Statutes, holders of Series F Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of Common Stock into which the Series F Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series F Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series F Preferred or alter or amend the Certificate of Designation, (ii) amend its Articles or other charter documents in any manner that adversely effects any rights of the holders of the Series F Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Articles to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding Series F Preferred, each outstanding share of Series F Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (each, a “Liquidation”), holders of Series F Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

At February 29, 2024, no shares of the Series F Convertible Preferred Stock were outstanding.

Series G Convertible Preferred Stock

On January 26, 2024, the Company filed a Certificate of Designation of Series G Convertible Preferred Stock (the “Series G Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 100,000 shares of the Company’s preferred stock as Series G Preferred Stock, par value $0.001 per share.

The terms and conditions set forth in the Series G Certificate of Designation are summarized below:

Ranking. The Series G Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series H Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Company’s Charter or as otherwise required by the Nevada Revised Statutes, holders of Series G Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series G Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series G Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series G Preferred or alter or amend the Series G Certificate of Designation, (ii) amend its Charter or other charter documents in any manner that adversely effects any rights of the holders of the Series G Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Charter to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding Series G Preferred, each outstanding share of Series G Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series G Conversion Ratio”).

F-24

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series G Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Series H Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

Redemption Right. The Company shall have the right to redeem up to 50% of the Preferred Stock for an aggregate price of $1.00 in accordance with the terms of the Perpetual License Agreement.

At February 29, 2024, all 100,000 shares of the issued Series G Convertible Preferred Stock were outstanding, which if converted as of February 29, 2024, would have resulted in the issuance of 100,000 shares of common stock.

Series H Convertible Preferred Stock

On January 26, 2024, the Company filed a Certificate of Designation of Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 150,000 shares of the Company’s preferred stock as Series H Preferred Stock, par value $0.001 per share.

The terms and conditions set forth in the Series H Certificate of Designation are summarized below:

Ranking. The Series H Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series H Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Company’s Charter or as otherwise required by the Nevada Revised Statutes, holders of Series H Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series H Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series H Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series H Preferred or alter or amend the Series H Certificate of Designation, (ii) amend its Charter or other charter documents in any manner that adversely effects any rights of the holders of the Series H Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Charter to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding Series H Preferred, each outstanding share of Series H Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series H Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series H Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Series H Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

At February 29, 2024, 150,000 shares of the issued Series H Convertible Preferred Stock were outstanding, which if converted as of February 29, 2024, would have resulted in the issuance of 150,000 shares of common stock.

Series I Convertible Preferred Stock

On February 22, 2024, the Company filed a Certificate of Designation of Series I Convertible Preferred Stock (the “Series I Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 331,124 shares of the Company’s preferred stock as Series I Convertible Preferred Stock, par value $0.001 per share.

F-25

The terms and conditions set forth in the Series I Certificate of Designation are summarized below:

Ranking. The Series I Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series I Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Charter, or as otherwise required by the Nevada Revised Statutes, holders of Series I Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series I Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series I Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series I Preferred or alter or amend the Series I Certificate of Designation, (ii) amend its Charter or other charter documents in any manner that adversely effects any rights of the holders of the Series I Preferred, or (c) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Charter to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding shares of Series I Preferred, each outstanding share of Series I Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series I Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series I Preferred will be entitled to participate, on an as-converted-to-common stock basis calculated based on the Series I Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

At February 29, 2024, 222,680 shares of the issued Series I Convertible Preferred Stock were outstanding, which if converted as of February 29, 2024, would have resulted in the issuance of 222,680 shares of common stock.

Outstanding Options

As of February 29, 2024, we had outstanding options under our 2013 Equity Incentive Plan to purchase an aggregate of 85,300 shares of our common stock at a weighted-average exercise price of $60.50 per share.

On December 28, 2023, our stockholders approved our 2023 Equity Incentive Plan which has reserved for issuance 7,000,000 shares of common stock for equity awards of which 0 shares have been issued or granted thereunder to date.

Stock Options

On December 28, 2023, at the Annual Meeting of Stockholders of the Company, the Company’s stockholders approved the adoption of the NextTrip 2023 Equity Incentive Plan. 7,000,000 shares of common stock have been reserved for issuance under the Plan., and as of February 29, 2024, all such shares are available for issuance.

During fiscal year 2024, the Company did not grant any options. In fiscal year 2024, 6,914 options vested and $116,512 of compensation cost was recognized during the year. As of February 29, 2024, there were options to purchase 85,300, shares issued and outstanding, 82,800 of which have been issued under an Equity Incentive Plan. At February 29, 2024, there are vested options exercisable for 81,849 shares of common stock. No options to purchase shares of common stock were exercised during the fiscal year ended February 29, 2024.

F-26

The Company generally grants stock options to employees, consultants and directors at exercise prices equal to the fair market value of the Company’s stock on the dates of grant. Stock options are typically granted throughout the year and generally vest over three years of service and expire five years from the date of the award, unless otherwise specified. The Company recognizes compensation expense for the fair value of the stock options over the requisite service period for each stock option award.

Upon closing of the reverse acquisition of Sigma on December 29, 2023, the Company assumed options to purchase up to 86,402 shares of common stock. Between December 29, 2023 and February 29, 2024, 1,342 options were forfeited or expired and no options were issued or exercised.

Total employee share-based compensation expense for the year ended February 29, 2024, was $116,512 all of which is related to stock options. There was no capitalized share-based compensation cost as of February 29, 2024,and there were no recognized tax benefits during the fiscal year ended February 29, 2024.

To estimate the value of an award, the Company uses the Black-Scholes option-pricing model. This model requires inputs such as expected life, expected volatility and risk-free interest rate. The forfeiture rate also impacts the amount of aggregate compensation. These inputs are subjective and generally require significant analysis and judgment to develop. While estimates of expected life, volatility and forfeiture rate are derived primarily from the Company’s historical data, the risk-free rate is based on the yield available on U.S. Treasury constant maturity rates with similar terms to the expected term of the stock option awards. The fair value of outstanding share-based awards was estimated using the Black-Scholes model with the following weighted-average assumptions for the outstanding options assumed at February 29, 2024:

Assumptions:

2024
Dividend yield	0.00%
Risk-free interest rate	0.19-4.05%
Expected volatility	100.2 – 122.8%
Expected life (in years)	5

Option activity for the year ended February 29, 2024 was as follows:

		Weighted Average	Weighted Average
		Exercise	Remaining	Aggregate
		Price	Contractual	Intrinsic
	Options	($)	Life (Yrs.)	Value ($)
Options outstanding at February 28, 2023	-	-	-
Options assumed pursuant to reverse acquisition	86,642	61.43	2.68	-
Exercised	-	-	-	-
Forfeited or cancelled	(1,342)	120.87	-	-
Options outstanding at February 29, 2024	85,300	60.50	2.52	-
Options expected to vest in the future as of February 29, 2024	3,451	33.25	3.54	-
Options exercisable at February 29, 2024	81,849	61.64	2.48	-
Options vested, exercisable, and options expected to vest at February 29, 2024	85,300	60.50	2.52	-

F-27

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of our common stock for those awards that have an exercise price below the $2.99 closing price of our Common Stock on February 29, 2024. All of the outstanding option grants have an exercise price above $2.99.

At February 29, 2024, there was $52,615 of unrecognized share-based compensation expense related to unvested stock options with a weighted average remaining recognition period of 0.97 years.

Stock Appreciation Rights

The purposes of the 2020 Stock Appreciation Rights Plan are to: (i) enable the Company to attract and retain the types of employees, consultants, and directors (collectively, “Service Providers”) who will contribute to the Company’s long-range success; (ii) provide incentives that align the interests of Service Providers with those of the shareholders of the Company; and (iii) promote the success of the Company’s business. The Plan provides for incentive awards that are only made in the form of stock appreciation rights payable in cash (“SARs”). No shares of common stock were reserved in connection with the adoption of the Plan since no shares will be issued pursuant to the Plan.

SARs may be granted to any Service Provider. A SAR is the right to receive an amount equal to the Spread with respect to a share of the Company’s common stock (“Share”) upon the exercise of the SAR. The “Spread” is the difference between the exercise price per share specified in a SAR agreement on the date of grant and the fair market value per share on the date of exercise of the SAR. The exercise price per share will not be less than 100% of the fair market value of a Share on the date of grant of the SAR. The administrator of the Plan will have the authority to, among other things, prescribe the terms and conditions of each SAR, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the SAR Agreement relating to such grant.

Upon closing of the reverse acquisition of Sigma on December 29, 2023, the Company assumed 40,390 outstanding SARs. Between December 29, 2023 and February 29, 2024, none were forfeited or expired and no SARs were issued or exercised.

F-28

The Company recognizes compensation expense and a corresponding liability for the fair value of the SARs over the requisite service period for each SAR award. The SAR’s are revalued at each reporting date in accordance with ASC 718 “Compensation-Stock Compensation”, and any changes in fair value are reflected in income as of the applicable reporting date.

The fair value of outstanding SAR awards was estimated using the Black-Scholes model with the following weighted-average assumptions for the twelve months ended February 29, 2024:

Assumptions:

2024
Dividend yield	0.00%
Risk-free interest rate	0.22-2.79%
Expected volatility	108.7-122.8.0%
Expected life (in years)	5

SARs activity for the year ended February 29, 2024 was as follows:

		Weighted Average	Weighted Average
		Exercise	Remaining	Aggregate
		Price	Contractual	Intrinsic
	SARs	($)	Life (Yrs.)	Value ($)
SARs outstanding at February 28, 2023	-	-	-	-
SARs assumed pursuant to reverse acquisition	40,390	44.77	2.99	-
Exercised	-	-	-	-
Forfeited or cancelled	-	-	-	-
SARs outstanding February 29, 2024	40,390	44.77	2.99	-
SARs expected to vest in the future as of February 29, 2024	6,886	35.25	3.23	-
SARs exercisable at February 29, 2024	33,504	46.72	2.93	-
SARs vested, exercisable, and options expected to vest at February 29, 2024	40,390	44.77	2.99	-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of our common stock for those awards that have an exercise price below the $2.99 closing price of our common stock on February 29, 2024. All the SARs have an exercise price above $2.99.

For the year ended February 29, 2024, $10,107 of share-based compensation expense was recognized, and at February 29, 2024, there was $79,978 of unrecognized share-based compensation expense related to unvested SARs with a weighted average remaining recognition period of 1.08 years.

F-29

Warrants

At February 29, 2024, the Company had outstanding warrants to purchase a total of 486,165 shares of common stock. The warrants have exercise prices that range from $3.02 to $350.00, which if not exercised, will expire between March 15, 2024 and January 25, 2028.

Warrant activity for the year ended February 29, 2024 was as follows:

		Weighted Average	Weighted Average
		Exercise	Remaining
		Price	Contractual
	Warrants	($)	Life (Yrs.)
Warrants outstanding at February 28, 2023	-	-	-
Warrants assumed pursuant to reverse acquisition	217,593	21.01	1.86
Granted	268,572	3.02	2.17
Exercised	-	-	-
Forfeited or cancelled	-	-	-
Warrants outstanding at February 29, 2024	486,165	9.94	1.96

F-30

NOTE 17 – Loss Per Share

The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the periods ended February 29, 2024 and 2023:

	Year Ended February
	2024	2023
Loss from continuing operations	$(6,656,837)	$(5,033,496)
Preferred dividends	(7,125)	-
Loss from continuing operations applicable to common stockholders	(6,663,962)	(5,033,496)
Loss from discontinued operations applicable to common stockholders	(675,314)	-
Net loss applicable to common stockholders	$(7,339,276)	$(5,033,496)

Weighted average number of common shares Outstanding used in loss per share during the Period (denominator)	228,274	71,581

Dilutive loss per share was not presented as the Company’s outstanding common and preferred warrants, stock options and preferred stock common equivalent shares for the periods presented would have had an anti-dilutive effect. At February 29, 2024, the Company had outstanding warrants to purchase 486,165 shares of common stock, and stock options exercisable for 85,300 shares of common stock, 316 shares of Series E Preferred Stock, which could be converted into 3,155 shares of common stock, 100,000 shares of Series G Preferred Stock, convertible into 100,000 shares of common stock, 150,000 shares of Series H Preferred Stock, convertible into 150,000 shares of common stock, and 222,680 shares of Series I Preferred Stock, convertible into 222,680 shares of common stock, resulting in a potential total additional 1,047,300 shares of common stock outstanding in the future. At February 28, 2023, the Company had no outstanding potentially dilutive securities.

NOTE 18 – Concentrations

Revenues – During the years ended February 29, 2024 and February 28, 2023, the Company did not have any significant customers who accounted for more than 10% each of the Company’s revenue in at least one of the periods presented.

Accounts Receivable – The Company had no significant customers who accounted for more than 10% each of the Company’s accounts receivable balance at February 29, 2024 and February 28, 2023, respectively.

NOTE 19 - Defined Contribution Plans

The Company has adopted two qualified 401(K) plans (“the Plans”), in which all employees over the age of 21 may participate. Depending on the Plan, the Company makes either a Safe Harbor contribution match of 100% of each participant’s contribution up to 3% of salary, and 50% of the next 2% of salary contributed, or a 3% non-elective contribution for all eligible participants. The matching contributions were $17,112 in 2024 and $6,997 in 2023.

F-31

NOTE 20 – Subsequent Events

On March 8, 2024, the Company held a Special Meeting of Stockholders in a virtual format. The following proposals, constituting all of the proposals, were voted on by stockholders:

●	Proposal No. 1: The Company’s stockholders approved an amendment to the Current Articles of Incorporation to change the Company’s corporate name to “NextTrip, Inc.”

●	Proposal No. 2: The Company’s stockholders approved an amendment to the Current Articles to increase the number of shares of Company common stock authorized for issuance thereunder from 1,200,000 shares to 250,000,000 shares.

●	Proposal No. 3: The Company’s stockholders approved the adjournment of the Special Meeting by the chairman thereof to a later date to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve either of the foregoing proposals.

Although Proposal No. 3 was approved by the Company’s stockholders, the chairman of the Special Meeting did not elect to adjourn the meeting, as both of the other two proposals were also approved.

On March 11, 2024, Sigma Additive Solutions, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Charter Amendment”), as amended to date (the “Current Articles”), with the Secretary of State of the State of Nevada, pursuant to which (i) the Company’s corporate name was changed from Sigma Additive Solutions, Inc. to “NextTrip, Inc.” (the “Name Change”), and (ii) the number of shares of Company common stock authorized for issuance under the Current Articles was increased from 1,200,000 shares to 250,000,000 shares (the “Increase in Authorized).

In connection with the Name Change, effective as of the open of the market on March 13, 2024, the Company’s common stock began trading on the Nasdaq Capital Market under the new ticker symbol “NTRP” (the “Ticker Symbol Change”). The CUSIP of the Company’s common stock remained unchanged.

On March 15, 2024, the Company’s Board of Directors approved the Company to enter into an unsecured promissory note for a line of credit with Messrs. Monaco and Kerby, the Company’s Chairman of the Board of Directors and Chief Executive Officer, respectively, for the aggregate principal amount of $500,000. Under the terms of the note, advances under the line of credit may be made at the Company’s request until May 31, 2024. The note bears an annual interest rate of 7.5% and matures on February 28, 2025, and may be prepaid by the Company at any time prior to maturity without penalty. As of April 19, 2024, the full principal amount of the note had been advanced to the Company and remains outstanding.

On April 25, 2024, the Company’s Board of Directors approved the Company to enter into a series of unsecured promissory notes with certain related parties, including investors, directors, officers and employees, who shall individually provide funds for the aggregate principal amount of $1,000,000. The notes bear an annual interest rate of 7.5% and shall mature one year from the date of each note’s execution, and may be prepaid by the Company at any time prior to maturity without penalty. On August 14, 2024, the Board of Directors approved an increase in the aggregate principal amount of the unsecured promissory notes to $2,000,000. As of August 31, 2024, $1,416,553 had been advanced to the Company and remains outstanding.

On June 17, 2024, the Company received a notification letter (the “Initial Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended February 29, 2024 (the “Form 10-K”).

On July 17, 2024, the Company received an additional notification letter (the “Additional Notice,” and together with the Initial Notice, the “Notices”) from Nasdaq stating that, because the Company has not filed its Quarterly Report on Form 10-Q for the quarter ended May 31, 2024 (the “Form 10-Q”), and because the Company remains delinquent in filing the Form 10-K, the Company remains noncompliant with the Rule.

Neither of the Notices have an immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Notices require the Company to either file the delinquent Form 10-K and Form 10-Q with the Commission or submit a plan to regain compliance with the Rule by August 16, 2024. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the Form 10-K’s due date, or until December 10, 2024, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel under Nasdaq Listing Rule 5815.

On August 16, 2024, the Company submitted a plan to Nasdaq regain compliance with the Rule, including the steps the Company will take to promptly file the Form 10-Q and regain compliance. The Company has requested an extension until September 30, 2024. There can be no assurance that the Company will regain compliance with the Rule, secure an exception until September 30, 2024 to regain compliance, or maintain compliance with other Nasdaq listing requirements.

F-32

NEXTTRIP, INC. (FORMERLY SIGMA ADDITIVE SOLUTIONS, INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	August 31, 2024 (unaudited)	February 29, 2024

ASSETS
Cash and cash equivalents	$102,006	$323,805
Promissory note receivable, net	1,000,000	1,000,000
Accounts receivable, net	11,201	34,082
Prepaid expenses and other current assets	244,870	340,921
Total Current Assets	1,358,077	1,698,808
Non-Current assets
Property and equipment, net	6,703	6,642
Intangible assets, net	2,310,927	2,173,420
Security deposit	45,167	42,167
Goodwill	1,167,805	1,167,805
Total Non-Current Assets	3,530,602	3,390,034
Total Assets	$4,888,679	$5,088,842

LIABILITIES
Current Liabilities
Accounts payable	$1,145,536	$531,847
Accrued expenses	880,585	460,768
Deferred revenue	138,067	139,921
Notes payable	140,000	-
Notes payable - related parties	2,718,594	828,277
Total Current Liabilities	5,022,782	1,960,813

Total Liabilities	5,022,782	1,960,813

Commitments and Contingencies	-	-

Stockholder’s Equity
Preferred Stock, $0.001 par value, 10,000,000 shares authorized; 93,295 and 472,996 shares issued and outstanding, respectively	94	474
Common Stock, $0.001 par value, 250,000,000 and 1,200,000 shares authorized, respectively; 1,388,641 and 936,430 shares issued and outstanding, respectively	1,389	936
Additional Paid in Capital	27,550,296	27,277,758
Accumulated deficit	(27,685,882)	(24,151,139)
Total Stockholders’ Equity	(134,103)	3,128,029
Total Liabilities and Stockholders’ Equity	$4,888,679	$5,088,842

See accompanying notes to condensed financial statements.

F-33

NEXTTRIP, INC. (FORMERLY SIGMA ADDITIVE SOLUTIONS, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2024	2023	2024	2023

Revenue	$154,498	$27,663	$343,291	$47,225
Cost of revenue (exclusive of depreciation and amortization, shown separately below)	155,455	23,734	329,036	41,452
Gross profit (loss)	(957)	3,929	14,255	5,773

Operating Expenses:
Salaries and benefits	628,759	360,947	1,255,511	768,555
Stock based compensation	13,841	-	30,235	-
General and administrative	21,677	128,955	49,231	198,058
Sales and marketing	51,347	49,758	207,536	90,539
Professional service fees	372,027	125,934	895,900	260,304
Technology	141,022	83,786	325,691	119,680
Organization costs	80,452	-	109,189	-
Depreciation and amortization	95,414	331,549	383,000	667,889
Other expenses	63,796	10,001	179,655	17,731
Total Operating Expenses	1,468,335	1,090,930	3,435,948	2,122,756
Operating loss	(1,469,292)	(1,087,001)	(3,421,693)	(2,116,983)

Other Income (Expenses)
Interest income (expense), net	(64,227)	(73,762)	(99,452)	(139,151)
Total Other Income (Expense)	(64,227)	(73,762)	(99,452)	(139,151)
Net loss from continuing operations before taxes	(1,533,519)	(1,160,763)	(3,521,145)	(2,256,134)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	$(1,533,519)	$(1,160,763)	$(3,521,145)	$(2,256,134)
Net gain (loss) from discontinued operations, net of taxes	(1,131)	-	7,778	$-
Net loss	$(1,534,650)	$(1,160,763)	$(3,513,367)	$(2,256,134)
Preferred dividends	(10,688)	-	(21,376)	-
Net Loss Applicable to Common Stockholders	$(1,545,338)	$(1,160,763)	$(3,534,743)	$(2,256,134)
Basic and diluted loss per common share from continuing operations (*)	$(0.29)	$(13.92)	$(1.07)	$(27.06)
Basic and diluted loss per common share from discontinued operations (*)	$(0.00)	$-	$(0.00)	$-
Basic and diluted loss per common share (*)	$(0.29)	$(13.92)	$(1.07)	$(27.06)
Basic and diluted weighted average number of common shares (*)	5,275,511	83,371	3,277,339	83,371

*	On December 29, 2023, Sigma Additive Solutions, Inc. acquired NextTrip in a reverse acquisition. NextTrip Group, LLC was issued 83,371 shares of Sigma Additive Solutions, Inc. common stock in exchange for 100% of the issued and outstanding capital stock of NextTrip at the time of the reverse acquisition. The Company has reflected this transaction retroactively in these financial statements.

See accompanying notes to condensed financial statements.

F-34

NEXTTRIP, INC. (FORMERLY SIGMA ADDITIVE SOLUTIONS, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Three Months and Six Months Ended August 31, 2024, and August 31, 2023

(Unaudited)

For the Three Months Ended August 31, 2024, and August 31, 2023

	Preferred Stock		Common Stock		Additional
	Shares Outstanding	Preferred Stock	Shares Outstanding	Common Stock	Paid-in Capital	Accumulated Deficit	Total
Balances, May 31, 2024	63,494	$64	1,345,932	$1,346	$27,304,840	$(26,140,544)	$1,165,706
Net Loss	-	-	-	-	-	(1,534,650)	(1,534,650)
Preferred Stock Dividends	-	-	-	-	10,688	(10,688)	-
Issuance of Convertible Preferred Shares	29,801	30	-	-	89,970	-	90,000
Common Shares Issued for Third party Services	-	-	42,709	43	130,957	-	131,000
Stock Options Issued to Employees	-	-	-	-	13,841	-	13,841

Balances, August 31, 2024	93,295	$94	1,388,641	$1,389	$27,550,296	$(27,685,882)	$(134,103)

	Preferred Stock		Common Stock		Additional
	Shares Outstanding	Preferred Stock	Shares Outstanding	Common Stock	Paid-in Capital	Accumulated Deficit	Total
Balances, May 31, 2023(*)	-	$-	83,371	$83	$17,295,890	$(17,907,234)	$(611,261)
Net Loss	-	-	-	-	-	(1,160,763)	(1,160,763)

Balances, August 31, 2023(*)	-	$-	83,371	$83	$17,295,890	$(19,067,997)	$(1,772,024)

*	On December 29, 2023, Sigma Additive Solutions, Inc. acquired NextTrip in a reverse acquisition. NextTrip Group, LLC was issued 83,371 shares of Sigma Additive Solutions, Inc. common stock in exchange for 100% of the issued and outstanding capital stock of NextTrip at the time of the reverse acquisition. The Company has reflected this transaction retroactively in these financial statements.

F-35

For the Six Months Ended August 31, 2024, and August 31, 2023

	Preferred Stock		Common Stock		Additional
	Shares Outstanding	Preferred Stock	Shares Outstanding	Common Stock	Paid-in Capital	Accumulated Deficit	Total
Balances, February 29, 2024	472,996	$474	936,430	$936	$27,277,758	$(24,151,139)	$3,128,029
Net Loss	-	-	-	-	-	(3,513,367)	(3,513,367)
Preferred Stock Dividends	-	-	-	-	21,376	(21,376)	-
Issuance of Convertible Preferred Shares	29,801	30	-	-	89,970	-	90,000
Common Shares Issued for Conversion of Preferred Stock	(409,502)	(410)	409,502	410	-	-	-
Issuance of Common Shares for Third Party Services	-	-	42,709	43	130,957	-	131,000
Stock Options Issued to Employees	-	-	-	-	30,235	-	30,235

Balances, August 31, 2024	93,295	$94	1,388,641	$1,389	$27,550,296	$(27,685,882)	$(134,103)

	Preferred Stock		Common Stock		Additional
	Shares Outstanding	Preferred Stock	Shares Outstanding	Common Stock	Paid-in Capital	Accumulated Deficit	Total
Balances, February 28, 2023(*)	-	$-	83,371	$83	$17,295,890	$(16,811,863)	$484,110
Net Loss	-	-	-	-	-	(2,256,134)	(2,256,134)

Balances, August 31, 2023(*)	-	$-	83,371	$83	$17,295,890	$(19,067,997)	$(1,772,024)

*	On December 29, 2023, Sigma Additive Solutions, Inc. acquired NextTrip in a reverse acquisition. NextTrip Group, LLC was issued 83,371 shares of Sigma Additive Solutions, Inc. common stock in exchange for 100% of the issued and outstanding capital stock of NextTrip at the time of the reverse acquisition. The Company has reflected this transaction retroactively in these financial statements.

See accompanying notes to condensed financial statements.

F-36

NEXTTRIP, INC. (FORMERLY SIGMA ADDITIVE SOLUTIONS, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	August 31, 2024	August 31, 2023
OPERATING ACTIVITIES
Net Loss – Continuing Operations	$(3,521,145)	$(2,256,134)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Noncash Expenses:
Depreciation and amortization – property and equipment and intangibles	383,000	667,889
Depreciation of right of use asset	-	74,848
Stock-based compensation	30,235	-

Change in Assets and Liabilities:
Accounts receivable	22,881	(5,000)
Prepaid expenses	96,051	(34,114)
Promissory note receivable	-	(8,722)
Accounts payable and accrued expenses	1,033,506	110,959
Deferred revenue	(1,854)	57,156
Security deposit	(3,000)	-
NET CASH USED IN OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	(1,960,326)	(1,393,118)
NET CASH PROVIDED IN OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	7,778	-
NET CASH USED IN OPERATING ACTIVITIES	(1,952,548)	(1,393,118)

INVESTING ACTIVITIES
Capitalized software development costs	(389,568)	(345,807)
NET CASH USED IN INVESTING ACTIVITIES	(389,568)	(345,807)

FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	-	1,269,852
Proceeds from issuance of convertible preferred shares	90,000	-
Notes payable	140,000	-
Advances from related parties	1,890,317	292,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,120,317	1,562,352

NET CHANGE IN CASH FOR PERIOD	(221,799)	(176,573)

CASH AT BEGINNING OF PERIOD	323,805	282,475

CASH AT END OF PERIOD	$102,006	$105,902

Supplemental Disclosures:
Noncash Investing and Financing Activities Disclosure:
Issuance of common shares for services	$131,000	$-
Preferred stock dividends	$21,736	$-
Disclosure of Cash Paid for:
Interest	$8,620	$410
Income Taxes	$-	$-

See accompanying notes to condensed financial statements.

F-37

NEXTTRIP, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

August 31, 2024

NOTE 1 - Business Description and Going Concern

Sigma Additive Solutions, Inc. (“Sigma”), the legal acquiror of NextTrip, was initially incorporated as Messidor Limited in Nevada on December 23, 1985, and changed its name to Framewaves Inc. in 2001. On September 27, 2010, the name was changed to Sigma Labs, Inc. On May 17, 2022, Sigma Labs, Inc. began doing business as Sigma Additive Solutions, and on August 9, 2022, changed its name to Sigma Additive Solutions, Inc.

On March 11, 2024, Sigma filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada, pursuant to which, effective as of 12:01 a.m. Pacific time on March 13, 2024, among other things, Sigma’s corporate name was changed from Sigma Additive Solutions, Inc. to “NextTrip, Inc.”

The Company’s corporate office is located at 3900 Paseo del Sol, Santa Fe, NM 87507 The consolidated financial statements include the accounts of the Company’s wholly owned subsidiaries, NextTrip Holdings Inc. incorporated October 22, 2015, and Extraordinary Vacations USA, Inc. incorporated on June 24, 2002.

Prior to the Exchange Agreement as described below, NextTrip Holdings, Inc. (“NextTrip”) was a wholly owned subsidiary of NextTrip Group, LLC (“Group”), which in turn, was a wholly owned subsidiary of NextPlay Technologies, Inc. (“NextPlay”). All of the business operations of Group were conducted through its subsidiaries. On January 25, 2023, NextPlay and Group entered into an Amended and Restated Separation Agreement (“Separation Agreement”), Amended and Restated Operating Agreement (“Operating Agreement”), and Exchange Agreement (“Exchange Agreement”, and together, the “Agreements”), whereby NextPlay transferred their interest in the travel business to Group. Pursuant to the Exchange Agreement, NextPlay exchanged 1,000,000 Membership Units of Group for 400,000 Preferred Units of Group, with a value of $10 per unit. Prior to the exchange for Preferred Units, Group had a payable due to NextPlay of $17,295,873, representing cash advances and payment of expenses by NextPlay on behalf of Group, while NextPlay had obligations to provide ongoing support to NextTrip. Such liability was settled by the issuance of the Preferred Units and the waiver of all of NextPlay’s ongoing support obligations except for a $1.5 million advance remaining under a promissory note and as such NextTrip recorded the payable as contributed capital.

The Company provides travel technology solutions with sales originating in the United States, with a primary emphasis on hotels, air, and all-inclusive travel packages. Our proprietary booking engine, branded as NextTrip 2.0, provides travel distributors access to a sizeable inventory.

The Company owns 50% of Next Innovation LLC (Joint Venture) and this entity is in the process of a first structure plan. No activities nor operations occurred in 2023 or 2024 for this entity, and NextTrip, Inc. does not have control of the company and therefore no minority interest was recorded.

Reverse Acquisition

On October 12, 2023, the Company entered into a Share Exchange Agreement (as amended, the “Exchange Agreement”) with NTH, NTG, and the NTH Re[presentative. Under the terms of the Exchange Agreement, the parties agreed that NTG would sell and transfer to the Company all of the issued and outstanding shares of NTH in exchange for 156,007 restricted shares of the Company’s common stock (the “Closing Shares”), issuable at closing, and the right to receive up to an additional 5,843,993 restricted shares of the Company’s common stock upon satisfaction of certain milestones set forth in the Exchange Agreement (the “Contingent Shares,” and together with the Closing Shares, the “Restricted Shares”), which Restricted Shares are issuable to the members of NTG, on a pro rata basis, under the terms of the Exchange Agreement, subject to certain closing conditions (the “Acquisition”). NTH completed the reverse acquisition with the Company on December 29, 2023. The Company previously traded on Nasdaq as SASI which has had a name change to NextTrip, Inc. and now trades as NTRP on Nasdaq. As a result of the consummation of the Share Exchange Agreement by and between the Company, NTG, NTH and the NTH Representative, the 400,000 Preferred Units held by NextPlay in NTG were exchanged for up to 500,000 shares of common stock in the Company, as follows: (i) 13,001 shares of Company common stock, or Closing Shares, were issued to NextPlay on December 29, 2023, and (ii) NextPlay has the right to receive up to 486,999 Contingent Shares when and if the business milestones are achieved in the Share Exchange Agreement.

The Contingent Shares, together with the Closing Shares, will not exceed 6,000,000 shares of the Company’s common stock, or approximately 90.2% of the issued and outstanding shares of the Company’s common stock immediately prior to the closing. The Acquisition will likely result in a change of control, with the members of NTG receiving an aggregate number of shares that exceeds the number of shares that held by the legacy shareholders of the Company. As a result, the Acquisition is accounted for as a reverse acquisition of NextTrip by the Company, whereby the Company is treated as the legal acquirer and NTH is treated as the accounting acquirer. As a result, the historical financial information presented is that of NTH.

As of August 31, 2024, three of the four business milestones had been achieved as further described in Note 2 under “Loss Per Share” below. As a result, 4,393,993 of the contingent shares were eligible to be issued. The remaining 1,450,000 contingent shares will be eligible for issue upon the launch of the Travel Agent platform.

Despite having achieved three of the four business milestones, the Company cannot issue the contingent shares without risk of the Company’s common stock being suspended from trading and delisted until Nasdaq approves the Company’s initial listing application, which is pending with Nasdaq. The Company has been advised by Nasdaq that issuing the contingent shares prior to approval of the application will result in the immediate delisting of the Company, as such issuance will trigger a change in control. The Company does anticipate such issuances will occur shortly after the closing of this offering and the Company intends to issue said securities as soon as Nasdaq has cleared its application.

F-38

In accordance with ASC 805-40-45-1, the consolidated financial statements prepared following a reverse acquisition are issued under the name of the legal parent (NextTrip, Inc., f/k/a Sigma Additive Solutions, Inc.) but described in the notes to the financial statements as a continuation of the financial statements of the legal subsidiary (NextTrip), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree. That adjustment is required to reflect the capital of the legal parent. Comparative information presented in the consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent.

Under ASC 805-40-45-2, the consolidated financial statements represent the continuation of the legal subsidiary except for the capital structure, as follows:

(a)	The assets and liabilities of the legal subsidiary recognized and measured at their pre-combination carrying amounts;

(b)	The assets and liabilities of the legal parent recognized and measured in accordance with the guidance in this topic applicable to business combinations (ASC 805);

(c)	The retained earnings and other equity balances of the legal subsidiary before the business combination;

(d)	The amount required to be recognized as issued equity interests in the consolidated financial statements determined by adding the issued equity interest of the legal subsidiary outstanding immediately before the business combination to the fair value of the legal parent determined in accordance with the guidance in ASC 805 applicable to business combinations. However, the equity structure reflects the equity structure of the legal parent, including the equity interests the legal parent issued to affect the combination. Accordingly, the equity structure of the legal subsidiary is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent issued in the reverse acquisition.

The assets and liabilities of Sigma Additive Solutions, Inc. were recognized at fair value pursuant to ASC 805.

Going Concern – The Company has sustained losses and had negative cash flows from operating activities since its inception.

The Company currently does not have sufficient cash and working capital to fund its operations and will require additional funding in the public or private markets in the near-term to be able to continue operations. The Company currently has no understanding or agreement to obtain such funding, and there is no assurance that we will be successful in obtaining additional funding. If we fail to obtain sufficient funding when needed, we will be forced to delay, scale back or eliminate all or a portion of our commercialization efforts and operations. As a result, there is substantial doubt about our ability to continue as a going concern.

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation - The accompanying financial statements have been prepared by the Company in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America. The financial statements have been prepared on a consolidated basis with those of the Company’s wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at August 31, 2024 and 2023 and for the periods then ended have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. The Company suggests these condensed financial statements be read in conjunction with the February 29, 2024 audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 4, 2024. The results of operations for the period ended August 31, 2024 are not necessarily indicative of the operating results for the full year.

Reclassification

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on the net earnings (loss) or financial position.

F-39

Promissory Note Receivable

Pursuant to the terms of the Promissory Note (the Note”) between NextTrip and NextPlay, the Note was due and payable in full on the earlier of September 1, 2023 or the date the Company completed a financing of $10 million or more. No payments have been made by NextPlay, and as such NextPlay is in default under the terms of the Note.

The Company has entered into a non-binding Memorandum of Understanding (“MOU”) with NextPlay, whereby NextTrip has agreed to forgive the entire amount due under the Note in exchange for NextTrip’s cancellation of the 400,000 Preferred Units of Group issued to them as described in Note 1. The Preferred Units are convertible into 500,000 NextTrip common shares, of which 13,001 such common shares were issued as Closing Shares on December 29, 2023. NextTrip has a commitment from a third party to purchase all 500,000 shares at a price of $2.00 per share. As a result, the since Company can realize a minimum of $1,000,000 from the sale of the common shares, a valuation allowance of $1,567,665 was established as of February 29, 2024. The Company is in the process of negotiating a second offer to purchase the shares, and therefore has not closed the transaction with NextPlay. The Company expects to close one of the transaction options before year-end. During the three and six months ended August 31, 2024, and 2023, there was no bad debt expense recorded related to the allowance account, and the allowance is unchanged as of August 31, 2024. As of August 31, 2023, no allowance for doubtful accounts was established.

Loss Per Share – The computation of loss per share is based on the weighted average number of shares outstanding during the period in accordance with ASC Topic No. 260, “Earnings Per Share.” Shares underlying the Company’s outstanding warrants, options and preferred stock were excluded due to the anti-dilutive effect they would have on the computation. At August 31, 2024 and 2023 the Company had the following common shares underlying these instruments:

	August 31,
	2024	2023
Warrants	78,877	-
Stock Options	484,063	-
Preferred Stock	96,238	-
Total Underlying Common Shares	659,178	-

The following table shows the amounts used in computing loss per share and the effect on net loss and the weighted average number of shares of dilutive potential common stock for the periods three and six months ended August 31, 2024, and 2023:

	Three Months Ended August 31,		Six Months Ended August 31,
	2024	2023	2024	2023

Loss from continuing operations	$(1,533,519)	$(1,160,763)	$(3,521,145)	$(2,256,134)
Preferred dividends	$(10,688)	$-	$(21,376)	$-
Loss from continuing operations applicable to common stockholders	(1,544,207)	(1,160,763)	(3,542,521)	(2,256,134)
Gain (loss) from discontinued operations applicable to common stockholders	(1,131)	-	7,778	-
Net loss applicable to common stockholders	$(1,545,338)	$(1,160,763)	$(3,534,743)	(2,256,134)
Weighted average number of common shares outstanding used in loss per share during the period (denominator)	5,275,511	83,371	3,277,339	83,371

On June 10, 2024, the Company determined that three of the four business milestones per the Share Exchange Agreement had been achieved. As a result, 4,393,993 of the total contingent shares of 5,843,993 became eligible for issuance. Pursuant to ASC 260, as there are no circumstances under which the shares will not be issued, such eligible contingent shares are included in the computation of basic earnings per share. The following table shows the business milestones and the issuable contingent shares:

Business Milestones	Contingent Shares
Achieved
Launch of leisure travel booking platform	1,450,000
Launch of group travel booking platform	1,450,000
Launch of FlexPay technology	1,493,993
Total contingent shares issuable on June 10, 2024	4,393,993

Not Achieved
Launch of travel agent platform	1,450,000
Total contingent shares potentially issuable in future periods	1,450,000
Total contingent shares	5,843,993

The following table shows the reconciliation of the weighted average common shares outstanding for the three and six months ended August 31, 2024 to the weighted average common shares used in the computation of basic earnings per share:

	Weighted Average Number of Common Shares
	Three Months Ended August 31, 2024	Six Months Ended August 31, 2024
1,388,641 common shares outstanding	1,359,126	1,319,146
4,393,993 issuable contingent shares	3,916,385	1,958,193
Weighted average common shares outstanding	5,275,511	3,277,339

The issuable contingent shares are of the Company’s sole class of common stock, and as such have the same rights and privileges as existing common stock.

F-40

Dilutive loss per share was not presented, as the Company’s outstanding warrants, stock options and preferred stock common equivalent shares for the periods presented would have had an anti-dilutive effect. At August 31, 2024, the Company had outstanding warrants to purchase 484,063 shares of common stock, stock options exercisable for 78,877 shares of common stock, 316 shares of Series E Preferred Stock, which could be converted into 3,259 shares of common stock, 33,000 shares of Series H Preferred Stock, convertible into 33,000 shares of common stock, and 59,979 shares of Series I Preferred Stock, convertible into 59,979 shares of common stock, resulting in a potential total additional 659,178 shares of common stock outstanding in the future. At August 31, 2023, the Company had no outstanding potentially dilutive securities.

Accounting Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management. Significant accounting estimates that may materially change in the near future are impairment of long-lived assets, values of stock compensation awards and stock equivalents granted as offering costs, and allowance for bad debts and inventory obsolescence.

Revenue Recognition – The Company recognizes revenue in accordance with ASC Topic No. 606. In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that superseded nearly all existing revenue recognition guidance under prior U.S. GAAP and replaced it with a principles-based approach for determining revenue recognition. The core principle of the standard is the recognition of revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In general, we determine revenue recognition by: (1) identifying the contract, or contracts, with our customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to performance obligations in the contract; and (5) recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

The Company recognizes revenue when the customer has purchased the product, the occurrence of the earlier of date of travel or the date of cancellation has expired, as satisfaction of the performance obligation, the sales price is fixed or determinable and collectability is reasonably assured. Revenue for customer travel packages purchased directly from the Company is recorded gross (the amount paid to the Company by the customer is shown as revenue and the cost of providing the respective travel package is recorded to cost of revenues).

The Company generates revenues from sales directly to customers as well as through other distribution channels of tours and activities at destinations throughout the world.

The Company controls the specified travel product before it is transferred to the customer and is therefore a principal, based on but not limited to, the following:

●	The Company is primarily responsible for fulling the promise to provide such travel product.

●	The Company has inventory risk before the specified travel product has been transferred to a customer or after transfer of control to a customer.

●	The Company has discretion in establishing the price for the specified travel product.

Payments for tours or activities received in advance of services being rendered are recorded as deferred revenue and recognized as revenue at the earlier of the date of travel or the last date of cancellation (i.e., the customer’s refund privileges lapse).

NOTE 3 – Intangible Assets

Intangible assets as of August 31, 2024, and February 29, 2024 consisted of the following:

	August 31, 2024	February 29, 2024
Software Development	$7,122,596	$6,602,028
Software Licenses	789,576	789,576
Trademark	6,283	6,283
Total	7,918,455	7,397,887
Accumulated amortization	(5,607,528)	(5,224,467)
Intangible assets, net of amortization	$2,310,927	$2,173,420

Amortization expense for the six months ended August 31, 2024, and 2023 was $383,061 and $657,389, respectively.

During the three and six months ended August 31, 2024, and 2023, the Company recorded no impairment losses associated with the carrying value exceeding its recoverable amount.

The estimated aggregate amortization expense for years ending February 28 is as follows:

2025 (Remaining)		$200,232
2026		313,329
2027		270,728
2028		2,957
Thereafter		-
	$787,246

F-41

NOTE 4 – Goodwill

The legal acquisition of NextTrip Holdings, Inc. by Sigma Additive Solutions, Inc. on December 29, 2023 was determined to be a reverse acquisition, with NextTrip as the accounting acquirer, using the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under this method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the transaction.

Pursuant to ASC 350-20, the Company assigned its goodwill to reporting units and is required to test each reporting unit’s goodwill for impairment at least on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The goodwill resulting from the reverse acquisition is primarily attributable to NextTrip’s objective to obtain access to public markets to provide funding wherewithal to fund business growth. NextTrip’s benefit in paying for these synergies in the reverse acquisition transaction are to avoid the time and expense of organizing and executing an Initial Public Offering (“IPO”) transaction. In the reverse acquisition, $1,167,805 of goodwill was allocated to the NextTrip Reporting Unit under the acquisition method of accounting.

NOTE 5 - Related Party Transactions

On March 18, 2024, the Company’s wholly-owned subsidiary, NextTrip, entered into an unsecured promissory note for a line of credit with Donald Monaco and William Kerby, the Company’s Chairman of the board of directors and Chief Executive Officer, respectively, for the aggregate principal amount of $500,000 with an initial advance of $125,000, provided that the aggregate principal amount of the note does not exceed $500,000 at any time. Under the terms of the note, advances under the line of credit may be made at the Company’s request until August 31, 2024. The note bears an annual interest rate of 7.5% and matures on February 28, 2025, and may be prepaid by the Company at any time prior to maturity without penalty. As of August 31, 2024, the full principal amount of the note had been advanced to the Company.

On April 23, 2024, the Company’s board of directors approved the Company’s wholly-owned subsidiary, NextTrip, to enter into a series of unsecured promissory notes with certain related parties, including investors, directors, officers and employees, who may individually provide funds for the aggregate principal amount of $1,000,000. The notes bear an annual interest rate of 7.5% and shall mature one year from the date of each note’s execution, and may be prepaid by the Company at any time prior to maturity without penalty. On August 14, 2024, at a joint meeting of the Audit Committee and the board of directors, the directors unanimously approved an increase in the principal amount of the related party line of credit to $2,000,000 on the same terms and conditions as previously approved. As of August 31, 2024, $1,411,414 had been advanced to the Company.

On May 21, 2024, NextTrip issued an unsecured promissory note, in the principal amount of $455,000 (the “Promissory Note”), to Mr. Monaco to memorialize the terms and conditions of certain working capital advances made by Mr. Monaco to NextTrip. As of August 31, 2024, the outstanding principal balance of the Line of Credit Promissory Note was $405,000. The Promissory Note accrues interest at a rate equal to 7.5% simple interest per annum, and will automatically mature and become due and payable in full on February 28, 2025, subject to certain limited exceptions. The Promissory Note, or any portion thereof, may be prepaid by NextTrip without any penalty. Mr. Monaco serves as Chairman of the Company’s board of directors. The Promissory Note was approved by the Company’s Board of Directors, including the independent members thereof.

The total amounts due to related parties at August 31, 2024 and February 29, 2024 totaled $2,718,594 and $828,277, respectively.

NOTE 6 – Notes Payable

On May 24, 2024, the Company issued an unsecured promissory note for $100,000 to an investor upon receipt of proceeds. The note bears an annual interest rate of 7.5% and will mature and be due and payable on the earlier date of the completion of a public financing or October 31, 2024, unless extended by the written consent of the investor. The note can be prepaid at any time by the Company without penalty.

On July 11, 2024, the Company issued an unsecured promissory note for $40,000 to an investor upon receipt of proceeds. The note bears an annual interest rate of 7.5% and will mature and be due and payable on June 25, 2025, unless extended by the written consent of the investor. The note can be prepaid at any time by the Company without penalty.

F-42

NOTE 7 - Leases

On January 25, 2023, as part of the separation agreement with NextPlay Technologies Inc., the Company assumed control of a lease arrangement for office space in Florida.

The Company adopted ASU 2016-02 (Topic ASC 842) Leases, which requires a lessee to recognize a lease asset and a leases liability for operating leases arrangements greater than twelve (12) months.

We determined that the arrangement was an operating lease at inception and included it in operating lease ROU assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheet as of February 28, 2023. The office facility was occupied by NextTrip employees through March 16, 2023, when the landlord informed NextTrip that it would not recognize NextTrip as the tenant. The Company continued to negotiate the assumption of the lease with the landlord, but was ultimately unsuccessful, and as a result derecognized the lease in the financial statements as of February 29, 2024. No restatement was made for fiscal year 2023 as the Company had use of the offices at that time and was in negotiations to assume the lease from NextPlay Technologies, Inc. No payments have been made on the lease and no expense has been recognized for the three and six months ended August 31, 2024. Rent expense for the three and six months ended August 31, 2023 totaled $37,822 and $74,847, respectively.

The Company leases approximately 350 square feet of space for its principal executive offices at 3900 Paseo del Sol, Santa Fe, New Mexico 87507. The lease has a 6-month term which ends on December 31, 2024. The landlord can terminate the lease upon 30 days written notice and NextTrip can terminate the lease upon 45 days written notice. Therefore, the Company has elected the short-term lease recognition exemption, whereby leases are not recorded on the Company’s balance sheet and lease payments are recognized as lease expense on a straight-line basis over the lease term. Rent expense related to this lease for the three and six months ended August 31, 2024 was $1,650 and $3,300, respectively, and $0 for the same periods in 2023.

NOTE 8 - Stockholders’ Equity

Common Stock

On March 8, 2024, at a special meeting of stockholders, the Company received approval to increase its authorized shares of common stock from 1,200,000 to 250,000,000 (the “Increase in Authorized”). On March 11, 2024, the Company filed a Certificate of Amendment to its amended and restated articles of incorporation, as amended, with the Secretary of State of the State of Nevada, pursuant to which, effective as of 12:01 a.m. Pacific time on March 13, 2024, the Increase in Authorized was implemented.

In the first quarter of 2024, the Company issued 100,000 shares of common stock upon conversion of 100,000 shares of Series G Convertible Preferred Stock, 117,000 shares of common stock upon conversion of 117,000 shares of Series H Convertible Preferred Stock, and 192,502 shares of common stock upon conversion of 192,502 shares of Series I Convertible Preferred Stock.

In the second quarter of 2024, the Company issued 42,709 shares of common stock to a service provider as partial compensation for development work related to Compass.TV, the Company’s Free-Ad Supported TV (“FAST”) channel.

Preferred Stock

Under our amended and restated articles of incorporation, as amended (“Articles”), our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

The Company is authorized to issue 10,000,000 shares of preferred stock, $0.001 par value. An aggregate of 93,295 and 472,996 shares of preferred stock were issued and outstanding at August 31, 2024 and February 29, 2024, respectively.

F-43

Series E Convertible Preferred Stock

Under the Certificate of Designations for the Series E Preferred Stock, the Series E Preferred Shares have an initial stated value of $1,500 per share (the “Stated Value”). Dividends at the initial rate of 9% per annum will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series E Preferred Stock by said amount. The holders of the Series E Preferred Shares have the right at any time to convert all or a portion of the Series E Preferred Shares (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s common stock at an initial conversion rate determined by dividing the Conversion Amount by the Conversion Price ($0.13 above the consolidated closing bid price for the trading day prior to the execution of the relates stock purchase agreement). The Conversion Amount is the sum of the Stated Value of the Series E Preferred Shares then being converted plus any other unpaid amounts payable with respect to the Series E Preferred Shares being converted, plus the “Make Whole Amount” (the amount of any dividends that, but for the conversion, would have accrued at the dividend rate for the period through the third anniversary of the initial issuance date). The Conversion Rate is also subject to adjustment for stock splits, dividends recapitalizations and similar events.

At August 31, 2024, 316 shares of the issued Series E Convertible Preferred Stock were outstanding, which if converted as of August 31, 2024, including the make-whole dividends, would have resulted in the issuance of 3,259 shares of common stock.

Series F Convertible Preferred Stock

On January 4, 2024, the Company filed a Certificate of Designation of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 5,843,993 shares of the Company’s preferred stock as Series F Convertible Preferred Stock, par value $0.001 per share (the “Series F Preferred”). The Series F Preferred was designated by the Company in connection with its acquisition of NextTrip, and, in the event that the Company does not have sufficient shares of common stock available to fulfill its obligations pursuant to the Share Exchange Agreement governing the terms of the acquisition, shares of Series F Preferred shall be issued to the previous equity holders of NextTrip in lieu of shares of Company common stock.

The terms and conditions set forth in the Series F Certificate of Designation are summarized below:

Ranking. The Series F Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series F Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Articles, or as otherwise required by the Nevada Revised Statutes, holders of Series F Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series F Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series F Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series F Preferred or alter or amend the Series F Certificate of Designation, (ii) amend its Articles or other charter documents in any manner that adversely effects any rights of the holders of the Series F Preferred, or (iii) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Articles to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding Series F Preferred, each outstanding share of Series F Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (each, a “Liquidation”), holders of Series F Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

At August 31, 2024, no shares of the Series F Convertible Preferred Stock were outstanding.

F-44

Series G Convertible Preferred Stock

On January 26, 2024, the Company filed a Certificate of Designation of Series G Convertible Preferred Stock (the “Series G Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 100,000 shares of the Company’s preferred stock as Series G Preferred Stock, par value $0.001 per share (the “Series G Preferred”).

The terms and conditions set forth in the Series G Certificate of Designation are summarized below:

Ranking. The Series G Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series G Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Company’s Articles or as otherwise required by the Nevada Revised Statutes, holders of Series G Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series G Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series G Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series G Preferred or alter or amend the Series G Certificate of Designation, (ii) amend its Articles or other charter documents in any manner that adversely effects any rights of the holders of the Series G Preferred, or (iii) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Articles to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding Series G Preferred, each outstanding share of Series G Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series G Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series G Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Series G Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

Redemption Right. The Company shall have the right to redeem up to 50% of the Series G Preferred Stock for an aggregate price of $1.00 in accordance with the terms of the Perpetual License Agreement.

At August 31, 2024, no shares of the issued Series G Convertible Preferred Stock were outstanding.

Series H Convertible Preferred Stock

On January 26, 2024, the Company filed a Certificate of Designation of Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 150,000 shares of the Company’s preferred stock as Series H Preferred Stock, par value $0.001 per share (the “Series H Preferred”).

The terms and conditions set forth in the Series H Certificate of Designation are summarized below:

Ranking. The Series H Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series H Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Company’s Articles or as otherwise required by the Nevada Revised Statutes, holders of Series H Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series H Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series H Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series H Preferred or alter or amend the Series H Certificate of Designation, (ii) amend its Articles or other charter documents in any manner that adversely effects any rights of the holders of the Series H Preferred, or (iii) enter into any agreement with respect to the foregoing.

F-45

Conversion. On such date that the Company amends its Articles to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding Series H Preferred, each outstanding share of Series H Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series H Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series H Preferred will be entitled to participate, on an as-converted-to-common stock basis calculate based on the Series H Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

At August 31, 2024, 33,000 shares of the issued Series H Convertible Preferred Stock were outstanding, which if converted as of August 31, 2024, would have resulted in the issuance of 33,000 shares of common stock.

Series I Convertible Preferred Stock

On February 22, 2024, the Company filed a Certificate of Designation of Series I Convertible Preferred Stock (the “Series I Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 331,124 shares of the Company’s preferred stock as Series I Convertible Preferred Stock, par value $0.001 per share (the “Series I Preferred”).

The terms and conditions set forth in the Series I Certificate of Designation are summarized below:

Ranking. The Series I Preferred rank pari passu to the Company’s common stock.

Dividends. Holders of Series I Preferred will be entitled to dividends, on an as-converted basis, equal to dividends actually paid, if any, on shares of Company common stock.

Voting. Except as provided by the Articles, or as otherwise required by the Nevada Revised Statutes, holders of Series I Preferred are entitled to vote with the holders of outstanding shares of Company common stock, voting together as a single class, with respect to all matters presented to the Company’s stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of common stock into which the Series I Preferred held by such holder is convertible. The Company may not, without the consent of holders of a majority of the outstanding shares of Series I Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series I Preferred or alter or amend the Series I Certificate of Designation, (ii) amend its Articles or other charter documents in any manner that adversely effects any rights of the holders of the Series I Preferred, or (iii) enter into any agreement with respect to the foregoing.

Conversion. On such date that the Company amends its Articles to increase the number of shares of common stock authorized for issuance thereunder, to at least the extent required to convert all of the outstanding shares of Series I Preferred, each outstanding share of Series I Preferred shall automatically be converted into one share of Company common stock (subject to adjustment under certain limited circumstances) (the “Series I Conversion Ratio”).

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series I Preferred will be entitled to participate, on an as-converted-to-common stock basis calculated based on the Series I Conversion Ratio, with holders of Company common stock in any distribution of assets of the Company to holders of the Company’s common stock.

On August 15, 2024, the Company entered into a securities purchase agreement with an investor for the sale of 4,967 shares of Series I Convertible Preferred Stock, at $3.02 per share, resulting in gross proceeds to the Company of $15,000.

On August 31, 2024, the Company entered into a securities purchase agreement with an investor for the sale of 24,834 shares of Series I Convertible Preferred Stock at $3.02 per share, resulting in gross proceeds to the Company of $75,000.

At August 31, 2024, 59,979 shares of the issued Series I Convertible Preferred Stock were outstanding, which if converted as of August 31, 2024, would have resulted in the issuance of 59,979 shares of common stock.

Stock Options

On December 28, 2023, at the Annual Meeting of Stockholders of the Company, the Company’s stockholders approved the adoption of the NextTrip 2023 Equity Incentive Plan (the “2023 Plan”). 7,000,000 shares of common stock have been reserved for issuance under the 2023 Plan., and as of August 31, 2024, all of such shares are available for issuance.

The Company’s 2013 Equity Incentive Plan expired on March 15, 2023. As such, no new grants may be made under the 2013 Plan. At August 31, 2024, there were 78,877 shares of common stock reserved for issuance upon exercise of outstanding stock options issued under the 2013 Plan prior to its expiration.

There were no issuances of stock options for the six months ended August 31, 2024 or August 31, 2023.

F-46

The Company generally grants stock options to employees and directors at exercise prices equal to the fair market value of the Company’s common stock on the grant date, but not less than 100% of the fair market value. Stock options are typically granted throughout the year and generally vest over a period from one to three years of service and expire five years from the grant date, unless otherwise specified. The Company recognizes compensation expense for the fair value of the stock options over the vesting period for each stock option award.

Total stock-based compensation expense included in the statements of operations for the three and six months ended August 31, 2024 was $13,841 and $30,235, respectively, all of which was related to stock options. There was no stock-based compensation included in the statements of operations for the three or six months ended August 31, 2023.

Option activity for the six months ended August 31, 2024 and the year ended February 29, 2024 was as follows:

	Options	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (Yrs.)	Aggregate Intrinsic Value ($)

Options outstanding at February 28, 2023	-	-	-	-
Options assumed pursuant to reverse acquisition	86,642	61.43	2.68	-
Exercised	-	-	-	-
Forfeited or cancelled	(1,342)	120.87	-	-
Options outstanding at February 29, 2024	85,300	60.50	2.52	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or cancelled	(6,423)	87.06	-	-
Options outstanding August 31, 2024	78,877	58.19	2.03	-
Options expected to vest in the future as of August 31, 2024	1,432	32.25	3.10	-
Options exercisable at August 31, 2024	77,445	58.67	2.01	-
Options vested, exercisable, and options expected to vest at August 31, 2024	78,877	58.19	2.03	-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the market price of our common stock for those awards that have an exercise price below the market price of our common stock. At August 31, 2024, no option had an exercise price below the $2.59 closing price of our common stock as reported on the Nasdaq Capital Market.

At August 31, 2024, there was $16,139 of unrecognized stock-based compensation expense related to unvested stock options with a weighted average remaining recognition period of 0.74 years.

Stock Appreciation Rights

The purposes of the 2020 Stock Appreciation Rights Plan (the “SAR Plan”) are to: (i) enable the Company to attract and retain the types of employees, consultants, and directors (collectively, “Service Providers”) who will contribute to the Company’s long-range success; (ii) provide incentives that align the interests of Service Providers with those of the stockholders of the Company; and (iii) promote the success of the Company’s business. The SAR Plan provides for incentive awards only in the form of stock appreciation rights payable in cash (“SARs”) and no shares of common stock are reserved or will be issued pursuant to the SAR Plan.

SARs may be granted to any Service Provider. A SAR is the right to receive an amount equal to the Spread with respect to a share of the Company’s common stock (“Share”) upon the exercise of the SAR. The “Spread” is the difference between the exercise price per share specified in a SAR agreement on the date of grant and the fair market value per share on the date of exercise of the SAR. The exercise price per share will not be less than 100% of the fair market value of a share of common stock on the date of grant of the SAR. The administrator of the SAR Plan will have the authority to, among other things, prescribe the terms and conditions of each SAR, including, without limitation, the exercise price and vesting provisions, and to specify the provisions of the SAR Agreement relating to such grant.

F-47

The Company did not grant any SAR’s during the six months ended August 31, 2024 or August 31, 2023.

The Company recognizes compensation expense and a corresponding liability for the fair value of the SARs over the vesting period for each SAR award. The SARs are revalued at each reporting date in accordance with ASC 718 “Compensation-Stock Compensation,” and any changes in fair value are reflected in the Statement of Operations as of the applicable reporting date.

SARs activity for the six months ended August 31, 2024 and the year ended February 29, 2024 was as follows:

	SARs	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (Yrs.)	Aggregate Intrinsic Value ($)

SARs outstanding at February 28, 2023	-	-	-	-
SARs assumed pursuant to reverse acquisition	40,390	44.77	2.99	-
Exercised	-	-	-	-
Forfeited or cancelled	-	-	-	-
SARs outstanding at February 29, 2024	40,390	44.77	2.99	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or cancelled	(167)	37.40	-	-
SARs outstanding August 31, 2024	40,223	44.80	2.49	-
SARs expected to vest in the future as of August 31, 2024	5,645	29.37	2.84	-
SARs exercisable at August 31, 2024	34,578	47.31	2.43	-
SARs vested, exercisable, and SARs expected to vest at August 31, 2024	40,223	44.80	2.49	-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the market price of our common stock for those awards that have an exercise price below the market price of our common stock. At August 31, 2024, no SAR had an exercise price below the $2.59 closing price of our common stock as reported on the Nasdaq Capital Market.

At August 31, 2024, there was $943 of unrecognized stock-based compensation expense related to unvested SARs with a weighted average remaining recognition period of 0.64 years.

Warrants

Warrant activity for the six months ended August 31, 2024 and the year ended February 29, 2024 was as follows:

	Warrants	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (Yrs.)
Warrants outstanding at February 28, 2023	-	-	-
Warrants assumed pursuant to reverse acquisition	217,593	21.01	1.86
Granted	268,572	3.02	2.17
Exercised	-	-	-
Forfeited or cancelled	-	-	-
Warrants outstanding at February 29, 2024	486,165	9.94	1.96
Granted	-	-	-
Exercised	-	-	-
Forfeited or cancelled	(2,102)	322.00	-
Warrants outstanding at August 31, 2024	484,063	8.58	1.46

F-48

NOTE 9 - Subsequent Events

Related Party Advances

Between September 1, 2024 and October 11, 2024, additional net related party advances totaled $84,060, and the aggregate outstanding principal balance of related party advances was $2,802,654.

On September 13, 2024, the Company’s board of directors approved the conversion of up to 100% of the outstanding principal balance of the promissory notes held by Messrs. Kerby and Monaco into shares of a series of non-redeemable convertible preferred stock preferred stock yet to be designated. Messrs. Kerby and Monaco have agreed to initially convert $1,500,000, or 56.3% of their total outstanding principal balance of $2,666,790 into the new series of convertible preferred stock, and, at their discretion, may convert up to the remaining principal balance, or any portion thereof, into additional shares of such convertible preferred stock at a future date. The conversion remains subject to completion of final documentation for the transaction, including the filing of the certificate of designation for the new series of convertible preferred stock with the Nevada Secretary of State.

Nasdaq Listing Requirement Deficiency Notice

On September 18, 2024, the Company received a notification letter (the “Notice”) from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity has fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1). The Notice also noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, and therefore, the Company no longer complies with Nasdaq’s Listing Rules.

Under Nasdaq Listing Rules, the Company has until November 4, 2024 to provide Nasdaq with a specific plan to achieve and sustain compliance. If Nasdaq accepts the Company’s plan to regain compliance, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If Nasdaq does not accept the Company’s plan to regain compliance, the Company will have the opportunity to appeal the decision to a Nasdaq Hearings Panel. A hearing request will stay the suspension and delisting of the Company’s securities pending the Nasdaq Hearings Panel’s decision.

The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Company is evaluating various courses of action to achieve compliance with Nasdaq Listing Rule 5550(b)(1). There can be no assurance that the Company will regain compliance with Nasdaq Listing Rule 5550(b)(1) or that the Company will be able meet the continued listing requirements during any compliance period that may be granted by Nasdaq.

On September 18, 2024, the Company also received a letter from the Staff of Nasdaq indicating that the Staff has determined that the Company has regained compliance with the periodic filing requirements set forth in Nasdaq Listing Rule 5250(c)(1) because the Company filed its Annual Report on Form 10-K for the fiscal year ended February 29, 2024 and the Quarterly Report on Form 10-Q for the quarter ended May 31, 2024.

Accordingly, the Company has regained full compliance with the periodic filing requirement deficiency, which the Company disclosed in those Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 21, 2024 and July 19, 2024, and Nasdaq has informed the Company in writing that the matter is now closed.

September 2024 Alumni Capital Transactions

On September 19, 2024 the Company entered into a securities purchase agreement (the “Note & Warrant SPA”) with Alumni Capital LP (Alumni Capital”) for the sale of a short-term promissory note (the “Alumni Note”) and warrants (the “Warrants”) to Alumni Capital for total consideration of $250,000. After deducting commissions, net proceeds to the Company were $230,000.

The Alumni Note is in the principal amount of $300,000 with an original issue discount of $50,000 and guaranteed interest on the principal amount of ten percent (10%) per annum which shall be due and payable on December 19, 2024. In the event of a failure to re-pay the Alumni Note on or before December 19, 2024, the interest rate will increase to the lesser of twenty-two percent (22%) per annum or the maximum amount permitted under law from the due date thereof until the same is paid. The Alumni Note is convertible into common stock of the Company only upon an event of default.

Upon such an event of default, Alumni shall have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Alumni Note into fully paid and non-assessable shares of the Company’s common stock at a conversion price of eighty percent (80%) of the lowest traded price of the common stock during the twenty (20) business days prior to Alumni’s delivery of a notice of conversion (the “Conversion Price’), subject to adjustment in the event the Company is no longer DWAC eligible, is subject to a DTC “chill” and/or the Company ceases to be a reporting issuer. Notwithstanding the foregoing, conversions will be subject to limitation whereby such conversion would result in beneficial ownership by Alumni and its affiliates of more than 9.99% of the outstanding shares of Company’s common stock (the “Beneficial Ownership Limitation”) or would exceed 19.99% of the Company’s outstanding common stock as of September 19, 2024 (the “Exchange Cap”).

In conjunction with the issuance of the Alumni Note to Alumni, the Company also issued Warrants to purchase 96,774 shares of common stock at a price per share of $3.10, which represents 100% warrant coverage on the principal amount of the Alumni Note. The Warrants are exercisable on or prior to the five (5) year anniversary of the date of issuance.

On September 19, 2024, the Company also entered into a Common Stock Securities Purchase Agreement (the “Common Stock SPA”) with Alumni Capital. Pursuant to the Common Stock SPA, the Company has the right, but not the obligation to cause Alumni Capital to purchase up to $10 million shares of common stock (the “Commitment Amount”) at the Purchase Price (defined below) during the period beginning on the execution date of the Common Stock SPA and ending on the earlier of (i) the date on which Alumni Capital has purchased $10 million shares of common stock pursuant to the Common Stock SPA or (ii) December 31, 2025. Pursuant to the Common Stock SPA, the “Purchase Price” means the lowest traded price of Company common stock during the five (5) business days prior a closing date multiplied by eighty nine percent (89%). No Purchase Notice will be made without an effective registration statement and no Purchase Notice will be in an amount greater than $500,000.

In consideration for Alumni Capital’s execution and delivery of, and performance under, the Common Stock SPA, the Company (i) issued and delivered 32,786 shares of Company common stock to Alumni Capital on September 19, 2024, and (ii) within one (1) business day from the date off effectiveness of the S-1 Registration Statement registering shares issuable pursuant to the Common Stock SPA, the Company shall cause its transfer agent to issue and deliver as DWAC or DRS shares to Alumni Capital that number of shares of common stock equal to two percent (2.00%) of the Commitment Amount divided by the VWAP for the Company’s common stock for the business day prior to the notice of effectiveness. See Risk Factors – “If we raise additional capital through the sale of shares of our common stock, convertible securities or debt in the future, your ownership in us could be diluted and restrictions could be imposed on our business and “Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Common Stock SPA” for more information.

October 2024 Preferred Stock Sale

On October 1, 2024, the Company entered into a securities purchase agreement with an investor for the sale of 66,225 shares of Series I Convertible Preferred Stock at $3.02 per share, for total consideration of $200,000.

F-49

Shares of Common Stock

Pre-Funded Warrants

Common Warrants

Shares of Common Stock Underlying the Common Warrants and Pre-Funded Warrants

NextTrip, Inc.

PRELIMINARY PROSPECTUS

Sole Bookrunner

The Benchmark Company, LLC

, 2024

Through and including                   , 2024 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee and FINRA filing fee.

Amount to be Paid
SEC Registration Fee	$3,644.55
FINRA filing fee	4,070.75
Legal fees and expenses	250,000
Accounting fees and expenses	5,000
Transfer agent and registrar fees	2,500
Printer service fees	2,200
Miscellaneous expenses	3,000
Total	$270,415.30

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful. Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we must indemnify any of our directors or officers, or any of our former directors or officers, to the full extent permitted by law. We have also entered into indemnification agreements with each of our directors and officers under which we must indemnify them to the full extent permitted by law. At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

We have entered into indemnification agreements with each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Nevada law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the Company and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that the Company’s obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Certain share and per share data included in this Item 15 has been retrospectively adjusted to reflect the 1-for-20 reverse stock split of our common stock, which was effected on September 22, 2023.

Transactions during the fiscal year ended December 31, 2021

Warrants issued in connection with January 2021 H.C. Wainwright underwritten offering

On January 8, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co. (the “Underwriter”), which provided for the issuance and sale by the Company in an underwritten public offering (the “Offering”) and the purchase by the Underwriter of 1,488,507 shares of the Company’s common stock, $0.001 par value per share. The offering closed on January 12, 2021.

Pursuant to the Underwriting Agreement, we also issued to the Underwriter or its designee warrants to purchase a number of shares equal to 8% of the aggregate number of shares of common stock sold in the Offering, including shares issued upon exercise of the option to purchase additional shares (the “Underwriter Warrants”). The Underwriter Warrants have a term of five years from the commencement of sales in the Offering and an exercise price of $3.75 per share.

Also on January 8, 2021, the Company obtained a waiver (“Waiver”) from certain investors (“Investors”) with respect to certain anti-dilution adjustment provisions of a January 2020 warrant and an April 2020 warrant issued to the Investors. As consideration for the Waiver, the Company issued an additional warrant (“Warrant”) to the Investors to purchase an aggregate of 100,000 shares of common stock, each exercisable after six months for a five-year period with an exercise price equal to 115% of the closing price of the Company’s stock on the date of the waiver.

Warrants issued in connection with March 2021 H.C. Wainwright registered direct offering

On March 25, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering 2,190,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a purchase price of $4.445 per share, (the “Registered Offering”).

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”) under the Purchase Agreement, the Company issued to the Purchasers warrants to purchase an aggregate of 2,190,000 shares of Common Stock at an exercise price of $4.32 per share. Each Warrant will be exercisable commencing on the date the Company obtains Stockholder Approval and will expire two years after the initial exercise date.

Pursuant to a letter agreement, dated January 4, 2021, as amended on March 22, 2021 (the “Engagement Letter”), the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as placement agent in connection with the Offerings. Pursuant to the Engagement Letter, the Company also issued to designees of the Placement Agent warrants to purchase up to 175,200 shares of Common Stock (the “Placement Agent Warrants”) constituting 8% of the aggregate number of shares of Common Stock sold in the Registered Offering, The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the offering price per share (or $5.55625 per share).

Additional 2021 Transactions

In March 2021, the Company issued 1,500 shares of common stock valued at $4.99 per share to an investor relations firm as partial compensation for services previously rendered.

During fiscal 2021, we purchased 5,204 shares of our common stock at a price of $3.47 per share, the average of the Company’s opening and closing stock price on the date of purchase, upon the exercise of our right of first refusal in connection with an employee’s exercise of an option to purchase such shares.

II-2

Transactions during the fiscal year ended December 31, 2022

None.

Transactions from January 1, 2023 to present

January 2023 Warrant Offering

On January 26, 2023, the Company agreed to issue to a holder of 132 shares of the Company’s outstanding Series D Preferred Stock (the “Preferred Shares”) a five-year warrant to purchase up to 225,000 shares of common stock of the Company at an initial exercise price of $0.58 per share, the closing price of the common stock as reported on the Nasdaq Capital Market on such date, which exercise price is subject to adjustment in the event of a stock split, reverse stock split and similar events. The warrant was issued in consideration of the holder’s agreement to convert, in full, the Series D Shares in accordance with their terms into 270,828 shares of common stock, which equates to a conversion price of $0.58 per share.

NextTrip Acquisition - Stock Consideration

On October 13, 2023, the Company entered into a Share Exchange Agreement (as amended, the “Exchange Agreement”) with NextTrip Holdings, Inc. (“NTH”), NextTrip Group, LLC (“NTG”), and William Kerby, as the NTH Representative, pursuant to which, amongst other things, we agreed to acquire NTH in exchange for shares of our common stock, subject to approval of our shareholders (the “Acquisition”).

On December 29, 2023, we completed the Acquisition, pursuant to the terms of the Exchange Agreement, NTH became a wholly-owned subsidiary of the Company and the ongoing business of the Company became the business of NTH. In connection with closing of the Acquisition, we issued to NTG members (the “NTG Sellers”) their pro rata share of an aggregate of 156,007 restricted shares our common stock (the “Closing Shares”), constituting 19.99% of our issued and outstanding shares of common stock immediately prior to closing of the Acquisition. Under the Exchange Agreement, the NTG Sellers will be entitled to receive additional shares of our common stock (the “Contingent Shares,” and together with the Closing Shares, the “Exchange Shares”) upon NTH’s achievement of future milestones, as follows:

Milestone	Date Earned	Contingent Shares
Launch of NTH’s leisure travel booking platform by either (i) achieving $1,000,000 in cumulative sales under its historical “phase 1” business, or (ii) commencement of its marketing program under its enhanced “phase 2” business.	As of a date six months after the closing date	1,450,000 Contingent Shares

Launch of NTH’s group travel booking platform and signing of at least five (5) entities to use the groups travel booking platform.	As of a date nine months from the closing date (or earlier date six months after the closing date)	1,450,000 Contingent Shares

Launch of NTH’s travel agent platform and signing up of at least 100 travel agents to the platform (which calculation includes individual agents of an agency that signs up on behalf of multiple agents).	As of a date 12 months from the closing date (or earlier date six months after the closing date)	1,450,000 Contingent Shares

Commercial launch of PayDelay technology in the NXT2.0 system.	As of a date 15 months after the closing date (or earlier date six months after the closing date)	1,650,000 Contingent Shares, less the Exchange Shares issued at the closing of the Acquisition

Alternatively, independent of achievement of the foregoing milestones, for each month during the 15-month period following the closing date in which $1,000,000 or more in gross travel bookings are generated by NTH to the extent not previously issued, the Contingent Shares will be issuable in the order indicated above up to the maximum Exchange Shares issuable under the Exchange Agreement. In no event, however, will the Contingent Shares, together with the Closing Shares, exceed 6,000,000 shares of our common stock, subject to adjustment in the event of future stock splits, reverse stock splits and similar events.

II-3

Series G Preferred Stock Issuance

On January 26, 2024 (the “Effective Date”), the Company and NextTrip Holdings, Inc., a wholly owned subsidiary of the Company (“NextTrip”), entered into a Perpetual License Agreement (the “License Agreement”) with Promethean TV, Inc. (“Promethean”), pursuant to which Promethean (i) sold NextTrip the code for the Licensed Software (as defined in the License Agreement) and (ii) granted NextTrip an irrevocable, worldwide, perpetual right and non-exclusive license to forever retain and use the code and each executable copy of the Licensed Software for the commercial exploitation by NextTrip in the travel solutions industry, subject to certain limitations set forth in the License Agreement (the “Perpetual License”). The term of the License Agreement commenced on the Effective Date and shall continue in perpetuity unless and until terminated by either party pursuant to the terms of the License Agreement.

As consideration for the Perpetual License and the other rights granted pursuant to the License Agreement, the Company issued Promethean 100,000 restricted shares of its Series G Convertible Preferred Stock (“Series G Preferred”), and NextTrip waived all past debts to NextTrip previously incurred by Promethean. For a period of six months from the Effective Date, the Company has the right to repurchase up to fifty percent of the Series G Preferred issued to Promethean, or the shares of Company common stock underlying the Series G Preferred if converted during such period, for $1.00 as consideration for any breaches of representations and warranties or indemnities of Promethean pursuant to certain provisions of the License Agreement. The Company did not exercise its option to repurchase up to 50% of the Series G Preferred Stock, and all such shares were converted to common stock by Promethean on March 15, 2024.

Series H Preferred Stock Issuances

On January 26, 2024, the Company also issued an aggregate of 150,000 shares of Series H Convertible Preferred Stock (the “Series H Preferred”) to two parties in exchange for resolution of certain services, payables and/or other liabilities of the Company.

Series I Preferred Stock Issuances

On February 15, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company issued and sold an aggregate of $672,500 of the Company’s securities, consisting of (i) 222,680 restricted shares of newly designated Series I Convertible Preferred Stock of the Company (the “Series I Preferred”), and (ii) unregistered warrants (the “Warrants”) to purchase up to 111,340 shares of Company common stock (the “Offering”). Each share of Series I Preferred was sold together with one-half of a Warrant at a combined price of $3.02. The Offering was priced at the “Minimum Price” under Nasdaq Rule 5635(d).

The Warrants shall be exercisable on such date that the Company amends its Articles of Incorporation, as amended (the “Charter”), to increase the number of shares of common stock authorized for issuance thereunder by an amount sufficient to issue the shares of common stock issuable upon conversion of the Series I Preferred and Warrants. The Warrants will expire three years following the issuance date and have an exercise price of $3.02 per share.

Umergence LLC (“Umergence”) served as the placement agent for the Company, on a reasonable best-efforts basis, in connection with the Offering. As compensation for its services as placement agent, the Company paid Umergence an aggregate cash fee equal to 5.0% of the gross proceeds of the Offering.

On October 2, 2024, the Company sold an additional 66,225 shares of Series I Preferred at a price of $3.02 per share. On August 15, 2024 and August 30, 2024, the Company had also sold an additional 4,967 and 24,834 shares, respectively, of Series I Preferred at a price of $3.02 per share. The aggregate gross proceeds raised under the additional sales of securities in August and October 2024 totaled $290,000. The sales of the foregoing securities, in the aggregate and on as converted basis, exceeded 5% of the Company’s outstanding common stock since its last report, thereby necessitating a disclosure under Item 3.02 of Form 8-K which was filed with the Commission on October 8, 2024.

Common Stock Issuances for Services

In July and August 2024, the Company issued a total of 42,709 shares of common stock valued at $3.02 per share, to Dooya Media Group, Inc. as partial compensation for services provided in connection with the launch of the Compass.TV FAST channel.

On October 25, 2024, the Company issued 8,065 shares of common stock valued at $3.10 per share to FSA Travel LLC in connection with executing a non-binding Letter of Intent to acquire a majority ownership interest in the company.

Common Stock Purchase Agreement

On September 19, 2024, the Company entered into a Common Stock Securities Purchase Agreement (the “Common Stock SPA”) with Alumni Capital LP (the “Investor”). Pursuant to the Common Stock SPA, the Company has the right, but not the obligation to cause Investor to purchase up to $10 million of Common Stock (the “Commitment Amount”) at the Purchase Price (defined below) during the period beginning on the execution date of the Common Stock SPA and ending on the earlier of (i) the date on which Investor has purchased $10 million in Common Stock pursuant to the Common Stock SPA or (ii) December 31, 2025.

In consideration for the Investor’s execution and delivery of, and performance under, the Common Stock SPA, the Company issued to the Investor 32,786 common shares, which was equal to one percent (1.00%) of the Commitment Amount divided by the VWAP for the Common Stock for the business day prior to September 19, 2024.

Securities Purchase Agreement – Note and Warrants

On the September 19, 2024, the Company also entered into a securities purchase agreement (the “Note & Warrant SPA”) with Investor for the sale of a short-term promissory note (“Alumni Note”) and warrants (“Warrants”) to Investor for total consideration of $250,000. In conjunction with the issuance of the Alumni Note to the Investor, the Company also issued Warrants to purchase 96,774 shares of common stock at a price per share of $3.10, which represents 100% warrant coverage on the principal amount of the Alumni Note. The Warrants are exercisable on or prior to the five (5) year anniversary of the Effective Date.

Applicable Exemptions

Except as otherwise indicated above, no underwriters were used in the foregoing transactions, and no discounts or commissions were paid for the transactions described in this item. All sales of securities described in this item were exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 promulgated under the Securities Act or Regulation D promulgated under the Securities Act, relating to transactions by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

II-4

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The registrant has filed the exhibits listed on the accompanying Exhibit Index of this registration statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1.) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i.) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii.) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii.) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2.) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3.) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4.) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

II-5

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5.) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(6.) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

II-6

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
2.1†	Share Exchange Agreement dated as of October 12, 2023 among Sigma Additive Solutions, Inc., NextTrip Holdings, Inc., NextTrip Group, LLC and the NextTrip Representative (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 13, 2023 and incorporated herein by reference).
3.1	Amended and Restated Articles of Incorporation of the Company, as amended (previously filed by the Company as Exhibit 3.1 to the Company’s Form 10-K filed on March 24, 2022 and incorporated herein by reference).
3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 12, 2022, and incorporated herein by reference).
3.3	Amended and Restated Bylaws of the Company, as amended. (filed by the Company as Exhibit 3.12 to the Company’s Form 10-K, filed on March 24, 2021, and incorporated herein by reference).
3.4	Amendment No. 3 to Amended and Restated By-Laws of Sigma Additive Solutions, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 16, 2022, and incorporated herein by reference).
3.5	Certificate of Change (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 22, 2023 and incorporated herein by reference).
3.6	Certificate of Designation of Series F Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated January 9, 2024 and incorporated herein by reference).
3.7	Certificate of Designation of Series G Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated January 30, 2024 and incorporated herein by reference).
3.8	Certificate of Designation of Series H Convertible Preferred Stock (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K dated January 30, 2024 and incorporated herein by reference).
3.9	Certificate of Designation of Series I Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated February 22, 2024 and incorporated herein by reference).
3.10	Certificate of Amendment, effective as of March 13, 2024 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 12, 2024 and incorporated herein by reference).
4.1	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 6, 2018, and incorporated herein by reference).
4.2	Form of Placement Agent Warrants (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 6, 2018, and incorporated herein by reference).
4.3	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 26, 2018, and incorporated herein by reference).
4.4	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 14, 2019, and incorporated herein by reference).
4.5	Form of Unit Purchase Option (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed March 14, 2019, and incorporated herein by reference).
4.6	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 8, 2019, and incorporated herein by reference).
4.7	Form of Placement Agent Warrant (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed May 8, 2019, and incorporated herein by reference).
4.8	Form of Institutional Common Warrant (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed January 30, 2020, and incorporated herein by reference).
4.9	Form of Class A Warrant(filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed January 30, 2020, and incorporated herein by reference).
4.10	Form of Common Stock Purchase Warrants (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed April 3, 2020, and incorporated herein by reference).
4.11	Form of Underwriter Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 12, 2021, and incorporated herein by reference).
4.12	Form of Warrant to Purchase Common Stock (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 12, 2021, and incorporated herein by reference).
4.13	Form of Warrant to Purchase Common Stock (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 30, 2021, and incorporated herein by reference).
4.14	Form of Placement Agent Warrant (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed March 30, 2021, and incorporated herein by reference).

II-7

4.15	Warrant to Purchase Common Stock issued January 26, 2023 (filed as Exhibit 4.15 to the Company’s Annual Report on Form 10-K filed on March 30, 2023 and incorporated herein by reference).
4.16	Description of Securities (filed as Exhibit 4.15 to the Company’s Annual Report on Form 10-K filed on March 24, 2022 and incorporated herein by reference).
4.17	Form of Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 22, 2024 and incorporated herein by reference).
4.18	Warrant by and between the Company and Alumni Capital LP, dated September 19, 2024 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 25, 2024 and incorporated herein by reference).
4.19*	Form of Pre-Funded Warrant (current offering).
4.20*	Form of Common Stock Purchase Warrant (current offering).
4.21*	Form of Warrant Agency Agreement (current offering).
4.22*	Form of Underwriter’s Warrant (current offering).
5.1*	Opinion of Snell & Wilmer LLP.
10.1	Form of Nonqualified Stock Option Agreement (previously filed by the Company as Exhibit 10.4 to the Company’s Form 10-K, filed on April 1, 2019, and incorporated herein by reference) #
10.2	Form of Incentive Stock Option Agreement (filed as Exhibit 4.3 to the Company’s Form S-8 Registration Statement, filed on July 24, 2014, and incorporated herein by reference). #
10.3	Form of Restricted Stock Agreement (previously filed by the Company as Exhibit 10.6 to the Company’s Form 10-K, filed on April 1, 2019, and incorporated herein by reference).
10.4	Form of Indemnification Agreement for directors and officers of Sigma Labs, Inc. (filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1, filed on July 28, 2016, and incorporated herein by reference). #
10.5	Securities Purchase Agreement, dated as of April 6, 2018, between Sigma Labs, Inc. and the Purchasers thereunder (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 6, 2018 and incorporated herein by reference).
10.6	Securities Purchase Agreement, dated as of May 7, 2019, between the Company and the Purchaser (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 8, 2019, and incorporated herein by reference).
10.7	Employment letter agreement, effective as of July 1, 2019, between the Company and Frank D. Orzechowski. (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 14, 2019, and incorporated herein by reference) #
10.8	Securities Purchase Agreement (Institutional Investors) (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed January 27, 2020, and incorporated herein by reference).
10.9	Registration Rights Agreement (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed January 27, 2020, and incorporated herein by reference).
10.10	Securities Purchase Agreement (Other Investors) (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed January 27, 2020, and incorporated herein by reference).
10.11	Private Placement Agreement (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed January 27, 2020, and incorporated herein by reference).
10.12	Securities Purchase Agreement, dated as of April 2, 2020, between the Company and Purchasers (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 3, 2020, and incorporated herein by reference).
10.13	Sigma Labs, Inc. 2020 Stock Appreciation Rights Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 29, 2020 and incorporated herein by reference). #
10.14	Form of Stock Appreciation Rights Agreement (Employees; 2020 Stock Appreciation Rights Plan) (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 29, 2020 and incorporated herein by reference). #
10.15	Form of Stock Appreciation Rights Agreement (Non-employee Directors; 2020 Stock Appreciation Rights Plan) (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed June 29, 2020 and incorporated herein by reference).
10.16	Form of Waiver (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 12, 2021, and incorporated herein by reference).
10.17	Form of Securities Purchase Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 30, 2021, and incorporated herein by reference).
10.18	2021 and 2022 Corporate Goals – Cash and Equity Incentive Plan, dated June 10, 2021 (filed as an exhibit to the Company’s Current Report on Form 8-K filed June 15, 2021, and incorporated herein by reference). #
10.19	2022 Corporate Goals – Cash and Equity Incentive Plan, dated July 1, 2023 (filed as an exhibit to the Company’s Current Report on Form 8-K filed July 8, 2022, and incorporated herein by reference). #
10.20	Sigma Additive Solutions, Inc. 2013 Equity Incentive Plan, as Amended (filed as Exhibit 99.1 to the Company’s Form S-8 Registration Statement, filed on October 19, 2022 and incorporated herein by reference). #
10.21	Sigma Labs, Inc. 2021 Employee Stock Purchase Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 16, 2021 and incorporated herein by reference). #

II-8

10.22	Retention Bonus and Change in Control Agreement, dated as of January 26, 2023, entered into by Sigma Additive Solutions, Inc. and Jacob Brunsberg (filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed on March 30, 2023 and incorporated herein by reference). #
10.23	Retention Bonus and Change in Control Agreement, dated as of January 26, 2023, entered into by Sigma Additive Solutions, Inc. and Frank Orzechowski (filed as Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed on March 30, 2023 and incorporated herein by reference). #
10.24	At-The-Market Sales Issuance Agreement dated August 14, 2023 between Sigma Additive Solutions, Inc. and Lake Street Capital Markets, LLC (filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on August 14, 2023 and incorporated herein by reference).
10.25	Asset Purchase Agreement dated as of October 6, 2023 between Sigma Additive Solutions, Inc. and Divergent Technologies, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 13, 2023 and incorporated herein by reference).
10.26	Separation Agreement between Sigma Additive Solutions and Jacob Brunsberg, dated November 22, 2023 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 24, 2023 and incorporated herein by reference). #
10.27	Separation Agreement between Sigma Additive Solutions and Frank Orzechowski, dated November 22, 2023 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 24, 2023 and incorporated herein by reference). #
10.28	2023 Equity Incentive Plan (filed as Annex D to the Company’s Definitive Proxy Statement on Schedule 14A filed on December 1, 2023 and incorporated herein by reference). #
10.29	Employment letter agreement dated December 29, 2023 between Sigma Additive Solutions, Inc. and William Kerby (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 3, 2024 and incorporated herein by reference). #
10.30	Perpetual License Agreement, by and among the Company, NextTrip Holdings, Inc. and Promethean TV, Inc., dated as of January 26, 2024 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 30, 2024 and incorporated herein by reference).
10.31	Form of Securities Purchase Agreement, dated as of February 15, 2024 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 22, 2024 and incorporated herein by reference).
Unsecured Promissory Note by and between NextTrip Holdings, Inc. and William Kerby, dated as of February 29, 2024 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 1, 2024 and incorporated herein by reference).
10.32	Unsecured Line of Credit Promissory Note by and between NextTrip Holdings, Inc. and William Kerby and Donald Monaco, dated as of March 18, 2024 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 22, 2024 and incorporated herein by reference).
10.33	Securities Purchase Agreement by and between the Company and Alumni Capital LP, dated September 19, 2024 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 25, 2024 and incorporated herein by reference).
10.34	Promissory Note by and between the Company and Alumni Capital LP, dated September 19, 2024(filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated September 25, 2024 and incorporated herein by reference).
10.35	Securities Purchase Agreement by and between the Company and Alumni Capital LP, dated September 19, 2024 (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated September 25, 2024 and incorporated herein by reference).
10.36**	Form of Related Party Unsecured Promissory Note.
10.37**	Form of First Amendment to Unsecured Line of Credit Promissory Note.
10.38**	Form of Third-Party Investor Promissory Note.
10.39**	Form of Third-Party Investor Warrant.
10.40

Forbearance Agreement dated as of December 9, 2024 by and between NextTrip Holdings, Inc. and NextTrip, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 13, 2024 and incorporated herein by reference).

23.1**	Consent of Haynie & Company.
23.2*	Consent of Snell & Wilmer LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to the initial Registration Statement).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing Fee Table.

# Indicates a management contract or compensatory plan or arrangement.

* To be filed by amendment.

** Filed herewith.

† Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, State of New Mexico, on December 16, 2024.

NEXTTRIP, INC.

By:	/s/ William Kerby
William Kerby
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ William Kerby	Chief Executive Officer	December 16, 2024
William Kerby	(Principal Executive Officer)

/s/ Frank Orzechowski	Chief Financial Officer	December 16, 2024
Frank Orzechowski	(Principal Financial and Accounting Officer)

*	Chair of the Board of Directors	December 16, 2024
Donald P. Monaco

*	Director	December 16, 2024
Salvatore Battinelli

*	Director	December 16, 2024
Jacob Brunsberg

*	Director	December 16, 2024
Dennis Duitch

*	Director	December 16, 2024
Kent Summers

*By:	/s/ William Kerby
Attorney-in-Fact

II-10